As filed with the U.S. Securities and Exchange Commission on May 20, 2026.

Registration No. 333-295618

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Blue Gold Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	1040	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Mourant Governance Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman, KY1-1108, Cayman Islands

Tel. +1 (345) 949 4123

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

251 Little Falls Drive
Wilmington, DE 19808

Tel. +1 (302) 421-6100

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to

Anna T. Pinedo
Brian D. Hirshberg
Mayer Brown LLP
1221 Avenue of the Americas
New York, New York 10020-1001
Tel. (212) 506-2275
Fax (212) 849-5767

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act check the following box and list the registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement, which is a new Registration Statement, also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-290528, which became effective in accordance with Section 8(a) of the Securities Act on November 9, 2025. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act of 1933. Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus filed as part of this Registration Statement also constitutes a Prospectus for Registration Statement No. 333-290528; the 51,862 ordinary shares remaining unsold from Registration Statement No. 333-290528 will be combined with the 10,112,440 ordinary shares to be registered pursuant to this Registration Statement to enable an aggregate of 10,164,302 ordinary shares to be offered pursuant to the combined Prospectus.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary Prospectus is not complete and may be changed or supplemented. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 20, 2026

Secondary offering of up to 10,164,302 Class A ordinary shares offered by the Selling Shareholder

This Prospectus relates to the resale, from time to time, by 3i, LP (“3i” or the “Selling Shareholder”), as a selling shareholder, of up to an aggregate of 10,164,302 shares of Class A ordinary shares, par value $0.0001 per share, of Blue Gold Limited, a Cayman Islands exempted company limited by shares (the “Company”), referred to herein as “Class A ordinary shares,” comprised of (i) 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes remaining unsold from the Initial Registration Statement (as defined below), (ii) 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes as a result of the Omnibus Amendment (as defined below), (iii) 3,458,881 Class A ordinary shares underlying the January Note, and (iv) 64,590 Class A ordinary shares underlying the January Warrant (each as defined below).

The Registration Statement of which this combined Prospectus forms a part, together with this Prospectus, as such may be amended or supplemented from time to time (collectively, the “Registration Statement”), relate to the offer and resale from time to time of up to 10,112,440 Class A ordinary shares, consisting of 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes (as defined below) as a result of the Omnibus Amendment, 3,458,881 Class A ordinary shares underlying the January Note and 64,590 Class A ordinary shares underlying the January Warrant.

In addition, pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), this combined Prospectus constitutes a post-effective amendment to, and forms a part of, Registration Statement No. 333-290528 (the “Initial Registration Statement”). The Initial Registration Statement registered the resale of up to 1,215,299 Class A ordinary shares, of which 51,862 remain unsold as of the date of this combined Prospectus.

The Selling Shareholder may, from time to time, sell the Class A ordinary shares offered by them described in this Prospectus. We will not receive any proceeds from the sale of Class A ordinary shares by the Selling Shareholder. See “Use of Proceeds” for additional information. We will bear all costs, expenses and fees in connection with the registration of the Selling Shareholder’s Class A ordinary shares. The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of their Class A ordinary shares. Our Class A ordinary shares are listed on The Nasdaq Global Market under the symbol “BGL” and our warrants are listed on The Nasdaq Capital Market under the symbol “BGLWW.” On May 19, 2026 the closing price of our Class A ordinary shares was $0.93 per share and the closing price of our warrants was $0.24. Our securities have recently experienced extreme volatility in price and trading volume. From June 26, 2025, the first day of trading, to May 19, 2026, the closing price of our Class A ordinary shares ranged from as low as $0.84 to as high as $133.00 and daily trading volume ranged from 30,900 to 29,059,500 Class A ordinary shares. Likewise, during the same period, the closing price of our warrants ranged from as low as $0.08 to as high as $0.75 and daily trading volume ranged from 0 to 1,803,071 warrants. During this time, we have not experienced any material changes in our financial condition or results of operations that would explain such price volatility or trading volume. See “Risk Factors —  Risks Related to the Ownership of Our Securities  — The price of the Blue Gold Limited Class A ordinary shares may fluctuate significantly, which could negatively affect Blue Gold Limited and holders of its Class A ordinary shares.”

We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read this entire Prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” as defined under federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements. See “Prospectus Summary —  Implications of Being an Emerging Growth Company.”

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company disclosure and reporting requirements. See “Prospectus Summary —  Implications of Being a Foreign Private Issuer.”

Investing in our Class A ordinary shares involves risks that are described in the “Risk Factors” section beginning on page 9 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated May 20, 2026

You should rely only on the information contained in this Prospectus any amendment or supplement to this Prospectus or in any free writing Prospectus prepared by us or on our behalf. Neither we, the Selling Shareholder, nor any of the underwriters have authorized anyone to provide you with different information. This Prospectus is an offer to sell only the Class A ordinary shares offered by the Selling Shareholder hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Class A ordinary shares.

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. Other trademarks, service marks and trade names appearing in this Prospectus are the property of their respective owners. Solely for convenience, the trademarks, service marks and trade names referred to in this Prospectus are listed without the ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks and trade names.

i

ABOUT THIS PROSPECTUS

On August 29, 2025, the Company entered into a Securities Purchase Agreement (the “August Note SPA”) with 3i authorizing a new series of senior convertible notes, in the aggregate principal amount of up to $5,434,783 and warrants to purchase up to an aggregate of 215,299 Class A ordinary shares. On September 3, 2025, the Company issued the following to 3i pursuant to the August Note SPA: (i) a senior convertible note in the principal amount of $3,804,348 (at an original issue discount of 8%) (the “September Senior Convertible Note”) and (ii) a warrant to purchase up to 150,709 Class A ordinary shares all for an aggregate purchase price of $3,500,000) (the “September Warrant”). On November 12, 2025, the Company issued to 3i (i) an additional senior convertible note in the principal amount of $1,630,435 at an 8% discount (the “November Senior Convertible Note” and together with the September Senior Convertible Note, the “Initial Senior Convertible Notes”) and (ii) 64,590 additional warrants (together with the September Warrant, the “Initial Warrants”), all for an aggregate purchase price of $1,500,000.

The Initial Warrants were initially exercisable for Class A ordinary shares at an exercise price of $16.88. The Initial Senior Convertible Notes were initially convertible for Class A ordinary shares at a conversion price of $13.51 per share, subject to adjustment as described therein.

In addition, pursuant to the August Note SPA, 3i may receive up to an aggregate of 1,000,000 Pre-Delivery Shares (as defined in the August Note SPA) at any time upon notice to the Company. If the Company is required to deliver Class A ordinary shares to 3i, whether upon conversion of the Initial Senior Convertible Notes or otherwise, any Pre-Delivery Shares held by 3i (or its designee) at such time shall apply, on a share for share basis, as available, against each Class A ordinary share required to then be delivered. In the event that 3i (or its designees) holds any Pre-Delivery Shares as of the date that all Initial Senior Convertible Notes issued pursuant to the August Note SPA are no longer outstanding (whether following the conversion or redemption, as applicable, of such Initial Senior Convertible Notes), 3i is obligated to promptly return any such Pre-Delivery Shares to the Company for cancellation.

On December 1, 2025, the Company entered into a Letter Agreement with 3i pursuant to which the Company and 3i agreed that, in lieu of the payment in cash of the first installment amount of $1,017,663 (the “First Installment”) due on December 3, 2025, 3i will have the right to convert the entire First Installment, or any portion thereof, at its option, at a conversion price equal to 93% of the lowest VWAP for the five (5) Trading Day (as defined in the Initial Senior Convertible Note) period prior to the date of the Holder’s applicable conversion notice.

On January 23, 2026, the Company entered into that certain Omnibus Amendment to Securities Purchase Agreement and Senior Convertible Notes with 3i (the “Omnibus Amendment”) to amend (i) the August Note SPA, (ii) the Initial Senior Convertible Notes, and (iii) the Initial Warrants.

Concurrently with the Omnibus Amendment, the Company issued to 3i (i) a senior convertible note in the principal amount of $1,630,435 (the “January Note”) and (ii) a warrant to purchase 64,590 Class A ordinary shares of the Company (the “January Warrant”).

The Omnibus Amendment amended the conversion price mechanics in the Initial Senior Convertible Notes such that the conversion price was fixed at $3.00 through February 15, 2026, and thereafter equals the lower of (i) 93% of the lowest VWAP during the three (3) Trading Days (as defined in Existing  Notes) immediately preceding a Conversion Notice (as defined in the Initial Senior Convertible Notes), but in no event lower than (i) $0.50, and (ii) $10.00, in each case as adjusted for customary equity events. The Omnibus Amendment also amended the events of default in the Initial Senior Convertible Notes to clarify that a failure to pay principal, make-whole amounts, interest, late charges or other amounts (other than installment amounts) when due constitutes an event of default if not cured within ten (10) Trading Days, applicable solely to unpaid interest and late charges. Further, the Omnibus Amendment provides 3i with a five (5) Trading Day period following receipt of a Company Optional Redemption Notice (as defined in the Initial Senior Convertible Notes) in which it may elect to convert all or any portion of the Conversion Amount (as defined in the Initial Senior Convertible Notes), with any conversion amount reducing the applicable redemption amount. In addition, the Omnibus Amendment modified the installment payment provisions in the Initial Senior Convertible Notes to require cash payment of Installment Amounts (as defined in the Initial Senior Convertible Notes) only on Installment Dates (as defined in the Initial Senior Convertible Notes) on or prior to January 1, 2026 (unless converted). After January 1, 2026, no Installment Amount shall become payable or owed by the Company, other than on the Maturity Date (as defined in the Initial Senior Convertible Notes). The amendment to the conversion price of the Initial Senior Convertible Notes resulted in an additional 6,588,969 Class A ordinary shares that became issuable upon conversion of the outstanding senior convertible notes at the time the conversion adjustment became effective, which, together with the 3,458,881 Class A ordinary shares issuable upon conversion of the January Note and the 64,590 Class A ordinary shares issuable upon exercise of the January Warrant, are the Class  A ordinary shares being offered by this Prospectus.

Finally, the Omnibus Amendment amended the exercise price of the Existing Warrants to $0.01, subject to certain adjustments.

Pursuant to the Omnibus Amendment, beginning January 23, 2026, provided there is no Event of Default (as defined in the Initial Senior Convertible Notes), 3i agreed that neither it nor any affiliate will sell or otherwise dispose of certain shares on any Trading Day (as defined in the Initial Senior Convertible Note) in an amount that exceeds the greater of (i) ten percent (10%) of the aggregate daily trading volume of the Company’s Class A ordinary shares reported on its principal market and (ii) $10,000 per trading  day through February 15, 2026 and $40,000 per trading day thereafter.

The January Note matures on January 23, 2027 and is convertible into Class A ordinary shares of the Company pursuant to the same conversion mechanics as the Initial Senior Convertible Notes. The January Note is in the same form as the Initial Senior Convertible Notes and contains the same terms and conditions, including certain negative covenants. The January Note also contains the same terms and conditions and standard and customary events of default as the Initial Senior Convertible Notes.

The January Warrant is exercisable for up to an aggregate of 64,590 Class A ordinary shares at a price of $0.01 per share (the “January Warrant Exercise Price”). The January Warrant may be exercised during the period that commenced on January 23, 2026 and ends on January 23, 2031. The January Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional Class A ordinary shares and the like.

Pursuant to the terms of the January Note and the January Warrant, the Company shall not effect a conversion of any portion of the January Note or an exercise of the January Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, 3i will beneficially own in excess of 4.99% (or, at the option of 3i, 9.99%) of the Class A ordinary shares of the Company outstanding immediately after giving effect to such conversion.

The Class A ordinary shares issuable by the Company at 3i’s option shall be issued from (i) the 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes, the resale of which was registered on the Initial Registration Statement, as supplemented by the Prospectus supplement thereto and amended by this combined Prospectus and (ii) the 10,112,440 Class A ordinary shares the resale of which is registered on the new registration statement on Form F-1 of which this Prospectus is a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to, among others, our plans, objectives and expectations for our business, operations and financial performance and condition, and can be identified by terminology such as “may”, “should”, “would”, “expect”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “potential”, “continue” and similar expressions that do not relate solely to historical matters. Forward-looking statements are based on management’s belief and assumptions and on information currently available to management. Although we believe that the expectations reflected in forward-looking statements are reasonable, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Forward-looking statements in this Prospectus and in any document incorporated by reference in this Prospectus may include, but are not limited to, statements about:

●	The ability of Blue Gold Limited to realize the benefits expected from the business combination and to maintain the listing of the Class A ordinary shares and Warrants on Nasdaq;

●	Blue Gold Limited’s operations and the continued listing of Blue Gold Limited’s securities;

●	Actions relating to the business, operations and financial performance of Blue Gold Limited;

●	Blue Gold Limited’s ability to restart the Bogoso Prestea gold mine and to cost-effectively deliver gold to the global gold markets;

●	The global market and future demand for gold;

●	Blue Gold Limited’s ability to obtain regulatory approval for its operations, including the resolution of the lease dispute with the Republic of Ghana, and any related restrictions or limitations of any approved operation;

●	Blue Gold Limited’s ability to develop and market the Standard Gold Coin (“SGC”), its physical gold-backed digital token;

●	Blue Gold Limited’s ability to develop and maintain effective internal controls; and

●	Assumptions regarding interest rates and inflation.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions and estimates, including with respect to mineral resource calculations and the costs and results of production, that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including:

●	An inability to secure substantial additional capital to finance operations, and to raise capital when needed and on acceptable terms;

●	An inability to continue as a going concern;

●	Competition and competitive pressures from other companies worldwide in the industries in which Blue Gold Limited operates;

●	Diversity of application of accounting literature in the mining industry;

●	The impact of current or future litigation or legal proceedings, including disputes regarding our mining claims, concessions or surface rights to land such as the litigation regarding access to the Bogoso Prestea Mine and recent shareholder litigation;

●	An inability of Blue Gold Limited’s management to effectively manage our growth, avoid delays and reductions to or eliminations of one or more of our development programs or future commercialization efforts or secure the raw materials or exploration supplies necessary to our planned operations;

●	The impact of changes in, or volatility with respect to, the price of gold;

●	The instability and structural challenges inherent in Ghana’s power sector;

●	The impact of foreign currency exchange rates;

●	An inability to respond to general economic, political and regional conditions;

●	Changes in global, regional or local business, market, economic, financial, political and legal conditions, including the development, effects and enforcement of laws and regulations and the impact of any current or new government regulations in the United States, Ghana, England and Wales and the Cayman Islands, including with respect to, among other things, “conflict minerals” and “responsible gold,” the environment and climate change, human rights, health and safety standards, anti-bribery requirements and data privacy, as well as the risks of doing business in multiple jurisdictions;

●	The impact of, and our ability to remediate, the identified material weaknesses in our internal controls over financial reporting;

●	An inability to retain, recruit or hire officers, key employees or directors;

●	The impact of security threats, including cybersecurity threats and other disruptions;

●	Our inability to successfully develop and launch the Standard Gold Coin and Electronic Transaction Application; and

●	The factors discussed in this Prospectus under the heading “Risk Factors.”

Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this Prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks described in the reports we will file from time to time with the SEC after the date of this Prospectus.

Although we believe the expectations reflected in the forward-looking statements were reasonable at the time made, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy or completeness of any of these forward-looking statements. You should carefully consider the cautionary statements contained or referred to in this section in connection with the forward-looking statements contained in this Prospectus and any subsequent written or oral forward-looking statements that may be issued by the Company or persons acting on its behalf.

v

MARKET, INDUSTRY AND OTHER DATA

In this Prospectus, we have used industry and market data obtained from our own internal estimates and research as well as from industry publications and research, surveys and studies conducted by third parties. We have compiled, extracted and reproduced industry and market data from external sources that we believe to be reliable. We caution prospective investors not to place undue reliance on the above-mentioned data. Unless otherwise indicated in the Prospectus, the basis for any statements regarding our competitive position is based on our own assessment and knowledge of the market in which we operate. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our registered office is at Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as our agent.

Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, has advised us that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be given by a court of competent jurisdiction, must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this Prospectus and does not contain all of the information that you should consider in making your investment decision. You should read the following summary together with the entire Prospectus including our consolidated financial statements and related notes appearing elsewhere in this Prospectus. You should also consider carefully, among other matters, the matters we discuss in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Unless otherwise indicated, all references in this Prospectus to “BGL”, “Blue Gold,” “Blue Gold Limited,” “our company,” the “Company,” “we,” “our,” “ours,” “us” or similar terms refer to Blue Gold Limited, together with its consolidated subsidiaries, and “dollar” or “$” refer to U.S. dollars.

Overview

BGL, a Cayman Islands exempted company limited by shares, is a gold exploration, development and mining company that tokenizes gold to enable fractional gold ownership. This is delivered through two divisions: a Mining Division focused on the acquisition, development, and operation of long-life gold assets; and a Digital Division responsible for gold trading and the issuance of its gold-backed token, the Standard Gold Coin (“SGC”). The Digital Division is also responsible for creating various tools that enable holders to make use of their SGC, (“Electronic Transaction Application” or “ETA”), delivering a “Mine-to-Wallet,” product and service.

BGL has one wholly owned subsidiary; Blue Gold (Cayman) Limited (“BGCL”). BGCL has two wholly owned subsidiaries; Blue Gold Holdings Limited (“BGHL”), an England and Wales private limited liability company, formed on November 9, 2023 to develop, finance, license, and operate gold mines in Ghana and elsewhere, and Blue Goldmine FZCO (“BGFZCO”) incorporated in the United Arab Emirates on November 26, 2025 to undertake gold trading activities. BGHL has two wholly owned subsidiaries; Blue Gold Digital Limited (“BGD”), an Ireland company incorporated on December 12, 2025, to develop financial technology products, and Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a company incorporated in the Republic of Ghana (the “Republic of Ghana” or “Ghana”) on January 26, 2024, to acquire the Bogoso Prestea Mine. BGD has two wholly owned subsidiaries; BlueGold One LLC (“BGO”) and Standard Gold Statutory Trust Company (“SGST”) formed in the State of Wyoming, United States of America, on November 12, 2025 and December 9, 2025, respectively, to undertake the development and launch of the Company’s digital business.

The Company’s Class A ordinary shares are traded on The Nasdaq Global Market under the symbol “BGL” and its warrants are traded on The Nasdaq Capital Market under the symbol “BGLWW”.

Organizational Structure

Recent Developments

Entry into Exchange Agreements

On May 5, 2026, Company entered into two exchange agreements (each, an “Exchange Agreement,” and, together, the “Exchange Agreements”) with Kaela Ritchie (the “Lender”), pursuant to which the Company exchanged certain outstanding indebtedness owed to the Lender under two facility agreements for newly issued Class A ordinary shares of the Company.

Pursuant to the first Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement, dated January 10, 2026, in the aggregate amount of $2,042,132 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 2,042,132 Class A ordinary shares.

Pursuant to the second Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement dated March 26, 2026, in the aggregate amount of $778,617 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 778,617 Class A ordinary shares.

Each exchange was effected in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, with no commission or other remuneration paid in connection therewith. Pursuant to each Exchange Agreement, the Company has agreed to file, within sixty (60) days following May 5, 2026, a registration statement on Form F-1 (or another appropriate form) to register for resale the Class A ordinary shares issued in the exchanges, and to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

Entry into Facility Agreement

On May 5, 2026, concurrently with the execution of the Exchange Agreements, the Company entered into a Facility Agreement (the “New Facility Agreement”) with the Lender that provides for a drawdown loan facility of up to $4,000,000, subject to increase upon mutual agreement of the parties. The facility is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The facility matures on May 5, 2027. At any time and from time to time prior to maturity, the Lender has the right, but not the obligation, to deliver a mandatory conversion notice requiring the Company to convert all or any portion of the outstanding balance into Class A ordinary shares at a conversion price of $1.00 per share (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A ordinary shares following May 5, 2026) (the “Conversion Shares”) The Company is obligated to prepare and file a registration statement with the SEC within 60 calendar days following the date of a mandatory conversion notice to register the Ritchie Conversion Shares, and shall use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The New Facility Agreement matures on May 5, 2027.

Dilutive Issuance Notice

On May 5, 2026, the Company delivered a notice of dilutive issuance to 3i, pertaining to certain outstanding senior convertible notes issued pursuant to the August Note SPA, notifying 3i that, in connection with the Company’s entry into the New Facility Agreement, the conversion price of the senior convertible notes held by 3i will be reduced pursuant to the anti-dilution provisions set forth in Section 7(c) of the senior convertible notes such that the conversion price applicable to the senior convertible notes will be reduced to mean the lower of (A) 93% of the lowest volume weighted average price (VWAP) of the Company’s Class A ordinary shares during the three (3) trading days immediately preceding the date the conversion notice is delivered, but in no event lower than $0.50, and (B) $1.00, in each case as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events.

Risks Associated with Our Business

A shareholder should carefully read the risks described below, this Prospectus and especially consider the factors discussed in the section entitled “Risk Factors.” If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our Class A ordinary shares could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

Risks Related to Our Business

●	We require substantial capital investment, and we may be unable to raise additional funding on favorable terms or at all.

●	Our financial condition raises substantial doubt about our ability to continue as a “going concern” and our shareholder may lose their entire investment.

●	Growing production costs could affect our financial condition.

●	We compete with larger, better capitalized competitors in the mining industry.

●	We are subject to recent shareholder litigation and may in the future be subject to other litigation, regulatory inquiries and investigations and other legal proceedings, which are expensive and could harm Blue Gold Limited’s business, financial condition and results of operations and could divert management’s attention.

Risks Related to Our Operations and Industry

●	Our operations involve significant risks and hazards inherent to the mining industry.

●	The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could adversely and materially affect our operations or those of our subsidiaries.

●	Our operations will be subject to risks of doing business in multiple jurisdictions.

●	Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations.

●	Our estimates of future production, costs, expenditures and financial results are imprecise, depend upon subjective factors, may not be realized in actual production and such estimates speak only as of their respective dates.

Risks Related to Our Operations in Ghana

●	Our growth, future profitability and ability to continue our operations may be affected by any instability in the West African subregion.

●	Our operations in Ghana are subject to political, economic and other regional risks.

●	We are subject to heightened legal, regulatory, economic and political risks associated with emerging markets.

Risks Related to Laws, Regulations and Permits

●	Government regulation may adversely affect our business and planned operations.

●	We are located outside of the United States and, as such, we could be subject to a variety of additional risks that may adversely affect us.

●	We may be unable to obtain or retain necessary permits, licenses and leases, which could adversely affect our operations.

Risks Related to Management of a Public Company

●	We incur significantly increased costs and devote substantial management time as a result of operating as a public company.

●	Certain members of our management team are unfamiliar with United States securities laws and they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

●	Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in Blue Gold Limited.

Risks Related to the Ownership of Our Securities

●	The price of our Class A ordinary shares historically has and may continue to fluctuate significantly, which could negatively affect us and holders of our Class A ordinary shares.

●	We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to us will make our Class A ordinary shares less attractive to investors.

●	Failure to maintain compliance with the Nasdaq listing requirements could result in delisting of our Class A ordinary shares, which in turn could adversely affect our financial condition and the market for our Class A ordinary shares.

Risks Related to Labor and Labor Relations

●	We may not be able to operate successfully if we are unable to recruit, hire, retain and develop key personnel and a qualified and diverse workforce. In addition, we are dependent upon our employees being able to perform their jobs in a safe and respectful work environment.

●	Our reliance on contractors to conduct a significant portion of our operations and construction projects could adversely affect us.

Risks Related to Cybersecurity

●	We are dependent on information technology systems which are subject to certain risks, including cybersecurity risks, data leakage risks, and risks associated with implementation and integration.

●	Our business could be negatively impacted by security threats, including cybersecurity threats, and other disruptions.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the U.S. federal securities laws. For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on certain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with SEC. These provisions include, but are not limited to:

●	the option to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this Prospectus, subject to certain exceptions;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”); and

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We will cease to be an “emerging growth company” upon the earliest of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700.0 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2030 (the last day of the fiscal year following the fifth anniversary of the Business Combination (as defined herein)).

We have elected to take advantage of certain of the reduced disclosure obligations in this Prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to our shareholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer” as defined in the U.S. federal securities laws. As a foreign private issuer, we are subject to reduced disclosure requirements and may comply with Cayman Islands corporate governance practices in lieu of certain listing rules of the Nasdaq Stock Market LLC (“Nasdaq”), provided that we disclose which requirements we are not following and the equivalent Cayman Islands requirements, and we are exempt from certain provisions of the U.S. federal securities laws and regulations applicable to U.S. domestic issuers such as the rules regulating solicitation of proxies under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and certain insider reporting and “short-swing” profit rules under Section 16 of the Exchange Act.

Under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to us on June 30, 2026. For so long as we qualify as a foreign private issuer, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act requiring the filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of our share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation Fair Disclosure, or Regulation FD, which regulates selective disclosure of material non-public information by issuers.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Section 8103 of the National Defense Authorization Act for Fiscal Year 2026, named the “Holding Foreign Insiders Accountable Act” was signed into law on December 18, 2025, will require directors and officers of foreign private issuers to make insider reports under Section 16(a) of the Exchange Act, effective March 18, 2026. Directors and officers will remain exempt from the short swing profit rules of Section 16 of the Exchange Act.

Corporate Information

Blue Gold Limited, a Cayman Islands exempted company limited by shares, was incorporated on December 4, 2023. Our registered office is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as our agent. Our telephone number at our principal executive offices is +44 (0) 7487 799481. Our business is conducted through BGFZCO and BGHL, our wholly owned subsidiaries, and BGHL’s subsidiaries, including BGBPL.

We maintain a corporate website at www.bluegoldltd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus and is not incorporated by reference herein. We have included our website address in this Prospectus solely as an inactive textual reference.

THE OFFERING

Resale of Class A ordinary shares

Class A ordinary shares offered by the Selling Shareholder

Up to 10,164,302 Class A ordinary shares, consisting of (i) 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes remaining unsold from the Initial Registration Statement, (ii) 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes as a result of the Omnibus Amendment, (iii) 3,458,881 Class A ordinary shares underlying the January Note, and (iv) 64,590 Class A ordinary shares underlying the January Warrant, as such terms are defined herein.

Class A ordinary shares outstanding before the sale by the Selling Shareholder	40,837,773 Class A ordinary shares.

Class A ordinary shares outstanding after sale by the Selling Shareholder	51,002,075 Class A ordinary shares.

Conversion price of senior convertible notes

The senior convertible notes are convertible for Class A ordinary shares at a conversion price that was fixed at $3.00 through February 15, 2026, and thereafter equals the lower of (i) 93% of the lowest VWAP during the three (3) trading days immediately preceding a Conversion Notice (as defined in the Initial Senior Convertible Notes or the January Note, as applicable) (subject to a $0.50 floor price) and (ii) $10.00, in each case as adjusted for customary equity events, subject to adjustment as described therein.

Exercise price of warrants	Each January Warrant is exercisable for one Class A ordinary share at a price of $0.01 per share, subject to adjustment as described therein.

Use of proceeds

We will receive an aggregate of approximately $646 in proceeds from the exercise of the January Warrants, assuming the exercise in full of all of such January Warrants for cash.

However, there is no assurance that the holder of the January Warrants will elect to exercise any or all of such January Warrants. The cash proceeds associated with the exercises of the January Warrants is dependent on the price of our Class A ordinary shares inasmuch as the holders are unlikely to exercise their January Warrants if the exercise price thereof is less than the price of our Class A ordinary shares at the time of exercise. In that circumstance, a holder may be less likely to exercise their January Warrants as such holder would be selling at a loss if they exercised their January Warrants and sold their Class A ordinary shares. Accordingly, we have not included the net proceeds from any exercise of the January Warrants in our assessment of our liquidity and our ability to fund operations on a prospective basis. To the extent that any of the January Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the January Warrants will decrease.

All proceeds from the sale of the Class A ordinary shares offered by the Selling Shareholder will be for the accounts of the Selling Shareholder. We will not receive any proceeds from the sale of the Class A ordinary shares offered by the Selling Shareholder pursuant to this Prospectus. See “Use of Proceeds.”

Risk factors	Investing in our Class A ordinary shares involves a high degree of risk. See “Risk Factors” and other information included in this Prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Class A ordinary shares.

Nasdaq Market Symbols	Our Class A ordinary shares are listed on The Nasdaq Global Market, or Nasdaq, under the symbol “BGL.” Our warrants are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “BGLWW.”

Lock-up Restrictions	Our Amended and Restated Memorandum and Articles of Association (as amended, the “Memorandum and Articles of Association”) subject certain Class A ordinary shares issued in connection with the Business Combination to lock-up restrictions (such Class A ordinary shares, the “Restricted Shares”). As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the Class A ordinary shares issued in the Business Combination, excluding Class A ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association. Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the Class A ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the Class A ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the Class A ordinary shares is greater than $10.00 per Class A ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the Class A ordinary shares on the principal national securities exchange on which the Class A ordinary shares are listed exceeding $20.00 per Class A ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

The Class A ordinary shares held by directors, officers and affiliates of the Company are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such Class A ordinary shares are unlocked by the Company.

The number of Class A ordinary shares that are and will be outstanding before and after this offering is based on 40,837,773 Class A ordinary shares outstanding as of May 19, 2026. The number of Class A ordinary shares referred to above as outstanding before and after this offering and, unless otherwise indicated, the other information in this Prospectus includes:

●	2 million Class A ordinary shares previously held by RCF VII Sponsor LLC, which pursuant to the Securities Purchase Agreement, dated November 2, 2023, were forfeited upon the closing of the Business Combination, as reflected in the Schedule 13G filed by RCF VII Sponsor LLC on July 9, 2025, and are to be canceled; and

●	246,313 Class A ordinary shares held by Perception Capital Partners IV LLC, which pursuant to the Amended and Restated Sponsor Support and Lock- Up Agreement, dated November 8, 2024, were forfeited upon the closing of the Business Combination, and are to be canceled.

and excludes:

●	10,164,302 Class A ordinary shares issuable pursuant to the remaining unsold under the Initial Registration Statement, the Initial Senior Convertible Notes (as amended by the Omnibus Agreement), the January Note and the January Warrants.

Unless otherwise indicated, all information contained in this Prospectus assumes or gives effect to no exercise of the outstanding warrants described above.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following tables present our summary consolidated financial data and should be read in conjunction with “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of the results to be expected for any future periods. We derived the summary statement of operations below for the years ended December 31, 2025 and December 31, 2024 and the summary balance sheet data as of December 31, 2025 and December 31, 2024 from our consolidated financial statements included elsewhere in this Prospectus.

	Year ended December 31,	Year ended December 31,
	2025	2024
Consolidated Statements of Operations Data:
Revenues	$—	$—
Cost of Revenues	—	—
Gross Profit	—	—
Operating expenses
General and administrative	11,928,581	2,111,753
Merger and acquisition expenses	2,045,056	1,682,391
Plant costs	484,641	6,252,438
Accretion of asset retirement obligation	1,910,000	1,037,000
Depreciation	54,799	41,768
Total operating expenses	16,423,077	11,125,350
Other income (expense)
Interest income (expense), net	255,842	(442,869)
Day one loss on issuance of convertible notes	(1,604,305)	-
Change in fair value of liabilities	(4,470,596)	-
Related party interest income (expense), net	332,222	(69,418)
Total other expense, net	(5,486,837)	(512,287)
Net loss	(21,909,914)	(11,637,637)
Other comprehensive loss
Foreign currency translations adjustment (income) loss, net of tax	163,519	$(42,551)
Total comprehensive loss	$(21,746,395)	$(11,680,188)

Weighted Average number of Class A ordinary shares – basic and diluted	14,071,660	9,224,923
Net loss per Class A ordinary share – basic and diluted	(1.56)	(1.27)

	As of December 31, 2025	As of December 31, 2024

Consolidated Balance Sheet Data:
Cash	$679,442	$170,557
Working Capital	$(12,299,813)	$(7,573,435)
Total Assets	$37,962,078	$33,446,182
Total liabilities	$58,123,216	$41,743,108
Accumulated deficit	$(33,882,229)	$(11,972,315)
Total shareholder’s deficit	$(20,161,138)	$(8,296,926)

RISK FACTORS

Investing in our Class A ordinary shares involves a high degree of risk. You should consider carefully the following risk factors, as well as the other information in this Prospectus and that we file with or furnish to the SEC, before deciding to invest or maintain an investment in our securities. Our business, prospects, current and future operations, financial condition, results of operations, cash flows, profitability, ability to continue as a going concern and the market price of our Class A ordinary shares could be materially and adversely affected if any of these risks occurs and, as a result, the market price of our securities could decline and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may have similar adverse effects on us.

Risks Related to Our Business

We require substantial capital investment, and we may be unable to raise additional funding on favorable terms or at all.

The construction and operation of potential future projects and various exploration projects will require significant funding. Our operating cash flow and other sources of funding may become insufficient to meet all of these requirements, depending on the timing and costs of development of these and other projects. As a result, new sources of capital may be needed to meet the funding requirements of these investments and fund our ongoing business activities. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future gold prices, our operational performance and our current cash flow and debt position, among other factors. In the event of lower gold prices, unanticipated operating or financial challenges, or a further dislocation in the financial markets as experienced in recent years, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing operations and retire or service all of our outstanding obligations could be significantly constrained.

Our financial condition raises substantial doubt about our ability to continue as a “going concern” and our shareholders may lose their entire investment in the Company.

Our ability to continue as a going concern is dependent on our ability to raise additional capital. Since inception, the Company’s primary sources of liquidity have been cash flows from advances provided by affiliated entities, share issuances and convertible notes issuances. For the year ended December 31, 2025, the Company reported an operating loss of approximately $16.4 million and negative cash flows from operations of approximately $10.6 million. As of December 31, 2025, the Company had an aggregate cash balance of approximately $0.7 million and a net working capital deficit of approximately $12.3 million.

The funding of Blue Gold Limited’s capital requirements will depend on many factors, including our revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts including growth into new business areas of gold trading and digital gold, the timing and extent of spending on the arbitration proceedings pursuant to the lease dispute with the Government of Ghana, the timing and extent of spending on shareholder litigation proceedings, the timing and extent of spending to support the restart of the Bogoso Prestea Mine, including whether the Bogoso Prestea Mine will restart at all, further exploration activities at the Mampon Mine and elsewhere, and the timing and cost of development and launch of the Standard Gold Coin (“SGC”), a gold-backed digital token, and a digital interface intended to enable users to acquire, hold, transfer, and redeem SGC and potentially other digital assets (the “ETA”). To finance these opportunities and activities, we will need to raise additional financing. Additional or alternative financing will be required from outside sources, which we may not be able to raise on terms acceptable to us or at all. If we are unable to raise additional capital when desired, our business, results of operations and financial condition would be materially and adversely affected.

In addition, we are currently developing and anticipate launching the SGC, a gold backed digital token, and are concurrently developing, and anticipate concurrently launching, the ETA. We expect that our current resources will require supplementation through additional debt or equity financing to fund the full development and launch of SGC and the ETA. Our ability to raise additional capital will depend on many factors, including prevailing conditions in the digital asset and capital markets, investor sentiment toward commodity-backed or precious metal-backed tokens, our operating performance, the regulatory environment, and general economic conditions.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,”, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date the 2025 financial statements are available to be issued and the current plans do not alleviate the substantial doubt.

In addition, our ability to manage growth effectively will depend on our ability to quickly scale-up operations and to recruit, train and manage operations, management and technical personnel. We have incurred and expect to continue to incur significant costs in pursuit of our acquisition plans and in connection with the development of SGC and the ETA. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this Prospectus do not include any adjustments that might result from our inability to continue as a going concern.

Growing production costs could adversely affect our financial condition.

We anticipate that project costs will be subject to variation due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans. In addition, costs are affected by the price of commodities such as fuel, rubber and electricity that are used in our operations. Such commodities are subject to volatile price movements, including increases that could make extraction less profitable. A material increase in costs could have a significant effect on our profitability.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is very competitive. Many of our competitors are larger, more established mining companies with greater liquidity, greater access to credit and other financial resources, newer or more efficient equipment, lower cost structures, more effective risk management policies and procedures and/or a greater ability than us to withstand losses. Our competitors may be able to respond more quickly to new laws or regulations or emerging technologies or devote greater resources to the expansion or efficiency of their operations than us. In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among current and new competitors may emerge and gain significant market share to our detriment. We may not be able to compete successfully against current and future competitors, and any failure to do so could have a material adverse effect on our business, financial condition or results of operations.

Mineral resource calculations are only estimates and actual production results and future estimates may vary significantly from current estimates.

Our estimates of mineral resources are based on interpretation and assumptions and, under actual conditions, may yield less mineral production than is currently estimated or may result in additional impairment charges to our operations. Calculations of mineral resources are only estimates and depend on geological interpretation and statistical inferences or assumptions drawn from drilling and sampling analysis, which might prove to be materially inaccurate.

The estimation of mineral resources is a subjective process that is partially dependent upon the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, mining experience, statistical analysis of drilling results and industry practices.

There is a degree of uncertainty attributable to the calculation of mineral resources and valid estimates made at a given time may significantly change when new information becomes available. Until mineral resources are actually mined and processed, the quantity of metal and grades must be considered as estimates only and no assurance can be given that the indicated levels of metals will be produced. In making determinations about whether to advance any of our projects to development, we must rely upon estimated calculations for the mineral resources and grades of mineralization on our properties.

Estimated mineral resources may be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence mineral reserves and mineral resources estimates. The extent to which mineral resources may ultimately be reclassified as mineral reserves is dependent upon a feasibility study and the demonstration of their profitable recovery. Any material changes in volume and grades of mineralization will affect the economic viability of placing a property into production and a property’s return on capital. We cannot provide assurance that mineralization can be mined or processed profitably.

Mineral resource estimates have been determined and valued based on assumed future metal prices, cutoff grades, (based upon historic mine accounts), and operating costs that may prove to be inaccurate. Mineral resource estimates may be adversely affected by:

●	declines in the market price of gold or copper;

●	increased production or capital costs;

●	decreased throughput;

●	reduction in grade;

●	increase in the dilution of ore;

●	inflation rates, future foreign exchange rates and applicable tax rates; and

●	changes in environmental, permitting and regulatory requirements.

Unless otherwise disclosed, measured, indicated and inferred resources figures presented in our filings with securities regulatory authorities, including the SEC, in our news releases and other public statements that may be made from time to time, are based upon estimates made by both independent and our own internal professionals. Estimates of measured, indicated and inferred resources are subject to considerable uncertainty. These prices and interpretations are subject to change. If we determine that certain of estimated resources are no longer economic, we may be forced to reduce estimates.

When making determinations about whether to advance any of our projects to development, we will rely upon such estimated calculations as to the mineralized material and grades of mineralization on our properties. Until ore is mined and processed, mineralized material and grades of mineralization must be considered as estimates only. We cannot ensure that these estimates will be accurate, or this mineralization can be mined or processed profitably.

Any material changes in mineral estimates and grades of mineralization may affect the economic viability of placing a property into production and such property’s return on capital. There can be no assurance that minerals recovered in small scale tests will be recovered in large-scale tests under on-site conditions or in production scale. Extended declines in market prices for gold may render portions of our mineralization estimates uneconomic and result in reduced reported mineralization or adversely affect the commercial viability of one or more of our properties. Any material reductions in estimates of mineralization, or of our ability to extract this mineralization, could have a material adverse effect on our results of operations or financial condition.

Investors should also be aware that the calculation of “resources” differs under SEC reporting standards and those under other international standards. Investors should also be aware that resources may not be converted into reserves.

Our accounting and other estimates may be imprecise.

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts and related disclosure of assets, liabilities, revenue and expenses at the date of the consolidated financial statements and reporting periods. The more significant areas requiring the use of management assumptions and estimates relate to:

●	mineral resources and exploration targets that are the basis for future income and cash flow estimates and units-of-production depreciation, depletion and amortization calculations;

●	future ore grades, throughput and recoveries;

●	future gold and copper prices;

●	future capital and operating costs;

●	environmental, reclamation and closure obligations;

●	permitting and other regulatory considerations;

●	asset impairments;

●	valuation of business combinations;

●	future foreign exchange rates, inflation rates and applicable tax rates;

●	resources for contingencies and litigation; and

●	deferred tax asset valuation allowance.

Future estimates may differ materially from these estimates as a result of using different assumptions, geologic models or conditions and actual results may differ materially from current or future estimates as a result of actual conditions. For additional information, see “Critical Accounting Estimates” in “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” in this Prospectus. An unfavorable difference between current or future estimates and actual results could materially adversely affect our business or prospects or the market price of our Class A ordinary shares.

Diversity in application of accounting literature in the mining industry may impact our reported financial results.

The mining industry has limited, industry-specific accounting literature and, as a result, diversity in practice exists in the interpretation and application of accounting literature to mining-specific issues. As diversity in mining industry accounting is addressed, we may need to restate our reported results if the resulting interpretations differ from our current accounting practices, which could have an adverse effect on financial position and results of operations.

We are subject to recent shareholder litigation and may in the future be subject to other litigation, regulatory inquiries and investigations and other legal proceedings, which are expensive and could harm Blue Gold Limited’s business, financial condition and results of operations and could divert management’s attention.

We are and may in the future be subject to litigation, regulatory investigation and other legal proceedings. Securities class action litigation, shareholder derivative litigation and inquiries or investigations by regulatory authorities often follow certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. The recent shareholder actions pose a reasonable possibility of loss to the Company, but we are unable to reasonably estimate an amount or range of reasonably possible loss at this time. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments” for additional information, which is incorporated herein by reference.

Any shareholder litigation and/or regulatory investigations against Blue Gold Limited, including but not limited to the ongoing shareholder litigation to which we are a party, whether or not resolved in our favor, could result in substantial costs and divert management’s attention from other business concerns, which could adversely affect our business and cash resources and the ultimate value our shareholders receive as a result of their investment in Blue Gold Limited.

Due to the nature of our business, we may be subject to a variety of regulatory investigations, claims, lawsuits and other proceedings in the ordinary course of our business. The results of these legal proceedings cannot be predicted with certainty due to the uncertainty inherent in litigation, including the effects of discovery of new evidence or advancement of new legal theories, the difficulty of predicting decisions of judges and juries and the possibility that decisions may be reversed on appeal. There can be no assurances that these matters will not have a material adverse effect on market price of our Class A ordinary shares.

Our mining activities could be subject to royalty claims.

Certain mining properties are and may in the future be subject to ongoing royalty obligations. The amount of the royalties payable in respect of a claim may have an impact on the economic viability of that claim, depending on various factors such as commodity prices and prevailing economic conditions. The amount of royalties payable may impact our profitability and consequently impact the market price of our Class A ordinary shares.

Failure to manage our growth effectively could cause our business to suffer and will have an adverse effect on our financial condition and results of operations.

Failure to manage our growth effectively could cause our business to suffer and have an adverse effect on our financial condition and results of operations. To manage our growth effectively, we must continually evaluate and evolve our business and efficiently manage employees, operations, finances, technology and development and capital investments. Our efficiency and productivity and the quality of our business may be adversely impacted if we fail to appropriately coordinate across all of our business operations. Additionally, rapid growth may place a strain on our resources, infrastructure, and ability to maintain the quality of our production. If and when our structure becomes more complex as we add additional staff, we will need to improve our operational, financial and management controls as well as our reporting systems and procedures. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating revenue.

There can be no assurance that management will be able to manage growth effectively. If we are unable to properly manage the growth of our business, the Company may experience significant strains on its management and operations and disruptions in our business. In addition, we may not have sufficient working capital to fund the expansion of our operations and to provide the working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations and grow our business. A failure to manage growth effectively could have an adverse effect on our future operations.

Risks Related to Our Operations and Industry

General Risks Related to Our Operations

Our operations involve significant risks and hazards inherent to the mining industry.

Our operations involve the operation of large machines, heavy mobile equipment and drilling equipment. Hazards such as adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground control problems, cave-ins, changes in the regulatory environment, metallurgical and other processing problems, mechanical equipment failure, facility performance problems, fire and natural phenomena such as inclement weather conditions, floods and earthquakes are inherent risks in our operations. Certain of these hazards may be more severe or frequent as a result of climate change. Hazards inherent to the mining industry have in the past caused and may in the future cause injuries or death to employees, contractors or other persons at our mines, severe damage to and destruction of our properties, plants and equipment, and contamination of, or damage to, the environment, and can result in the suspension of our exploration activities and future development and production activities. While we aim to maintain best safety practices as part of our culture, safety measures we implement may not be successful in preventing or mitigating future accidents.

In addition, from time to time we and our subsidiaries may be subject to governmental investigations, claims and litigation filed on behalf of persons who are harmed while at our properties or otherwise in connection with our operations. To the extent that we or our subsidiaries are subject to personal injury or other claims or lawsuits in the future, it may not be possible to predict the ultimate outcome of these claims and lawsuits due to the nature of personal injury litigation. Similarly, if we or our subsidiaries are subject to governmental investigations or proceedings, we may incur significant penalties and fines, and enforcement actions against us could result in the closing of certain of our mining operations. If claims and lawsuits or governmental investigations or proceedings are ultimately resolved against us, it could have a material adverse effect on our financial performance, financial position and results of operations. Also, if we mine on property without the appropriate licenses and approvals, we or our subsidiaries could incur liability, or our operations could be suspended.

The nature of mineral exploration and production activities involves a high degree of risk and the possibility of uninsured losses that could adversely and materially affect our operations or those of our subsidiaries.

Exploration for and production of minerals is highly speculative. Many exploration programs do not result in the discovery of mineralization, and any mineralization discovered may not be of sufficient quantity or quality to be profitably mined. Few properties that are explored are ultimately advanced to production. Our current exploration efforts, future development and mining operations are subject to several operating hazards and risks incident to exploring for and developing mineral properties, including:

●	economically insufficient mineralized material;

●	fluctuations in production costs that may render mining uneconomical;

●	unavailability or insufficient availability of labor, contractors, engineers, power, transportation and infrastructure;

●	labor disputes;

●	potential delays related to social, public health, and community issues;

●	unanticipated variations in grade and other geological problems;

●	environmental hazards;

●	unfavorable water conditions;

●	difficult surface or underground conditions;

●	metallurgical and other processing problems;

●	mechanical and equipment performance problems;

●	industrial accidents, personal injury, fire, flooding, cave-ins, landslides and other natural disasters; and

●	decreases in resources due to a lower price of gold or copper.

Any of these risks can adversely and materially affect, among other things, the development of our properties, production quantities and rates, costs and expenditures, potential revenues and production dates.

If we determine that capitalized costs associated with any of our and our subsidiaries’ mineral interests are not likely to be recovered, we would incur a write-down of our investment in those interests. All of these factors may result in losses in relation to amounts spent and those amounts would then not be recoverable.

Our insurance policies may not cover all losses and are subject to certain exclusions. Potential claims could exceed policy limits. There is no guarantee that we would receive insurance proceeds with respect to a particular event or loss. Insurance fully covering many environmental risks, including potential liability for pollution or other hazards as a result of disposal of waste products occurring from exploration and production, is not generally available. Any liabilities that we incur for these risks and hazards could be significant and could adversely affect our results of operations, cash flows and financial condition.

Our operations will be subject to risks of doing business in multiple jurisdictions.

Exploration, development, production and mine closure activities are subject to regional, political, economic, community and other risks of doing business in multiple jurisdictions, including:

●	Potential instability of foreign governments and changes in government policies, including relating to or in response to changes of U.S. laws or foreign policies;

●	Expropriation or nationalization of property;

●	Restrictions on the ability to pay dividends offshore or to otherwise repatriate funds;

●	Restrictions on the ability of local operating companies to sell gold or copper offshore for U.S. dollars, or on the ability of such companies to hold U.S. dollars or other foreign currencies in offshore bank accounts;

●	Import and export regulations, including restrictions on the export of gold or copper;

●	Disadvantages relating to submission to the jurisdiction of foreign courts or arbitration panels or enforcement or appeals of judgments at foreign courts or arbitration panels against a sovereign nation within its own territory;

●	Royalty and tax increases or claims, including retroactive increases and claims and requests to renegotiate terms of existing investment agreements, contracts of work, leases, royalties and taxes, by governmental entities, including such increases, claims and/or requests by the government;

●	Changes in laws or regulations in the jurisdictions where we operate, including as a result of changes in political administrations;

●	Risk of increased taxation related to impacts to government revenue as a result of challenging socioeconomic conditions, including recessions or health and community emergencies, such as pandemics, epidemics or outbreaks;

●	Fines, fees and sanctions imposed for failure to comply with the laws and regulations of the jurisdictions where we operate;

●	Risk of loss due to inability to access our properties or operations;

●	Other risks arising out of foreign sovereignty over the areas in which our operations are conducted, including risks inherent in contracts with government-owned entities such as unilateral cancellation or renegotiation of contracts, licenses or other mining rights;

●	Delays in obtaining or renewing, or the inability to obtain, maintain or renew, necessary governmental permits, mining or operating leases and other agreements or approvals;

●	Risk of loss due to civil strife, acts of war, guerrilla activities, insurrection and terrorism;

●	Claims for increased mineral royalties or ownership interests by local or indigenous communities;

●	Risk of loss due to criminal activities such as trespass, blockade, local artisanal or illegal mining, organized crime by drug cartels, theft and vandalism;

●	Delays in obtaining or renewing collective bargaining or certain labor agreements;

●	Disadvantages of competing against companies from countries that are not subject to the rigorous laws and regulations of the U.S. or other jurisdictions, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”);

●	Increases in training and other costs and challenges relating to requirements by governmental entities to employ the nationals of the country in which a particular operation is located;

●	Increased financing costs;

●	Market volatility;

●	Repatriation restrictions;

●	Currency fluctuations, particularly in countries with high inflation; and

●	Foreign exchange controls.

Actual capital costs, operating costs, production and economic returns may differ significantly from those we have anticipated and there are no assurances that any future development activities will result in profitable mining operations.

The actual capital and operating costs will depend upon changes in the availability and prices of labor, equipment and infrastructure, variances in ore recovery and mining rates from those assumed in the mining plan, operational risks, changes in governmental regulation, including taxation, environmental, permitting and other regulations and factors, many of which are beyond our control. Due to any of these or other factors, the capital and operating costs may be significantly higher than those currently anticipated by management or set forth in the Technical Report Summary related to the Bogoso Prestea Mine. As a result of higher capital and operating costs, production and economic returns may differ significantly from those set forth in the Technical Report Summary related to the Bogoso Prestea Mine and elsewhere in this Prospectus and there are no assurances that any future development activities will result in profitable mining operations.

Our estimates of future production, costs, expenditures and financial results are imprecise, depend upon subjective factors and may not be realized in actual production, and such estimates speak only as of their respective dates.

We may provide estimates and projections of our or our subsidiaries’ future production, costs, expenditures and financial results. Any such information is forward-looking. Neither our independent registered public accounting firm nor any other independent expert or outside party compiles or examines these forward-looking statements and, accordingly, will not express any opinion or any other form of assurance on these estimates and projections. Estimates and projections will be made by our or our subsidiaries’ management and technical personnel and are qualified by, and subject to the assumptions contained or referred to in the filing, release or presentation in which they are made, including assumptions about the availability, accessibility, sufficiency and quality of mineralization, recovery rates, costs of production, the market prices of gold and copper, our or our subsidiaries’ ability to sustain and increase production levels, the ability to produce and sell marketable concentrates and ore and related treatment and refining charges, the sufficiency of our infrastructure, the performance of our personnel and equipment, our ability to maintain and obtain mining interests and permits, the state of government and community relations, and our compliance with existing and future laws and regulations. Possible outcomes are sometimes stated as high and low ranges that are intended to provide a sensitivity analysis as variables are changed but are not intended to represent that actual results could not fall outside of the suggested ranges. Actual results and experience may differ materially from these assumptions. Any production, cost, expenditure or financial results estimates speak only as of the date on which they are made, and we disclaim any intent or obligation to update such estimates, whether as a result of new information, future events or otherwise. Accordingly, these forward-looking statements should be considered in the context in which they are made, and undue reliance should not be placed on them.

Our plans and estimates related to possible mining and processing efficiencies are based on the prior operating results of these properties and the general mining experience of management and independent consultants. Various unforeseen conditions can occur that may materially affect estimates. Other unforeseen and uncontrollable difficulties may occur in planned operations at our properties that could lead to failure of their operation.

We are an exploration stage company and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy and our business operations are in the exploration stage and subject to all of the risks inherent in the establishment of a new business venture. In addition, we have limited operating history with respect to the issuance or management of digital tokens. Accordingly, our intended business operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

The price of gold fluctuates on a regular basis and volatility or a downturn in price could negatively impact our operations and cash flow.

Our and our subsidiaries’ operations and the price of our securities will be significantly affected by changes in the market price of gold, which is inherently unpredictable. Gold and copper prices can fluctuate widely and may be affected by numerous factors, such as expectations for inflation, levels of interest rates, currency exchange rates, purchases and sales by governments and central banks, geopolitical risks, monetary policies employed by the world’s major central banks, fiscal policies employed by the world’s major industrialized economies, forward selling or other hedging activities, demand for gold and copper, global or regional political and economic crises and production costs in major gold and copper-producing regions. The aggregate effect of these factors, all of which are beyond our control, is impossible for us to predict. If gold prices are subject to short-term volatility in price due to speculation in the market or decline substantially, it could reduce the demand for the SGC, adversely affect the realizable value of our assets and, potentially, future results of operations and cash flow, and may result in significant changes in the price of our securities.

We currently do not hedge our exposure to gold or copper price fluctuations or changes in inflation or exchange rates, and we currently do not have plans to put hedges in place. Accordingly, we may be exposed to more significant price fluctuations if gold or copper prices decline than if we had hedges in place. Any change in the relative value of such metals or the currency in which we account for them against our reporting currency may affect our attractiveness to investors and our financial condition and results of operations.

As opportunities arise, we have in the past, and plan to continue to, acquire properties with gold resources or reserves with exploration potential. The price that we or our subsidiaries pay to acquire these properties will be influenced, in large part, by the price of gold at the time of the acquisition. We expect some of our potential future revenues to be derived from the production and sale of gold and copper from these properties or from the sale of some of these properties. The value of any mineralized material and the value of any potential mineral production will vary in direct proportion to variations in those mineral prices. Any drop in the price of gold would negatively affect our asset values, cash flows, potential revenues and profitability. Gold prices have also experienced significant volatility following the start of the conflict in Iran, which could affect both the economics of our anticipated gold trading activities and investor demand for our anticipated SGC gold backed digital token.

Land reclamation and mine closure may be burdensome and costly and such costs may exceed our estimates.

Land reclamation and mine closure requirements are generally imposed on mining and exploration companies, such as ours, which require us, among other things, to minimize the effects of land disturbance. Such requirements may include controlling the discharge of potentially dangerous effluents from a site and restoring a site’s landscape to its pre-exploration form. The actual costs of reclamation and mine closure are uncertain and planned expenditures may differ from the actual expenditures required. Therefore, the amount that we or our subsidiaries are required to spend could be materially higher than current estimates. Any additional amounts required to be spent on reclamation and mine closure may have a material adverse effect on our financial performance, financial position and results of operations and may cause us to alter our operations. In addition, we and our subsidiaries are required to maintain financial assurances, such as letters of credit, to secure reclamation obligations under certain laws and regulations. The failure to acquire, maintain or renew such financial assurances could subject us to fines and penalties or suspension of our operations. Letters of credit or other forms of financial assurance represent only a portion of the total amount of money that will be spent on reclamation over the life of a mine’s operation.

Supplies and equipment needed for exploration may not always be available. If we are unable to secure raw materials and exploration supplies, we may have to delay our anticipated business operations.

Competition and unforeseen limited sources of supplies needed for proposed exploration work by our subsidiaries could result in occasional shortages of supplies of certain products, equipment or materials. There is no guarantee we or our subsidiaries will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms, if at all. Such delays could affect our anticipated business operations and could increase expenses.

Our ability to execute our strategic plan depends on many factors, some of which are beyond our control.

Our strategic plan is focused on high-value, cash-generating, gold activities, including gold exploration, resource development, economic feasibility assessments, cash-generating mineral production and activities related to the SGC and the ETA. Many of the factors that impact our ability to execute our strategic plan, such as the advancement of certain technologies, legal and regulatory obstacles and general economic conditions, are beyond our control. Changes in value or a lack of demand for the sale of non-core assets would negatively affect our financial condition and performance. Our inability to identify successful joint venture candidates and to complete joint ventures or strategic alliances as planned or to realize expected synergies and strategic benefits could impact our financial condition and performance. In addition, if any joint ventures are not operated effectively or efficiently, our investment in the relevant joint venture could be adversely affected. Our inability to deploy capital to maximize shareholder value could impact our financial performance. We cannot give assurance that we will be able to execute any or all of our strategic plan. Failure to execute any or all of our strategic plan could have a material adverse effect on our financial condition, results of operations, and cash flows.

Our exploration and development activities, strategic transactions or any acquisition activities may not be commercially successful and could fail to lead to gold production or fail to create value.

Substantial expenditures are required to acquire gold properties, establish mineral resources through drilling and analysis, develop metallurgical processes to extract metal from the ore and develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot assure you that any such activities will be commercially successful, lead to gold or copper production or create value.

We may be unable to replace gold resources as they become depleted.

Gold and copper producers must continually replace reserves depleted by production to maintain production levels over the long term and provide a return on invested capital. Depleted reserves can be replaced in several ways, including expanding known ore bodies, locating new deposits or acquiring interests in reserves from third parties. Exploration is highly speculative in nature, involves many risks and uncertainties and is frequently unsuccessful in discovering significant mineralization. Accordingly, our and our subsidiaries’ current or future exploration programs may not result in new mineral producing operations. Even if significant mineralization is discovered, it will likely take many years from the initial phases of exploration to commencement of production, during which time the economic feasibility of production may change.

From time to time, we or our subsidiaries may acquire reserves from other parties. We expect that such acquisitions would be based on an analysis of a variety of factors including historical operating results, estimates and assumptions on the extent of ore reserves, the timing of production from such reserves, cash and other operating costs. In addition, we may rely on data and reports prepared by third parties (including in relation to the ability to permit and comply with existing regulations), which may contain information or data that we are unable to independently verify or confirm in advance. Other than historical operating results, these factors are uncertain and may contribute to the uncertainties related to the process used to estimate ore reserves and resources and, therefore, have an adverse impact on revenue, cash flow and other operating issues.

Suitable infrastructure may not be available or damage to existing infrastructure may occur.

Mining, processing, development and exploration activities depend on adequate infrastructure. Reliable roads, bridges, port and/or rail transportation, power sources, water supply and access to key consumables are important determinants for capital and operating costs. The lack of availability on acceptable terms or the delay in the availability of any one or more of these items could prevent or delay exploration, development or exploitation of our projects. If adequate infrastructure is not available in a timely manner, there can be no assurance that the exploitation or development of our projects will be commenced or completed on a timely basis or at all, or that the resulting operations will achieve the anticipated production volume, or that the construction costs and operating costs associated with the exploitation and/or development of our projects will not be higher than anticipated. In addition, extreme weather phenomena, sabotage, vandalism, government, non-governmental organization and community or other interference in the maintenance or provision of such infrastructure could adversely affect our operations and profitability.

Disputes regarding our mining claims, concessions or surface rights to land in the vicinity of our mining projects could adversely impact operations.

The validity of mining or exploration claims, concessions or rights, which constitute most of BGHL’s property holdings, may be contested. BGHL has used commercially reasonable efforts, in accordance with industry standards, to investigate BGHL’s title or claims to BGHL’s various properties; however, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining claims, concessions or rights or that such exploration and mining claims, concessions or rights will not be challenged by third parties. BGHL has attempted to acquire satisfactory title to undeveloped properties in accordance with mining industry practice. Defective title to any of BGHL’s exploration and mining claims, concessions or rights could result in litigation, insurance claims and potential losses affecting BGHL’s business as a whole. There may be challenges to the title of any of the claims comprising BGHL’s projects that, if successful, could impair development and operations.

A title defect could result in us losing all or a portion of BGHL’s right, title, estate and interest in and to the properties to which the title defect relates.

For example, after BGBPL became the new leaseholder of record for the Bogoso Prestea Mine and assumed the related leases and licenses from FGR Bogoso Prestea Ltd (“FGRBPL” or the “Previous Leaseholder”) pursuant to the Purchase and Assumption Agreement with the Previous Leaseholder, dated January 27, 2024 (the “Bogoso Prestea Purchase Agreement”), the Previous Leaseholder received notice of termination of mining leases (the “Commission Notice”) from the Minerals Commission of Ghana (the “Minerals Commission”) alleging violations of the related leases. After the Commission Notice, the Minerals Commission formed an Interim Management Committee (the “IMC”) that assumed managerial control of the mine site. As a result, we do not have access to the Bogoso Prestea Mine and our operations are currently halted at this mining location. If we and the Previous Leaseholder fail to successfully dispute the contents and legality of the Commission Notice and the appointment of an IMC, we will lose all of our subsidiary’s right, title, estate and interest in and to the Bogoso Prestea Mine, which will have a material adverse impact on our business, prospects and results of operations. For more information, see “—On September 20, 2024, the Previous Leaseholder received a Notice of Termination of its mining leases from the Minerals Commission of Ghana, which encompass those leases transferred to BGBPL, for alleged breaches of the terms of those mining leases. Delays or difficulties in obtaining a favorable arbitration outcome or in reaching a favorable agreement with the relevant Ghanaian authorities may interfere with future mining operations or plans of BGBPL, which could materially impact our business and financial position in the future.”

Ghana’s power sector faces structural challenges that could disrupt our operations upon recommencement of mining activities.

Our mining operations and any future development of the Bogoso Prestea Mine will require significant amounts of energy. The mine is located in the Western Region of Ghana and is dependent on long-distance transmission of power via the national electricity grid. In common with other mining operations in Ghana, we may compete with other companies for access to third-party power generators or electrical supply networks. A disruption in the transmission of energy, inadequate energy transmission infrastructure, or the termination of any of our energy supply contracts could interrupt our energy supply and adversely affect our operations.

Ghana has experienced recurring electricity supply challenges over an extended period, driven by structural imbalances between generation capacity and demand, dependence on imported natural gas, and the financial fragility of the country’s electricity utilities. There can be no assurance that power supply disruptions will not recur.

Ghana’s electricity generation mix comprises hydroelectric power, thermal generation fuelled primarily by natural gas, and a small but growing contribution from renewables. The Akosombo Dam, operated by the Volta River Authority (“VRA”), is Ghana’s primary hydroelectric facility. During periods of below-average rainfall and reduced inflows into the Volta reservoir, electricity generation from the Akosombo Dam may be curtailed, placing additional pressure on thermal generation capacity and the broader national grid. Such curtailments have occurred on multiple occasions historically and may recur in the future.

Thermal generation, which now accounts for the majority of Ghana’s electricity output, depends significantly on natural gas supplied domestically and via the West Africa Gas Pipeline (“WAGP”), which transports gas from Nigeria to Ghana and other West African countries. The WAGP has historically been subject to supply disruptions caused by pipeline damage, vandalism, maintenance shutdowns, and broader constraints on Nigerian gas production and export. Any future interruption to gas supply through the WAGP or from domestic sources could reduce thermal generation capacity, increase the cost of electricity – as more expensive liquid fuels are substituted – and result in upward pressure on power tariffs or load shedding across the national grid.

Ghana’s electricity sector has also experienced significant financial strain, including the accumulation of substantial arrears owed to independent power producers and fuel suppliers, high technical and commercial losses in the distribution network, and chronic underinvestment in transmission and distribution infrastructure. These financial pressures have at times led to the disconnection or curtailment of generation capacity and may contribute to future supply disruptions, voltage fluctuations, and grid instability, any of which can cause damage to mining and processing equipment.

Any significant disruption to the national grid, whether arising from hydro curtailment, gas supply interruption, financial distress in the electricity sector, or other causes, could adversely affect our operations upon the recommencement of mining activities. We may be required to use alternative and more expensive sources of power, such as diesel generation, in the event of prolonged grid disruptions, which could materially increase our operating costs.

Our operations may be disrupted, and our financial results may be adversely affected by an outbreak of infectious disease or pandemic.

An outbreak of infectious disease, pandemic or a similar public health threat could adversely impact our business and operations. If a significant portion of our workforce becomes unable to work or travel to our operations due to illness or state or federal government restrictions (including travel restrictions and “shelter-in-place” and similar orders restricting certain activities that may be issued or extended by authorities), we may be forced to reduce or suspend operations at one or more of our mines, which could reduce production, limit exploration activities and development projects and impact liquidity and financial results. Initiatives to protect the health and safety of our employees, contractors and communities to date previously have and may in the future result in additional costs to us. We cannot assure you that we will not be affected by potential future health crises. Illnesses or government restrictions, including potential closure of national borders, related to a public health threat may disrupt the supply of raw goods, equipment, supplies and services upon which our operations rely. These effects could have a material adverse impact on our operations.

Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate in order to maintain operations.

As a result of public concern about the detrimental effects of economic globalization and global climate impacts, businesses generally, and large multinational corporations in natural resources industries in particular, face increasing public scrutiny of their activities, including pressure to demonstrate that stakeholders such as employees, governments and the communities and the countries in which they operate, will benefit from commercial activities. Such pressures tend to be particularly focused on companies whose activities are perceived to have a high impact on their social and physical environment.

A number of community based groups have pressured and may continue to pressure us for additional benefits related to jobs, training and benefit sharing. The potential consequences of these pressures include operational disruption, reputational damage, legal suits, increasing social investment obligations to communities and pressure to increase taxes and royalties payable to governments, any of which could divert the attention of our management and other personnel and have a material adverse impact on our cash flows and operations.

Increased exposure to foreign exchange fluctuations and capital controls may adversely affect our costs, earnings and the value of some of our assets.

Our reporting currency is the U.S. dollar and the majority of our earnings and cash flows are denominated in U.S. dollars. We conduct certain business in currencies other than the U.S. dollar. A portion of our operating expenses are incurred in local currencies. Our revenues and income would likely be received in a foreign currency, and the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency.

Further, the appreciation of those local currencies against the U.S. dollar increases our costs of production in U.S. dollar terms at mines located outside the United States. Our consolidated earnings and cash flows may also be adversely impacted by movements in the exchange rates. Changes in the value of other currencies could negatively impact our earnings.

In addition, from time to time, countries in which we operate have adopted and may continue to adopt measures to restrict the availability of the local currency or the repatriation of capital across borders. Also, many emerging market countries require consents or reporting processes before local currency earnings can be converted into U.S. dollars or other currencies or such earnings can be repatriated or otherwise transferred outside of the operating jurisdiction. These measures may have a number of negative effects on us, reducing the immediately available capital that we could otherwise deploy for investment opportunities or the payment of expenses. Measures that restrict the availability of the local currency or impose a requirement to operate in the local currency may create other practical difficulties for us.

Failure to obtain the advance payment facility or a delay in obtaining it, could have a material adverse effect on BGHL’s ability to adequately explore, develop and operationalize its mines.

On August 19, 2024, BGHL entered into the Advance Payment Agreement with Gerald Metals for an advance payment facility of up to a maximum amount of $25 million. The Advance Payment Agreement was entered into to enable BGHL to finance the exploration, development and operation of its mine. If BGHL does not meet the conditions precedent under the Advance Payment Agreement and is not able to obtain the advance payment facility, it may lead to material adverse effects on its ability to effectively explore, develop and operate the mine. This may have a material adverse effect on the exploration, results of operation, financial condition and cash flows.

In addition, our shareholders may experience a dilutive effect to the value of their shares if Gerald Metals exercises its conversion option under the Advance Payment Agreement.

On September 20, 2024, the Previous Leaseholder received a Notice of Termination of its mining leases from the Minerals Commission of Ghana, which encompass those leases transferred to BGBPL, for alleged breaches of the terms of those mining leases. Delays or difficulties in obtaining a favorable arbitration outcome or in reaching a favorable agreement with the relevant Ghanaian authorities may interfere with future mining operations or plans of BGBPL, which could materially impact our business and financial position in the future.

On May 15, 2024, BGBPL became the new leaseholder of record for the Bogoso Prestea Mine. BGBPL assumed the related leases and licenses pursuant to the Bogoso Prestea Purchase Agreement. Subsequently, on September 20, 2024, the Previous Leaseholder received the Commission Notice from the Minerals Commission alleging violations of the related leases. After the Commission Notice, the Minerals Commission formed an IMC, and the IMC assumed managerial control of the mine site. On November 12, 2024, contrary to Section 27(5) of the Minerals and Mining Act, the Minister for Lands and Natural Resources purportedly granted the mine to Heath Goldfields. The Company and the Previous Leaseholder, pursuant to the Minerals and Mining Act, 2006 (Act 703) (the “Mining Act”) actively dispute the contents and legality of the Commission Notice and the appointment of an IMC and the grant of the mine to Heath Goldfields.

On December 18, 2024, FGRBPL and BGBPL filed an application for interlocutory injunction seeking to prohibit the respondents, which include the IMC and the Ghanaian Minister of Lands and Natural Resources from (1) taking possession or control of the Bogoso Prestea Mine, (2) requesting parliamentary approval of any mining lease over the Bogoso Prestea Mine, and (3) taking any steps related to approving the transfer of the Bogoso Prestea Mine. On January 12, 2026, the High Court upheld a preliminary legal objection filed by the Attorney General against the injunction application. The High Court struck out the injunction application.

On April 2, 2025, the Company served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contests jurisdiction and disputes the validity and merits of BGHL’s claims and has agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

In the event the arbitration outcome is favorable to the Company, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals and licenses provided elsewhere in this Prospectus for a successful design, construction and operation of efficient gathering, processing, and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals and licenses in a timely manner, or at all. If the outcome of the arbitration is unfavorable, it will adversely affect the value of the Company’s business. Delays or difficulties in obtaining a favorable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of the Company, which will materially impact our business and financial position in the future.

Unless and until there is a favorable arbitration outcome, the Company will not have access to the Bogoso Prestea Mine and our operations will remain halted at this mining location. We will not be able to perform any work at this mining location, which has and will continue to have a significant adverse impact on the Company’s business and results of operations. We cannot be assured that restrictive measures will not be implemented in the future, and the Group’s business, results of operations and financial condition may be adversely affected by such measures.

The ongoing conflict in Iran, and associated regional instability, could materially and adversely affect the planned business and operations our subsidiary, Blue Goldmine FZCO.

Our subsidiary, Blue Goldmine FZCO, is incorporated and expects to be headquartered in the UAE and is currently being established to undertake gold trading activities. The direct impact of Iranian military strikes on UAE territory— including damage to Dubai International Airport and attacks on commercial and infrastructure targets—creates operational risk for our UAE operations, including the inability to conduct gold trading activities in the region. Our anticipated gold trading operations through Blue Goldmine FZCO will similarly be affected by elevated logistics and insurance costs.

In addition, changes to the UAE’s trade and financial infrastructure, or pressure from international partners to curtail certain categories of gold trading activity, could restrict or prohibit the conduct of our planned operations in the UAE.

We are unable to predict the duration, intensity or outcome of the conflict, or the extent to which it may escalate further. If the conflict continues or intensifies, any of the foregoing risks could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Operations in Ghana

Our growth, future profitability and ability to continue our operations may be affected by any instability in the West African subregion.

Our mines are located in Ghana, which is on the west coast of Africa. Any civil disruptions or instability in Ghana or any neighboring countries may affect our operations. Changes to, or increased instability in the political or social environment in West Africa could cause uncertainty that discourages investment in the region and may adversely affect future investments in our business. The West African region has seen cases of political instability, civil strife, piracy and conflict in the past few years. Recent events in West Africa have shown an increased risk of conflict and fragility in the region. Election related violence in West Africa has increased. Elections provide political entrepreneurs with an opportunity to strengthen their position and issue extremist appeals to mobilize their ethnic or religious constituencies, which can ramp up violence. Recently Tanzania, Nigeria, Côte d’Ivoire and Burkina Faso have experienced varying degrees of election-related turmoil.

Although there has been increased democratization of West African countries, recent coups in Guinea-Bissau, Gabon, Niger and Burkina Faso have been a source of political instability in the region. There has also been an increase in piracy and drug trafficking on the West African coast. West Africa has become a key transit point in the trafficking of narcotics between Latin America and Europe. Illicit drug trafficking has been known to provide a source of funding to rebel movements and extremists and has also pitted elites against one another in competition over drug-related rents and undermining institutions and weakening governance. Funds from the drug trade have fueled conflicts around parts of the subregion.

There has been an increased threat from religious radical groups, terrorist, and other extremist groups in the Sahel region of West Africa, including Jama’at Nusrat al-Islam wal Muslimeen (JNIM), Islamic State in the Greater Sahara (ISGS) and Islamic State in the West African Province (ISWAP). Conflict with these groups present a growing threat to stability in the region.

Such instances of political instability and criminal activity in parts of the West African subregion may affect our operations and ability to be productive if they spread to Ghana or our supply lines. If any of these risks materialize, it could cause a decline in our production and thereby cause investors to lose their investments.

Our operations in Ghana are subject to political, economic and other regional risks.

BGHL intends to operate in Ghana under an investment agreement which established a fixed fiscal and legal regime, including fixed royalty and tax rates, for its operations in Ghana. The Republic of Ghana has experienced worsening socioeconomic conditions in recent years. The Ghanaian Cedi has experienced significant depreciation with inflation and Ghana’s credit rating worsened to speculative grade, at near default to default levels. To address budgetary deficits, the Government of Ghana has in the past initiated measures to generate additional revenue from the mining industry and other sectors of the economy as it attempts to increase revenue collection through various tax audits and investigations, proposed new fees, increased revenue and tax initiatives and other vehicles. Other risks include impacts to supply chains, restrictions and local procurement requirements, increase in key commodity prices, more restrictive local banking requirements including requirements for repatriation of proceeds to banks domiciled in Ghana, limitations on capacity of banks to provide reclamation bonds, requests for further local employment requirements, requests for contract renegotiation and increases in contract rates and other costs. Additionally, the government may grant artisanal mining rights or alternative mining rights, such as sand and gravel, in locations in which we have land rights, but no active operations, impacting our non-operational land positions. Economic setbacks and anti-mining sentiment can also result in an increase in community frustration and friction with artisanal small-scale mining resulting in conflicts, which can negatively impact our operations in Ghana.

Ghana experiences floods, droughts, tidal waves and coastal erosion, wildfires and rainstorms, among other natural disasters. It is possible that any such natural disaster disrupts or delays our operations, even if such disaster occurs outside of the direct region in which we operate due to, among other events, supply chain disruptions, damaged infrastructure, government action, population displacement, labor stoppages or shortages and political unrest following a disaster. We may experience increased costs or a loss of revenue due to any such disruption, delay or work stoppage, which may harm our financial condition and results of operations.

Ghana may compulsorily acquire land to secure the development or utilization of a mineral resource.

Ghana can compulsorily acquire land to secure the development or utilization of a mineral resource. Ghana’s constitution stipulates that compulsory acquisitions must be made under a law that requires prompt payment of fair and adequate compensation and provides a right of access to the High Court by any person who has an interest in or right over the land for the determination of such interest or right and the amount of compensation to which such person is entitled. Additionally, the Minister of Lands and Natural Resources has a first right to buy all minerals and products derived from the refining or treatment of minerals raised, won or obtained in Ghana, as well as from any area covered by territorial waters, the exclusive economic zone or the continental shelf. If the government exercises these powers, it would materially impact our business and financial condition.

We are subject to heightened legal, regulatory, economic and political risks associated with emerging markets.

Emerging markets, such as Ghana, are generally subject to greater risks, including legal, regulatory, economic and political risks, than more developed markets. There may also be unpredictability with respect to court judgments, including in cases involving the local government. Accordingly, investors should exercise particular care in evaluating the risks involved and should consider whether, in light of these risks, investing in the shares of a company whose assets and operations are based in an emerging market is appropriate. Economic crises in Ghana may reduce overall investor appetite for securities of issuers operating in developing countries generally, even for such issuers that operate outside the regions directly affected by the crises. Past economic crises in developing countries have often resulted in significant outflows of international capital and caused issuers operating in developing countries to face higher costs for raising funds, and in some cases have effectively impeded access to international capital markets for extended periods.

Financial turmoil in a developing economy such as Ghana could have an adverse effect on our business, financial condition, results of operations, prospects or liquidity.

Risks Related to Laws, Regulations and Permits

We are subject to compliance with securities law which exposes us to potential liabilities, including potential rescission rights.

The Securities Act requires us to make certain updates to the information in any Prospectus filed via a post-effective amendment to the related registration statement. Due in part to the United States government shutdown in 2025, one of our registration statements on Form F-1 was not timely updated to include our unaudited interim financial statements for the period ending June 30, 2025. If, as a result, offers or sales of our securities were not made in compliance with the Prospectus delivery requirements set forth in Section 5 of the Securities Act, then we could be liable for violating Section 5. If a Section 5 violation occurred or is occurring, and the alleged violation was not barred by the statute of limitations under Section 13 of the Securities Act, purchasers of such securities could have a right of rescission or a claim for other damages, the SEC could commence an enforcement action against us or we could be liable to the selling securityholders. Any of these actions could potentially have a material adverse effect on us, our financial condition and share price.

Government regulation may adversely affect our business and planned operations.

Our mining activities are subject to various laws governing prospecting, mining, development, production, taxes, labor standards, occupational health, mine safety, toxic substances, land use, water use, land claims of local residents and other matters in Ghana and other jurisdictions in which we may operate. The exploration and development of mineral properties is subject to laws and regulations in the countries in which they are located in a variety of ways, including regulation of mineral exploration and land ownership, environmental regulation and taxation. These laws and regulations, as well as future interpretation of or changes to existing laws and regulations, may require substantial increases in capital and operating costs to us and delays, interruptions or a termination of operations.

New rules and regulations may be enacted, or existing rules and regulations may be applied in a manner that could limit or curtail exploration at our mining properties in Ghana and any other future locations. Amendments to current laws, regulations and permits governing our operations and the general activities of mining and exploration companies, or more stringent implementation thereof, could cause unanticipated increases in our exploration expenses, capital expenditures or future extraction or production costs, or could result in abandonment or delays in establishing operations at our mining property in Ghana. The economics of any potential mining operation on our properties would be particularly sensitive to changes in the tax regimes.

In order to obtain permits for exploration or potential future development of mineral properties, environmental regulations generally require a description of the existing environment, including natural, archeological and socio-economic environments, at the project site and in the region; an interpretation of the nature and magnitude of potential environmental impacts that might result from such activities; and a description and evaluation of the effectiveness of the operational measures planned to mitigate the environmental impacts. The expenditures to obtain exploration permits to conduct our exploration activities may be material to our total exploration cost.

The laws and regulations in all the countries in which we operate, or own assets are continually changing and are generally becoming more restrictive, especially environmental laws and regulations. As part of our ongoing exploration activities, we have made expenditures to comply with such laws and regulations, but such expenditures could substantially increase our costs to achieve compliance in the future. Delays in obtaining or failure to obtain government permits and approvals or significant changes in regulation could have a material adverse effect on our exploration activities, our ability to locate economic mineral deposits, and our potential to sell, joint venture or eventually develop our properties, which could have a material adverse effect on our financial position or results of operations.

We are located outside of the United States and, as such, we could be subject to a variety of additional risks that may adversely affect us.

Because we are located and have operations outside of the United States, we are subject to additional risks that may negatively impact our operations. Accordingly, we are subject to special considerations or risks associated with companies operating in an international setting, including any of the following:

●	Costs and difficulties inherent in managing cross-border business operations and complying with different commercial and legal requirements of overseas markets;

●	Complex rules and regulations governing corporate withholding taxes on individuals across international jurisdictions;

●	Underdeveloped or unpredictable legal or regulatory systems;

●	Unexpected changes in regulatory requirements;

●	Exchange listing and/or delisting requirements;

●	Tariffs and trade barriers;

●	Regulations related to customs and import/export matters;

●	Local or regional economic policies and market conditions;

●	Challenges in managing and staffing international operations;

●	Longer payment cycles and challenges in collecting accounts receivable;

●	Tax issues, such as tax law changes and variations in tax laws as compared to the United States;

●	Currency fluctuations;

●	Exchange controls and rules and regulations regarding currency redemption;

●	Rates of inflation;

●	Challenges in collecting accounts receivable;

●	Cultural and language differences;

●	Employment regulations;

●	Corruption;

●	Protection of intellectual property;

●	Laws governing the manner in which future business combinations may be effected;

●	Social unrest, crime, strikes, riots and civil disturbances;

●	Regime changes and political upheaval;

●	Terrorist attacks, natural disasters and wars; and

●	Deterioration of political relations with the United States.

We may not be able to adequately address these risks. If we were unable to do so, our operations might suffer, which may adversely impact our business, financial condition and results of operations.

We may be unable to obtain or retain necessary permits, licenses and leases, which could adversely affect our operations.

Our mining and processing operations and development and exploration activities are subject to extensive permitting requirements. The requirements to obtain, achieve or maintain full compliance with such permits can be costly and involve extended timelines. While we strive to obtain and comply with all permits required of us, there can be no assurance that we will obtain all such permits or achieve or maintain full compliance with such permits at all times. New laws may be enacted and existing laws and regulations could also be applied in a manner which prevents us from obtaining necessary permissions to operate. Previously obtained permits may be suspended or revoked for a number of reasons, including through government or court action. Failure to obtain or comply with required permits can have serious consequences, including damage to our reputation; cessation of the development of a project; increased costs of development or production and litigation or regulatory action, any of which could materially adversely affect our business, results of operations or financial condition.

Our ability to obtain all required permits, licenses, authorizations, concessions and approvals to explore for, develop and operate mines and to successfully operate near communities in the jurisdictions in which we operate depends in part on our ability to develop, operate and close mines in a manner that is consistent with the creation of social and economic benefits in the surrounding communities, which may or may not be required by law. Our ability to obtain permits, licenses and approvals and to operate near certain communities may be adversely impacted by real or perceived detrimental events associated with our activities or those of other mining companies affecting the environment, health and safety of communities in which we operate, including due to private parties lobbying activities. Environmental activist organizations or local community groups may attempt to intervene in the permitting process to persuade regulators to deny necessary permits or seek to overturn permits that have been issued. See “—Mining companies are increasingly required to consider and provide benefits to the communities and countries in which they operate in order to maintain operations.”

Key permits and approvals may be revoked or suspended or may be adjusted in a manner that adversely affects our operations, including our ability to explore or develop properties, commence production or continue operations. Permit review and approval could be delayed, adversely impacting project implementation due to delays in review and development of permits from limited resources at the regulatory agencies. If any of these licenses are not timely obtained it will prevent commencement of mining operations and production and will materially adversely affect our future operations. Failure to obtain any of these permits or licenses will prevent commencement of mining operations and production and will materially adversely affect our future operations.

Compliance with “conflict minerals” and “responsible gold” legislation and standards could result in significant costs.

Stringent standards relating to “conflict minerals” and “responsible” gold including the Dodd-Frank Act, the EU Regulation 2017/821 on supply chain due diligence obligations for EU importers of gold originating from conflict-affected and high-risk areas, the OECD Due Diligence Guidelines for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the World Gold Council Conflict-Free Gold Standard and the London Bullion Market Association Responsible Gold Guidance have been introduced.

These or other similar legislation and standards may result in significant costs to ensure and demonstrate compliance (particularly where standards change rapidly or lack certainty due to court challenges) and may complicate the sale of gold emanating from certain areas. The complexities of the gold supply chain may cause significant uncertainties at each stage in the chain as to the provenance of the gold. As a result, the uncertainties in the process, the costs of due diligence and audit, and the reputational risks of defining their product or a constituent part as containing a “conflict mineral” may be too burdensome for our customers. Accordingly, manufacturers may decide to switch supply sources or to substitute gold with other minerals. This could have a material negative impact on the gold industry overall and on us specifically, including a negative material impact on our results of operations and financial condition.

Our activities are subject to environmental laws and regulation that may materially adversely affect our future operations, in which case our operations could be suspended or terminated.

We are subject to a variety of statutes, rules and regulations in connection with our exploration and other activities. We are required to obtain various governmental permits to conduct exploration at and development of our properties. Obtaining the necessary governmental permits is often a complex and time-consuming process involving numerous agencies. The duration and success of each permitting effort is contingent upon many variables not within our control. In the context of permitting, including the approval of reclamation plans, we must comply with known standards, existing laws and regulations that may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and the interpretation of the laws and regulations implemented by the permitting authority. The failure to obtain certain permits or the adoption of more stringent permitting requirements could have a material adverse effect on our business, plans of operation and property in that we may not be able to proceed with our exploration programs.

In addition, compliance with statutory environmental quality requirements may require significant capital investments, significantly affect our earning power and may cause material changes in our activities. Environmental standards imposed by governments may be changed or become more stringent in the future, which could materially and adversely affect our proposed activities. As a result of these matters, our operations could be suspended or cease entirely.

Mineral exploration and mining are subject to potential risks, liabilities and possible litigation associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Insurance against environmental risk (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) is not generally available to us (or to other companies in the minerals industry) at a reasonable price. Any claims, liabilities or lawsuits could lead to the imposition of substantial fines, remediation costs, penalties, and other civil and criminal sanctions as well as reputational harm, including damage to our relationships with customers, suppliers, investors, governments or other stakeholders. In addition, to the extent that we or our subsidiaries become subject to environmental liabilities, the remediation of any such liabilities would reduce funds available to us and could have a material adverse effect on our financial condition. Laws and regulations intended to ensure the protection of the environment are constantly changing, and are generally becoming more restrictive, which may cause us to inadvertently violate a law, rule or regulation, having a material adverse effect on our financial condition, results of operations or reputation.

We are subject to environmental regulation in Ghana, and any failure to comply with applicable rules and regulations may lead to significant liability.

We are subject to the Environmental Protection Authority of Ghana (“EPA”) rules and regulations relating to groundwater pollution and environmental protection more broadly. The EPA is established under the Environmental Protection Act, 2025 (Act 1124), which came into force on 6 January 2025 and replaced the Environmental Protection Agency Act, 1994 (Act 490) as Ghana’s primary environmental legislation. Act 1124 significantly expanded the EPA’s regulatory powers and substantially increased the penalties for environmental non-compliance.

Under Ghanaian law, a holder of mineral rights and operator of mines or mining-related facilities generally must perform proper due diligence and conduct operations efficiently, safely and economically, and in accordance with good mining industry practice. Persons who unlawfully pollute or foul a water resource beyond the level that the EPA prescribes commit an offence and face a penalty of up to GHS 6,000, imprisonment of up to two years, or both.

Companies undertaking mining activities must submit environmental impact assessments to the EPA, including mitigation and management of adverse effects on the environment. The EPA may suspend, cancel, or revoke an environmental permit or certificate where a company fails to comply with its mitigation commitments. The breaching company may also face a fine of up to GHS 2,000,000 and GHS 200,000 for each day the offence continues, imprisonment of up to one year, or both.

In addition, where the EPA serves an enforcement notice on a person or company responsible for an undertaking that poses a serious threat to the environment or to public health, non-compliance with that notice may result in administrative penalties of up to GHS 60,000 for large-scale undertakings, and on criminal conviction, a fine of up to GHS 180,000 and/or imprisonment of up to ten years. A mining operation of the scale contemplated by BGL would be expected to be classified as a large-scale undertaking for these purposes. Any failure by us to comply with the EPA’s rules and regulations, or to maintain valid environmental permits, could result in suspension or revocation of our permits, significant financial penalties, or criminal liability, any of which could materially and adversely affect our operations and financial condition.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation.

Our operations are subject to various climate change-related physical risks which may adversely impact our production activities, mine sites and personnel or result in resource shortages or environmental damages.

Our operations are exposed to a number of physical risks resulting from or exacerbated by climate change, such as changes in rainfall rates or patterns leading to increased water stress or floods, rising sea levels, higher temperatures, fires, extreme rainfall and severe weather events such as tropical cyclones. These events or conditions could disrupt our mining, transport, mineral processing, and environmental rehabilitation efforts, create resource or energy shortages, damage our property or equipment and increase on-site health and safety risks due to, for example, erosion and geotechnical instability.

In addition, the potential physical impacts of climate change on our operations are highly uncertain and would be particular to the geographic circumstances in areas in which we operate. These impacts may adversely impact the cost, production and financial performance of our operations.

Human rights regulations may require us to take actions that delay our operations or the advancement of our projects.

Many international and national laws, codes, conventions or other guidelines impose obligations on companies with respect to human rights, including with respect to health and safety, human trafficking and the environment surrounding our operations. Some existing laws and conventions mandate that governments consult with communities surrounding our projects regarding government actions that may affect local stakeholders, including actions to approve or grant mining rights or permits.

One or more groups of people may oppose our current and future operations or further development or new development of our projects or operations on the basis of human rights concerns. Such opposition may be directed through legal or administrative proceedings or publicly expressed through protests, roadblocks or other actions against our activities, which may have a negative impact on our reputation. This opposition may require modification of, or preclude the operation or development of, our projects, or may require us to enter into agreements with respect to our projects. In some cases, opposition or resulting changes to our business structure as a result, could cause considerable delays, increase the costs and preclude us from pursuing other opportunities to advance our projects and business plans.

In addition, due to our reliance on contractors and third party vendors, the international nature of our operation and the regions within which we operate, we may not detect instances of human rights violations, which may result in liability, regulatory action and reputational damage. The obligations of governments and private parties, such as the Company, under these standards continues to evolve.

We are subject to laws and regulations which impose stringent health and safety standards on numerous aspects of our operations.

Our operations are subject to extensive and complex local and foreign laws and regulations governing a wide range of matters, including environmental protection, natural resources, prospecting, development, production, post-closure reclamation, taxes, labor standards and occupational health and safety. Compliance with these laws and regulations imposes substantial costs on us, and any changes in existing laws, more restrictive interpretations, or increased enforcement by governmental authorities could result in additional expenses, capital expenditures, operational restrictions, suspensions or delays in the development of new properties.

In particular, we are subject to stringent health and safety standards across all operating regions. Government regulators regularly inspect our mines and facilities, and may issue citations, orders, or require corrective measures-including the payment of fines or penalties, installation of additional equipment or other remedial actions if they determine that violations have occurred.

In addition to regulatory risks, our ability to operate may be adversely affected by accidents, injuries, fatalities or other events detrimental (or perceived to be detrimental) to the health and safety of employees, the environment or the communities in which we operate. These incidents may result in government-imposed restrictions, fines, penalties or sanctions, as well as reputational harm, and could further impact our workforce and operational continuity.

Failure to comply with applicable laws, regulations and permitting requirements may result in temporary or extended shutdowns, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, which may require corrective measures including the payment of fines or penalties, capital expenditures, installation of additional equipment or remedial actions, any of which could have a material, adverse effect on our business financial position and results of operations.

Certain U.S. Holders (as defined herein) may be subject to adverse U.S. federal income tax consequences if we are classified as a Passive Foreign Investment Company (“PFIC”).

In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which, after the application of certain look-through rules with respect to its subsidiaries, either (i) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, certain royalties and rents, and gains from the disposition of passive assets. Cash and cash equivalents are considered passive assets for this purpose.

Although we have not obtained independent valuations of our assets (including goodwill and other intangibles) for its taxable year ending 2025, and thus are not in a position to make a definitive determination as to whether we were a PFIC in 2025, based on the composition of our income and assets during 2025 and the estimated value of our assets (which is based on our average market capitalization during 2025), we believe that the Company was not a PFIC for 2025. If we or any of our non-U.S. subsidiaries were determined to be a PFIC for any taxable year, or portion thereof, that is included in the holding period of a U.S. Holder of our Class A ordinary shares, such U.S. Holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Because the classification of a non-U.S. corporation as a PFIC is a factual determination made annually after the close of each taxable year, we can provide no assurances that we will not be a PFIC for our 2025 taxable year or any future years.

Please see “Material U.S. Federal Income Tax Considerations to U.S. Holders - Passive Foreign Investment Company Considerations” for a more detailed discussion with respect to our potential PFIC status and certain tax implications thereof. U.S. Holders (as defined herein) are urged to consult their tax advisors regarding the possible application of the PFIC rules to holders of our Class A ordinary shares.

A change in tax laws in any country in which we operate or a major tax dispute could result in a higher tax expense, which could result in a significant negative impact on our earnings and cash flows.

We conduct operations in various countries. Tax laws, regulations and treaties are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, regulations and treaties in and between the countries in which we operate. Our income tax expense is based upon our interpretation of the tax laws in effect in various countries at the time that the expense was incurred. A change in tax laws, regulations or treaties, or in the valuation of its deferred tax assets, which is beyond our control, could result in a materially higher tax expense or a higher effective tax rate on our earnings.

In addition, if any tax authority successfully challenges our tax positions, or if we lose a material tax dispute in any country, our taxes on our worldwide earnings could increase substantially and our earnings and cash flows could be materially adversely affected.

Our business is subject to the U.S. Foreign Corrupt Practices Act and other extraterritorial and domestic anti-bribery laws and regulations, a breach or violation of which could lead to substantial sanctions and civil and criminal prosecution, as well as fines and penalties, litigation, loss of licenses or permits and other collateral consequences and reputational harm.

We operate in certain jurisdictions that have experienced governmental and private sector corruption to some degree, and, in certain circumstances, compliance with anti-bribery laws and heightened expectations of enforcement authorities may be in tension with certain local customs and practices. The U.S. Foreign Corrupt Practices Act and other laws with extraterritorial reach, including the UK Bribery Act, and anti-bribery laws in other jurisdictions in which we operate generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business or other commercial advantage. Our Code of Ethics and Business Conduct and other policies and standards mandate compliance by the Company, our employees and affiliates and also by third parties acting on our behalf with these anti-bribery laws.

We could be held responsible if our internal control policies and procedures fail to protect us from misinterpretation of or noncompliance with applicable anti-bribery laws, regulations and internal policies, recklessness, fraudulent behavior, dishonesty or other inappropriate acts committed by our affiliates, employees, agents or associated persons for which we might be claimed to be responsible. As such, our corporate policies and processes may not prevent or detect all potential breaches of law or other governance practices. We occasionally identify or are apprised of information or allegations that certain employees, affiliates, agents or associated persons may have engaged in improper or unlawful conduct for which we might be held responsible. Our policy when receiving credible information or allegations is to conduct internal investigations and compliance reviews to evaluate that information, determine compliance with applicable anti-bribery laws and regulations and company policies and take such remedial steps as may be warranted. In appropriate circumstances, we plan to communicate with authorities in the United States and elsewhere about those investigations and reviews. Violations of these laws, or allegations of such violations, could lead to substantial sanctions and civil and criminal prosecution, as well as fines and penalties, litigation, loss of operating licenses or permits and other collateral consequences, and may damage our reputation, which could have a material adverse effect on our business, financial position and results of operations or cause the market value of our common shares to decline.

Risks Related to Management of a Public Company

We incur significantly increased costs and devote substantial management time as a result of operating as a public company.

As a public company, we are incurring and will continue to incur significant legal, accounting and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Act, as well as rules and regulations of the SEC and Nasdaq. In addition, we are required to prepare and file technical reports on our properties on a more frequent basis than would have been required in the past. Compliance with these requirements has increased our legal and financial compliance costs and makes certain activities more time-consuming and costly. In addition, the attention of our management and other personnel is diverted from operational and other business matters to devote substantial time to these public company requirements. In particular, we incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an emerging growth company. We may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and may need to incur additional costs to ensure we meet the applicable requirements of the Sarbanes-Oxley Act.

We have identified material weaknesses in our internal control over financial reporting which, if not corrected, could affect the reliability of our consolidated financial statements and have other adverse consequences.

Section 404 of the Sarbanes-Oxley Act and the related SEC rules require our management to assess the effectiveness of our internal control over financial reporting annually and to include in our Annual Reports on Form 20-F a management report on that assessment. Under Section 404 and the SEC rules, a company cannot conclude that its internal control over financial reporting is effective if there exist any material weaknesses in its financial controls. A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

We have identified material weaknesses in our internal control over financial reporting as of December 31, 2025. These material weaknesses are described in “Item 15 Controls and Procedures” of our Annual Report on Form 20-F for the fiscal year ended December 31, 2025. We cannot, however, assure you that we will be able to correct these material weaknesses in a timely manner. Any failure in the effectiveness of internal control over financial reporting, particularly if it results in misstatements in our financial statements, could cause us to fail to meet our reporting obligations and could adversely affect investor perceptions of our company. In addition, we will be required to expend significant time and resources in connection with internal control remediation, and the attention of our management team has been and will continue to be diverted by such efforts.

Certain members of our management team are unfamiliar with United States securities laws and they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Certain members of our management team did not have experience as officers or directors of U.S. listed companies prior to their service as officers or directors of the Company and are unfamiliar with U.S. federal securities laws. Accordingly, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to an inadvertent failure to comply with SEC or Nasdaq rules and be subject to enforcement actions.

Past performance by our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the Company.

Information regarding our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is presented for informational purposes only. Any past experience and performance by our management team and their affiliates and the businesses with which they have been associated, is not a guarantee that we will be able to provide positive returns to our shareholders. You should not rely on the historical experiences of our management team and their affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, as indicative of the future performance of an investment in us or as indicative of every prior investment by each of the members of our management team or their affiliates. The market price of our securities may be influenced by numerous factors, many of which are beyond our control, and our shareholders may experience losses on their investment in our securities.

We do not expect to pay any cash dividends for the foreseeable future.

We expect to retain all available funds and future earnings, if any, for use in the operation and growth of business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors (the “Board”), subject to compliance with applicable law, our organizational documents and any contractual provisions, including under agreements for indebtedness we may incur, that restrict or limit our ability to pay dividends, and will depend upon, among other factors, our results of operations, financial condition, earnings, capital requirements and other factors that our Board deems relevant.

We are a holding company and will depend on dividends and distributions from BGHL and our other subsidiaries to pay any dividends.

We are a holding company with assets consisting primarily of our investment in BGHL. Our business operations are conducted primarily out of BGHL and certain of its subsidiaries. As a result, our ability to pay dividends, if any, will be dependent upon cash dividends and distributions or other transfers from BGHL. Payments to us from BGHL will be contingent upon its earnings and subject to any limitations on the ability of such entity to make payments or other distributions to us.

Because of their significant share ownership, some of our existing shareholders will be able to exert control over us and our significant corporate decisions.

Our executive officers, directors and their affiliates own or control, in the aggregate, approximately 20.6% of our outstanding Class A ordinary shares as of May 19, 2026. In particular, our Chief Executive Officer, Andrew Cavaghan, owns or controls, in the aggregate, 6,431,729 Class A ordinary shares, or 15.7%, of our outstanding shares as of such date. These shareholders are able to exercise influence over matters requiring shareholder approval, such as the election of directors and the approval of significant corporate transactions, including transactions involving an actual or potential change of control of the Company or other transactions that noncontrolling shareholders may not deem to be in their best interests. This concentration of ownership may harm the market price of our Class A ordinary shares by, among other things:

●	delaying, deferring, or preventing a change in control of the Company;

●	impeding a merger, consolidation, takeover, or other business combination involving the Company;

●	causing us to enter into transactions or agreements that are not in the best interests of all shareholders; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

Risks Relating to the Ownership of Our Securities

The price of our Class A ordinary shares historically has and may continue to fluctuate significantly, which could negatively affect us and holders of our Class A ordinary shares.

The market price of our Class A ordinary shares is subject to volatility and previously has, and may continue to, fluctuate significantly due to, among other things, changes in market sentiment regarding our operations, financial results or business prospects, the mining, metals, or environmental remediation industries generally, coordinated trading activities, large derivative positions or the macroeconomic outlook. In addition, the trading volume of our Class A ordinary shares may fluctuate and cause significant price variations to occur. Certain events or changes in the market or our industries generally are beyond our control.

In addition to the risk factors contained in this Prospectus, other factors that could impact our trading price include:

●	Our actual or anticipated operating and financial results, including how those results vary from the expectations of management, securities analysts and investors;

●	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other industry participants;

●	reports in the press or investment community generally or relating to our reputation;

●	developments in our business or operations or our industry sectors generally;

●	any future offerings by us or certain selling securityholders, including the selling securityholders named in this Prospectus, of our Class A ordinary shares;

●	any coordinated trading activities or large derivative positions in our Class A ordinary shares, for example, a “short squeeze” (a short squeeze occurs when a number of investors take a short position in a stock and have to buy the borrowed securities to close out the position at a time that other short sellers of the same security also want to close out their positions, resulting in surges in stock prices, i.e., demand is greater than supply for the stock shorted);

●	legislative or regulatory changes affecting the mining or digital asset industries generally or our business and operations specifically;

●	the operating and stock price performance of companies that investors consider to be comparable to us;

●	announcements of strategic developments, acquisitions, restructurings, dispositions, financings and other material events by us or our competitors;

●	actual or expected equity dilution, including the actual or expected dilution to various financial measures, including earnings per share, that may be caused by equity offerings, including as a result of the issuance of Class A ordinary shares to holders of our warrants and convertible securities or pursuant to our equity line of credit;

●	proposed or final regulatory changes or developments;

●	changes in trading volume of our Class A ordinary shares;

●	anticipated or pending regulatory investigations, proceedings, or litigation that may involve or affect us; and

●	other changes in U.S. or global financial markets, global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity prices, credit or asset valuations or volatility.

We are an “emerging growth company” and we cannot be certain whether the reduced disclosure requirements applicable to us will make our Class A ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find its Class A ordinary shares less attractive if we rely on these exemptions. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for its Class A ordinary shares and our stock price may be more volatile.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements including reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. We would also be exempt from the requirement to obtain an external audit on the effectiveness of internal control over financial reporting provided in Section 404(b) of the Sarbanes Oxley Act. These exemptions and reduced disclosures in reports we file with or furnish to the SEC due to our status as a smaller reporting company mean our auditors do not review our internal control over financial reporting and may make it harder for investors to analyze our results of operations and financial prospects. We cannot predict if investors will find our Class A ordinary shares less attractive because we may rely on these exemptions. If some investors find our Class A ordinary shares less attractive as a result, there may be a less active trading market for our Class A ordinary shares and the market price of our Class A ordinary shares may be more volatile.

Failure to maintain compliance with the Nasdaq listing requirements could result in delisting of our Class A ordinary shares, which in turn could adversely affect our financial condition and the market for our Class A ordinary shares.

If our Class A ordinary shares were delisted for any reason, it could negatively impact us by (i) reducing the liquidity and market price of our Class A ordinary shares; (ii) reducing the number of investors willing to hold or acquire our Class A ordinary shares, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, adversely affecting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

We may issue additional Class A ordinary shares or other equity securities in the future that could dilute the ownership interest of our existing shareholders, reduce the trading price of our Class A ordinary shares and impede our ability to raise future capital.

To maintain our capital at desired levels or to fund future growth, the Board may decide from time to time to issue additional Class A ordinary shares, or securities convertible into, exchangeable for or representing rights to acquire Class A ordinary shares. New investors in other equity securities issued in the future may also have rights, preferences, and privileges senior to, that may adversely impact, our current shareholders. Based on the need for additional capital to fund expected growth, it is likely that we will issue additional securities to provide such capital, and such additional issuances may involve a significant number of our Class A ordinary shares. Issuance of additional securities in the future will dilute the percentage interest of existing shareholders and may reduce the market price of our Class A ordinary shares and any other outstanding securities.

We cannot predict what effect, if any, future issuances by us of Class A ordinary shares or other equity will have on the market price of our Class A ordinary shares. Any shares that we may issue may not have any resale restrictions and could be immediately sold by the holders thereof. The market price of our Class A ordinary shares could decline if certain large holders of Class A ordinary shares, or recipients of Class A ordinary shares, sell all or a significant portion of their Class A ordinary shares or are perceived by the market as intending to sell these shares other than in an orderly manner. Sales by certain selling securityholders, including the selling securityholders named in this Prospectus could also impair our ability to raise capital through the sale of additional Class A ordinary shares in the capital markets.

The Class A ordinary shares issued in the Business Combination are subject to lock-up. If a large number of such shares are unrestricted and sold in the public market or a shareholder sells a large block of shares into the public market, the sales could reduce the trading price of our Class A ordinary shares and impede our ability to raise future capital.

Our Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”) subject certain Class A ordinary shares issued in connection with the Business Combination to lock-up restrictions.

As a result, large numbers of shares may become available for sale at one time, which may lead to a sharp decline in the market price of our Class A ordinary shares. In addition, a shareholder not subject to such lockup restrictions may sell a larger block of shares into the public market. This may also hinder our ability to raise additional capital through the sale of Class A ordinary shares in the capital markets. If the holders of Class A ordinary shares sell all or a significant portion of their Class A ordinary shares, or if the market anticipates such releases, there may be increased volatility or downward pressure on the share price. A decreased share price may make it more difficult for us to raise additional capital through equity offerings.

Our warrants, if and when exercised, may have an adverse effect on the market price of our Class A ordinary shares.

We issued warrants to purchase approximately 11.5 million of our Class A ordinary shares as part of the units sold in the Business Combination, each exercisable to purchase one Class A ordinary share at $11.50 per share, which are currently exercisable. On January 23, 2026 we issued an additional 64,590 private warrants. Such warrants, when and if exercised, will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued by the Company.

We may be unable to generate enough revenue necessary for working capital requirements.

If we are unable to effectively develop, mine, recover and sell adequate quantities of gold or generate cash flows from other activities, it is unlikely that the cash generated from our internal operations will suffice as a source of the liquidity necessary for anticipated working capital requirements. There is no assurance that our initiatives to improve our liquidity and financial position will be successful. Accordingly, there is substantial risk that we will be unable to continue as a going concern. In the event of insolvency, liquidation, reorganization, dissolution or other winding up of BGHL, any creditors would be entitled to payment in full out of our assets before holders of Class A ordinary shares would be entitled to any payment, and the claims on such assets may exceed the value of such assets.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our securities, the trading volume and market price of our Class A ordinary shares could decline.

The trading market for our Class A ordinary shares may be influenced by the research and reports that securities or industry analysts publish about us or our business. If analysts who cover us downgrade the Class A ordinary shares or publish inaccurate or unfavorable research about our business model or our performance of our Class A ordinary shares, or if our results of operations fail to meet the expectations of analysts, the market price of our Class A ordinary shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn might cause the market price of our Class A ordinary shares and trading volume to decline.

Certain factors may affect our ability to support the carrying amount of our property, plant and equipment, intangible assets and goodwill on our balance sheet. If the carrying amount of our assets is not recoverable, we may be required to recognize an impairment charge, which could be significant.

With the exception of goodwill, we review and test the carrying amount of our assets when events or changes in circumstances suggest that carrying amount may not be recoverable. The carrying amount of goodwill associated with our mines is tested on an annual basis.

If there are indications that impairment may have occurred, we will prepare estimates of a recoverable amount for each group of assets. Expected future cash flows are inherently uncertain and could materially change over time. Recoverable amounts are significantly affected by mineral reserve and production estimates, together with economic factors, such as spot and consensus gold and copper prices and currency exchange rates, as well as discount rates and estimates of costs to produce mineral reserve and future capital expenditure. Estimated rehabilitation and closure costs could also materially affect our financial performance and could result in the need to recognize and impairment charge. If any of these uncertainties occur, either alone or in combination, management could be required to recognize an impairment which could have a material adverse effect on our results of operations and financial condition.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

Our corporate affairs are governed by our Memorandum and Articles of Association, the Cayman Islands Companies Act and the common law of the Cayman Islands. We will also be subject to the federal securities laws of the United States. The rights of ordinary shareholders to take action against the directors, actions by minority ordinary shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands.

We have been advised by Mourant Ozannes (Cayman) LLP (“Mourant”), Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be given by a court of competent jurisdiction, must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

As a result of all of the above, holders of our ordinary may have more difficulty in protecting their interests in the face of actions taken by management, members of the Board or controlling shareholders than they would as ordinary shareholders of a United States company.

The laws of the Cayman Islands may protect our directors from certain types of lawsuits.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that every director or officer of the Company shall be indemnified against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the director or officer may incur by their own actual fraud, willful default or willful neglect.

The majority of our directors and officers are residents outside of the United States, and it may be difficult for shareholders to enforce within the United States any judgments obtained against such directors or officers.

The majority of our directors and officers are nationals or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside of the United States. As a result, it may be difficult for investors to effect service of process on such directors and officers, or enforce within the United States any judgments obtained against such directors and officers, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state. Consequently, shareholders may be effectively prevented from pursuing remedies against such directors and officers under United States federal securities laws. In addition, shareholders may not be able to commence an action in a foreign court predicated upon the civil liability provisions under United States federal securities laws. The foregoing risks also apply to those experts identified in this Prospectus that are not residents of the United States.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors or may have acted in bad faith, thereby exposing themselves and the Company to claims, by making a distribution to our shareholders prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable to a fine and to imprisonment for five years in the Cayman Islands.

Certain investors may have signed agreements which designate the courts of the State of New York, the United States District Court for the Southern District of New York or other specific jurisdictions as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our shareholders which can limit the ability of shareholders to obtain a favorable judicial forum for disputes with us.

Certain agreements provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the applicable agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York, the United States District Court for the Southern District of New York or another specific jurisdiction, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim.

Notwithstanding the foregoing, these provisions of the applicable agreements will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and to have consented to the forum provisions in the applicable agreements. If any action, the subject matter of which is within the scope the forum provisions of the applicable agreements, is filed in a court other than a court of the State of New York, the United States District Court for the Southern District of New York or another specific jurisdiction, as applicable, (a “foreign action”) in the name of any holder of our securities, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York or another specific jurisdiction, as applicable, in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us, which may discourage such lawsuits. Alternatively, if a court were to find this provision of certain agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

Our officers and directors, as well as certain of our investors will be subject to Exchange Act filing requirements.

Because our Class A ordinary shares are registered under the Exchange Act, beneficial ownership information with regard to Class A ordinary shares held by our officers and directors must be disclosed under Section 16 of the Exchange Act, although our officers and directors are exempt from the short-swing profit recovery provisions thereunder, and beneficial ownership information for any person who beneficially hold 5% or more of our Class A ordinary shares will have to be disclosed in a Schedule 13G, Schedule 13D or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC and includes having voting or investment power over the securities or the right to acquire voting or investment power within 60 days. In some circumstances, our shareholders who choose to reinvest their dividends could see their percentage stake in total numbers Class A ordinary shares increased to more than 5%, thus triggering this filing requirement. Each shareholder is responsible for determining their filing obligations and preparing the filings.

We are a “foreign private issuer” under U.S. securities law. Therefore, we are exempt from many of the requirements applicable to U.S. domestic registrants.

We qualify as a “foreign private issuer” under the Exchange Act. As a result, among other things, we are not required under the Exchange Act to file annual, quarterly and current reports with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act. Additionally, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, consents or authorizations in respect to securities registered under the Exchange Act. Therefore, there may be less publicly available information about us and the information may be less timely than the information that is regularly published by public companies in the United States. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, holders of our Class A ordinary shares may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.

Risks Related to Labor and Labor Relations

We may not be able to operate successfully if we are unable to recruit, hire, retain and develop key personnel and a qualified and diverse workforce. In addition, we are dependent upon our employees being able to perform their jobs in a safe and respectful work environment.

We depend upon the services of a number of key executives and management personnel. Our success is also dependent on the contributions of our highly skilled and experienced workforce. Our ability to achieve our operating goals depends upon our ability to recruit, hire, retain and develop qualified and diverse personnel to execute on our strategy. Competition for highly skilled personnel in the mining and digital asset industries is intense. If we lose key personnel, or one or more members of our senior management team, and we fail to develop adequate succession plans, or if we fail to hire, retain, and develop qualified and diverse employees, it could impair our ability to execute our business plan, maintain regulatory compliance, and develop and operate SGC and the ETA, and our business, financial condition, results of operations and cash flows could be harmed.

Our business is dependent upon our workforce being able to safely perform their jobs, including the potential for physical injuries or illness. If we experience periods where our employees are unable to perform their jobs for any reason, our operations could be adversely affected. Features of the mining industry, such as being a historically hierarchical and male-dominated culture, create risk factors for harmful workplace behavior. Company policies and processes may not prevent or detect all potential harmful workplace behaviors. If we fail to maintain a safe, respectful and inclusive work environment, it could impact our ability to retain talent, damage our reputation and adversely impact employee engagement, performance, and productivity, resulting in potential legal claims or damage our reputation, which could have a material adverse effect on our business, financial position and results of operations.

Our reliance on contractors to conduct a significant portion of our operations and construction projects could adversely affect us.

A significant portion of our operations are currently conducted in whole or in part by contractors. As a result, our operations are subject to a number of risks, some of which are outside our control, including:

●	Negotiating agreements with contractors on acceptable terms;

●	New legislation limiting or altering the ability to utilize contractors or outsourced resources;

●	The inability to replace a contractor and its operating equipment in the event that either party terminates the agreement;

●	Reduced control over those aspects of operations which are the responsibility of the contractor;

●	Failure of a contractor to perform under its agreement;

●	Interruption of operations or increased costs in the event that a contractor ceases its business due to insolvency or other unforeseen events;

●	Failure of a contractor to comply with applicable legal and regulatory requirements, to the extent it is responsible for such compliance;

●	Problems of a contractor with managing its workforce, labor unrest or other employment issues; and

●	Liability to third parties as a result of the actions of our contractors.

In addition, we may incur liability to third parties as a result of the actions of our contractors. The occurrence of one or more of these risks could potentially adversely affect our results of operations and financial position.

Risks Related to Cybersecurity

We are dependent on information technology systems which are subject to certain risks, including cybersecurity risks, data leakage risks, and risks associated with implementation and integration.

We are dependent upon information technology systems in the conduct of our business. Any significant breakdown, invasion, virus, cyberattack, security breach, destruction or interruption of these systems by employees, others with authorized access to our systems, or unauthorized persons could negatively impact our business. Our systems and insurance coverage for protecting against cybersecurity risks may not be sufficient. We may suffer material losses relating to cyberattacks in the future. We may be required to expend significant additional resources to continue to modify or enhance our protective measures. We may also be subject to significant litigation, regulatory investigation, and remediation costs associated with any information security vulnerabilities, cyberattacks or security breaches.

We are subject to data privacy and protection laws that may limit our operations and expose us to significant liability.

Our operations—including the collection, processing, storage, and transfer of personal information through the ETA and in connection with SGC issuance and redemption—may subject us to a broad range of data privacy and protection laws, including the California Consumer Privacy Act (as amended), the European Union’s General Data Protection Regulation (the “GDPR”), the United Kingdom’s Data Protection Act, and equivalent laws in other jurisdictions. Compliance with applicable data privacy laws requires significant operational and technical investment. Non-compliance could result in regulatory investigations, enforcement actions, significant fines, litigation, and reputational harm. These laws may impose restrictions on our ability to transfer data across borders, use data for certain purposes, or operate in certain markets.

Our business could be negatively impacted by security threats, including cybersecurity threats, and other disruptions.

We face various security threats, including attempts by third parties to gain unauthorized access to sensitive information or to render data or systems unusable; threats to the safety of our employees; threats to the security of our infrastructure; and threats from terrorist acts. There can be no assurance that the procedures and controls we use to monitor and mitigate the Company’s exposure to these threats will be sufficient in preventing them from materializing. If any of these events were to materialize, they could lead to losses of sensitive information, critical infrastructure, personnel or capabilities essential to our operations and could have a material adverse effect on our reputation, financial condition, results of operations, or cash flows. There can be no assurance that we will not be the target of significant cyberattacks in the future. As cyber threats continue to evolve, we may be required to expend significant additional resources to continue to modify or enhance our protective measures or to investigate and remediate any security vulnerabilities.

Risks Related to the Development and Launch of the Standard Gold Coin

Developing our SGC and ETA will require substantial expenditures and may not result in the SGC or ETA gaining market acceptance, which could adversely affect our business, results of operations, financial condition, and prospects.

The development and launch of SGC, our gold-backed digital token designed to represent allocated physical gold, requires substantial expenditures and coordinated execution across multiple interdependent workstreams, including smart contract architecture and deployment, physical gold custody and logistics arrangements, compliance and anti-money laundering (“AML”) systems, third-party vendor integrations, independent security audits, legal analysis across multiple jurisdictions, digital asset exchange listing relationships, and ongoing proof-of-reserves infrastructure. Delays in any single component may delay the overall launch and/or roll out of SGC or the ETA. There can be no assurance that SGC or the ETA will be launched on their anticipated timelines or at all. Even if launched, SGC may fail to achieve market acceptance, sufficient trading liquidity, or institutional adoption at the scale necessary to sustain our operations.

The cryptocurrency, stablecoin and digital token markets have experienced many rapid, significant and disruptive products and services in recent years. We face competition from fiat-backed stablecoin issuers, other commodity-backed and precious-metal-backed token issuers, gold exchange-traded funds and exchange-traded products, traditional gold futures and options markets, digital gold platforms operated by established financial institutions, and sovereign digital currency initiatives. Many of these competitors have significantly greater financial, regulatory, technological, distribution, and marketing resources than we do. Some are affiliated with well-capitalized financial institutions or benefit from incumbent brand recognition in the gold market. Our ability to grow our end-user base, capture new revenue streams and monetize opportunities will depend heavily on our ability to innovate and create successful new products and services, both independently and in collaboration with third-party partners. Developing new products and services may require substantial expenditures, divert management’s attention, consume considerable time and resources and ultimately may not be successful. Our ability to differentiate SGC and achieve commercial traction is uncertain. Failure to achieve meaningful market adoption could materially and adversely affect our financial condition and business prospects.

We may be unsuccessful in launching SGC.

Although management currently anticipates launching SGC in the latter half of 2026, the launch of SGC is speculative. Our launch of SGC may not occur on the timeline anticipated or at all, which would harm our financial condition and results of operations.

The costs of developing, maintaining, and operating SGC and the ETA may be materially higher than anticipated.

We have made projections regarding the costs of developing and operating SGC and the ETA, including custodial fees, gold logistics, technology infrastructure, security audits, legal and compliance costs, exchange listing fees, insurance, and ongoing proof-of-reserves verification. These estimates may prove materially inaccurate. Gold storage and logistics costs may increase due to inflation, geopolitical disruptions, or changes in insurance markets. Security audit costs and ongoing smart contract maintenance may escalate as the protocol evolves or as vulnerabilities are identified. Legal and regulatory compliance costs may increase substantially if new licensing regimes or reporting requirements are imposed. Unexpected operational events, such as custody provider failures, system outages, or rapid growth requiring infrastructure investment, may generate significant unplanned costs. Material cost overruns could adversely affect our financial condition and operating results.

The success of SGC may depend in part on the successful development and adoption of the ETA, which is not assured.

We are currently developing the ETA as a digital interface intended to enable users to acquire, hold, transfer, and redeem SGC and potentially other digital assets. The success of SGC may depend in part on the ability of the ETA to achieve meaningful user adoption, since the ETA is expected to serve as a primary distribution and interaction channel for a significant portion of SGC’s target user base. The development and scaling of a consumer-facing digital financial application require substantial and ongoing investment in software engineering, mobile and web platform development, cybersecurity infrastructure, compliance systems, fraud detection, and customer support capabilities. There is no assurance that the ETA will achieve the user adoption, retention rates, or network effects necessary to meaningfully contribute to the commercial success of SGC. Competing digital asset applications, wallets, and platforms have significant market presence, established user bases, and greater resources, and we may be unable to differentiate the ETA sufficiently to drive adoption.

SGC is expected to depend on blockchain infrastructure that is subject to significant technological and governance risks.

SGC is expected to operate on the Base blockchain, an Ethereum Layer 2 (the “L2”) network built on the OP Stack and maintained by Coinbase and associated protocol contributors. The operation of SGC depends on the continued functionality, security, and governance of the Base network, the Ethereum main net to which Base anchors its settlement, and the broader OP Stack protocol. Risks associated with this infrastructure include smart contract vulnerabilities that may not be detected by security audits, rollup settlement delays or failures affecting the finality of SGC transactions, congestion or fee increases on the Ethereum main net affecting the cost or speed of L2 withdrawals, governance changes to Base, Ethereum, or the OP Stack that may not be aligned with our interests, cybersecurity incidents affecting the Base sequencer or bridge contracts, and failures of key management systems including private keys controlling administrative functions of our smart contracts. Because these networks are not controlled by us, we may be unable to prevent or mitigate disruptions that affect their operation. Changes to network protocols, transaction fees, or consensus mechanisms could adversely affect the performance or usability of SGC.

The Base network is relatively new and has not been tested across the full range of conditions that could arise in large-scale commercial deployment of a commodity-backed token. Technical failures, governance disputes, or security breaches affecting Base or Ethereum could impair SGC’s functionality, delay transactions, result in financial losses for token holders, and materially harm market confidence in SGC.

The regulatory framework applicable to digital assets, including commodity-backed tokens such as our SGC, is evolving, complex, and uncertain.

The legal and regulatory framework applicable to digital assets, tokenized commodities, and blockchain-based financial products remains unsettled. In the United States, multiple federal agencies—including the SEC, the Commodity Futures Trading Commission, the Financial Crimes Enforcement Network, the Office of the Comptroller of the Currency, and the Federal Reserve—have asserted or may assert jurisdiction over various digital asset activities, and their respective jurisdictional boundaries are not clearly delineated. State regulatory frameworks vary substantially, with some states having enacted comprehensive digital asset licensing regimes while others have not. Internationally, regulatory approaches differ across jurisdictions in which we operate or in which SGC may be offered or traded.

Although SGC is designed to represent allocated physical gold rather than a fiat-pegged payment instrument, regulators may interpret existing or future laws in ways that impose registration, licensing, capital reserve, disclosure, reporting, or structural requirements on SGC or on us as its issuer. Regulatory frameworks are actively being developed and amended, and the interpretive positions of regulators can shift without legislative action. New legislation, regulations, guidance, enforcement actions, or judicial decisions could require us to modify key aspects of SGC or the ETA platform, obtain additional licenses, incur significant compliance costs, restrict product availability in certain jurisdictions, or delay the launch of our digital products. We cannot predict with certainty how existing or future regulatory frameworks will apply to SGC or our business. Any such adverse regulatory developments could materially and adversely affect our business, financial condition, and prospects.

The SGC could be recharacterized as a security, commodity interest, derivative, or other regulated financial instrument.

While SGC is intended to function as a digital representation of allocated physical gold—and not as an investment contract, financial derivative, or instrument providing profit participation or yield—there is no assurance that regulators or courts will agree with this characterization. Regulatory authorities may reach different conclusions regarding SGC depending on its structure, redemption features, transferability, marketing approach, expected use in payment transactions, and relationship to our broader business operations. The applicable legal standards are complex, frequently litigated, and subject to ongoing development through enforcement actions, judicial decisions, and regulatory guidance. If SGC were determined to fall within any such classification, we could be required to register the product or our offering thereof with the relevant regulatory authority, materially restrict or suspend trading in SGC, obtain licenses or approvals that may not be available to us on acceptable terms or at all, pay civil or criminal penalties, or cease operations in affected jurisdictions. The costs and operational disruptions associated with such outcomes could be severe and could materially and adversely affect our business.

The ETA may be subject to money transmission, payments, and consumer financial protection laws.

The ETA is intended to facilitate digital transactions and may enable users to acquire, hold, transfer, and redeem SGC and other digital assets, and to make payments using associated payment instruments. To the extent the ETA facilitates custody of digital assets on behalf of users, processes transfers or payments, integrates with fiat on-ramp or off-ramp services, or performs other financial activities, it may be subject to significant regulatory requirements. Obtaining and maintaining required licenses and registrations across multiple jurisdictions is costly, time-consuming, and uncertain. Failure to obtain or maintain necessary approvals could result in enforcement actions, fines, restrictions on our ability to operate in certain markets, or requirements to restructure the ETA in ways that impair its commercial viability.

Anti-money laundering, know-your-customer, and counter-terrorism financing laws do or may impose significant compliance obligations on our business.

We are or may become subject to comprehensive AML, know-your-customer (“KYC”), counter-terrorism financing (“CTF”), and sanctions compliance obligations under applicable U.S. federal law—including the Bank Secrecy Act—as well as the laws of other jurisdictions in which we operate. These obligations require us to implement and maintain robust compliance programs, conduct due diligence on counterparties and token holders, monitor transactions for suspicious activity, file required reports with government authorities, and screen transactions against applicable sanctions lists maintained by the Office of Foreign Assets Control (“OFAC”) and equivalent bodies in other jurisdictions.

The application of AML, KYC and CTF requirements to digital asset issuers and platforms is an area of active regulatory development, and requirements may become more stringent or encompass a broader range of activities. Failure to maintain adequate compliance programs could result in regulatory investigations, enforcement actions, significant fines and penalties, suspension or termination of operations, and reputational harm. Even with robust compliance programs, we may inadvertently process transactions involving sanctioned parties or fail to detect suspicious activity, exposing us to liability.

We are subject to sanctions risk, and our operations in or involving certain jurisdictions increase that risk.

We conduct or plan to conduct certain operations, including gold custody, in jurisdictions outside the United States, including the United Arab Emirates. SGC may also be traded by holders or prospective purchasers in various international markets. The United States, the European Union, the United Kingdom, and other governmental bodies maintain extensive and frequently updated sanctions regimes targeting specific countries, governments, entities, and individuals. Engaging in transactions, directly or indirectly, involving sanctioned parties or jurisdictions could expose us to significant civil or criminal penalties, reputational harm, and loss of banking relationships. Sanctions regimes are complex and evolving, and we may not be able to prevent all prohibited transactions, particularly given the pseudonymous or decentralized nature of blockchain-based token transfers.

CAPITALIZATION

The following table sets forth the capitalization of the Company as of December 31, 2025 on an actual basis:

Cash	$679,442

Equity:
Class A ordinary shares	$3,468
Additional paid-in capital	16,034,831
Subscription receivable	(2,480,727)
Accumulated deficit	(33,882,229)
Accumulated other comprehensive income (loss)	163,519
TOTAL STOCKHOLDERS’ DEFICIT:	(20,161,138)
Debt:
Accounts payable	8,163,927
Accounts payable- related party, net	555,147
Accrued expenses and other current liabilities	2,384,778
Advances payable	648,000
Convertible notes payable	3,468,563
Equity-linked share issuance liability	426,000
Warrants liabilities	4,843,800
Royalty obligation	2,700,000
Contingent consideration liability	17,100,000
Asset retirement obligation	17,833,000
Total Debt:	58,123,216
Total capitalization	$37,962,078

USE OF PROCEEDS

All of the securities offered by the Selling Shareholder pursuant to this Prospectus will be sold by the Selling Shareholder for its account. We will not receive any of the proceeds from these sales.

The Selling Shareholder will pay any underwriting discounts and commissions and expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of their Class A ordinary shares. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this Prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which our Class A ordinary shares may be sold by the Selling Shareholder under this Prospectus.

DIVIDEND POLICY

We have not paid any cash dividends on our Class A ordinary shares to date. The payment of cash dividends in the future is dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our Board.

SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present our selected consolidated financial data and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this Prospectus. The historical results are not necessarily indicative of the results to be expected for any future periods. We derived the summary statement of operations below for the years ended December 31, 2025 and December 31, 2024 and the summary balance sheet data as of December 31, 2025 and December 31, 2024 from our condensed consolidated financial statements included elsewhere in this Prospectus. We have derived the summary statements of income data below for the years ended December 31, 2025 and 2024 from our financial statements included elsewhere in this Prospectus. Our condensed consolidated financial statements are presented in U.S. dollars and prepared in accordance with accounting principles generally accepted in the United States, or U.S. generally accepted accounting principles (“U.S. GAAP”).

	Year ended December 31,	Year ended December 31,
	2025	2024
Consolidated Statements of Operations Data:
Revenues	$—	$—
Cost of Revenues	—	—
Gross Profit	—	—
Operating expenses
General and administrative	11,928,581	2,111,753
Merger and acquisition expenses	2,045,056	1,682,391
Plant costs	484,641	6,252,438
Accretion of asset retirement obligation	1,910,000	1,037,000
Depreciation	54,799	41,768
Total operating expenses	16,423,077	11,125,350
Other income (expense)
Interest income (expense), net	255,842	(442,869)
Day one loss on issuance of convertible notes	(1,604,305)	-
Change in fair value of liabilities	(4,470,596)	-
Related party interest income (expense), net	332,222	(69,418)
Total other expense, net	(5,486,837)	(512,287)
Net loss	(21,909,914)	(11,637,637)
Other comprehensive loss
Foreign currency translations adjustment (income) loss, net of tax	163,519	$(42,551)
Total comprehensive loss	$(21,746,395)	$(11,680,188)

Weighted Average number of Class A ordinary shares – basic and diluted	14,071,660	9,224,923
Net loss per ordinary share – basic and diluted	(1.56)	(1.27)

	As of December 31, 2025	As of December 31, 2024

Consolidated Balance Sheet Data:
Cash	$679,442	$170,557
Working Capital	$(12,299,813)	$(7,573)
Total Assets	$37,962,078	$33,446,182
Total liabilities	$58,123,216	$41,743,108
Accumulated deficit	$(33,882,229)	$(11,972,315)
Total shareholder’s deficit	$(20,161,138)	$(8,296,926)

BUSINESS

History and Development of the Company

Blue Gold Limited, a Cayman Islands exempted company limited by shares, was incorporated on December 4, 2023, and is subject to the laws of the Cayman Islands. Blue Gold Limited’s registered office is at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman, KY1-1108, Cayman Islands. Mourant Governance Services (Cayman) Limited serves as its agent.

Following and as a result of the Business Combination, the business of the Company is conducted through its subsidiaries. Other than in connection with the Business Combination, neither Blue Gold Limited nor its subsidiaries have engaged in any (i) other material reclassification, merger or consolidation; (ii) acquisitions or dispositions of material assets other than in the ordinary course of business; (iii) material changes in the types of products produced or services rendered; (iv) name changes; (v) or the nature and results of any bankruptcy, receivership or similar proceedings with respect to the Company or significant subsidiaries.

BGHL was incorporated in November 2023 and, accordingly, there were no principal capital expenditures or divestitures during the financial year ended December 31, 2023.

On May 15, 2024, following the consummation of the Bogoso Prestea Purchase Agreement, BGHL’s subsidiary acquired certain mining assets, primarily mining leases, on an exploration property in the Ashanti gold belt of Ghana, the Bogoso Prestea gold mine. At the acquisition date, mineral rights valued at approximately $30.1 million, mine assets valued at approximately $1.8 million, and building and leasehold land valued at approximately $0.8 million was acquired and was fair valued as of the acquisition date.

During the financial year ended December 31, 2025, the Company’s investing activities were limited to approximately $0.1 million, comprising capitalized internally developed software costs and minor computer equipment purchases.

As of the date of this Prospectus, neither Blue Gold Limited, BGHL, nor any of their respective subsidiaries have any principal capital expenditures and divestitures in progress. Pending the resolution of the ongoing lease dispute with the Government of Ghana relating to the Bogoso Prestea mine, the Company has no committed capital expenditure program. Any future capital investment associated with the restart of the Bogoso Prestea mine would be in Ghana and is expected to require external financing. Further information regarding the business of BGHL and its subsidiaries is included in this Prospectus under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and the information is incorporated herein by reference.

The Company is subject to certain of the informational filing requirements under the Exchange Act. Since the Company is a “foreign private issuer,” it is not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act. However, the Company is required to file with the SEC an Annual Report on Form 20-F containing financial statements audited by an independent accounting firm. The SEC also maintains a website at www.sec.gov that contains reports and other information that the Company files with or furnishes electronically to the SEC.

The website address of the Company is www.bluegoldmine.com. The information contained on the website does not form a part of, and is not incorporated by reference into, this Prospectus.

Business Overview

Blue Gold Limited (the “Company” or “BGL”), a Cayman Islands exempted company limited by shares, is a gold exploration, development and mining company that tokenizes gold to enable fractional gold ownership. This is delivered through two divisions: a Mining Division focused on the acquisition, development, and operation of long-life gold assets and a Digital Division responsible for gold trading and the issuance of its gold-backed token, the Standard Gold Coin (“SGC”). The Digital Division is also responsible for creating various tools that enable holders to make use of their SGC (“Electronic Transaction Application” or “ETA”), delivering a ‘Mine-to-Wallet’ product and service.

The Company has one wholly owned subsidiary, Blue Gold (Cayman) Limited (“BGCL”). BGCL has two wholly owned subsidiaries: Blue Gold Holdings Limited (“BGHL”), an England and Wales private limited liability company formed on November 9, 2023 to develop, finance, license, and operate gold mines in Ghana and elsewhere, and Blue Goldmine FZCO (“BGFZCO”), incorporated in the United Arab Emirates on November 26, 2025 to undertake gold trading activities. BGHL has two wholly owned subsidiaries: Blue Gold Digital Limited (“BGD”), an Ireland company incorporated on December 12, 2025 to develop financial technology products, and Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a company incorporated in Ghana on January 26, 2024 to acquire the Bogoso Prestea mine. BGD has two wholly owned subsidiaries: BlueGold One LLC (“BGO”) and Standard Gold Statutory Trust Company (“SGST”), both formed in the State of Wyoming, United States of America, on November 12, 2025 and December 9, 2025, respectively, to undertake the development and launch of the Company’s digital business.

Organizational Structure

The diagram below depicts a simplified version of the Company immediately prior to and following the consummation of the Business Combination.

Property, Plants and Equipment

Property, plant and equipment includes land, building and processing equipment excluding mobile assets. Property, plant and equipment are measured at fair value at the acquisition date. The fair value was determined by the evaluation and combination of the open market approach, comparative method and the present replacement value approach. The fair value was then adjusted based on relative fair value as compared to the other assets acquired.

Corporate office

Our corporate office is located at Office One, 1 Coldbath Square, Farringdon, London, EC1R 5HL.

Bogoso Prestea Mine

On January 27, 2024, BGBPL and FGRBPL entered into a purchase and assumption agreement for BGBPL to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The closing conditions have been met, with a number of subsequent closing deliverables outstanding (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation and the Corporate Social Responsibility Agreement novation).

On May 15, 2024, BGBPL became the leaseholder of record for the Bogoso Prestea Mine. BGBPL assumed the related leases and licenses pursuant to the Bogoso Prestea Purchase Agreement. In accordance with the laws of Ghana, BGBPL will ultimately be 90% owned by BGHL and 10% owned by the Government of the Republic of Ghana. BGHL accounted for the purchase as an asset acquisition in accordance with ASC 805 and allocated the total consideration transferred on the date of acquisition to the assets on a relative fair value basis.

Location

The Bogoso Prestea Mine is located in the Western Region of Ghana, approximately 200km by road from the capital Accra and 50km from the coast of the Gulf of Guinea. The property comprises a collection of adjoining mining concessions covering approximately 40km of strike length along the Ashanti gold belt, one of West Africa’s most prolific gold-producing corridors. The processing facilities are situated approximately 10km south of the town of Bogoso.

Access to the property is via a six-hour road drive from Accra through the port city of Takoradi. The road is paved from Accra to Bogoso, with the final approximately 30 minutes to Prestea on unpaved road. The nearest airports are at Kumasi (approximately 3.5 hours by road from Prestea) and Takoradi, both of which offer daily services connecting to the international airport at Accra.

The topography of the project area generally slopes northward toward the Ankobra River and can be described as gently rolling terrain punctuated by low hills and rises. A series of northeast-southwest trending sub-parallel ridges approximately 2km wide dominates the eastern portion of the project area, ranging in height from 150m to 195m. The western portion comprises lower hills generally ranging from 70m to 110m in elevation. Primary mineralisation tends to occur on the western slopes of these ridges, with intervening valleys occupied by farming communities and seasonal streams. The property lies within a rainforest bioclimatic zone, though no primary forest remains in the immediate project area as a result of historical logging, farming, mining, and unauthorised small-scale mining activity.

The climate is of the southwestern equatorial type, with daily temperatures typically ranging between 20°C and 35°C. There are two rainy seasons — the primary season from April to June and a secondary season in October and November — with a short dry season in December and January. Annual rainfall averages approximately 1,600mm. Despite the tropical climate, work at the project can continue year-round, with only short interruptions during storm events.

History of Operations

Mining and exploration at Prestea has been ongoing since 1873, with recorded production commencing in 1912 under the British company Ariston Mining, which operated the mine until the 1950s and was responsible for the majority of the underground development including shaft sinking, ventilation and level development. Following Ghanaian independence, the mine was nationalised in the late 1950s and consolidated under Prestea Gold Limited, a subsidiary of the State Gold Mining Company Limited (“SGMC”).

Marlu Gold Mining Areas Limited explored and operated a medium-scale open pit and underground mining operation at Bogoso North and Marlu from 1935 to 1955, mining oxide ore from a series of open pits extending from Bogoso North to Buesichem.

In 1986, Canadian Bogoso Resources Limited commenced exploration on the Bogoso concession, including drilling of the Marlu tailings, sampling of underground workings, diamond drilling beneath old open pits, and adit sampling and trenching.

Billiton Plc (now BHP Billiton Limited), then part of the Royal Dutch Shell Group, took control of the property in the late 1980s and completed a feasibility study. Construction of a mining and processing facility was completed in 1991, comprising a conventional Carbon-in-Leach (“CIL”) circuit designed to treat oxidised material at 1.36Mtpa and a flotation, fluidised bed roasting and CIL circuit with a design capacity of 0.9Mtpa. Following operational difficulties with the fluidised bed roaster, operations were refocused solely on oxide ore, with the standalone CIL plant subsequently operating at approximately 2.0Mtpa.

In the early 1990s, the Government of Ghana reopened the mining industry to foreign investment. A joint venture was formed between Barnex JCI Ltd., Prestea Gold Ltd., the SGMC and the Government of Ghana, but Barnex JCI Ltd. withdrew in 1998 due to low gold prices and aging infrastructure. A consortium supported by the Ghana Mine Workers Union then operated the mine as Prestea Gold Resources Limited until closure in early 2002 due to depressed gold prices and financial difficulties. The Prestea underground mine remained on care and maintenance from 2002 to 2014, when refurbishment commenced (2015–2017), while open pit operations continued throughout this period.

Golden Star Resources Limited (“GSR”) acquired the Bogoso mine in 1999 and installed a nominal 1.5Mtpa CIL plant to process oxide and non-refractory ores. In 2001, GSR acquired the adjacent Prestea property and mined surface deposits at Prestea from late 2001 to late 2006 under the common ownership vehicle Golden Star (Bogoso/Prestea) Limited (“GSBPL”). In July 2007, GSBPL completed construction of a nominal 3.5Mtpa processing facility utilising BIOX® technology to treat refractory sulphide ore. This plant was shut down in 2015 following a series of operational and engineering failures.

Future Global Resources (“FGR”) acquired GSBPL in October 2020 (subsequently renamed FGR Bogoso Prestea Limited, “FGRBPL”). At the time of acquisition, significant legacy liabilities had accrued and the Prestea underground West Reef target was the only area being actively mined. FGR operated the mine for approximately four years, reopening open pit operations and achieving profitability by Q1 2023. Mining operations were suspended in November 2023. In January 2024, FGRBPL entered into agreements with Blue Gold to transfer the property, with the transfer becoming effective in May 2024.

In total, the Ghana Chamber of Mines has recorded approximately 9 million ounces of gold produced from the Prestea area since 1877, including production from both underground and open pit operations.

Ownership, leases and permits

Pursuant to a Purchase Agreement dated January 27, 2024 BGBPL acquired mining assets, primarily mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), of the Bogoso Prestea Mine. In accordance with the laws of Ghana and the terms of the relevant mining legislation, BGBPL is ultimately 90% owned by BGHL with 10% held by the Minerals Income Investment Fund (“MIIF”) on behalf of the Government of the Republic of Ghana as a non-dilutable free carried interest. As of the date of this filing, the 10% shares have not been formally transferred to the Government of the Republic of Ghana.

On September 20, 2024, FGR-BPL, the previous leaseholder of the Bogoso Prestea Mine, received a notice of termination of mining leases (the “Commission Notice”) from the Minerals Commission of Ghana (the “Mineral Commission”) alleging violations of the related leases. After the Commission Notice, the Mineral Commission formed an Interim Management Committee (“IMC”), and the IMC assumed managerial control of the mine site. On November 12, 2024, contrary to Section 27(5) of the Minerals and Mining Act, the Minister for Lands and Natural Resources purportedly granted the mine to Heath Goldfields. BGHL and the Previous Leaseholder, pursuant to the Minerals and Mining Act 2006 (Act 703) (the “Mining Act”), actively dispute the contents and legality of the Commission Notice and the appointment of an IMC and the grant of the mine to Heath Goldfields.

On October 14, 2024, BGL delivered notice to the Republic of Ghana requesting settlement of BGL’s dispute pursuant to the Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Republic of Ghana for the Promotion and Protection of Investments, signed in Accra on March 22, 1989 and entered into force on October 25, 1991 (“UK-Ghana BIT”). On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contested jurisdiction and disputed the validity and merits of BGL’s claims and agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). On December 8, 2025 a three-person tribunal was constituted. On February 19, 2026, the arbitral tribunal and parties to the arbitration attended an inaugural procedural conference, which focused on establishing the procedural framework of the arbitration.

Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, Corporate Attorneys (“Kimathi & Partners”), its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

In the event the arbitration outcome or any of these actions is favorable to the existing mining leases, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals, licenses, and funding for a successful design, construction, and operation of efficient mining, processing, and transportation facilities. No assurance can be given that we will be able to resolve this matter or obtain all necessary consents, approvals licenses, and funding in a timely manner, or at all. If the outcome of the arbitration is unfavorable, it will adversely affect the value of BGL’s business. Delays or difficulties in obtaining a favorable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of BGL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGL will be able to undertake its business plan to restart the Bogoso Prestea mine. If the Company is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGL’s balance sheet to zero.

Infrastructure

The area is well serviced by the public road network, mains electricity, water supply, and the immediate area can support tailings storage, waste rock disposal, heap leach pad areas, and potential processing plant expansion.

The mine site includes an extensive underground mine complex, open pit mine, a oxide Carbon in Leach (CIL) processing plant, water rock dumps, tailings management facilities, and associated mine site infrastructure. However, all operations at the Bogoso Prestea Project are currently suspended.

Whilst some upgrades to existing infrastructure is proposed, a full engineering/electrical survey must be conducted in order to ensure operational efficiency and safety upon restart, as well as to comply with any regulatory requirements. The Tailings Storage Facility (TSF-1 and TSF-2) requires attention to pump out the excess supernatant water which is at a very high level and to develop a water balance model for the safe operation of the facility. In addition, further works include clearing of vegetation, resetting monitoring prisms, cleaning/reinstallation of piezometers, general earth works of berms and maintenance of access roads along the crests of the embankments. There will be a requirement to renew vehicles and certain mobile plant prior to restart.

Mineral rights were measured at fair value at the acquisition date and determined by the net present value of expected future cashflows, which, under an asset acquisition, were then adjusted to match the consideration paid, in this case being the liabilities assumed. Given BGHL accounted for the purchase as an asset acquisition rather than a business combination, the total adjusted consideration transferred on the date of the acquisition was allocated to the assets and liabilities acquired on a relative fair value basis.

The following table summarizes the acquisition date fair values of the assets acquired and the liabilities assumed:

Assets acquired
Property, plant and equipment	$2,600,000
Intangible assets: mineral rights	30,100,000
Total assets acquired	32,700,000

Liabilities assumed
GSR royalty liability	2,700,000
GSR contingent consideration liabilities	17,100,000
Asset retirement obligations	12,900,000
Total Liabilities assumed	$32,700,000

Stages of exploration, development or production

The Bogoso Prestea Mine is classified as a brownfield exploration-stage property, being a property at which the operator is searching for new mineral deposits within or near existing mines or historically explored, known mineral sites. The property includes an extensive underground mine complex, open pit mine, an oxide CIL processing plant, tailings management facilities and associated mine site infrastructure, all of which are currently suspended.

The Previous Leaseholder reported aggregate annual production of 349,751 tonnes of gold ore for the fiscal year ended December 31, 2023. Operations ceased in November 2023 with no further production since that date. As of the date of this filing, due to the lease dispute, the Company does not have access to the Bogoso Prestea Mine and is not operating the mine nor undertaking any exploration activities.

Geological Setting and Mineralisation

The Bogoso Prestea deposits are located on the 250km long northeast-trending Ashanti Belt, a Paleoproterozoic granitoid-greenstone assemblage in southwest Ghana. The deposits occur at the southern termination of the Ashanti Belt, where gold mineralisation is localised principally along two steep to sub-vertical major crustal structures: the Ashanti trend and the Akropong trend. The principal structures are graphitic shear zones and mineralised fault-filled quartz veins.

The deposits are classified as lode gold (orogenic mesothermal) deposits, which are the most common gold deposit type found within Archean and Paleoproterozoic terrains. In the West African shield, such deposits are typically underlain by geology of Eburnean age and hosted by volcano-sedimentary sequences.

Three distinct styles of mineralisation have been identified across the property:

1.	Arsenopyrite-pyrite rich graphitic shear zones — the most extensive mineralisation style, characterised by finely disseminated arsenopyrite and pyrite within graphitic shear zones. This style is refractory in nature and generally lower grade.

2.	Fault-fill quartz veins along fault zones and second-order structures — typically containing non-refractory, free-milling gold. This style is most prevalent at the Prestea underground operation and the southern Prestea surface deposits (Beta Boundary, Bondaye and Tuapim).

3.	Disseminated mineralisation associated with brecciated zones of iron-rich footwall volcanic lenses — characterised by finely disseminated arsenopyrite-pyrite rich and silicified replacement zones. This style is also refractory.

The weathering profile is deep, typically resulting in extensive surface oxidation of bedrock to depths of up to 100m. The weathering profile generally consists of a lateritic surface, a saprolitic horizon, a transitional zone and a deeper primary sulphide zone. The refractory nature of the sulphide mineralisation at the northern deposits (Bogoso North, Chujah-Dumasi and Buesichem) is primarily attributable to gold being occluded within arsenopyrite, with up to 50% of gold so entrapped at Buesichem.

Exploration and Drilling

Exploration drilling has historically been conducted across the property using a combination of Reverse Circulation (“RC”), Diamond Drilling (“DD”) and Rotary Air Blast (“RAB”) methods. In aggregate, more than 4,900 holes totalling over 410,000 metres of drilling have been completed across the various deposits.

RC drilling, sampled at 1.0 metre intervals through mineralised zones, has historically been the primary method for open pit resource definition, typically to depths of approximately 150m. DD drilling has been used to provide detailed geological, structural and geotechnical data and for deeper intersections; most section lines contain a combination of RC and DD drilling. RAB drilling has been used for early-stage target definition at depths generally not exceeding 30m.

Underground resources at Prestea were defined using a combination of surface DD drilling and underground diamond core drilling (using NQ2 and HQ core sizes) via fan drilling from dedicated drill chambers on the 17th and 24th levels. These were supplemented by rock-saw channel samples cut orthogonally across mineralised zones on reef drives at the 17th and 24th levels.

Sampling, Analysis and QA/QC

The sampling, preparation and QA/QC procedures described below were carried out primarily between 2002 and 2020. The Company is not aware of any material additional sampling or assaying having been carried out since 2020, other than routine grade control sampling associated with ongoing production operations prior to the suspension of mining in November 2023.

Sample preparation on site was restricted to core logging and splitting. All sample preparation and assaying were performed at independent laboratories: SGS Laboratories, Tarkwa (“SGS Tarkwa”) from 2007 onwards, and Transworld (Intertek) Laboratories prior to 2007, both based in Tarkwa, Ghana.

At SGS Tarkwa, samples were subjected to jaw crushing, riffle splitting to a 1.5kg sub-sample, pulverisation to 90% passing 75 microns, and final assay of a 50g sub-sample by fire assay with atomic absorption (“AA”) finish.

A comprehensive QA/QC programme was implemented throughout the exploration programme, incorporating:

●	Field replicates—to assess sampling precision and deposit variability;

●	Coarse reject duplicates—to assess sample preparation precision;

●	Pulp duplicates—to assess laboratory analytical precision;

●	Blank samples—sourced from a nearby quartzite quarry, to monitor for contamination;

●	Certified Reference Materials (“CRMs”)—Geostats and Gannet standards, to monitor laboratory accuracy and bias;

●	Screed Fire Assay testwork; and

●	Umpire laboratory round-robin.

Mineral Resource Estimate

The Mineral Resource Estimate set out below is extracted from the Technical Report Summary (“TRS”) for the Bogoso Prestea Property, prepared by Wardell Armstrong International (“WAI”), dated December 2024, with an effective date of April 1, 2024. The Qualified Person responsible for the Mineral Resource Estimate is Dr. John Arthur, Consultant Geologist, who has relevant and recent experience in the style of mineralisation and type of deposit under consideration.

The Company confirms that to the knowledge of management no mining or material exploration activity has taken place at the Bogoso Prestea property since the effective date of the estimate, and that to the knowledge of management no material change in geological conditions has occurred that would require an update to the Mineral Resource Estimate. The property has been inaccessible to the Company since September 2024 due to the lease dispute described above.

The Bogoso Prestea property has a total Measured and Indicated Mineral Resource of 5.11 million ounces of gold (76.59 Mt at 2.08 g/t Au) and an Inferred Mineral Resource of 0.91 million ounces of gold (12.17 Mt at 2.31 g/t Au), as summarised in the table below.

Mineral Resources are not Mineral Reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the Mineral Resources estimated will be converted into Mineral Reserves. Inferred Mineral Resources are considered too speculative geologically to have economic considerations applied to them that would enable them to be categorised as Mineral Reserves.

Bogoso and Prestea Mineral Resource Estimate

The Mineral Resource Estimate was prepared using the following key parameters and assumptions:

●	The effective date of the Mineral Resource estimate is 1st April 2024;

●	Open pit Mineral Resources are reported in-situ, within optimised open pit shells at an effective gold price of $2,050/oz;

●	Underground Mineral Resources are reported in-situ to a cut-off grade of 5.2g/t Au, based on a gold price of USD$1950/oz;

●	Open pit Mineral Resources are reported to a cut-off grade of 0.7g/t Au for both free milling and refractory material, based on a gold price of USD$1950/oz;

●	All Mineral Resources are reported on an in-situ basis, prior to the application of mining recovery or dilution factors;

●	Mineral Resources do not include material in TSF 1;

●	Mineral Resources are material which satisfies the requirement that they have reasonable prospects for eventual economic extraction (RPEEE); and

●	Mineral Resources are reported inclusive of any material that may be converted to Mineral Reserves upon application of appropriate mining modifying factors.

Currency of Estimate

Due to the suspension of all operations at Bogoso Prestea since November 2023, and the Company’s loss of site access since September 2024, to the knowledge of management, there has been no production, depletion or material exploration activity since the effective date of the estimate. The Company is therefore of the view that the April 1, 2024 Mineral Resource Estimate remains the current best available estimate of mineral resources at the property. The estimate will be updated as and when site access is restored and additional data becomes available.

Mampon Gold-Copper Mine

On September 17, 2025, the Company entered into a conditional Agreement for the Purchase of the Mampon Gold and Copper Mining Lease (“Mampon”) in Ghana (the “Mampon Purchase Agreement”) with FGRBPL to acquire up to a 90% interest in the company that will own Mampon (the “License-Holding Company”), located in Ghana’s Ashanti Gold Belt. The closing conditions include requirements to comply with Ghana regulation, including the transfer of a 10% ownership interest in the License-Holding Company to the Government of Ghana (as defined in the Mampon Purchase Agreement).

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with our consolidated financial statements for the years ended December 31, 2025 and 2024 and the notes thereto and other information included elsewhere in this Prospectus. This discussion includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions. Such statements include, but are not limited to, possible business combinations and the financing thereof and related matters, as well as all other statements other than statements of historical fact included herein. Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in our other SEC filings. Factors that could cause or contribute to those differences include, but are not limited to, those identified below and those discussed in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” included elsewhere in this Prospectus. Additionally, our historical results are not necessarily indicative of the results that may be expected in any future period. Amounts are presented in U.S. dollars.

Unless the context otherwise requires, references in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “we,” “us,” and “our” generally refer to Blue Gold Holdings Limited prior to the Business Combination or Blue Gold Limited from and after the Business Combination.

BUSINESS OVERVIEW

Blue Gold Limited (the “Company” or “BGL”), a Cayman Islands exempted company limited by shares, is a gold exploration, development and mining company that tokenizes gold to enable fractional gold ownership. This is delivered through two divisions: a Mining Division focused on the acquisition, development, and operation of long-life gold assets; and a Digital Division responsible for gold trading and the issuance of its gold-backed token, the Standard Gold Coin (“SGC”). The Digital Division is also responsible for creating various tools that enable holders to make use of their SGC, (“Electronic Transaction Application” or “ETA”), delivering a ‘Mine-to-Wallet’, product and service.

The Company has one wholly owned subsidiary, Blue Gold (Cayman) Limited (“BGCL”). BGCL has two wholly owned subsidiaries: Blue Gold Holdings Limited (“BGHL”), an England and Wales private limited liability company formed on November 9, 2023 to develop, finance, license, and operate gold mines in Ghana and elsewhere, and Blue Goldmine FZCO (“BGFZCO”), incorporated in the United Arab Emirates on November 26, 2025 to undertake gold trading activities. BGHL has two wholly owned subsidiaries: Blue Gold Digital Limited (“BGD”), an Ireland company incorporated on December 12, 2025 to develop financial technology products, and Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a company incorporated in Ghana on January 26, 2024 to acquire the Bogoso Prestea mine. BGD has two wholly owned subsidiaries: BlueGold One LLC (“BGO”) and Standard Gold Statutory Trust Company (“SGST”), both formed in the State of Wyoming, United States of America, on November 12, 2025 and December 9, 2025, respectively, to undertake the development and launch of the Company’s digital business.

RECENT DEVELOPMENTS

Recent events impacting our business are as follows:

Business Combination

On June 25, 2025 (the “Closing Date”), BGL consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024, and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 30, 2025, May 8, 2025 and June 10, 2025, by and among the Company, Perception and BGHL (the “BCA”).

For accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which BGHL issued stock for the net assets of PC4. The net assets of PC4 were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of BGHL.

Following the Business Combination, BGL’s Class A ordinary shares and Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BGL” and “BGLWW”, respectively.

Termination of Mining Leases

On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Republic of Ghana for the Promotion and Protection of Investments, signed in Accra on March 22, 1989 and entered into force on October 25, 1991 (“UK-Ghana BIT”). On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration, in which it contested jurisdiction, disputed the validity and merits of BGL’s claims, agreed to have a three-person tribunal hear the dispute, and for the tribunal to be, administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). On December 8, 2025, a three-person tribunal was constituted. On February 19, 2026, the arbitral tribunal and parties to the arbitration attended an inaugural procedural conference, which focused on establishing the procedural framework of the arbitration.

Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, Corporate Attorneys (“Kimathi & Partners”), its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On January 27, 2025, the Company filed an Application For Contempt of Court with The High Court of Justice (Commercial Division) (the “High Court”) alleging that the Interim Management Committee’s (“IMC”) continued control, possession, and management of the Bogoso Prestea Mine and engagement with Heath Goldfields Limited for the purposes of handing over the Bogoso Prestea Mine to Heath Goldfields Limited was in violation of the judicial review application and injunction application that were served upon them, thus contemptuous.

On February 10, 2025, the EOCO dismissed its preliminary investigation into the transactions between Heath Goldfields and the Minerals Commission following allegations of falsification of official documents due to insufficient evidence.

On March 20, 2025, the High Court dismissed Heath Goldfields Limited’s application to strike the Company’s judicial review application as without merit. The High Court also dismissed the Company’s judicial review application to quash the decision of the Minister of Lands and Natural Resources and stated that the Company and FGR did not properly invoke the jurisdiction of the Court.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine, giving them 120 days to remedy all breaches and carry out essential services.

On November 18, 2025, the Supreme Court of Ghana dismissed an application for an order for certiorari filed by FGRBPL and BGBPL. The ruling was not on the merits of the Company’s claim, but rather responding to a procedural question about whether the High Court had properly denied itself jurisdiction to consider the first application for judicial review before it.

On December 30, 2025, Heath Goldfields released a public statement claiming that the Minerals Commission and Environmental Protection Authority have issued operating permits for the Bogoso Prestea Mine to them.

On January 12, 2026, the High Court upheld a preliminary legal objection filed by the Attorney-General against the injunction application pending the determination of the Human Rights Application. The High Court was of the view that an order for injunction was not necessary and accordingly struck out the injunction application.

On February 23, 2026, the Company announced that it has withdrawn its suits pending before the Courts of Ghana to concentrate its legal efforts and resources on the ongoing international arbitration proceedings.

In the event the arbitration outcome or the outcome of any other actions is favorable to the Company, successful mine development, infrastructure construction, and mineral production will be dependent on obtaining all necessary consents, approvals, licenses, and funding for a successful design, construction, and operation of efficient mining, processing, and transportation facilities. No assurance can be given that we will be able to resolve the lease dispute or obtain all necessary consents, approvals licenses, and funding in a timely manner, or at all. If the outcome of the arbitration is unfavorable, it will adversely affect the value of BGL’s business. Delays or difficulties in obtaining a favorable arbitration outcome or in obtaining other approvals, consents, licensing or funding may interfere with future mining operations or plans of BGL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGL will be able to undertake its business plan to restart the Bogoso Prestea mine. If the Company is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished, which will reduce the mineral rights value reflected in BGL’s balance sheet to zero.

Shareholder Actions

On July 28, 2025, RCF VII Sponsors LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (together, “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Islands (the “Court”). The Plaintiffs seek a declaration that the Class A ordinary shares received in exchange for Perception shares are Unrestricted Shares, as such term is defined in the Company’s Memorandum and Articles of Association (the “Articles”), and seek damages for any loss caused by the treatment of their shares as restricted (such action, the “Pending Action”). The Company intends to vigorously defend against the Plaintiffs claim. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

On August 29, 2025, the Company filed a Form 6-K to provide its notice and proxy statement related to the extraordinary general meeting of shareholders (the “EGM”) that was scheduled to be held on September 8, 2025. The purpose of the EGM was to amend the Company's Memorandum and Articles of Association to clarify the definition of Unrestricted and Restricted shares. Subsequently, the Plaintiffs filed an application for an interim injunction with the Court (the “Injunction Proceeding”) to prevent the Company from holding such EGM. The Injunction Proceeding was brought before the Court ex parte by the Plaintiffs.

On September 5, 2025, the Court issued an interim injunction in favor of the Plaintiffs. On September 10, 2025, the Company filed a Form 6-K disclosing that the directors of the Company have determined to postpone the EGM indefinitely.

Following a hearing on September 22 and 23, 2025, the Court ordered the conversion of the originating summons proceedings to a writ action and gave directions for the exchange of full pleadings and further evidence, leading to a trial of certain preliminary issues which was heard on November 20 and 21, 2025. In addition, at this hearing, the Court also heard arguments from the parties in relation to whether to continue, discharge or vary the injunction.

On May 14, 2026, the Financial Services Division of the Court issued its judgment on the three preliminary issues (the “Judgment”). The Court (i) determined that, on a proper construction of the Company's Articles of Association, the Plaintiffs’ Class A ordinary shares are Unrestricted Shares, (ii) clarified the composition of the class of shareholders whose consent is required under Article 30 of the Articles in order to effect the proposed amendment to the Articles (the “Class”), such that the Plaintiffs and their affiliates constitute a majority of the Class, and, (iii) held that the Company cannot validly proceed to a vote on the EGM resolution relating to the clarification of the definitions of Unrestricted Shares and Restricted Shares (as such term is defined in the Articles) until consent is validly obtained from a majority of the Class.

The Court ordered that the existing interim injunction, which prevents the Company from proceeding with any EGM to alter the relevant rights of the Class under the Articles, must continue until trial or further order. In return for the continuation of the injunction, the Court directed the Plaintiffs to provide fortification of their undertakings as to damages, with the amount of such fortification to be determined.

The Judgment addresses preliminary issues only, and several substantive matters remain to be determined at trial, including claims for damages, the Company’s counterclaim for rectification of its share register, and certain other questions reserved from the preliminary issues. The Company is considering all available legal options, including any appeal or stay of the Judgment.

Convertible Note Purchase Agreements

The June 2024 Notes

On June 16, 2024, BGHL executed $2,500,000 of convertible secured interest-bearing loan notes, as amended and restated by an amendment and restatement deed, dated June 26, 2024, with a redemption date of December 14, 2024 (the “Notes”), to fund working capital needs. BGHL recorded the Note liability at its fixed monetary amount on the issuance date and recognised interest expense over the outstanding period of the Notes. In July 2024, $350,000 of the Notes were redeemed and subsequently reissued. On January 10, 2025, the Notes were amended and restated to extend the redemption date from December 14, 2024 to June 14, 2025; increase the fixed interest rate from 15% to 30% of the principal amount of the Notes repaid or redeemed and decrease the conversion rate to $0.40 per share.  Under the amended terms, no interest was payable on any Notes that were converted. On June 20, 2025, the noteholders converted their Notes into shares, accepting 6,182,122 shares issued by BC2 (as converted to 555,781 shares of the Company), with a corresponding intercompany loan being put in place owing by BGHL to BC2 (see Note 16). As a result of the conversion, total interest expense of $766,585 previously recognized was reversed as the noteholders had no right to interest if they opted to convert. At December 31, 2025, and 2024, the balance of the Notes was $0 and $2,472,848, respectively.

June and July 2025 Notes

During the year ended December 31, 2025, BGHL undertook a fundraising in the form of convertible notes (the “June Notes”).

In July 2025, the Company entered into several additional convertible note purchase agreements raising an aggregate amount of approximately $0.4 million (the “July Notes”). Both the June Notes and the July Notes automatically converted into the Company’s Class A ordinary shares 30 days following the listing of such shares on Nasdaq (the “Listing”) at a conversion price of $17.69 per share (less the Applicable Discount). The “Applicable Discount” was 40% discount for investments made prior to the Listing and 20% discount for investments made following the Listing. An aggregate of $2,614,318 was raised from the June and July Notes.

The June and July 2025 Notes are classified and accounted for as a financial liability which was measured at fair value on a recurring basis under ASC 480-10. At December 31, 2025, the balance of the June Notes and the July Notes was $0.

The PC4 Convertible Note

Prior to the close of the Business Combination, PC4 incurred certain legal fees related to the Business Combination in the aggregate amount of $770,000. Upon the close of the Business Combination, PC4 entered into a convertible note agreement (the “PC4 Convertible Note”) with the legal firm with respect to the total amount owed, and this obligation was assumed by the Company at the close of the Business Combination. The PC4 Convertible Note carried an interest rate of 12% per annum and 18% on any overdue unpaid principal. For the year ended December 31, 2025, total interest expense of $35,452 was paid by the Company on the PC4 Convertible Note and included in interest expense on the consolidated statements of operations and other comprehensive loss. The balance of $770,000 was repaid during the year ended December 31, 2025. At December 31, 2025, $0 was due and payable under the note.

Senior Convertible Notes

On August 29, 2025, the Company entered into a Securities Purchase Agreement (the “August Note SPA”) with 3i, LP (“3i”) authorizing a new series of senior convertible notes in the principal amount of up to $5,434,783 (the “Senior Convertible Notes”) and warrants to purchase up to an aggregate of 215,299 Class A ordinary shares. On September 3, 2025, the Company sold a Senior Convertible Note in the principal amount of $3,804,348 at an original issue discount of 8% (the “September Senior Convertible Note”) and 150,709 warrants (the “September Warrant”), for an aggregate purchase price of $3,500,000. On November 12, 2025, the Company issued to 3i an additional Senior Convertible Note in the principal amount of $1,630,435, at an 8% discount (the “November Senior Convertible Note” and, together with the September Senior Convertible Note, the “Initial Senior Convertible Notes”), and 64,590 additional warrants (the “November Warrant” and, together with the September Warrant, the “Initial Warrants”), for an aggregate purchase price of $1,500,000. The Senior Convertible Notes bear interest at a rate of 7% per annum, increasing to 12% upon an event of default (as defined in the Senior Convertible Notes). The Senior Convertible Notes are convertible into Class A ordinary shares at a conversion price of $13.51 per share, subject to certain adjustments.

On December 1, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with 3i pursuant to which the Company and 3i agreed that, in lieu of the payment in cash of the first installment amount of $1,017,663 (the “First Installment”) due on December 3, 2025, 3i will have the right to convert the entire First Installment, or any portion thereof, at its option, into Class A ordinary shares at a conversion price equal to 93% of the lowest volume weighted average price (“VWAP”) for the five (5) Trading Day (as defined in the Initial Senior Convertible Note) period prior to the date of 3i’s applicable conversion notice.

The Senior Convertible Notes are classified as liabilities under ASC 480-10 and measured at fair value on a recurring basis, with changes in fair value recognized in earnings each reporting period. At December 31, 2025, the fair value of the Senior Convertible Notes was $3,468,563, with a principal balance of $4,577,763 and unamortized debt issuance costs of $434,783. During the year ended December 31, 2025, the Company converted a balance of $917,016 of Senior Convertible Notes (inclusive of $857,020 principal and $59,996 of interest) into 321,189 Class A ordinary shares. Also on August 29, 2025, the Company entered into a Registration Rights Agreement with 3i providing for the registration of the Class A ordinary shares issuable upon conversion of the Senior Convertible Notes and exercise of the related warrants.

On January 23, 2026, the Company entered into an Omnibus Amendment to Securities Purchase Agreement and Senior Convertible Notes with 3i (the “Omnibus Amendment”) to amend each of the August Note SPA, Initial Senior Convertible Notes and the Initial Warrants.

Pursuant to the Omnibus Amendment, beginning January 23, 2026, subject to an existing event of default, 3i agreed that neither it nor any of its affiliates will sell or otherwise dispose of certain shares on any Trading Day in an amount that exceeds the greater of (i) ten percent (10%) of the aggregate daily trading volume of the Company’s Class A ordinary shares reported on its principal market and (ii) $10,000 per Trading Day through February 15, 2026 and $40,000 per Trading Day thereafter.

The Omnibus Amendment amended the conversion price mechanics of the Initial Senior Convertible Notes such that the conversion price was fixed at $3.00 through February 15, 2026, and currently equals the lower of (i) 93% of the lowest VWAP during the three (3) Trading Days immediately preceding a Conversion Notice (subject to a $0.50 floor price) and (ii) $10.00, in each case as adjusted for customary equity events. The Omnibus Amendment additionally amended the events of default to clarify that a failure to pay principal, make-whole amounts, interest, late charges or other amounts (other than installment amounts) when due constitutes an event of default if not cured within ten (10) Trading Days, applicable solely to unpaid interest and late charges. Further, the Omnibus Amendment provides 3i with a five (5) Trading Day election period following receipt of a Company optional redemption notice to convert all or any portion of the conversion amount, with any conversion amount reducing the applicable redemption amount. In addition, the Omnibus Amendment modifies the installment payment provisions to require cash payment of installment amounts (the “Installment Amounts”) only on installment dates on or prior to January 1, 2026 (unless converted). After January 1, 2026, no Installment Amounts shall become payable or owed by the Company, other than the maturity date.

Finally, the Omnibus Amendment amends the exercise price of the Existing Warrants to $0.01.

Concurrently with the Omnibus Amendment, on January 23, 2026, the Company issued to 3i (i) a senior convertible note in the principal amount of $1,630,435 (the “January Note”) and (ii) a warrant to purchase 64,590 Class A ordinary shares (the “January Warrant” or “January Warrants” as applicable).

The January Note matures on January 23, 2027 and is convertible into Class A ordinary shares pursuant to the same conversion mechanics of the Initial Senior Convertible Notes. The January Note contains the same terms and conditions as the Initial Senior Convertible Notes, including certain negative covenants, as well as standard and customary events of default.

The January Warrant is exercisable for up to an aggregate of 64,590 Class A ordinary shares at a price of $0.01 per share (the “January Warrant Exercise Price”). The January Warrant may be exercised during the period that commenced on January 23, 2026 and ends on January 23, 2031. The January Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, and issuances of additional Class A ordinary shares.

Pursuant to the terms of the January Note and the January Warrant, the Company shall not effect a conversion of any portion of the January Note or an exercise of the January Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, 3i would beneficially own in excess of 4.99% (or, at the option of 3i, 9.99%) of the Class A ordinary shares of the Company outstanding immediately after giving effect to such conversion.

On May 5, 2026, the Company delivered a notice of dilutive issuance to 3i, pertaining to certain outstanding senior convertible notes issued pursuant to the August Note SPA, notifying 3i that, in connection with the Company’s entry into the New Facility Agreement (as defined below), the conversion price of the senior convertible notes held by 3i will be reduced pursuant to the anti-dilution provisions set forth in Section 7(c) of the senior convertible notes such that the conversion price applicable to the senior convertible notes will be reduced to mean the lower of (A) 93% of the lowest volume weighted average price (VWAP) of the Company’s Class A ordinary shares during the three (3) trading days immediately preceding the date the conversion notice is delivered, but in no event lower than $0.50, and (B) $1.00, in each case as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events.

Ordinary Share Purchase Agreement

On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement (the “Ordinary Share SPA”) with Tumim Stone Capital LLC (“Tumim”), pursuant to which the Company may sell up to $75,000,000 of newly issued Class A ordinary shares to Tumim at the Company’s option, subject to certain conditions, at a price per share equal to 0.97 multiplied by the lowest daily VWAP of the Class A ordinary shares during the applicable VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA). In consideration for entering into the Ordinary Share SPA, on September 3, 2025, the Company issued to Tumim 69,419 Class A ordinary shares as commitment shares. Also on August 29, 2025, the Company entered into a Registration Rights Agreement with Tumim requiring registration of the VWAP Purchase Shares and the Commitment Shares. In the year ended December 31, 2025, the Company issued 466,631 Class A ordinary shares pursuant to the Ordinary Share SPA.

On November 24, 2025, the parties amended the Ordinary Share SPA to provide that at the Company’s option, the Company may sell the VWAP Purchase Shares either (i) at a price per share equal to (x) 0.95, multiplied by (y) the lower of (A) the Closing Sale Price (as defined in the Ordinary Share SPA) on the applicable Trading Day (as defined in the Ordinary Share SPA)and (B) the VWAP on the applicable Trading Day during a one- (1-) day VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA) or (ii) at a price per share equal to (x) 0.97, multiplied by (y) the lowest VWAP of the Class A ordinary shares during a three- (3-) day VWAP Purchase Valuation Period.

Additionally, the VWAP Purchase Maximum Amount (as defined in the Ordinary Share SPA) was amended to mean (a) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of one (1) Trading Day, such number of Class A ordinary shares equal to the lower of: (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.20; and (ii) the quotient obtained by dividing (A) $2,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date, and (b) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of three (3) Trading Days, such number of Class A ordinary shares equal to the lower of (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (ii) the quotient obtained by dividing (A) $3,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided however, that the investor may waive this limit if Form F-3 is being used to register the Registrable Securities (as defined in the Registration Rights Agreement). All capitalized terms not defined in this paragraph shall have the meanings ascribed to them in the Ordinary Share SPA, as amended.

Mampon Gold and Copper Mining Lease

On September 17, 2025, the Company entered into a conditional Agreement for the Purchase of the Mampon Gold and Copper Mining Lease (“Mampon”) in Ghana (the “Mampon Purchase Agreement”) with FGR Bogoso Prestea Limited (“FGRBPL”) to acquire up to a 90% interest in the company that will own Mampon (the “License-Holding Company”) located in Ghana’s Ashanti Gold Belt. The closing conditions include requirements to comply with Ghana regulations, including the transfer of a 10% ownership interest in the License-Holding Company to the government of Ghana. FGRBPL will receive two payment tranches, as follows:

●	First Tranche: Subject to certain closing conditions, including the approval of the licensing assignment by all relevant parties, including the government of Ghana, the Company will pay $15 million to FGRBPL for a 50% stake in a Special Purpose Vehicle, which will own the License-Holding Company (the “SPV”). The consideration will be paid by issuing 750,000 Class A ordinary shares to FGRBPL. Following the expiry of ninety (90) consecutive trading days immediately after the First Tranche Completion, such consideration shall be adjusted as follows:

○	if the VWAP Price over that period is less than $20.00 but not less than $10.00, the Company will issue additional Class A ordinary shares to the FGRBPL as is necessary to ensure that the aggregate value of the First Tranche Consideration Shares (calculated by reference to the VWAP Price) equals $15 million;

○	if the VWAP Price is equal to or greater than $20.00, no additional Class A ordinary shares shall be issued; and

○	if the VWAP Price is less than $10.00, the maximum number of First Tranche Consideration Shares to be issued shall be 1,500,000 Class A ordinary shares.

●	Second Tranche: At the option of the Company, at any time between 12 and 18 months following the date of the Purchase Agreement, independently verified resource upgrades in accordance with the standards of Regulation S-K 1300 of the Securities Act above an initial threshold of 300,000 oz of gold will be paid for by the Company by issuing shares in accordance with the following value:

○	Up to $55 per ounce of gold (capped at 6 million ounces);

○	Up to $50 per ton of copper (capped at 4 million tons); and

○	if the option is exercised, FGR BPL will transfer the remaining 50% stake in the SPV to the Company.

Loan Facility

On November 4, 2025, the Company entered into a loan agreement (the “City Loan Agreement”) with City First Capital Pty Ltd (“City First”) that provides for a loan facility in the aggregate principal amount of AUD$100 million, subject to the satisfaction of certain conditions precedent, including resolution of the mining lease dispute. The loan will be used exclusively to restart the Bogoso and Prestea mine, including any associated working capital costs. The loan matures on November 3, 2029 and bears interest at 24% per annum, or AUD$6,000,000, payable quarterly. The Company may elect to repay the loan in whole or in part prior to maturity, subject to a termination fee equal to six months’ interest. The City First Loan Agreement was amended on each of November 17, 2025, and December 16, 2025, primarily to extend the deadline for satisfying conditions precedent and to clarify the Establishment Fee. On December 1, 2025, pursuant to the City First Loan Agreement, as amended, the Company issued 250,000 Class A ordinary shares with a fair value of $1,037,500 as the Establishment Fee, recorded as deferred financing on the consolidated balance sheet at December 31, 2025. At December 31, 2025, there were no drawdowns under this facility.

Gold Sale and Purchase Agreement

On December 1, 2025, Blue Goldmine FZCO entered into a Sale and Purchase Agreement (the “Hudson Dunes Agreement”) with Hudson Dunes FZCO (“Hudson Dunes”), which establishes a framework under which Hudson Dunes shall make available to Blue Goldmine FZCO, on a call-off basis, up to one million (1,000,000) troy ounces of gold over the duration of the Hudson Dunes Agreement. The purchase price will be determined as a product of the net weight multiplied by the purity and the London Bullion Markets Association (LBMA) Fix. The Hudson Dunes Agreement also provides that Hudson Dunes shall make available to Blue Goldmine FZCO a $100 million secured funding facility to finance purchases under the Hudson Dunes Agreement, with Hudson Dunes receiving 50% of the profit margin generated from onward sale or tokenization of financed gold as repayment. Gold financed under the Hudson Dunes Agreement will be subject to a first ranking lien over the gold in favor of Hudson Dunes.

Entry into Trading Facility Agreement

On December 1, 2025, Blue Goldmine FZCO entered into a $15,000,000 gold trading facility agreement (the “Facility”) with Hudson Dunes and BGL as guarantor, to finance the purchase and sale of gold on a transactional and revolving basis. Pursuant to the facility, Blue Goldmine FZCO may use the funds to finance specific gold trades that meet agreed eligibility criteria. The positive margins generated from gold trades will be shared between Blue Goldmine FZCO and Hudson Dunes on a 2:1 basis, whereby two parts will be allocated to Blue Goldmine FZCO and one part will be allocated to Hudson Dunes. The obligations under the Facility are secured by a corporate guarantee provided by BGL. Blue Goldmine FZCO will provide Hudson Dunes a cash collateral of $5 million (the “Cash Collateral Contribution”) as a condition to drawing on the Facility. The Facility is available until the earlier of December 31, 2026 and the Facility’s earlier termination in accordance with its terms. On January 12, 2026, the Facility was amended to include BGHL as an additional borrower and increase the Facility amount to three times the Cash Collateral Contribution up to a maximum of $15,000,000.

Ritchie Facility Agreements

On January 10, 2026, the Company entered into a facility agreement with Kaela Ritchie (the “Lender,” and, such agreement, the “First Ritchie Facility Agreement”) that provides for a drawdown loan facility of up to $2,000,000. The First Ritchie Facility Agreement is available for drawdown by the Company for a period of six months from January 9, 2026, with a maximum aggregate drawdown per week of $500,000. Interest accrues at 10% per year on drawn amounts. At maturity, the Company shall repay the balance and interest, provided that the Company may repay the balance at any time prior to maturity without premium or penalty. The First Ritchie Facility Agreement would have matured on January 9, 2027 had the Company not entered into the Exchange Agreements.

On March 26, 2026, the Company entered into a second facility agreement with Kaela Ritchie (the “Second Ritchie Facility Agreement”) that provides for a drawdown loan facility of up to $2,000,000. The Second Ritchie Facility Agreement is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The Second Ritchie Facility Agreement matures on March 26, 2027 had the Company not entered into the Exchange Agreements.

On May 5, 2026, Company entered into two exchange agreements (each, an “Exchange Agreement,” and, together, the “Exchange Agreements”) with the Lender, pursuant to which the Company exchanged certain outstanding indebtedness owed to the Lender under the First Ritchie Facility Agreement and Second Ritchie Facility Agreement for newly issued Class A ordinary shares of the Company.

Pursuant to the first Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that the Second Ritchie Facility Agreement in the aggregate amount of $2,042,132 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 2,042,132 Class A ordinary shares.

Pursuant to the second Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under the Second Ritchie Facility Agreement in the aggregate amount of $778,617 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 778,617 Class A ordinary shares.

Each exchange was effected in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, with no commission or other remuneration paid in connection therewith. Pursuant to each Exchange Agreement, the Company has agreed to file, within sixty (60) days following May 5, 2026, a registration statement on Form F-1 (or another appropriate form) to register for resale the Class A ordinary shares issued in the exchanges, and to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

On May 5, 2026, concurrently with the execution of the Exchange Agreements, the Company entered into a Facility Agreement (the “New Facility Agreement”) with the Lender that provides for a drawdown loan facility of up to $4,000,000, subject to increase upon mutual agreement of the parties. The facility is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The facility matures on May 5, 2027. At any time and from time to time prior to maturity, the Lender has the right, but not the obligation, to deliver a mandatory conversion notice requiring the Company to convert all or any portion of the outstanding balance into Class A ordinary shares at a conversion price of $1.00 per share (subject to adjustment for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Class A ordinary shares following May 5, 2026) (the “Conversion Shares”) The Company is obligated to prepare and file a registration statement with the SEC within 60 calendar days following the date of a mandatory conversion notice to register the Ritchie Conversion Shares, and shall use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The New Facility Agreement matures on May 5, 2027.

Entry into Securities Purchase Agreement

On February 23, 2026, the Company entered into a Securities Purchase Agreement with Hudson Dunes pursuant to which the Company agreed to issue and sell in a private placement an aggregate of 2,500,000 Class A ordinary shares at a price per share of $4.00, for gross proceeds of $10,000,000. The proceeds will be used for working capital, general corporate purposes and to repay certain debt obligations. As at the date of filing the private placement has not closed.

Amendment of Employment Agreement and Grant of Class A ordinary shares

On April 2, 2026, the board of directors (the “Board”) of BGL approved, and the Company entered into, an amended employment agreement with its chief executive officer, Andrew Cavaghan (the “Amended Employment Agreement”). In connection with the Amended Employment Agreement, the Compensation Committee of the Board approved grants to Mr. Cavaghan of an aggregate of 2,447,500 Class A ordinary shares (the “April 2026 Grant”) under the Company’s 2025 Equity Incentive Plan (the “Plan”), in lieu of previously approved cash and stock-based compensation. The April 2026 Grant consists of (i) 2,290,000 restricted Class A ordinary shares, which are subject to time-based and/or performance-based vesting, and (ii) 157,500 unrestricted Class A ordinary shares, in consideration for Mr. Cavaghan’s service to the Company. Mr. Cavaghan has entered into a Restricted Stock Grant Agreement and an Unrestricted Stock Grant Agreement with the Company, evidencing the terms and conditions of each such grant, which are subject to all of the terms and conditions of the Plan. In addition, pursuant to the Amended Employment Agreement, Mr. Cavaghan’s cash compensation shall be reduced to $1 USD per annum. Effectiveness of the terms and conditions of the Amended Employment Agreement is retroactive to January 1, 2026.

RESULTS OF OPERATIONS

The following table summarizes our financial results for the years ended December 31, 2025 and 2024:

	For the	For the
	year ended	year ended
	December 31,	December 31,	Dollar
	2025	2024	Change
Operating expenses
General and administrative expenses	$11,928,581	$2,111,753	$9,816,828
Merger and acquisition expenses	2,045,056	1,682,391	362,665
Plant costs	484,641	6,252,438	(5,767,797)
Accretion of asset retirement obligation	1,910,000	1,037,000	873,000
Depreciation	54,799	41,768	13,031
Total operating expenses	16,423,077	11,125,350	5,297,727

Other income (expense)
Interest income (expense), net	255,842	(442,869)	698,711
Day one loss in fair value of convertible notes	(1,604,305)	-	(1,604,305)
Change in fair value of liabilities	(4,470,596)	-	(4,470,596)
Related party interest income (expense), net	332,222	(69,418)	401,640
Total other expense, net	(5,486,837)	(512,287)	(4,974,550)
Net loss	$(21,909,914)	$(11,637,637)	$(10,272,277)

The following table summarizes our financial results for the years ended December 31, 2024 and 2023:

	For the	For the Period from November 9, 2023
	year ended	(inception) to
	December 31,	December 31,	Dollar
	2024	2023	Change
Operating expenses
General and administrative expenses	$2,111,753	$333,781	$1,777,972
Merger and acquisition expenses	1,682,391	-	1,682,391
Plant costs	6,252,438	-	6,252,438
Accretion of asset retirement obligation	1,037,000	-	1,037,000
	-	897	(897)
Depreciation	41,768	-	41,768
Total operating expenses	11,125,350	334,678	10,791,569

Other income (expense)
Interest income (expense), net	(442,869)	-	(442,869)
Related party interest income (expense), net	(69,418)	-	(69,418)
Total other expense, net	(512,287)	-	(512,287)
Net loss	$(11,637,637)	$(334,678)	$(11,303,856)

General and Administrative

General and administrative expenses for the year ended December 31, 2025 were $11,928,581 as compared to $2,111,753 for the year ended December 31, 2024. The $9,816,828 increase in general and administrative expenses primarily reflects increases in professional services, including legal and accounting fees, and stock-based compensation expense of $1,162,531 primarily related to the issuance of Class A ordinary shares to consultants during the year, together with increased costs associated with operating as an exchange-listed public company following the closing of the Business Combination in June 2025. For the period from November 9, 2023 (inception) to December 31, 2023, BGL’s expenses are associated with accounting, legal and consulting costs related to the Business Combination. BGL expects that its general and administrative expenses will increase in future periods commensurate with the expected growth of its business and increased expenditures associated with its status as an exchange-listed public company.

Merger and Acquisition Expenses

Merger and acquisition expenses for the year ended December 31, 2025 were $2,045,056 as compared to $1,682,391 for the year ended December 31, 2024. The $362,665 increase reflects higher legal and other professional costs related to the Business Combination transaction that closed in June 2025.

Plant Costs

Plant costs for the year ended December 31, 2025 were $484,641 as compared to $6,252,438 for the year ended December 31, 2024. The $5,767,797 decrease in plant costs reflects a significant reduction in BGL’s activities at the mine site as a result of the ongoing lease dispute with the Government of Ghana. BGL expects that its plant costs will increase in future periods following resolution of the dispute, commensurate with the expected restart and growth of its mining operations.

Accretion of Asset Retirement Obligation

Accretion of asset retirement obligation for the year ended December 31, 2025 was $1,910,000 as compared to $1,037,000 for the year ended December 31, 2024. The asset retirement obligations totaled $17,833,000 and $13,937,000 at December 31, 2025, and 2024, respectively.

Depreciation

Depreciation for the year ended December 31, 2025 was $54,799 compared to $41,768 for the year ended December 31, 2024. The Company began ownership of property, plant and equipment in May 2024, with assets subject to depreciation from September 2024, resulting in only a partial period of depreciation in 2024.

Interest Income (Expense), Net

Interest income, net, was $255,842 for the year ended December 31, 2025, compared to interest expense, net, of $442,869 for the year ended December 31, 2024. The $698,711 increase in interest income, net is a result of a reversal of interest on June 2024 convertible note due to conversion to equity in lieu of an interest payment and partially offset by additional interest expense.

Day One Loss on Fair Value of Convertible Notes

The day one loss on issuance of convertible notes of $1,604,305 for the year ended December 31, 2025 represents the excess of the fair value of the Senior Convertible Notes over the proceeds received on issuance, arising as a result of the variable-rate conversion features of those instruments, which were classified and measured at fair value under ASC 480-10.

Change in Fair Value of Liabilities

The change in fair value of liabilities of $4,470,596 for the year ended December 31, 2025 reflects the aggregate movement in fair value of (i) the 11,500,000 warrants assumed in connection with the Business Combination, which are classified as warrant liabilities under ASC 815-40 and measured at fair value based on the period-end publicly stated closing price, and (ii) the Senior Convertible Notes held at fair value. At December 31, 2025, the fair value of the warrant liabilities was $4,843,800.

Related Party Interest Income (Expense), Net

Related party interest income, net, was $332,222 for the year ended December 31, 2025, compared to related party interest expense, net, of $69,418 for the year ended December 31, 2024. The $401,640 change reflects the change in the net position of related party balances from a net payable in 2024 to a net receivable in 2025.

LIQUIDITY AND GOING CONCERN

Since inception, the Company’s primary sources of liquidity have been cash flows from advances provided by affiliated entities, share issuances and convertible notes issuances. For the year ended December 31, 2025, the Company reported an operating loss of approximately $16.4 million and negative cash flows from operations of approximately $10.7 million. As of December 31, 2025, the Company had an aggregate cash balance of approximately $0.7 million and a net working capital deficit of approximately $12.3 million.

On August 19, 2024 the Company has entered into a Gold Advance Payment Purchase Agreement (“GAPPA”) with Gerald Metals SARL (“Gerald”) whereby, subject to satisfying several conditions precedent, Gerald will make advance payments of up to an aggregate of $25,000,000 to fund Bogoso Prestea restart costs. In September 2024, BGBPL signed a Mining Equipment Supply Framework Agreement with Attachy Construction Limited (“Attachy”), whereby Attachy has agreed to procure certain goods and equipment necessary for the restart of the Bogoso Prestea Mine, up to a total value of $8.0 million. BGBPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly installments. On November 7, 2024, BGHL received a $345,000 advance from Attachy. On each of October 2, 2024, October 28, 2024 and November 13, 2024, BGHL’s subsidiary, BGBPL, received advances in the aggregate amount of $303,000 from Attachy. These advances are non-interest bearing and do not require collateral. The advances are due on demand and, to date, Attachy has not demanded repayment of the advances. On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement  pursuant to which the Company may sell up to $75,000,000 of newly issued Class A ordinary shares (the “VWAP Purchase Shares”) to an investor at the Company’s option, subject to certain conditions.  On November 4, 2025, the Company entered into a Loan Agreement (as amended on November 17, 2025 and December 16, 2025) with City First Capital Pty (“City First”) that provides in the aggregate a loan amount of AUD$100 million, subject to the satisfaction of certain conditions precedent, to be used for the restart the Bogoso and Prestea mine. The GAPPA and City First Loan Agreement are both available specifically for the restart of the Bogoso Prestea mine; however, both are subject to satisfying several conditions precedent, including satisfactory due diligence and resolution of the lease dispute with the Government of Ghana. Subsequent to December 31, 2025, the Company entered a $2,000,000 drawdown loan facility with Kaela Ritchie on January 10, 2026, a second $2,000,000 drawdown loan facility with Kaela Ritchie on March 26, 2026, on February 23, 2026, a Securities Purchase Agreement with Hudson Dunes for gross proceeds of $10,000,000 through a private placement of 2,500,000 Class A ordinary shares, and, a third $4,000,000 drawdown loan facility with Kaela Ritchie on May 5, 2026. The first drawdown loan facility and second drawdown loan facility with Kaela Ritchie, respectively, have been cancelled and are of no further force or effect pursuant to the Exchange Agreements, as described elsewhere in this prospectus.

The funding of Blue Gold Limited’s capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts including growth into new business areas of gold trading and digital gold, the timing and extent of spending on the arbitration proceedings pursuant to the lease dispute with the Government of Ghana, the timing and extent of spending on shareholder litigation proceedings, the timing and extent of spending to support the restart of the Bogoso Prestea Mine, including whether the Bogoso Prestea Mine will restart at all, and further exploration activities.  To finance these opportunities and activities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through debt finance, trade finance, offtake finance and/or issuances of additional equity raises such as is available under the Ordinary Share Purchase Agreement. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,”, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued and the current plans do not alleviate the substantial doubt. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Cash flows for the year ended December 31, 2025 and 2024

The following table summarizes BGL’s cash flows from operating, investing and financing activities for the years ended December 31, 2025 and 2024:

	For the	For the	For the Period from November 9, 2023
	year ended	year ended	(inception) to
	December 31,	December 31,	December 31,
	2025	2024	2023
Net cash used in operating activities	$(10,564,959)	$(6,234,318)	$-
Net cash used in investing activities	$(96,735)	$(355,277)	$-
Net cash provided by financing activities	$11,206,281	$6,749,039	$-

Net cash used in operating activities

Net cash used in operating activities was approximately $10.6 million and approximately $6.2 million for the years ended December 31, 2025 and 2024, respectively, primarily consisting of general and administrative expenses, merger and acquisition expenses and plant costs. General and administrative expenses and merger and acquisition expenses increased in 2025 reflecting an increase in costs due to the Business Combination and arbitration costs pursuant to the lease dispute with the government of Ghana.

Net cash used in investing activities

Net cash used in investing activities for the years ended December 31, 2025 and 2024 was approximately $0.1 million and approximately $0.4 million, respectively, related to purchase of computer equipment and investment in intangible assets.

Cash flows provided by financing activities

Net cash provided by financing activities for the years ended December 31, 2025 and 2024 was $11.2 million and $6.7 million, respectively, and was primarily related to proceeds from the issuance and sale of Class A ordinary shares and convertible notes, partially offset by repayment of convertible notes.

Critical Accounting Policies and Estimates

BGL prepares its consolidated financial statements in accordance with U.S. GAAP, expressed in U.S. dollars. References to U.S. GAAP issued by the FASB are to the FASB Accounting Standards Codification. All significant intercompany balances and transactions have been eliminated in consolidation.

Preparation of consolidated financial statements in conformity with U.S. GAAP requires BGL to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Actual results could materially differ from these estimates. On an ongoing basis, BGL evaluates its estimates, including those relating to fair values, income taxes, and contingent liabilities among others. BGL bases its estimates on assumptions both historical and forward looking that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of its assets and liabilities.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BGL and its wholly owned subsidiaries. Control over subsidiaries is derived without exception from holding the majority of voting rights in the companies concerned. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to, the legal title to the Bogoso Prestea leases, valuation of convertible loan payables, valuation of warrants, valuation of mineral rights, valuation of royalty liabilities, contingent consideration, reserve volumes and future net revenues associated with mine resources and the asset retirement obligations.

The Life of Mine model (“LoM”), which has been used as the basis for calculating the mineral rights value and the royalty liability value is prepared to a Scoping Study level. The LoM is preliminary in nature and there is a high degree of uncertainty over the assumptions made. The LoM is solely based on Measured and Indicated Resources which are considered too speculative geologically to have economic considerations applied to them that would allow them to be categorized as mineral reserves, and there is no certainty that the LoM will be realized.

Foreign currency translation and transactions

BGL’s reporting currency is the U.S. dollar. The functional currency of each entity in the group is the currency of the primary economic environment in which it operates, other than for BGBPL whose functional currency is deemed to be the U.S. Dollar. Transactions in foreign currencies are initially recorded in source currency and converted into the functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency at exchange rates that prevailed on the date of inception of the transaction.

BGL translates the financial statements from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet dates. Expenses are translated at average rates in effect for the years presented. Translation gains and losses resulting from re-measurement from functional to reporting currency are recorded in accumulated other comprehensive income or loss as a component of shareholders’ deficit.

Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in general and administrative expenses in the consolidated statements of operations and other comprehensive loss using the average exchange rates in effect during the period.

Property, Plant and Equipment

The value of property, plant and equipment (“PP&E”), including land, buildings and processing equipment, that were acquired as part of the Asset Acquisition are recorded at relative fair value assessed at the time of the acquisition less depreciation. Any additional PP&E acquired, and any expenditures that extend the life of such assets, are recorded at historical cost, including direct acquisition costs less depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Capital work-in-progress is recorded at cost less impairment losses but is not depreciated until it is in use and transferred into other PP&E classifications.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to BGHL and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to profit or loss during the financial period in which they are incurred.

Depreciation

Depreciation for vehicles and other assets is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives as follows:

Vehicles	5 years
Computer and accessories	2 years

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

BGL evaluates the carrying value of PP&E and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values. BGHL estimates the fair values of these long-lived assets by performing a discounted future cash flow analysis for the remaining useful life of the asset, or the remaining useful life of the primary asset in the case of an asset group. An individual asset within an asset group is not impaired below its estimated fair value. There were no impairments recorded as of December 31, 2025 and 2024.

Mineral Rights Impairment and Amortization

Amortization of Mineral Rights (“Mine Properties”), buildings, leasehold land and plant and machinery (collectively the “mineral assets”) is provided for using the unit-of-production method with separate calculations made for each mineral resource.

The calculation of the units-of-production rate of amortization could be impacted to the extent that actual production in the future differs from current forecasted production resulting in possible revision to the estimate of total resources to be produced.

The carrying values of the mineral rights are assessed for impairment by management on an annual basis (while under development) or when indicators of impairment exist. BGL compares the carrying value of the mine assets to its estimates of undiscounted future cash flows from the underlying resources. Should management determine that these carrying values cannot be recovered, the carrying value is compared to an estimate of fair value and the unrecoverable amounts are written off against earnings and cannot be subsequently reversed. As of December 31, 2025, as the lease termination and ensuing dispute represented a triggering event, in accordance with ASC 360, BGL compared the undiscounted cash flows of the long-lived asset group to their carrying amounts which determined there was no impairment required.

Mineral Exploration Rights and Costs, Exploration, Evaluation and Development Expenditures

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred. When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves and all regulatory operating permits have been secured, the costs incurred after such determination will be capitalized until the commencement of production and amortized over their useful lives. To date, BGL has not established the commercial feasibility and received the necessary regulatory operating permits for any of its exploration prospects; therefore, all exploration costs are expensed.

Asset Retirement Obligation

BGL follows Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), which established a uniform methodology for accounting for estimated reclamation and abandonment costs. FASB ASC 410 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred or when acquired. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its future value each period and charged to accretion expense, and the initial capitalized cost is amortized over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded.

Business Combination and Asset acquisition

BGL applies a screen test to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction should be accounted for as an asset acquisition or business combination.

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, BGL accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

When an acquisition is accounted for as a business combination, BGL recognizes and measures the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, while transaction and integration costs related to business combinations are expensed as incurred. Any excess of the purchase consideration in excess of the aggregate fair value of the net tangible and intangible assets acquired, if any, is recorded as goodwill. For material acquisitions, BGL engages independent appraisers to assist with the determination of the fair value of assets acquired, liabilities assumed, noncontrolling interest, if any, and goodwill, based on recognized business valuation methodologies. An income, market or cost valuation method may be utilized to estimate the fair value of the assets acquired, liabilities assumed, and noncontrolling interest, if any, in a business combination. The income valuation method represents the present value of future cash flows over the life of the asset using discrete financial forecasts, long-term growth rates, appropriate discount rates, and expected future capital requirements. The market valuation method uses prices paid for a similar asset by other purchasers in the market, normalized for any differences between the assets. The cost valuation method is based on the replacement cost of a comparable asset at the time of the acquisition adjusted for depreciation and economic and functional obsolescence of the asset. The fair value of property, plant and mine development is estimated to include the fair value of asset retirement costs of related long-lived tangible assets. During the measurement period, not to exceed one year from the date of acquisition, BGL may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the period the adjustment arises.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). BGL utilizes market data or assumptions that market participants would use in pricing an asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement. Financial assets and liabilities are recorded based on the inputs to valuation techniques as follows:

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supposed by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash, prepaid expenses and other current assets, advances to related parties, accounts payable, accrued expenses and other current liabilities, and accounts payable - related parties, net approximates their carrying values due to their relatively short terms to maturity.

Convertible Notes Payable

BGL entered into convertible notes, some of which contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder into Class A ordinary shares at a fixed rate at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. BGL records the convertible note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the note.

For convertible debt instruments that are not considered liabilities under ASC 480 or ASC 815, the Company applies FASB ASC 470, Debt (“ASC 470”), for the accounting of such instruments, including any premiums or discounts. Debt issuance costs consist primarily of original issue discount (OID) and legal fees. These costs are netted off with the related loan and are being amortized to interest expense over the term of the related debt facilities using effective interest method.

The Company may elect the fair value option for certain financial instruments that meet the required criteria under ASC 825, Financial Instruments. Issuance fees incurred on instruments for which the fair value option was elected are not deferred and are recognized as an expense when incurred in the consolidated statement of operations. The portion of the change in fair value attributable to instrument-specific credit risk, if any, is recognized in other comprehensive income, with the remainder recognized in earnings.

Warrants

The Company reviews the terms of warrants to purchase its Class A ordinary shares to determine whether warrants should be classified as liabilities or within stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the consolidated statements of operations and other comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Quantitative and Qualitative Disclosure About Market Risks

Foreign Currency Risk

Our consolidated revenues are generated primarily in U.S. dollars. In addition, a substantial portion of our consolidated costs are incurred in U.S. dollars. The U.S. dollar is our primary reporting currency. The functional currency of each entity in the Group is determined by reference to the primary economic environment in which that entity operates. Notably, the functional currency of Blue Gold Bogoso Prestea Limited (“BGBPL”) has been determined to be the U.S. dollar.

Transactions in foreign currencies are initially recorded in the source currency and converted into the applicable functional currency at the exchange rate prevailing on the date of the transaction. At each balance sheet date, monetary assets and liabilities denominated in foreign currencies are remeasured into the functional currency at the closing exchange rate. Non-monetary assets and liabilities are remeasured at the historical exchange rate prevailing on the date the transaction was originally recognized.

Where the functional currency of a Group entity differs from the U.S. dollar reporting currency, the financial statements of that entity are translated into U.S. dollars for consolidation purposes. Assets and liabilities are translated at the closing exchange rate at the balance sheet date; expenses are translated at average exchange rates in effect for the period. Exchange differences arising on translation from functional to reporting currency are not recognized in profit or loss but are recorded in accumulated other comprehensive income or loss as a component of shareholders’ equity (deficit).

Gains and losses arising on transactions denominated in a currency other than the functional currency of the relevant entity are recognized in general and administrative expenses in the consolidated statements of operations and other comprehensive loss, using average exchange rates in effect during the period.

A significant portion of our operations is conducted in countries other than the United States and the Cayman Islands. See “Critical Accounting Policies and Estimates — Foreign Currency Translation and Transactions” for additional information regarding our foreign currency accounting policies.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information relating to the executive officers and directors of the Company as of the date of this Prospectus.

Name	Age	Position
Andrew Cavaghan	49	Chief Executive Officer and Director
Lorenz Werndle	51	Chief Financial Officer
Nathan Dionne	35	Chief Technology Officer
Gustavo (Gus) Gomes	65	Chief Operating Officer & Executive Vice President Mining
Daniel Driscoll	48	Chief Legal Officer
Daniel Owiredu	68	Executive Chairman
David Edward	60	Director
Philip Newall	64	Director
Tao Tan	40	Director
Candice Beaumont	52	Director

Andrew Cavaghan

Mr. Cavaghan is the chief executive officer of the Company. He resides in Accra, Ghana, where he co-leads BGHL as Executive Chairman. Mr. Cavaghan is also co-founder and Executive Director of Blue International Holdings, formed in 2012, which has raised and invested over $150m into energy and mining projects in sub–Saharan Africa. Prior to this Mr. Cavaghan co-founded investment group, Desert Lion Partners, in 2009 which originated multiple projects in Sub Saharan Africa in the mining, transportation, real estate and infrastructure sectors. Between 2002 and 2009 Mr. Cavaghan was a venture capital and private equity executive, latterly with Octopus Investment. During his time with Octopus funds under management grew from $30 million to $1 billion, Mr. Cavaghan was called to the bar in 2002 and became a member of Middle Temple. Mr. Cavaghan has worked at the law firm Addleshaw Goddard (formerly Theodore Goddard), and gained his undergraduate degree in Philosophy at University College London.

Lorenz Werndle

Mr. Werndle is the chief financial officer of the Company, as well as the chief financial officer of BGHL. He was previously the Head of Corporate Development, leading Mergers & Acquisitions and Financial Planning and Analysis for Mwana Africa PLC and Lonrho PLC, both companies focused on Africa. At Mwana Africa, he led the corporate finance elements of the financing and successful restart of the Bindura Nickel Mine in Zimbabwe growing group revenue to over $110 million per year. At Lonrho, he was part of the team that grew group revenue by £100 million per year through business acquisitions. Mr. Werndle has also worked for Ambrian Partners PLC in their Corporate Finance advisory division, advising mining clients on IPOs and sell side transactions. He started his career as a strategy consultant for Andersen Consulting in their South African office advising global clients on delivering operational improvements and on their African expansion strategies. Mr. Werndle holds a Bachelor of Commerce Degree in Accounting and an Honours Degree in Economics from Stellenbosch University, where he received the CGW Schumann medal in 1998 and the Cloete Medal in 1997 and 1998. He also holds an MSc from the University of Oxford where he was the recipient of the Clarendon scholarship.

Nathan Dionne

Mr. Dionne serves as Chief Technology Officer of the Company, where he leads the Company’s global technology strategy spanning gold mining, digital assets, and financial infrastructure, including the development of the SGC.  Prior to this, Mr. Dionne founded PlayGreen, a sports experiences and gaming company focused on the Latin American market. Mr. Dionne also co-founded NorthOut in 2015, a software consulting firm which he grew alongside his co-founder from two people to more than 200 employees, serving clients from the Fortune 500 to early-stage ventures, before its acquisition by Eze Castle Integration in 2020. Following the acquisition, Mr. Dionne served as VP of Digital Transformation at Eze Castle Integration, leading digital strategy for leaders in the financial industry. Between 2014 and 2015, Mr. Dionne served as Chief Technology Officer of Barstool Sports, overseeing technology strategy and team, prior to the company’s acquisition by Penn National Gaming in a transaction valued at $500 million. Mr. Dionne previously held senior roles at CashStar, an eGifting and incentives platform serving major global retailers, which was acquired by Blackhawk Network in 2017. Mr. Dionne holds a Bachelor of Science in Economics and a Bachelor of Science in Finance from the University of Southern Maine.

Gustavo (Gus) Gomes

Mr. Gomes serves as Chief Operating Officer & Executive Vice President Mining of the Company. He is a senior mining executive with over 40 years of global experience across operations, project development and corporate leadership in the mining industry. Mr. Gomes is the Founder and Chief Executive Officer of Terranova Holdings, a private investment firm focused on mining and critical minerals opportunities. Prior to this, Mr. Gomes served as Chief Executive Officer of the Ambatovy Nickel and Cobalt Joint Venture in Madagascar, one of the world’s largest integrated nickel and cobalt operations supplying the electric vehicle battery market. Earlier in his career, he held senior leadership roles at Vale, where he was Director of Operations and Technical for global iron ore, and at ArcelorMittal, where he served as Vice President and Chief Operating Officer for Iron Ore and Coal. Mr. Gomes also held multiple executive roles at MMG Limited, including President of Minera Las Bambas, where he led the successful commissioning and ramp-up of one of the world’s largest copper operations. His earlier career includes senior positions at BHP Billiton, Rio Tinto and Shell, with responsibilities spanning operations, technical services, project development and exploration across multiple continents. Mr. Gomes holds a Bachelor of Science degree in Geology and Engineering from UERJ and an MSc in Business Administration from the MIT Sloan School of Management. He has also completed executive director training at INSEAD.

Daniel Driscoll

Mr. Driscoll is the Chief Legal Officer of the Company. He is a natural resources executive and lawyer with nearly 20 years of experience across the mining and energy sectors, having held senior roles in both leading international law firms and major natural resources companies. Mr. Driscoll led the legal, risk and compliance functions of Endeavour Mining Plc from 2018 to 2022, during which time the company grew from a mid-tier gold producer into a FTSE 100 company. He led the legal teams responsible for Endeavour Mining’s C$1.0 billion acquisitions of Semafo Inc., its C$2.7 billion acquisition of Teranga Gold Corporation, and its listing on the London Stock Exchange. Prior to Endeavour, Mr. Driscoll served as Regional General Counsel at Eni, where he was a member of the leadership team for Eni's Mozambique program from 2014 to 2018. During that time he led the legal structuring of the $9 billion Coral FLNG project financing, the pre-FID development of the $22 billion Rovuma LNG project, and the $2.8 billion sale of a 25% stake in the Mozambique Area 4 licence to ExxonMobil. He is the founder of Extractives Advisory Group and currently serves as Head of Natural Resources — Africa at Gowling WLG. Mr. Driscoll began his career at Herbert Smith Freehills Kramer and Squire Patton Boggs and holds a B.A. from St. Mary’s College of Maryland, and a J.D. from Saint John's University School of Law.

Daniel Owiredu

Mr. Owiredu is the chairman of the Company. He is an accomplished Mining Executive with over 35 years of experience in the mining sector in Ghana and other parts of Africa. He holds a Bachelor of Science (BSc) degree in Mechanical Engineering from the Kwame Nkrumah University of Science and Technology, Kumasi and an MBA degree from Strathclyde Business School in Glasgow, Scotland, United Kingdom. Mr. Owiredu was previously the President of the Chamber of Mines in Ghana. He was awarded an honorary doctorate in 2018 by the University of Mines and Technology in recognition of his various critical roles. Prior to 2006, Mr. Owiredu was the Chief Operating Officer, West Africa and Deputy Chief Operating Officer, Africa for AngloGold Ashanti. He also served as the Managing Director of the then Ashanti Goldfields, Bibiani Mine in Ghana, Siguiri Mine in Guinea and Obuasi Mine in Ghana. Mr. Owiredu joined Golden Star Resources Ltd. in September 2006 as Vice President, Operations and was subsequently appointed Executive Vice President, Operations and Chief Operating Officer in January 2013. He was appointed to the Board of Directors in November 2014. He was critical in the development of the Wassa underground mine and the revamping of the Prestea underground mine. Mr. Owiredu was appointed President of Golden Star Resources and retired from executive management in December 2019. Mr. Owiredu served as the Executive Chairman of FGR Bogoso Prestea local board until June 2022 when he was appointed as the CEO of Blue Gold International.

David Edward

Mr. Edward is a director of the Company. Mr. Edward spent his entire working career in the Lloyd’s insurance market where he established himself as a leading underwriter in the fine art and specie market. He has global experience of providing insurance solutions for the precious metals industry including the mining, refining, transportation and jewelry manufacture of gold where he could commit up to $500 million of liability. His reputation for excellent risk assessment and financial management delivering highly profitable results led to his appointment as a director of Brockbank Syndicate Management Ltd where he also took management responsibility for other classes of business. In 2001 he was a founding partner and director of a start-up company in the Lloyd’s market, Ascot Underwriting Limited. Mr. Edward was instrumental in building an underwriting team across eight classes of business that quickly established itself as a market leader and underwriting more than $1 billion of premium income. The success of the business led to the sale of the company in 2008 to AIG. Since that time, Mr. Edward has been active in investing in early-stage companies whilst also fulfilling non-executive director and advisory roles including Blue International Holdings, since its establishment. He has also undertaken expert witness assignments.

Phil Newall

Mr. Newall is a director of the Company. He recently retired as Managing Director of Wardell Armstrong International following a career in the mining industry spanning more than 40 years. He has a first degree in Mining Geology and a PhD in Exploration Geochemistry. During this time, Mr. Newall has provided a broad range of consultancy services to minerals companies throughout the world, with emphasis in Central Asia, sub-Saharan Africa and Europe. He has developed an extensive portfolio of exploration and mining-related contracts, from project management through to technical audits of a large variety of metalliferous and industrial mineral deposits, although particular specialization lies in gold and base metals. Mr. Newall brings a wealth of experience from across the industry and has been involved in some important initial public offerings such as Glencore, Nordgold, IRC and London Mining. In addition, he has been instrumental in managing some major feasibility studies, is very familiar with National Instrument 43-101 of Canada, or NI 43-101 (Standards of Disclosure for Mineral Projects), Joint Ore Reserves Committee (JORC) and Canadian Institute of Mining, Metallurgy and Petroleum (CIM) resource reporting, as well as undertaking numerous due diligences, fatal flaw and scoping studies. Phil also continues to be involved in Expert Witness work.

Tao Tan

Mr. Tan is a director of the Company. He has nearly 15 years of experience across finance, strategy and business transformation. Mr. Tan was previously Senior Vice President at Fanatics, President of Perception, and Partner at Perception Capital Partners. Until 2020, Mr. Tan was an Associate Partner at McKinsey & Company’s New York office. At McKinsey, Mr. Tan led teams across the firm’s transformation and private equity & principal investor practices, where he drove comprehensive performance transformation and turnaround programs for companies with revenues ranging from $200 million to $25 billion across multiple industries and continents. Most recently, Mr. Tan helped found, launch and lead McKinsey’s SPAC service line, and served in a leadership role in McKinsey’s COVID-19 client response team. Prior to McKinsey, Mr. Tan was a Senior Associate at Rose Tech Ventures, where he led the firm’s first-round investment in JUMP Bikes, which was subsequently sold to Uber in 2018. Prior to Rose Tech Ventures, Mr. Tan served in investment banking and capital markets roles at Bank of America Merrill Lynch and Lehman Brothers. Mr. Tan is a member of the Council on Foreign Relations, the Atlantic Council of the United States, and of the Economic Club of New York. Mr. Tan received his B.A. and his M.B.A, both with honors, from Columbia University in the City of New York, where he was an Erwin Wolfson Scholar and a Toigo Foundation Fellow.

Candice Beaumont

Ms. Beaumont is a director of the Company. She has served since 2016 as Chairman of the Salsano Group, a Panama based family office and conglomerate invested in private equity. Since 2003 Ms. Beaumont has served as Chief Investment Officer of L Investments, a single-family office invested in public and private equity. Ms. Beaumont was a member of the Board of Directors of Clean Earth Acquisitions Corp. (Nasdaq: CLINU) that completed its initial public offering in February 2022 and completed its business combination with Alternus Energy Group in December 2023, as well as Israel Acquisitions Corp that completed its IPO in January 2023. Beginning in March 2021 Candice began to serve as Advisor to Athena Technology Acquisition Corp (NYSE: ATHN.U) and as Advisor of Springwater Situations Corp. (Nasdaq: SWSSU), a special purpose acquisition company formed to effectuate a merger or similar transaction with one or more businesses, which completed its initial public offering on August 25, 2021. She speaks at numerous family office and investment conferences globally, including the Stanford University Graduate School of Business Global Investor’s Forum, is a NYU Stern Family Office Council member serving on the Steering Committee, and is an Advisory Board member of the Family Office Association. From 2012 to 2014, Ms. Beaumont was a member of the Board of Directors of I2BF Venture Fund II, a Dubai Financial Services Authority regulated clean tech venture capital firm with offices in Dubai, New York and London. She started her career in Corporate Finance at Merrill Lynch in 1996 and worked as an investment banker at Lazard Frères from 1997 to 1999, during which time she executed over $20 billion of merger and acquisition advisory assignments. Ms. Beaumont also worked in private equity at Argonaut Capital from 1999 to 2001. Ms. Beaumont obtained a Bachelor’s degree in Business Administration from the University of Miami, graduating first in her class with a major of International Finance and Marketing.

Named Executive Officer and Director Compensation

This section discusses material components of the executive compensation programs for BGL’s executive officers who are named in the “Summary Compensation Table” below. In 2025, BGL’s named executive officers (“NEO”) and their positions were as follows:

●	Andrew Cavaghan, Chief Executive Officer;

●	Lorenz Werndle, Chief Financial Officer.

This discussion may contain forward-looking statements that are based on BGL’s current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table contains information pertaining to the compensation of BGL’s named executive officers for fiscal years 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)		Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Andrew Cavaghan(1)	2025	$239,500	$—	$—	$—			$—	$—	$—	$239,500
	2024	$—	$—	$—	$—			$—	$—	$—	$—
Lorenz Werndle(2)	2025	$201,587	$—	$—	$79,103	(4)	$		$—	$—	$280,690
	2024	$32,692	$—	$—	$—			$—	$—	$—	$32,692

(1)	Andrew Cavaghan was appointed Executive Chairman of BGHL on December 4, 2023 and Chief Executive Officer of BGL on June 24, 2025.

(2)	Lorenz Werndle was appointed Chief Financial Officer of BGHL on January 1, 2025 and Chief Financial Officer of BGL on June 25, 2025.

(3)	The value reported in the Option Awards column reflect aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) 718, Stock Compensation.

(4)	Lorenz Werndle is deemed to have beneficial ownership of 150,000 Class A ordinary shares of the Company underlying an option entered into prior to the Business Combination to acquire BGL Class A ordinary shares owned by BGHL.

Outstanding Equity Awards as of December 31, 2025

In April 2025, BGHL granted options over 7,500 preference shares of Perception Capital Corp. IV, which it held, to Mr. Werndle. At the close of the Business Combination, the preference shares converted on a 1-to-20 basis into Class A ordinary shares of BGL meaning Mr. Werndle’s option is over 150,000 Class A ordinary shares of BGL. In April 2025, BGHL granted options over 10,000 preference shares of Perception Capital Corp. IV, which it held, to Mr. Owiredu. At the close of the Business Combination, the preference shares converted on a 1-to-20 basis into Class A ordinary shares of BGL meaning Mr. Owiredu’s option is over 200,000 Class A ordinary shares of BGL. The options granted to Mr. Werndle and Mr. Owiredu have an exercise price of $0.05745 and an expiration date of April 10, 2030.

Director Compensation — Fiscal 2025

The following table sets forth information regarding the compensation paid to, or earned by our directors, during fiscal 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Options Awards ($)(1)		Total ($)
Daniel Owiredu	$124,000	$—	$105,470	(2)	$229,470
David Edward	$25,833	$—	$—		$—
Phil Newall	$33,583	$—	$—		$—
Tao Tan	$38,750	$—	$—		$—
Candice Beaumont	$20,666	$—	$—		$—

(1)	The value reported in the Option Awards column reflect aggregate grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) 718, Stock Compensation.

(2)	Daniel Owiredu is deemed to have beneficial ownership of 200,000 Class A ordinary shares of the Company underlying an option entered into prior to the Business Combination to acquire BGL Class A ordinary shares owned by BGHL.

Corporate Governance Practices

Board Practices

The Board consists of the following members: Daniel Owiredu, Andrew Cavaghan, David Edward, Philip Newall, Candice Beaumont and Tao Tan. The Board is divided into three classes designated as Class I, Class II, and Class III, respectively, serving staggered three-year terms.

Initially, Class I directors stand appointed for a term expiring at the Company’s first annual general meeting, the Class II directors stand appointed for a term expiring at the Company’s second annual general meeting and the Class III directors stand appointed for a term expiring at the Company’s third annual general meeting. As a result of this classification, it generally takes at least two annual meetings of shareholders for shareholders to effect a change in a majority of the Board. Daniel Owiredu and Candice Beaumont are Class I directors and will serve until the Company’s first annual general meeting. Tao Tan and David Edward are Class II directors and will serve until the Company’s second annual meeting. Philip Newall and Andrew Cavaghan are Class III directors and will serve until our third annual meeting.

The Board has determined that David Edward, Philip Newall, Candice Beaumont and Tao Tan are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules, and that each satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and the listing requirements of Nasdaq applicable to audit committee members. The Company has an independent audit committee, nominating and corporate governance committee, and compensation committee (the “Audit Committee,” “Nominating Committee” and “Compensation Committee,” respectively).

Directors may be appointed and removed by an ordinary resolution of the shareholders. In addition directors, by a simple majority vote, may appoint a person to be a director, either to fill a Board vacancy or to appoint an additional director, provided that the appointment does not cause the number of directors to exceed the directors may be appointed either to fill a vacancy in the Board arising from the resignation of a former director or as an addition to the existing board by the affirmative vote of a simple majority of the directors present and voting at a board meeting.

Committees of the Board

Under the Memorandum and Articles of Association, the Board is permitted to form committees, consisting of such member or members of their body as they think fit, and delegate to any such committee any of their powers. The Board may impose regulations on any committee which, in turn, must conform to such regulations. The Board has established the following committees pursuant to the Memorandum and Articles of Association and applicable Nasdaq listing standards.

Audit Committee

Our Audit Committee is responsible for, among other things:

●	evaluating the performance, qualifications and independence of the Company’s independent registered public accounting firm;

●	reviewing the audited financial statements and recommending such statements for inclusion in the Company’s annual report on Form 20-F;

●	reviewing with management and the independent auditors, as appropriate, major issues that arise regarding accounting principals and financial statement presentation;

●	reviewing and discussing with management and the independent auditors the scope, adequacy and effectiveness of the Company’s internal control over financial reporting;

●	appointing, retaining, evaluating, terminating, determining the compensation of and overseeing the Company’s independent accounting firm;

●	overseeing the internal audit function and reviewing significant reports from internal auditors;

●	reviewing and discussing with management and auditors any significant issues regarding accounting principles, financial statement presentation, and internal controls; and

●	overseeing, reviewing, approving and ratifying all transactions between the Company and Related Persons, as defined in the Charter of the Audit Committee.

Our Audit Committee consists of Tao Tan, Philip Newall and David Edward, each of whom will qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. In addition, each of the Audit Committee members qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K, and therefore also has accounting or related financial management expertise under Nasdaq Rule 5605(c)(2). Tao Tan serves as the chairperson of our Audit Committee. The Board has adopted a written charter for the Audit Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

Compensation Committee

Our Compensation Committee is responsible for, among other things:

●	reviewing and approving, or recommending to the Board, the compensation of our CEO and other executive officers, including annual salary, bonus, equity-based incentives, and other benefits;

●	administering our incentive and equity-based compensation plans;

●	reviewing and approving, or recommending to the Board, employment and post-employment arrangements (including severance and change in control benefits) for executive officers;

●	reviewing and approving, or recommending to the Board, the establishment or modification of equity-based compensation plans, retirement and profit-sharing plans, severance plans, deferred compensation plans and similar programs;

●	considering whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company; and

●	establishing and overseeing compensation clawback policies in compliance with the requirements of the SEC and Nasdaq listing standards.

Our Compensation Committee consists of David Edward, Tao Tan and Candice Beaumont, each of whom qualify as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to Compensation Committee membership, including the heightened independence standards for members of a compensation committee under Exchange Act Rule 10C-1. Each member also qualifies as a “non-employee director” for the purposes of Section 16 of the Exchange Act. David Edward serves as chairperson of our compensation committee. The Company Board adopted a written charter for the Compensation Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

Nominating and Corporate Governance Committee

Our Nominating Committee is responsible for, among other things:

●	identifying and recommending individuals qualified to become members of the Board;

●	reviewing and recommending to the Board the form and amount of director compensation;

●	developing and recommending to the Board corporate governance guidelines and codes of conduct, and overseeing compliance with such guidelines and codes;

●	reviewing and making recommendations to the Board regarding the size, structure, composition, and functioning of the Board and its committees;

●	recommending members of the Board to serve as chairperson of each committee and overseeing succession planning for key leadership roles on the Board and its committees;

●	reviewing and making recommendations regarding directors’ and officers’ indemnification and insurance matters; and

●	periodically reviewing the adequacy of the Company’s Memorandum and Articles of Association and recommending, as needed, proposed amendments to such Memorandum and Articles of Association.

Our Nominating Committee consists of David Edward, Tao Tan and Philip Newall, each of whom qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Nominating Committee membership. David Edward serves as chairperson of our nominating and corporate governance committee. The Company Board adopted a written charter for the Nominating Committee, which is available on the Company’s website. The reference to the Company’s website address in this Prospectus does not include or incorporate by reference the information on the Company’s website into this Prospectus.

General Meetings of Shareholders

Pursuant to the Memorandum and Articles of Association, the Company shall in each year hold a general meeting as its annual general meeting for so long as any of its shares are traded on Nasdaq or any other national securities exchange.

At least five calendar days’ notice shall be given for any general meeting except annual general meetings, in which case 30 days’ prior notice shall be given. If the Board determines that prompt shareholder action is advisable, it may shorten the notice period for any general meeting to such period as it considers reasonable. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner specified in the Memorandum and Articles of Association, provided that a general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in the Memorandum and Articles of Association, be deemed to have been duly called with regard to the length of notice if it is so agreed: (i) in the case of an annual general meeting, by all the shareholders entitled to attend and vote thereat; and (ii) in the case of any other general meeting, by shareholders having a right to attend and vote at the meeting, together holding not less than 95% by par value of the shares giving that right. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any shareholder shall not invalidate the proceedings at any meeting.

The Board may call extraordinary general meetings, and must convene an extraordinary general meeting upon the requisition of its shareholders holding at the date of deposit of the requisition not less than one-third (1/3) of the votes that may be cast by all of the issued share capital of the Company as at that date carries the right of voting at general meetings of the Company. The requisition must be in writing and state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company, and may consist of several documents in like form each signed by one or more requisitionists. If the directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 calendar days.

No business shall be transacted at any general meeting unless a quorum of shareholders is present, in person or by proxy. One or more shareholders holding, in the aggregate, at least a majority in par value of the issued shares which confer the right to attend and vote at the meeting will be a quorum for any general meeting, provided that if within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened on the requisition of or by shareholders, shall be dissolved and, in any other case it shall stand adjourned to the same day in the next week, at the same time and place or to such other day and at such other time and place as the directors of the Company may determine and if at such adjourned meeting a quorum is not present within fifteen minutes from the time appointed for holding the meeting, the shareholders present shall be a quorum.

The chairperson of the Board shall preside as chairperson at every general meeting of the Company. If at any meeting the chairperson of the Board is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairperson of the meeting, another director nominated by the Board shall preside as chairperson of the meeting, or, if no such director is present and willing to be chairperson of the meeting, the shareholders present shall choose one of the shareholders present to be chairperson of the meeting.

The chairperson of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place. Additionally, the chairperson of the meeting may adjourn any meeting without the consent of such meeting if, in his sole opinion, he considers it necessary to do so to: secure the orderly conduct or proceedings of the meeting; or give all persons present in person or by proxy and having the right to speak and/or vote at such meeting, the ability to do so. When a meeting is adjourned for ten calendar days or more, not less than seven calendar days’ notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

Record Dates

As a condition of admission to a shareholders’ meeting, a Blue Gold Limited shareholder must be duly registered as such at the applicable record date for that meeting.

For the purpose of determining those shareholders that are entitled to receive notice of, attend or vote at any meeting of shareholders or any adjournment thereof, or those shareholders that are entitled to receive payment of any dividend, or in order to make a determination as to who is a shareholder for any other purpose, the directors may provide that the register of members shall be closed for transfers for a stated period but not to exceed in any case thirty calendar days.

In lieu of or apart from closing the register of members, the directors may fix in advance or arrears a date as the record date for any such determination of those shareholders that are entitled to receive notice of, attend or vote at a meeting of the shareholders, or for the purpose of determining those shareholders that are entitled to receive payment of any dividend or in order to make a determination as to who is a shareholder for any other purpose.

Certain Anti-Takeover Provisions of the Company’s Memorandum and Articles of Association

Our Memorandum and Articles of Association provide that our Board is classified into three classes of directors. As a result, in most circumstances, it generally takes at least two annual meetings of shareholders for shareholders to effect a change in a majority of the members of our Board by successfully engaging in a proxy contest.

The Company’s authorized but unissued Class A ordinary shares and preferred shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Class A ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Employees

As of May 19, 2026, we employed a total number of 9 full-time employees. As of December 31, 2025, we had six full-time employees. Our employees are employed in the United Kingdom and the United States of America. To management’s knowledge, there are no labor disputes pending or threatened.

The Company has not taken any action to recover erroneously awarded compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Major Shareholders

The following table sets forth information relating to the beneficial ownership of the Class A ordinary shares as of May 19, 2026 by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of outstanding Class A ordinary shares;

●	each of our directors;

●	each of our executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants within 60 days of May 19, 2026. Shares subject to warrants that are currently exercisable or exercisable within 60 days of May 19, 2026 or subject to restricted stock units that vest within 60 days of May 19, 2026 are considered outstanding and beneficially owned by the person holding such warrants.

There are 40,837,773 Class A ordinary shares issued and outstanding on May 19, 2026.

None of our shareholders have different voting rights from other shareholders.

The following table does not reflect record of beneficial ownership of any Class A ordinary shares issuable upon exercise of Warrants as such securities are not exercisable or convertible within 60 days of May 19, 2026.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all Class A ordinary shares beneficially owned by them. To our knowledge, no Class A ordinary shares beneficially owned by any executive officer, director or director nominee have been pledged as security. Except as otherwise set forth below, the address of the beneficial owner is c/o Blue Gold Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman, KY1-1108, Cayman Islands.

Name of Beneficial Owner(1)	Number of Class A Ordinary Shares	%
5% Holders
Perception Capital Partners IV LLC(1)	2,429,375	5.9%
RCF VII Sponsor LLC(2)	3,870,219	9.5%
Andrew Cavaghan (3)	6,431,729	15.7%
Mark Green(4)	2,117,893	5.2%
Blue Perception Capital LLP(5)	2,000,000	4.9%
Pegasus Capital Limited(6)	2,631,965	6.4%
Kaela Ritchie(7)	2,820,749	6.9%

Directors and Executive Officers

Andrew Cavaghan(3)	6,431,729	15.7%
Daniel Owiredu(8)	313,109	*
David Edward(9)	932,634	2.3%
Phil Newall(10)	5,072	*
Tao Tan(11)	434,689	1.1%
Candice Beaumont(12)	160,000	*
Lorenz Werndle(13)	150,000	*
Nathan Dionne	-	-
Gustavo (Gus) Gomes	-	-
Daniel Driscoll	-	-
All Directors and Executive Officers as a Group	8,427,233	20.6%

*	Less than 1%

(1)	Perception Capital Partners IV LLC currently holds 2,429,375 Class A ordinary shares. Perception agreed, pursuant to the Amended and Restated Sponsor Support and Lock- Up Agreement, dated November 8, 2024, to forfeit 246,313 Class A ordinary shares upon the closing of the Business Combination, which Class A ordinary shares are included in the above and are to be canceled.

(2)	RCF VII Sponsor LLC currently holds 3,870,219 Class A ordinary shares. RCF VII Sponsor LLC agreed, pursuant to the Securities Purchase Agreement, dated November 2, 2023, to forfeit 2,000,000 Class A ordinary shares upon the closing of the Business Combination, as reflected in the Schedule 13G filed by RCF VII Sponsor LLC on July 9, 2025. Such Class A ordinary shares are included in the above and are to be canceled.

(3)	Includes (i) 3,442,984 Class A ordinary shares owned outright by Mr. Cavaghan, including those shares granted pursuant to the April 2026 Grants; (ii) 2,631,965 Class A ordinary shares held by Pegasus Capital Limited, in which Mr. Cavaghan is the sole owner and has sole voting and dispositive power; (iii) 6,780 Class A ordinary shares held by Pegasus Capital Holdings Limited, in which Mr. Cavaghan is a 50% shareholder and has shared voting and dispositive power over such shares; and (iv) 350,000 Class A ordinary shares held by Blue Gold Holdings Limited, in which Mr. Cavaghan is the sole director and has sole voting and dispositive power over such shares. Mr. Cavaghan’s beneficial ownership does not include 1,738 Class A ordinary shares held by his Spouse, over which Mr. Cavaghan does not have voting or investment control and disclaims beneficial ownership.

(4)	Mr. Green’s business address is c/o 1 Highfield Oval, Harpenden, Hertfordshire, AL5 4FB, UK.

(5)	The business address of Blue Perception Capital LLP is 24 City Road, London, EC1V 2NX.

(6)	Pegasus Capital Limited is the record holder of 2,631,965 shares. Mr. Cavaghan is sole shareholder of Pegasus Capital Limited. Mr. Cavaghan disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.

(7)	Ms Ritchie’s business address is Flat 3, 18 Thayer Street, London, W1U 3JY.

(8)	Includes (i) 113,109 Class A ordinary shares owned outright by Mr. Owiredu and (ii) 200,000 Class A ordinary shares underlying an option to acquire Class A ordinary shares granted by Blue Gold Holdings Limited, a wholly owned subsidiary of the Company.

(9)	Includes (i) 754,620 Class A ordinary shares owned outright by Mr. Edward; (ii) 42,070 Class A ordinary shares held by Blue 4D Ltd., in which Mr. Edward is the sole owner and has sole voting and dispositive power; (iii) 83,198 Class A ordinary shares held by Blue Perception Capital LLP, which are subject to transfer restrictions and may not be transferred to Mr. Edward until such shares are Unrestricted Shares (as defined in the Company’s Memorandum and Articles of Association); (iv) 33,104 Class A ordinary shares held by Mr. Edward’s spouse; and (v) 19,642 Class A ordinary shares underlying an option to acquire Class A ordinary shares granted by Blue Perception Capital LLP which are subject to transfer restrictions and may not be transferred to Mr. Edward until such shares are Unrestricted Shares.

(10)	Includes 5,072 shares held by Mr. Newall directly.

(11)	Includes 434,689 shares held by Cibreo Partners LLC. Mr. Tan is the 51% shareholder of Cibreo Partners LLC. Mr. Tan disclaims beneficial ownership of these securities, except to the extent, if any, of his pecuniary interest therein.

(12)	Includes 160,000 shares held by Bonaventura Industries Inc., in which Ms. Beaumont is the director and sole shareholder and has sole voting and dispositive power over such shares.

(13)	Includes 150,000 Class A ordinary shares underlying an option to acquire Class A ordinary shares granted by Blue Gold Holdings Limited, a wholly owned subsidiary of the Company.

Significant Changes in the Ownership of Major Shareholders

To our knowledge, other than as disclosed in the table above, our other filings with the SEC and this Prospectus, there has been no significant change in the percentage ownership held by any major shareholder since January 1, 2023.

Holdings by U.S. Shareholders

As of May 19, 2026, to the best of our knowledge, we estimate that 53% of our outstanding Class A ordinary shares as identified in publicly available filings were held in the United States by approximately 58 holders of record. The actual number of holders is potentially greater than these numbers of record holders, and includes beneficial owners whose Class A ordinary shares are held in street name by brokers and other nominees. This number of holders of record also does not include holders whose shares may be held in trust by other entities.

Related Party Transactions

Amendment of Employment Agreement and Grant of Class A ordinary shares

On April 2, 2026, our Board approved, and the Company entered into, the Amended Employment Agreement with Andrew Cavaghan. In connection with the Amended Employment Agreement, the Compensation Committee of the Board approved the April 2026 Grant to Mr. Cavaghan, consisting of an aggregate of 2,447,500 Class A ordinary shares under the Plan, in lieu of previously approved cash and stock-based compensation. The April 2026 Grant consists of (i) 2,290,000 restricted Class A ordinary shares, which are subject to time-based and/or performance-based vesting, and (ii) 157,500 unrestricted Class A ordinary shares, in consideration for Mr. Cavaghan’s service to the Company. Mr. Cavaghan has entered into a Restricted Stock Grant Agreement and an Unrestricted Stock Grant Agreement with the Company, evidencing the terms and conditions of each such grant, which are subject to all of the terms and conditions of the Plan.

In addition, pursuant to the Amended Employment Agreement, Mr. Cavaghan’s cash compensation was reduced to US$1 per annum. Effectiveness of the terms and conditions of the Amended Employment Agreement was retroactive to January 1, 2026.

Support Agreement

On January 8, 2025, Blue Perception Capital LLP, which holds the majority of the shares of BGHL via the FGR Trust Agreement, entered into an Amended and Restated Support Agreement, pursuant to which it agreed, among other things, (a) to vote all shares of BGHL in favor of the Business Combination and all related matters and (b) not to transfer any of the BGHL securities it owns.

Sponsor Support Agreement

On November 8, 2024, in connection with the execution of the Business Combination Agreement, the Sponsor, BGHL, Blue Gold Limited, and Perception, entered into a Sponsor Support Agreement and Lockup Agreement pursuant to which, among other things, the Sponsor agreed, in relevant part, to vote its Perception Class A ordinary shares in favor of the adoption of the Business Combination Agreement.

Furthermore, the Managing Sponsor entered into Lock-Up Agreements prior to the closing of the Business Combination, whereby the Sponsor is subject to a restriction on transfer of their Perception Class A ordinary shares, with certain exceptions, until the expiration of eighteen-month anniversary of the Closing Date.

Loan — Related party

On December 30, 2023, BGHL issued an unsecured promissory note (the “Working Capital Loan”) to an affiliate pursuant to which BGHL may borrow up to an aggregate principal amount of $1,500,000. The Working Capital Loan was non-interest bearing and payable upon the consummation of the Business Combination. As of each of December 31, 2025, and December 31, 2024, there were $0 outstanding under the Working Capital Loan.

Purchase and Assumption Agreement

On January 27, 2024, and amended on March 28, 2024 and April 26, 2024, BGBPL entered into Purchase and Assumption Agreement (“P&AA”) with the Previous Leaseholder and Bogoso Gold Streaming Limited (“Bond SPV”) to provide for the transfer of mining assets from the Previous Leaseholder to BGBPL, including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the Previous Leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings, and facilities (including facilities no longer relevant to production), and various relevant documents. The P&AA became effective as of May 1, 2024, following the achievement of closing the necessary pre-conditions to transfer, and the registration of the legal transfer was completed on May 15, 2024. Consideration for the transfer of the mining assets is the payment of a Bond SPV Royalty, and the assumption of the Previous Leaseholder’s royalty agreements with Golden Star Resources and Royal Gold, as described below. Pursuant to the P&AA, the Bond SPV is to establish a bond issuance programme and assume responsibility for the payment or repayment of the Previous Leaseholder’s indebtedness to relevant creditors through novation agreements (totaling approximately $150 million, pursuant to the P&AA amendment agreement date March 28, 2024).

Royalty Agreement with Bogoso Gold Streaming Limited

On January 27, 2024, BGBPL entered into Royalty Agreement, (the “Bond SPV Royalty”), with the Previous Leaseholder and Bond SPV. The Bond SPV Royalty served as consideration for the P&AA. The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and the Previous Leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap.

Royalty Agreement with Golden Star Resources

On September 30, 2021, the Previous Leaseholder entered into Royalty and Contingent Payment Agreement with Golden Star Resources Limited (“GSR Royalty”). The GSR Royalty provides for the payments of two types of royalties to Golden Star Resources Limited. First, a royalty of 1.0% of sale of product of net smelter returns of 100,000 to 300,000 cumulative ounces of gold, and a royalty of 2.0% of sale of product of net smelter returns of over 300,000 cumulative ounces of gold after October 1, 2020. The net smelter return royalty terminates when the aggregate payments exceed $35,000,000 United States dollars. To date there has been no payment triggered towards the net smelter return royalty. The second contingent payment defined as the payment of $20,000,000 (if the price of gold is <$1,400/oz), $30,000,000 (if the price of gold is $1,400–$1,700/oz), or $40,000,000 (if the price of gold >$1,700/oz) United States dollars upon the start of sulphide mining (refractory), such payment to be made in stages during the construction and operation of the sulphide project. To date, no payments have been made towards the sulphide mining royalty.

Purchase and Sale Agreement with Royal Gold

Between May 6, 2015 and September 20, 2020, the Previous Leaseholder and the leaseholder predating the Previous Leaseholder entered into a purchase and sale agreement and a series of amendments with RGLD Gold AG (“Royal Gold”). Under the latest amendment (2020), Royal Gold has the right to purchase 5.5% of payable gold produced from the Bogoso Prestea Mine. The cash purchase price for gold is 30% of the spot price of gold per ounce delivered. Since the latest amendment, when the Previous Leaseholder assumed the agreement, Royal Gold has purchased approximately $9.4 million of payable gold produced.

Policies and Procedures for Related Person Transactions

Our Board has adopted a written related party transactions policy. Pursuant to this policy, the Board reviews all relevant facts and circumstances of all related party transactions and either approve or disapprove entry into the related party transactions, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related party transaction, the Board takes into account, among other factors, the following: (i) whether the related party transaction was undertaken in the ordinary course of business, (ii) whether the related party transaction was initiated by the Company, a subsidiary or the related party, (iii) whether the transaction with the related party is proposed to be, or was, on terms no less favorable than terms generally available to an unqualified third-party under the same or similar circumstances and (iv) the purpose of, and the potential benefits to the Company of, the related party transaction, (v) the approximate dollar value involved in the related party transaction, (vi) the extent of the related person’s interest in the transaction and (vii) any other information regarding the related party transaction or the related party that would be material to investors in light of the circumstances of the particular transaction. Furthermore, the policy requires that all related party transactions required to be disclosed in our filings with the SEC are so disclosed in accordance with applicable laws, rules and regulations.

SELLING SHAREHOLDERS

This Prospectus relates to the offer and sale by the Selling Shareholder, as set forth in the table below of up to an aggregate of 10,164,302 Class A ordinary shares.

The table below presents information regarding the Selling Shareholder and the Class A ordinary shares that may be resold by the Selling Shareholder from time to time under this Prospectus. This table is prepared based on information supplied to us by the Selling Shareholder, and reflects holdings as of May 5, 2026. The number of shares in the column “Number of Class A ordinary shares to be Sold” represents all of the Class A ordinary shares being offered for resale by the Selling Shareholder under this Prospectus. The Selling Shareholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Shareholder will hold the shares before selling them and we are not aware of any existing arrangements between the Selling Shareholder and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Class A ordinary shares of being offered for resale by this Prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes Class A ordinary shares with respect to which the Selling Shareholder has sole or shared voting and investment power. The percentage of Class A ordinary shares beneficially owned by the Selling Shareholder prior to the offering shown in the table below is based on an aggregate of Class A ordinary shares of outstanding on May 5, 2026. The fourth column assumes the resale by the Selling Shareholder of all of the Class A ordinary shares being offered for resale pursuant to this Prospectus.

Except as indicated in the footnotes to this table, each shareholder in the table has sole voting and dispositive power for the Class A ordinary shares shown as beneficially owned by them.

The beneficial ownership of our Class A ordinary shares is based on 40,837,773 Class A ordinary shares issued and outstanding as of May 19, 2026, which amount does not include Class A ordinary shares issuable upon the exercise of the warrants.

Selling Shareholder’s information for each additional Selling Shareholder, if any, will be set forth by Prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Shareholder’s shares pursuant to this Prospectus. Any Prospectus supplement may add, update, substitute, or change the information contained in this Prospectus, including the identity of each Selling Shareholder and the number of shares registered on its behalf.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Selling Shareholders	Number of Ordinary Shares Before the Offering		Percent of Ordinary Shares Before the Offering	Number of Ordinary Shares to be Sold		Number of Ordinary Shares After the Offering	Percent of Ordinary Shares After the Offering (1)
3i, LP(2)	2,144,831	(3)	4.99%	10,164,302	(3)	-	-
All Selling Shareholders as a group	2,144,831		4.99%	10,164,302		-	-

(1)	Assumes the sale of all Company Class A ordinary shares being offered for resale under this Prospectus.

(2)

The business address of 3i, LP is 2 Wooster Street, 2nd Floor, New York, NY 10013. 3i, LP’s principal business is that of a private investor. Maier Joshua Tarlow is the manager of 3i Management, LLC, the general partner of 3i, LP, and has sole voting control and investment discretion over securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. We have been advised that none of Mr. Tarlow, 3i Management, LLC or 3i, LP is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer. The foregoing should not be construed in and of itself as an admission by Mr. Tarlow as to beneficial ownership of the securities beneficially owned directly by 3i, LP and indirectly by 3i Management, LLC. 3i, LP has no position, office or other material relationship within the past three years with the Company or any of its predecessors or affiliates. 3i, LP may not convert, and we may not issue, any additional Class A ordinary shares to 3i, LP, or any portion of the Class A ordinary shares being registered for sale hereunder to the extent such shares, when aggregated with all other Class A ordinary shares then beneficially owned by 3i, LP, would cause 3i LP’s beneficial ownership of Class A ordinary shares to exceed 4.99% (or up to 9.99% upon 3i, LP’s election) of the then-outstanding Class A ordinary shares (the “Beneficial Ownership Limitation”). Due to the Beneficial Ownership Limitation, notwithstanding the maximum number of shares reflected above, 3i, LP’s beneficial ownership of Class A ordinary shares at any time will not exceed 2,144,831 Class A ordinary shares based on 40,837,773 Class A ordinary shares outstanding as of the date of this Prospectus.

(3)

Consists of 10,164,302 Class A ordinary shares which 3i, LP has the right to acquire at its option upon the effectiveness of this Registration Statement, subject to the Beneficial Ownership Limitation, including 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes remaining unsold from the Initial Registration Statement, 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes as a result of the Omnibus Amendment calculated at the lowest permissible conversion price under the Initial Senior Convertible Notes, 3,458,881 Class A ordinary shares underlying the January Note calculated at the lowest permissible conversion price under the January Note and 64,590 Class A ordinary shares underlying the January Warrant, as such terms are defined herein.

DESCRIPTION OF SECURITIES AND MEMORANDUM AND ARTICLES OF ASSOCIATION

Memorandum and Articles of Association

See Exhibit 3.1 to this Registration Statement for the Company’s Amended and Restated Memorandum and Articles of Association.

Class A ordinary shares

General

The authorized share capital of Blue Gold Limited is $50,000.00, consisting of 400,000,000 Class A ordinary shares of par value $0.0001 and 100,000,000 preferred shares of par value $0.0001.

Certificates representing the outstanding Class A ordinary shares will generally not be issued (unless required to be issued pursuant to the Memorandum and Articles of Association). Holders of Class A ordinary shares of Blue Gold Limited have no pre-emptive, subscription, redemption or conversion rights.

Register of members

Blue Gold Limited maintains a register of members (also referred to as a register of shareholders) in accordance with the Cayman Islands Companies Act.

Under Cayman Islands law, Blue Gold Limited must keep a register of members and there shall be entered therein:

●	the names and addresses of each shareholder of Blue Gold Limited, a statement of the shares held by each such shareholder which:

●	distinguishes each share by its number (so long as the share has a number);

●	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

●	confirms the number and category or class (each, if applicable) of shares held by each member; and

●	confirms whether each relevant category or class (each, if applicable) of shares held by a member carries voting rights under the Memorandum and Articles of Association, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder

Under Cayman Islands law, the register of members is prima facie evidence of the matters set forth therein (i.e. the register of members will raise a rebuttable presumption of fact on the matters referred to above) and a person who has agreed to become a shareholder and who is registered in the register of members is deemed, as a matter of Cayman Islands law, to be a shareholder. Furthermore, under the Cayman Islands Companies Act, the registration of any person in the register of members as holder of any shares is prima facie evidence of such person having legal title to the shares as set against its name in the register of members. Following the closing of the Business Combination, the register of members was immediately updated to record and give effect to the issue of shares by Blue Gold Limited. Upon registration, the shareholders recorded in the register of members were deemed to have legal title to the shares set against their name. There are certain limited circumstances where an application may be made to a Cayman Islands court for a determination of whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of Blue Gold Limited Class A ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Issuance of Shares

Subject to the Memorandum and Articles of Association, any direction that may be given by shareholders in general meeting and the Nasdaq listing rules, Blue Gold Limited directors may, in their absolute discretion and without approval of the existing Blue Gold Limited shareholders, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Blue Gold Limited shareholders, at such times and on such other terms as they think proper. No share shall be issued at a discount to par, except in accordance with the provisions of the Cayman Islands Companies Act.

Blue Gold Limited’s Board has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in Blue Gold Limited’s capital without the approval of the shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Cayman Islands Companies Act. In accordance with its Memorandum and Articles of Association and the Cayman Islands Companies Act, Blue Gold Limited shall not issue bearer shares.

Voting Rights

Each Class A ordinary share of Blue Gold Limited entitles the holder to one vote on all matters upon which the Class A ordinary shares of Blue Gold Limited are entitled to vote. Voting at any shareholders’ meeting shall be by way of poll.

A quorum required for a meeting of shareholders of Blue Gold Limited requires the presence in person or by proxy of persons holding in aggregate not less than a simple majority of all voting share capital of Blue Gold Limited in issue.

A special resolution will be required for important matters such as merger or consolidation of Blue Gold Limited, change of name or making changes to the Memorandum and Articles of Association or the voluntary winding up of Blue Gold Limited.

The Memorandum and Articles of Association provide that an ordinary resolution of the shareholders of Blue Gold Limited requires the affirmative vote of a simple majority of the votes cast at a quorate general meeting, while a special resolution requires the affirmative vote of no less than three-quarters of the votes cast at a quorate general meeting. Shareholders do not have the power to pass resolutions in writing in lieu of a meeting.

Dividend rights

Subject to the rights of the holders of Blue Gold Limited preference shares and any other provisions of the Memorandum and Articles of Association, as it may be amended from time to time, holders of Blue Gold Limited Class A ordinary shares will be entitled to receive such dividends and other distributions in cash, shares or property of Blue Gold Limited when, as and if declared thereon by the Blue Gold Limited Board, in its discretion, from time to time out of assets or funds of Blue Gold Limited legally available therefor. See below for more information regarding the dividend rights of the holders of Blue Gold Limited preference shares.

Dividends may be paid either in cash or in specie.

Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. No dividend shall be paid otherwise than out of profits or, subject to the requirements of the Cayman Islands Companies Act and applicable listing rules, the share premium account.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in Blue Gold Limited dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of the above as paid on the share.

If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share. No dividend shall bear interest against Blue Gold Limited.

Authorized Blue Gold Limited Class A ordinary shares

Blue Gold Limited’s authorized but unissued Blue Gold Limited Class A ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Blue Gold Limited Class A ordinary shares could render more difficult or discourage an attempt to obtain control of Blue Gold Limited by means of a proxy contest, tender offer, merger or otherwise.

Preference Shares

The Blue Gold Limited Board may provide for other classes of shares, including series of preference shares, out of the authorized but unissued share capital, which could be utilized for a variety of corporate purposes, including future offerings to raise capital for corporate purposes or for use in employee benefit plans. Such additional classes of shares shall have such voting powers (full or limited or without voting powers), designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as may be determined by the Board of Blue Gold Limited. If any preference shares are issued, the rights, preferences and privileges of holders of Class A ordinary shares of Blue Gold Limited will be subject to, and may be adversely affected by, the rights of the holders of such preference shares.

Variations of Rights of Shares

If at any time the share capital of Blue Gold Limited is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the Memorandum and Articles of Association or the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of not less than a majority of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class. To every such separate general meeting, the provisions of the Memorandum and Articles of Association relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than majority of the issued shares of the applicable class.

The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by: (i) the creation or issue of further shares ranking pari passu therewith; (ii) the redemption or purchase of any shares of any class by Blue Gold Limited; (iii) the cancellation of authorized but unissued shares of that class; and (iv) the creation or issue of shares with preferred or other rights including, without limitation, the creation of any class or issue of shares.

Calls on Class A ordinary shares and Forfeiture of Class A ordinary shares

The Board of Blue Gold Limited may from time to time make calls upon Blue Gold Limited shareholders for any amounts unpaid for the purchase of their Blue Gold Limited Class A ordinary shares. The Blue Gold Limited Class A ordinary shares that have been called upon and remain unpaid are, after a notice period, subject to forfeiture.

Redemption and Purchase of Own Shares

Subject to the provisions of the Cayman Islands Companies Act and the Memorandum and Articles of Association, Blue Gold Limited may issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or Blue Gold Limited. The redemption of such shares shall be effected in such manner and upon such other terms as Blue Gold Limited may determine before the issue of the shares.

Blue Gold Limited may also purchase its own shares (including any redeemable shares) in such manner and on such other terms as the directors may agree with the relevant shareholder. Blue Gold Limited may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Cayman Islands Companies Act, including out of capital.

In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid-up, (ii) if such redemption or repurchase would result in there being no shares in issue, or (iii) if Blue Gold Limited has commenced liquidation. In addition, Blue Gold Limited directors may accept the surrender of any fully paid share for no consideration.

Changes in Capital

Blue Gold Limited may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution will prescribe;

●	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

●	sub-divide its existing shares or any of them into shares of a smaller amount; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; or

●	cancel any shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the provisions of the Cayman Islands Companies Act (and every other law and regulation of the Cayman Islands for the time being in force concerning companies and affecting Blue Gold Limited) and the Memorandum and Articles of Association as regards to the matters to be dealt with by ordinary resolution, Blue Gold Limited may by special resolution reduce its share capital to the extent permitted by law.

Transfer of Class A ordinary shares

Shareholders holding unrestricted Class A ordinary shares may transfer all or any of his or her Class A ordinary shares of Blue Gold Limited by an instrument of transfer in the usual or common form or any other form prescribed by Nasdaq or as otherwise approved by the Board of Blue Gold Limited.

The Memorandum and Articles of Association prohibit the transfer of shares of Blue Gold Limited in breach of the rules or regulations of the Nasdaq or any relevant securities laws (including the Exchange Act).

In addition, the Memorandum and Articles of Association subject Restricted Shares to certain lock-up restrictions. As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the Class A ordinary shares issued in the Business Combination, excluding Class A ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association. Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the Class A ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the Class A ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the Class A ordinary shares is greater than $10.00 per Class A ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the Class A ordinary shares on the principal national securities exchange on which the Class A ordinary shares are listed exceeding $20.00 per Class A ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

The Class A ordinary shares held by directors, officers and affiliates of the Company are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such Class A ordinary shares are unlocked by the Company.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Class A ordinary shares), assets available for distribution among the holders of Class A ordinary shares of Blue Gold Limited shall be distributed among the holders of the Class A ordinary shares of Blue Gold Limited on a pro rata basis.

Winding up

If Blue Gold Limited shall be wound up, the liquidator shall apply the assets of Blue Gold Limited in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any shares, in a winding up: (i) if the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of Blue Gold Limited’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them; or (ii) if the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of Blue Gold Limited’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to Blue Gold Limited for unpaid calls or otherwise.

If Blue Gold Limited shall be wound up, the liquidator may, subject to the rights attaching to any shares and with the approval of a special resolution and any other approval required by the Cayman Islands Companies Act, divide amongst the shareholders in kind the whole or any part of the assets of Blue Gold Limited (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the shareholders as the liquidator, with the like approval, shall think fit, but so that no shareholder shall be compelled to accept any asset upon which there is a liability.

Warrants Issued Pursuant to the August Note SPA

On September 3, 2025, the Company issued 150,709 warrants, each exercisable for one Class A ordinary share, subject to certain adjustments, as described in the warrant, beginning on September 3, 2025 and ending on September 3, 2030.

On November 12, 2025, the Company issued an additional 64,590 warrants, each exercisable for one Class A ordinary share, subject to certain adjustments, beginning on November 12, 2025 and ending on November 12, 2030.

Warrant holders are not entitled to any voting rights, dividend or other rights of ordinary shareholders prior to the exercise and receipt of the Class A ordinary shares underlying such warrants.

Warrant holders may exercise their warrants for Class A ordinary shares, in whole or in part, at any time or times on or after the Initial Exercise Date through the Termination Date by delivering to the Company (i) a Notice of Exercise and (ii) within the earlier of (i) one Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, the aggregate exercise price based on the $16.88 per Class A ordinary share exercise price, subject to adjustment as described in the warrant.

Such Class A ordinary shares shall only be delivered if (i) there is an effective registration statement permitting the issuance of the Class A ordinary shares to or resale of the Class A ordinary shares underlying such warrant holder’s warrants or (ii) the Class A ordinary shares underlying such warrants are eligible for resale by the warrant holder without volume or manner-of-sale limitations pursuant to Rule 144 of the Securities Act (assuming cashless exercise of the warrants). If at the time of exercise, there is no effective registration statement, or Prospectus related thereto, registering and available for sale the Class A ordinary shares underlying the warrants, the warrant holder may elect for “cashless exercise” on the terms and at the price described in the warrant. If the Company fails to deliver the Class A ordinary shares upon exercise of the warrant, the warrant holder may be entitled to liquidated damages and other compensation, as described in the warrant. In no event shall the Company be required to net cash settle the warrants. No fractional shares shall be issued by the Company. The Company shall elect cash settlement or to round up to the next whole Class A ordinary share in such an instance that a fractional share would otherwise be issued.

The Company shall not affect any exercise of warrants if such exercise would result in the warrant holder, or the warrant holder with any affiliate or group, to beneficially own Class A ordinary shares in excess of 4.99% of the Class A ordinary shares outstanding immediately after such issuance, as described in the warrant.

SHARES ELIGIBLE FOR FUTURE SALE

Our Class A ordinary shares have traded on the Nasdaq under the symbol “BGL” since June 25, 2025. Prior to that date, no public market existed for our Class A ordinary shares. Sales of substantial amounts of our Class A ordinary shares, or the perception that these sales could occur, could adversely affect the prevailing market prices of our Class A ordinary shares and could impair our future ability to obtain capital, especially through an offering of equity securities. As of May 19, 2026, we had outstanding an aggregate of 40,837,773 Class A ordinary shares. Following this offering, the 10,164,302 Class A ordinary shares, consisting of (i) 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes remaining unsold from the Initial Registration Statement, (ii) 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes as a result of the Omnibus Amendment, (iii) 3,458,881 Class A ordinary shares underlying the January Note, and (iv) 64,590 Class A ordinary shares underlying the January Warrant, except for those held by directors, officers or affiliates of the Company, which are subject to the lock-up restrictions under the Memorandum and Articles of Association and cannot be sold or transferred until such Class A ordinary shares are unlocked by the Company, will be freely tradable without restriction, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act (“Rule 144”)), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The Memorandum and Articles of Association subject Restricted Shares to certain lock-up restrictions. As detailed in the Memorandum and Articles of Association, Restricted Shares are comprised of the Class A ordinary shares issued in the Business Combination, excluding Class A ordinary shares which were (i) issued to holders of shares of Perception that were not redeemed in the Business Combination; and (ii) previously Restricted Shares that have been released from the lock-up restrictions in accordance with the Memorandum and Articles of Association. Initially, 5% of the Restricted Shares were released from lock-up upon the registration of the Class A ordinary shares issued in the Business Combination. Thereafter, in accordance with the Memorandum and Articles of Association, an additional 5% of the Restricted Shares shall be released from lock-up on each monthly anniversary of the registration of the Class A ordinary shares issued in the Business Combination; provided that in such month the volume weighted-average trading price of the Class A ordinary shares is greater than $10.00 per Class A ordinary share for at least twenty out of the applicable number of trading days in that month. All Restricted Shares that have not previously been released from lock-up will be released from lock-up on the earlier of (i) the volume weighted-average trading price of the Class A ordinary shares on the principal national securities exchange on which the Class A ordinary shares are listed exceeding $20.00 per Class A ordinary share for at least sixty out of any ninety day period; (ii) the second anniversary of the consummation of the Business Combination and (iii) the directors resolving to release such Restricted Shares from lock-up restrictions in their discretion. Each release of Restricted Shares pursuant to any of the foregoing provisions shall apply on a pro rata basis to all holders of Restricted Shares (determined by reference to the number of Restricted Shares held by each such holder relative to the total number of Restricted Shares held by all such holders). Additionally, the directors shall have the power, at any time and from time to time, to release from lock-up Restricted Shares held by one or more shareholders in their sole and absolute discretion.

Sale of Restricted Shares

Other than the Class A ordinary shares sold in this offering or as described below, our remaining outstanding Class A ordinary shares were issued and sold in reliance on exemptions from the registration requirements of the Securities Act or in transactions outside of the United States and not subject to the Securities Act. These securities may be sold in the public market only if they are registered under the Securities Act, or if they qualify for an exemption from registration under Section 4(a)(1) of the Securities Act.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration outside of the United States, provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Class A ordinary shares may be sold in some manner outside the United States without requiring registration in the United States, subject to compliance with all applicable rules and regulations.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted Class A ordinary shares for at least six months would be entitled to sell their securities; provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale.

Persons who have beneficially owned restricted Class A ordinary shares for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of Class A ordinary shares then issued and outstanding; or

●	the average weekly reported trading volume of Class A ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials); and

●	at least one year has elapsed from the time that the issuer filed Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company.

TAXATION

The following description is not intended to constitute a complete analysis of all the tax consequences relating to the acquisition, ownership and disposition of our Class A ordinary shares. You should consult your own tax advisor concerning the tax consequences in your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or after execution brought within, the jurisdiction of the Cayman Islands. The Cayman Islands are a party to a double tax treaty entered into with the United Kingdom in 2010 but otherwise is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of Class A ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of Class A ordinary shares, nor will gains derived from the disposal of Class A ordinary shares be subject to Cayman Islands income or corporation tax.

Under the laws of the Cayman Islands, no stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies except those which hold interests in land in the Cayman Islands or if the transfer documents are executed in or brought into the Cayman Islands.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following discussion is a description of the material U.S. federal income tax considerations applicable to an investment in the Class A ordinary shares by U.S. Holders who acquire their Class A ordinary shares and who hold the Class A ordinary shares as capital assets for U.S. federal income tax purposes, generally, for investment. “U.S. Holder” means a beneficial owner of a Class A ordinary share who, for U.S. federal income tax purposes, is or is treated as any of the following:

●	a citizen or resident of the United States;

●	a corporation created or organized in or under the laws of the United States or any political subdivision thereof, including the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust if the trust has elected validly to be treated as a United States person for U.S. federal income tax purposes or if a U.S. court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions.

This description is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, referred to in this discussion as the Code, existing and proposed U.S. Treasury regulations and administrative and judicial interpretations, each as available and in effect as of the date of this Prospectus. These sources may change and are open to differing interpretations, possibly with retroactive effect in a manner that could adversely affect a U.S. Holder of our Class A ordinary shares. This description does not discuss all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances or to investors who are subject to special treatment under U.S. federal income tax law, including:

●	insurance companies;

●	Brokers, dealers, or traders in stocks, securities or currencies;

●	financial institutions and financial services entities;

●	real estate investment trusts;

●	regulated investment companies;

●	“passive foreign investment companies” or “controlled foreign corporations”;

●	partnerships and other pass-through entities, including entities or arrangements treated as partnerships for U.S. federal income tax purposes, and investors in such entities;

●	persons that receive Class A ordinary shares as compensation for or in connection with the performance of services;

●	tax-exempt organizations;

●	persons that hold Class A ordinary shares as a position in a straddle or as part of a hedging, conversion or other integrated instrument or persons entering into a constructive sale with respect to the Class A ordinary shares;

●	persons holding our Class A ordinary shares in connection with a trade or business conducted outside the United States;

●	persons subject to special tax accounting rules under Section 451(b) of the Code;

●	individual retirement and other tax-deferred accounts;

●	“qualified foreign pension funds” (and entities all of the interests of which are held by qualified foreign pension funds);

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	persons who are former long-term residents of the United States or expatriates of the United States;

●	persons having a functional currency other than the U.S. dollar; and

●	direct, indirect or constructive owners of 10% or more of our Class A ordinary shares and/or other equity by vote or value.

This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal gift or estate tax considerations, alternative minimum tax considerations, or the Medicare contribution tax on net investment income.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Class A ordinary shares, the U.S. federal income tax consequences relating to an investment in the Class A ordinary shares will depend in part upon the status and activities of such entity or arrangement and the particular partner and certain determinations made at the partner level. Any such entity or arrangement should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Class A ordinary shares.

We urge you to consult with your own tax advisor regarding the tax consequences of investing in the Class A ordinary shares, including the effects of federal, state, local, foreign and other tax laws.

Distributions Paid on the Class A ordinary shares

As described under the section entitled “— Dividend Policy” in this Prospectus, we have never paid cash dividends, and we currently do not intend to pay cash dividends in the foreseeable future. Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. shareholder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the Class A ordinary shares, to the extent that those distributions are paid out of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” distributions in excess of our earnings and profits will be applied against and will reduce the U.S. Holder’s tax basis in its Class A ordinary shares and, to the extent they exceed that tax basis, will be treated as gain from a sale or exchange of those Class A ordinary shares. Our dividends are not expected to qualify for the dividends-received deduction applicable in some cases to U.S. corporations. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s actual or constructive receipt of the dividend, and the amount of the dividend will generally be treated as foreign-source dividend income to U.S. Holders. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders are expected to be eligible for taxation as “qualified dividend income” and therefore taxable at rates applicable to long-term capital gains so long as our Class A ordinary shares are listed and trade on Nasdaq or are readily tradable on another established securities market in the United States. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Disposition of Class A ordinary shares

Subject to the discussion below under “— Passive Foreign Investment Company Considerations,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Class A ordinary shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder’s adjusted tax basis in the Class A ordinary shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Class A ordinary shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of Class A ordinary shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

In general, a non-U.S. corporation will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is “passive income,” referred to as the PFIC income test, or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income, referred to as the PFIC asset test. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

If we are a PFIC in any taxable year during which a U.S. Holder owns Class A ordinary shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for the Class A ordinary shares, and (2) any gain recognized on a sale, exchange or other disposition, including, under certain circumstances, a pledge, of the Class A ordinary shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for Class A ordinary shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Class A ordinary shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Class A ordinary shares, unless we cease to meet the requirements for PFIC status, and the U.S. Holder makes a “deemed sale” election with respect to the Class A ordinary shares. If the election is made, the U.S. Holder will be deemed to sell the Class A ordinary shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Class A ordinary shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Class A ordinary shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Class A ordinary shares if such U.S. Holder makes a valid “mark-to-market” election for our Class A ordinary shares. A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Our Class A ordinary shares will be marketable stock as long as they remain listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income for each taxable year of the U.S. Holder, the excess of the fair market value of Class A ordinary shares held at the end of such taxable year over the adjusted tax basis of such Class A ordinary shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Class A ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in Class A ordinary shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Class A ordinary shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Class A ordinary shares for any taxable year during which we are not a PFIC but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any non-U.S. subsidiaries that we may organize or acquire in the future. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs that we may organize or acquire in the future notwithstanding the U.S. Holder’s mark-to-market election for the Class A ordinary shares.

As an alternative to the foregoing rules, a U.S. Holder can make a qualified electing fund election (a “QEF Election”) to treat the Company and/or each lower-tier PFIC as a qualified electing fund (“QEF”) in the first taxable year that the entity is treated as a PFIC with respect to the U.S. Holder. A U.S. Holder must make the QEF Election for each PFIC by attaching a separate properly completed IRS Form 8621 for that PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. A U.S. Holder making a QEF Election other than for the first taxable year in which it owns (or is treated as owning) an equity interest in a PFIC would continue to be subject to the rules described in the preceding paragraph with respect to such PFIC, unless the U.S. Holder makes a “deemed sale” election with respect to the PFIC and recognizes gain taxed under the general PFIC rules described above with respect to the PFIC stock’s appreciation before the year for which the QEF Election is made.

If a U.S. Holder makes a QEF Election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF Election with respect to the Company or any of its subsidiaries, any distributions we pay out of our earnings and profits that were previously included in the U.S. Holder’s income under the QEF Election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its Class A ordinary shares by an amount equal to any income included under the QEF Election and will decrease its tax basis by any amount distributed on the Class A ordinary shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of our Class A ordinary shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in our Class A ordinary shares. A U.S. Holder will not be taxed on the ordinary income and net capital gain under the QEF rules for any year that we are not a PFIC. U.S. Holders should note that if they make a QEF Election with respect to the Company or any of its subsidiaries, they may be required to pay U.S. federal income tax with respect to their Class A ordinary shares for any taxable year in which the Company has a positive amount of earnings or net capital gains even if the Company does not make any distributions in such year. U.S. Holders should consult their tax advisers regarding the advisability of making QEF Elections in their particular circumstances.

Although the Company has not obtained independent valuations of its assets (including goodwill and other intangibles) for its taxable year ending 2025, and thus are not in a position to make a definitive determination as to whether it was a PFIC in 2025, based on the composition of its income and assets during 2025 and the estimated value of its assets (which is based on its average market capitalization during 2025), the Company believes that it was not a PFIC for 2025. Whether the Company or any of its subsidiaries is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty. Among other factors, fluctuations in the market price of our Class A ordinary shares and how (and how quickly) the Company uses liquid assets, and cash may influence whether the Company or any of its subsidiaries is treated as PFIC. Accordingly, we are unable to determine whether the Company or any of its subsidiaries will be treated as a PFIC for 2026, and there can be no assurance that the Company or any of its subsidiaries will not be treated as a PFIC for any taxable year.

Within 90 days after the end of each of the Company’s taxable years, the Company will use commercially reasonable efforts to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries and make those statuses available to shareholders. If the Company determines that it was, or could reasonably be deemed to have been, a PFIC for any taxable year, the Company intends to use commercially reasonable efforts to provide, and cause its non-U.S. subsidiaries that are PFICs to provide, U.S. Holders (upon request of such information) with tax information necessary to enable such U.S. Holders to make a QEF Election with respect to the Company and its non-U.S. subsidiaries. The Company’s obligation to determine its PFIC status and the PFIC status of each of its non-U.S. subsidiaries, and the Company’s obligation to provide tax information, will last until the later of (x) two (2) years after the end of the Company’s current taxable year, or (y) such time as the Company has reasonably determined that it is not a PFIC for three (3) consecutive taxable years.

Each U.S. Holder that is an investor of a PFIC is generally required to file an annual information return on Internal Revenue Service (“IRS”) Form 8621 containing such information as the U.S. Treasury Department may require. The failure to file IRS Form 8621 could result in the imposition of penalties and the extension of the statute of limitations with respect to U.S. federal income tax.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Class A ordinary shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Class A ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of Class A ordinary shares of a PFIC.

Information Reporting and Back-up Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in Class A ordinary shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “— Passive Foreign Investment Company Considerations,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for Class A ordinary shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of Class A ordinary shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (1) fails to provide an accurate United States taxpayer identification number or otherwise establish a basis for exemption (usually on IRS Form W-9), or (2) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN CLASS A ORDINARY SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

PLAN OF DISTRIBUTION

We are registering the offer and resale, from time to time, by the Selling Shareholder named in this Prospectus, of up to 10,164,302 Class A ordinary shares, (i) 51,862 Class A ordinary shares underlying the Initial Senior Convertible Notes remaining unsold from the Initial Registration Statement (as defined below), (ii) 6,588,969 additional Class A ordinary shares underlying the Initial Senior Convertible Notes as a result of the Omnibus Amendment (as defined below), (iii) 3,458,881 Class A ordinary shares underlying the January Note, and (iv) 64,590 Class A ordinary shares underlying the January Warrant (each as defined below), as such terms are defined herein. Pursuant to the terms of the senior convertible note, Class A ordinary shares will be issuable to the senior convertible note holder at the holder’s election to convert at a conversion price which currently equals the lower of (i) 93% of the lowest VWAP during the three (3) trading days immediately preceding a Conversion Notice (as defined in the Initial Senior Convertible Notes) (subject to a $0.50 floor price) and (ii) $10.00, in each case as adjusted for customary equity events, subject to adjustments provided there within. Pursuant to the terms of the warrants, Class A ordinary shares will be issued to the warrant holder at the holder’s election to exercise the warrants for payment of the exercise price of $0.01.

Upon receipt of proper notice by the senior convertible note holder or the warrant holder that such holder desires to convert or exercise their senior convertible notes or warrants, respectively, we will, within the time allotted by the August Note SPA, issue instructions to the transfer agent to issue Class A ordinary shares, provided there is an effective registration statement covering such Class A ordinary shares issuable upon conversion or exercise of the senior notes or warrants, respectively, and a current Prospectus relating thereto, unless such holder shall choose to receive Pre-Delivery Shares (as defined in the Initial Senior Convertible Note) or for cashless exercise, respectively.

We will not receive any proceeds from any sale by the Selling Shareholder of Class A ordinary shares being registered hereunder, except that we will receive approximately $646 in aggregate from the exercise of the warrants, assuming the exercise in full of all warrants for cash. See “Use of Proceeds” for details. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this Prospectus, whereas the Selling Shareholder will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. The Selling Shareholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of registered Class A ordinary shares to be made directly or through agents.

The Selling Shareholder may offer and sell, from time to time, some or all of the securities covered by this Prospectus. As used herein, “Selling Shareholder” includes donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest selling securities received after the date of this Prospectus from the Selling Shareholder (as a gift, pledge, distribution or other non-sale related transfer). We have registered the securities covered by this Prospectus for offer and sale so that those securities may be sold to the public by the Selling Shareholder. Registration of the securities covered by this Prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Shareholder. The Selling Shareholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of the securities:

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	transactions to or through broker-dealer or agents, including purchases by a broker-dealer as principal and resale by the broker-dealer for their account or transactions in which broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this Prospectus and any applicable Prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	short sales and/or settlement thereof effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholder may offer the securities directly or utilize broker-dealers or other agents. In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this Prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

3i, LP may be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. 3i, LP has informed us that they intend to use one or more registered broker-dealer to effectuate all sales, if any, of our Class A ordinary shares that it has acquired and may in the future acquire from us pursuant to the August Note SPA. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. 3i, LP has informed us that each such broker-dealer will receive commissions from 3i, LP that will not exceed customary brokerage commissions. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. The Selling Shareholder who is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the Prospectus delivery requirements of the Securities Act.

We know of no existing arrangements between the Selling Shareholder or any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of our Class A ordinary shares offered by this Prospectus. Upon our being notified by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will use our best efforts to file a supplement to this Prospectus, if required, pursuant to Rule 424(b) under the Securities Act.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of the securities to its members, partners or shareholders pursuant to the registration statement of which this Prospectus is a part by delivering a Prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a Prospectus supplement in order to permit the distributees to use the Prospectus to resell the securities acquired in the distribution.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as a Selling Shareholder under this Prospectus. The Selling Shareholder also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, assignees, distributees, successors or other successors-in-interest will be the selling beneficial owners for purposes of this Prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, assignee, distributee, successor or other successor-in-interest intends to sell our securities, we will, to the extent required, use our best efforts to file a supplement to this Prospectus to name specifically such person as a Selling Shareholder.

There can be no assurance that the Selling Shareholder will sell all or any of the securities offered by this Prospectus. In addition, the Selling Shareholder may also sell the securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this Prospectus.

The Selling Shareholder may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable Prospectus supplement.

The Selling Shareholder has the sole and absolute discretion not to accept any purchase offer or make any sale of the securities if they deem the purchase price to be unsatisfactory at any particular time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Shareholder and its affiliates. In addition, we will make copies of this Prospectus available to the Selling Shareholder for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

The Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Shareholder. The Selling Shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this Prospectus to describe any material information with respect to the plan of distribution not previously disclosed in c Prospectus or any material change to such information.

If at the time of any offering made under this Prospectus a member of Financial Industry Regulatory Authority (“FINRA”), participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

We have agreed to indemnify 3i, LP, who is a party to the Registration Rights Agreement, dated August 29, 2025, pursuant to the August Note SPA, and their respective directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls such Selling Shareholder and the holder, and any agent thereof against certain liabilities, including liabilities under the Securities Act. Such Selling Shareholder has agreed, severally and not jointly, to indemnify us and directors and officers, partners, members, managers, employees, agents, and representatives, and each person who controls us in certain circumstances against certain liabilities.

We have agreed with certain shareholders to keep the registration statement of which this Prospectus constitutes a part effective until the end of the Registration Period (as defined in the Registration Rights Agreement) or until all Class A ordinary shares underlying the senior convertible note and warrants have been sold or may be sold under Rule 144 without volume or manner-of-sale restrictions pursuant.

EXPENSES OF THIS OFFERING

The following table sets forth all expenses payable by us in connection with the offering being registered. All the amounts shown are estimates except the SEC registration fee, which is rounded up to the nearest dollar.

SEC registration fee	$1,785
Legal fees and expenses	100,000
Accounting fees and expenses	10,000
Printing expenses	10,000
Total	$121,785

We will bear all costs, expenses and fees in connection with the registration of the securities offered by Prospectus. The Selling Shareholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MATTERS

The validity of the Class A ordinary shares offered pursuant to this Prospectus and certain other legal matters as to Cayman Islands law will be passed upon for us by Mourant Ozannes (Cayman) LLP, our Cayman Islands legal counsel. Certain other legal matters as to U.S. Federal and New York State law in connection with this Offering will be passed upon for us by Mayer Brown LLP.

AUDITORS

Our financial statements as of and for the years ended December 31, 2025 and 2024 are included elsewhere in this Prospectus in reliance upon the report of PKF Littlejohn LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. PKF Littlejohn LLP has acted as the independent registered public accounting firm of the Company since 2025. Our financial statements from December 4, 2023 to December 31, 2023 are included elsewhere in this Prospectus in reliance upon the report of Pannell Kerr Forster of Texas P.C. (“PKF Texas”), independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. PKF Texas acted as the independent registered public accounting firm for Blue Gold Holdings since inception through July 2025.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

Due to changes in our prior auditor’s combined business following the acquisition of PKF Texas by Withum, PKF Texas notified us on August 2, 2025 that it would no longer be able to serve as our auditor. On August 3, 2025, we engaged LAO Professionals as our interim independent registered public accounting firm on a limited basis to prepare our standalone audited financial statements as of and for the year ended December 31, 2024. Subsequently, on October 8, 2025, the Audit Committee of Blue Gold approved the engagement and appointment of PKF Littlejohn LLP as independent registered public accounting firm, effective as of such date.

The reports of LAO Professionals for our financial statements as of and for the year ended December 31, 2024, did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. LAO Professional’s audit reports contained an explanatory paragraph related to the substantial doubt of our ability to continue as a going concern.

As of October 10, 2025, there were no disagreements with LAO Professionals on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of LAO Professionals, would have caused LAO Professionals to make reference thereto in its reports on our financial statements for such period. As of and for the year ended December 31, 2024, there were no “reportable events” as that term is described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F.

The reports of PKF Texas for the financial statements of BGHL as of and for the year ended December 31, 2024 and as of December 31, 2023 and for the period from November 9, 2023 (inception) to December 31, 2023 and of Blue Gold Limited as of December 31, 2023 and for the period from December 4, 2023 (inception) to December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. PKF Texas’ audit reports contained an explanatory paragraph related to the substantial doubt of BGHL’s and Blue Gold Limited’s ability to continue as a going concern.

As of August 26, 2025, there were no disagreements with PKF Texas on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of PKF Texas, would have caused PKF Texas to make reference thereto in its reports on the financial statements of BGHL or Blue Gold Limited for such periods. As of and for the year ended December 31, 2024 and as of and for the year ended December 31, 2023 and for the period from November 9, 2023 (inception) to December 31, 2023, regarding the financial statements of BGHL, and for the period from December 4, 2023 (inception) to December 31, 2023, regarding the financial statements of Blue Gold Limited, there were no “reportable events” as that term is described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F.

Following the consummation of the Business Combination, PKF Texas, the independent registered public accounting firm of BGHL, was engaged as the independent auditor of Blue Gold Limited. In connection with the Business Combination, on the Closing Date, Withum, which was the auditor for Perception, was informed that it would no longer be Perception’s auditor. Such cessation of audit services was effective upon consummation of the Business Combination on the Closing Date.

The reports of Withum on the financial statements of Perception as of December 31, 2024 and December 31, 2023, and for the years ended December 31, 2024 and December 31, 2023 did not contain any adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. Withum’s audit reports contained an explanatory paragraph related to the substantial doubt of Perception’s ability to continue as a going concern.

There were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which such disagreements, if not resolved to the satisfaction of Withum, would have caused Withum to make reference thereto in its reports on the financial statements of Perception for such periods. In its evaluation of Perception’s disclosure controls and procedures and internal control over financial reporting for the fiscal year ended December 31, 2023 and the period ended June 30, 2024, Perception’s management identified material weaknesses related to the interpretation and accounting for certain complex financial reporting transactions. Except for such material weaknesses, as described in Item 9A of Perception’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, there were no “reportable events” as that term is described in paragraphs (A) through (D) of Item 16F(a)(1)(v) of Form 20-F.

STATEMENTS BY EXPERTS

SLR Consulting Ltd. (formerly Wardell Armstrong International) and Dr. John Arthur have prepared the Technical Report Summary with respect to the Bogoso-Prestea (Ghana) Property, with an effective date of April 1, 2024 and dated as of December 3, 2024, which is incorporated by reference hereto. Each of Mr. Turner, Mr. Richardson, Mr. Clarke and Dr. Arthur is a qualified person as defined in Subpart 1300 (17 CFR 229.1300) of Regulation S-K. The technical information related to the Bogoso-Prestea (Ghana) Property contained in the Technical Report Summary and reproduced in this Registration Statement has been approved by SLR Consulting Ltd. (formerly Wardell Armstrong International) and Dr. John Arthur. Dr. Arthur is a Consultant Geologist specializing in Mineral Resources and Ore Reserves, whose address is 9 Cardiff Road, Dinas Powys, Vale of Glamorgan, CF64 4DH, Wales, United Kingdom.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A ordinary shares that are being offered by this Prospectus. This Prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Refer to the registration statement, exhibits and schedules for further information with respect to the Class A ordinary shares offered by this Prospectus. Statements contained in this Prospectus regarding the contents of any contract or other documents are only summaries. With respect to any contract or document filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this Prospectus regarding that contract or document is qualified by reference to the exhibit. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. These reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our principal shareholders and the Selling Shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm.

We maintain a corporate website at www.bluegoldltd.com. Information contained on, or that can be accessed through, our website does not constitute a part of this Prospectus. We have included our website address in this Prospectus solely as an inactive textual reference.

BLUE GOLD LIMITED

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

PAGE
Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm (PCAOB ID# 2814)	F-2
Report of Prior Independent Registered Public Accounting Firm (PCAOB ID# 342)	F-3
Consolidated Balance Sheets as of December 31, 2025, and 2024	F-5
Consolidated Statements of Operations and other comprehensive loss for the years ended December 31, 2025, and 2024 and for the period from November 9, 2023 (inception) to December 31, 2023	F-6
Consolidated Statements of Changes in Stockholders’ Deficit for the years ended December 31, 2025, and 2024 and for the period from November 9, 2023 (inception) to December 31, 2023	F-7
Consolidated Statements of Cash Flows for the years ended December 31, 2025, and 2024 and for the period from November 9, 2023 (inception) to December 31, 2023	F-8
Notes to Consolidated Financial Statements	F-9

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Blue Gold Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Gold Limited and subsidiary (the “Company”) as of December 31, 2025, and the related consolidated statements of operations and other comprehensive loss, changes in stockholders’ deficit, and cash flows for the period ended December 31, 2025, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and the results of its operations and its cash flows for the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

As part of our audit of the 2025 consolidated and combined financial statements, we also audited the adjustments to the 2024 combined financial statements to include weighted average shares outstanding in order to compute net income per basic and diluted share during the year ended December 31, 2024. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review, or apply any procedures to the Company’s 2024 combined financial statements other than with respect to the adjustments and, accordingly, we do not express an opinion or any other form of assurance on the 2024 combined financial statements as a whole.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company currently has no operations, has a working capital deficiency, has losses and needs to raise additional funds to meet its obligations. Sources of liquidity have been provided from the issuance of convertible notes, the sale of common stock and from loans and advances provided by affiliated companies. There is no assurance the sources of funding will be available in the future or under similar terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of Matter – Ongoing Litigation

As discussed in Note 7 and Note 19, the Company is currently involved in an ongoing dispute relating to its access to the Bogoso Prestea mine in Ghana. The dispute concerns the Company’s right over the lease and operating the mine and is subject to ongoing legal and/or regulatory proceedings. The resolution of this matter, and its potential impact on the Company’s operations and financial position, cannot be determined at this time. Our opinion is not modified with respect to this matter.

We have served as the Company’s auditor since 2025.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP
PCAOB Registration Number 2814
London, England

April 28, 2026

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Blue Gold Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blue Gold Limited (formerly “Blue Gold Holdings Limited”) and subsidiaries (the “Company”) as of December 31, 2024 and 2023, and the related statements of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2024 and for period from November 9, 2023 (Inception) to December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for the year ended December 31, 2024 and for the period from November 9, 2023 (Inception) to December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company is an early-stage exploration company and has no operations, has a working capital deficiency, has losses and needs to raise additional funds to meet its obligations and carry out its strategic plan to complete a business combination. Sources of liquidity have been provided from the issuance of convertible notes, the sale of common stock and from loans provided by affiliated companies. There is no assurance the sources of funding will be available in the future or under similar terms. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Acquisition of the Bogoso Prestea Mine

As described in Note 5 to the consolidated financial statements, on May 15, 2024, the Company completed the closing of a Purchase Agreement, that completed the registration and legal transfer of certain mining assets, primarily mining leases, of the Bogoso Prestea Mine to the Company. The Purchase Agreement provided for the transfer of mining assets from Future Gold Resources Bogoso Prestea Ltd. (“FGRBPL”) (the previous leaseholder) to Blue Gold Bogoso Prestea Ltd (“BGBPL”), including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the previous leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings and facilities. Purchase consideration for the transfer of the mining assets is the assumption of the previous leaseholder’s royalty agreement obligation with Golden Star Resources (“GSR Royalty”), which comprised a smelter royalty and contingent payment due upon a decision to move forward with the Bogoso Prestea Mine Project to be paid out over stages during construction, a stream agreement with Royal Gold and the assumption of end of mine asset retirement obligations.

This transaction was accounted for as a purchase which means that the purchase consideration is allocated to the assets acquired based on a relative fair value.

Management has applied significant judgements when determining the estimates of the amounts assigned to each of the components of purchase consideration and the allocation of the purchase consideration amounts to the assets acquired which involves estimates of relative fair value. Management’s estimates of life of mine plans are tied to the measurable resources estimates which are reviewed and approved by qualified persons (management’s specialists). Management specialists were also used to derive estimates of the fair value of the contingent consideration and the asset retirement obligations.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included, among others: the work of management’s specialists was used in performing procedures to evaluate the reasonableness of the measurable resource estimates included in the life of mine plans, which was used in determining an estimate of the amount related to the smelters royalty obligation and used to allocate the purchase consideration to the relative fair values of the assets acquired. Management specialists were also used to derive estimates of the fair value of contingent consideration owed upon a decision to move forward with the Bogoso Prestea Mine Project and the asset retirement obligation which take into consideration contract amounts, engineered abandonment costs, timing of settlement, inflation and appropriate discount rates.

As a basis for using this work, the management’s specialists’ qualifications were evaluated and the Company’s relationship with the management’s specialists was assessed. The procedures performed also included the evaluation of the methods and assumptions used by the management’s specialists, the evaluation of the data used by the management’s specialists, an evaluation of the management’s specialists’ findings and reading the purchase agreement and related royalty agreements.

/s/ Pannell Kerr Forster of Texas P.C.

We served as the Company’s auditor from inception through July 2025.

July 1, 2025

Houston, Texas

BLUE GOLD LIMITED

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2025	2024

Assets
Current assets
Cash	$679,442	$170,557
Prepaid expenses and other current assets	1,703,447	259,854
Other receivables	7,766	2,262
Advance to related parties	529,948	-
Total current assets	2,920,603	432,673
	0	-
Property, plant and equipment, net	2,861,586	2,913,509
Mineral rights	32,086,000	30,100,000
Intangible assets	93,889	-
Total assets	37,962,078	33,446,182

Liabilities
Current liabilities
Accounts payable	8,163,927	1,847,858
Accounts payable- related party, net	555,147	2,101,113
Accrued expenses and other current liabilities	2,384,778	936,289
Advances payable	648,000	648,000
Convertible notes payable	3,468,563	2,472,848
Total current liabilities	15,220,416	8,006,108
Equity-linked share issuance liability	426,000	-
Warrants liabilities	4,843,800	-
Royalty obligation	2,700,000	2,700,000
Contingent consideration liability	17,100,000	17,100,000
Asset retirement obligation	17,833,000	13,937,000
Total liabilities	58,123,216	41,743,108

Commitments and contingencies (Note 19)

Stockholders’ deficit
Stockholders’ deficit
Preferred Shares, $0.0001 par value; 100,000,000 authorized and 0 issued and outstanding at December 31, 2025, and 2024	-	-
Class A Ordinary Shares, $0.0001 par value; 400,000,000 authorized and 34,677,492 and 9,776,421 issued and outstanding at December 31, 2025, and 2024, respectively	3,468	978
Additional paid-in capital	16,034,831	3,716,962
Subscription receivable	(2,480,727)	-
Accumulated deficit	(33,882,229)	(11,972,315)
Accumulated other comprehensive income (loss)	163,519	(42,551)
Total stockholders’ deficit	(20,161,138)	(8,296,926)
Total liabilities and stockholders’ deficit	$37,962,078	$33,446,182

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE LOSS

	Year ended	Year ended	For the period from November 9, 2023 (inception) to
	December 31,	December 31,	December 31,
	2025	2024	2023
Operating expenses:
General and administrative expenses	$11,928,581	$2,111,753	$333,781
Merger and acquisition expenses	2,045,056	1,682,391	-
Plant costs	484,641	6,252,438	-
Accretion of asset retirement obligation	1,910,000	1,037,000	-
Start-up costs	-	-	897
Depreciation	54,799	41,768	-
Total operating expenses	16,423,077	11,125,350	334,678

Other income (expense)
Interest income (expense), net	255,842	(442,869)	-
Day one loss on accounting of convertible notes	(1,604,305)	-	-
Change in fair value of liabilities	(4,470,596)	-	-
Related party interest income (expense), net	332,222	(69,418)	-
Total other expense, net	(5,486,837)	(512,287)	-
Net loss	(21,909,914)	(11,637,637)	(334,678)
Other comprehensive loss
Foreign currency translations adjustment (income) loss, net of tax	163,519	(42,551)
Total comprehensive loss	$(21,746,395)	$(11,680,188)	(334,678)

Weighted average Class A ordinary shares outstanding - basic and diluted	14,071,660	9,224,923	8,990,123
Net loss per ordinary share - basic and diluted	$(1.56)	$(1.27)	(0.04)

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	Class A Ordinary Shares		Additional Paid- In	Accumulated	Subscription	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Receivable	Income (Loss)	Deficit
Balance at December 31, 2024	108,746,245	$-	$3,717,940	$(11,972,315)	$-	$(42,551)	$(8,296,926)
Retroactive application of Business Combination (Note 4)	(98,969,824)	978	(978)	-	-	-	-
Balance at December 31, 2024	9,776,421	978	3,716,962	(11,972,315)	-	(42,551)	(8,296,926)
Issuance of Class A ordinary shares	1,903,848	189	6,754,154	-	(2,480,727)	-	4,273,616
Ordinary share purchase receivable	-	-	(576,000)	-	-	-	(576,000)
Conversion of convertible notes	1,114,074	112	7,527,040	-	-	-	7,527,152
Issuance of shares in business combination	8,750,186	875	(4,001,448)	-	-	-	(4,000,573)
Conversion of preference shares	12,185,000	1,219	(1,219)	-	-	-	-
Issuance of Class A ordinary shares for services	947,963	95	1,700,769	-	-	-	1,700,864
Issuance of equity treated warrants	-	-	799,888	-	-	-	799,888
Sale of shares held by subsidiary to a related party	-	-	114,685	-	-	-	114,685
Currency translation adjustment	-	-	-	-	-	206,070	206,070
Net loss	-	-	-	(21,909,914)	-	-	(21,909,914)
Balance at December 31, 2025	34,677,492	$3,468	$16,034,831	$(33,882,229)	$(2,480,727)	$163,519	$(20,161,138)

	Class A Ordinary Shares		Additional Paid- In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Deficit
Balance at December 31, 2023	100,000,000	$-	$-	$(334,678)	$-	$(334,678)
Retroactive application of Business Combination (Note 4)	(91,009,887)	899	(899)	-	-	-
Balance at December 31, 2023	8,990,123	899	(899)	(334,678)	-	(334,678)
Proceeds from the issuance of Class A ordinary shares	772,305	77	3,628,114	-	-	3,628,191
Issuance of Class A ordinary shares for services	13,993	2	89,747	-	-	89,749
Currency translation adjustment	-	-	-	-	(42,551)	(42,551)
Net loss	-	-	-	(11,637,637)	-	(11,637,637)
Balance at December 31, 2024	9,776,421	$978	3,716,962	$(11,972,315)	$(42,551)	$(8,296,926)

	Class A Ordinary Shares		Additional Paid- In	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Capital	Deficit	Loss	Deficit
Balance at November 9, 2023 (inception)	-	$-	$-	$-	$-	$-
Retroactive application of Business Combination (Note 4)	-	-	-	-	-	-
Balance at November 9, 2023 (inception)	-	-	-	-	-	-
Issuance of Class A ordinary shares	8,990,123	899	(899)	-	-	-
Net loss	-	-	-	(334,678)	-	(334,678)
Balance at December 31, 2023	8,990,123	$899	(899)	$(334,678)	$-	$(334,678)

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended			For the period from November 9, 2023 (inception) to
	December 31,			December 31,
	2025	2024		2023
Cash Flows from Operating Activities:
Net loss	$(21,909,914)		$(11,637,637)	$(334,678)
Adjustment to reconcile net loss to cash used in operating activities:
Accretion of asset retirement obligation	1,910,000		1,037,000	-
Depreciation	54,799		41,768	-
Non-cash interest expense	-		-	-
Day one loss on accounting of convertible notes	1,604,305		-	-
Change in fair value of liabilities	4,470,596		-	-
Operating and prepaid expenses paid by related party	-		1,682,444	418,669
Stock based compensation expense	1,162,531		-	-
Changes in operating assets and liabilities:				-
Prepaid expenses and other current assets	(905,110)		(174,210)	(83,991)
Other receivables	(5,229)		(2,303)	-
Accounts payable	6,267,754		1,870,285	-
Accounts payable – related party	(1,905,807)		-	-
Accrued expenses and other current liabilities	(1,308,886)		948,335	-
Net cash used in operating activities	(10,564,959)		(6,234,318)	-

Cash Flows from Investing Activities:
Purchase of property, plant and equipment	(2,846)		(355,277)	-
Investment in intangible assets	(93,889)		-	-
Net cash used in investing activities	(96,735)		(355,277)	-

Cash Flows from Financing Activities:
Proceeds from convertible notes	7,592,396		2,850,000	-
Repayment of convertible note	(1,627,020)		(377,152)	-
Proceeds from loan	-		648,000	-
Proceeds from Business Combination	13,264		-	-
Proceeds from Issuance of Class A ordinary shares	5,227,641		3,628,191	-
Net cash provided by financing activities	11,206,281		6,749,039	-
Effect of exchange rate changes on cash	(35,702)		11,113	-
Net increase in cash	508,885		170,557	-
Cash, beginning of year	170,557		-	-
Cash, end of year	$679,442		$170,557	$-

Supplemental cash flow information:
Interest paid	$36,406		$-	$-

Noncash investing and financing activities:
Acquisition of mineral rights in exchange for certain obligations	$-		$30,100,000	$-
Acquisition of property, plant and equipment, net in exchange for certain obligations	$-		$2,600,000	$-
Assumption of royalty payable in exchange for mineral rights and property, plant and equipment, net	$-		$2,700,000	$-
Assumption of contingent consideration liability in exchange for mineral rights and property, plant and equipment, net	$-		$17,100,000	$-
Assumption of asset retirement obligation in connection with obtaining mineral rights and property, plant and equipment	$-		$12,900,000	$-
Conversion of June and July Notes to Class A ordinary shares	$4,137,288		$-	$-
Conversion of Senior Convertible Notes including accrued interest	$917,016		$-	$-
Non cash issuance of shares	$1,037,500	$		$-
Accounts payable, accrued liabilities and other current liabilities assumed in Business Combination	$3,013,837		$-	$-
Convertible notes payable assumed in Business Combination	$770,000		$-	$-
Warrant liabilities combined assumed in Business Combination	$230,000		$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

BLUE GOLD LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

Blue Gold Limited (the “Company”, “BGL”), a Cayman Islands exempted company limited by shares was formed for the purpose of becoming the ultimate parent company following the transactions contemplated in the business combination.

On December 5, 2023, Blue Gold Limited, Perception Capital Corp. IV, a Cayman Islands exempted company limited by shares formerly known as RCF Acquisition Corp. (“Perception” or PC4), and Blue Gold Holdings Limited, a private company limited by shares formed under the laws of England and Wales (“BGHL”), entered into a Business Combination Agreement (as amended and/or restated from time to time, the “Business Combination Agreement”).

On June 25, 2025 (the “Closing Date”), Blue Gold Limited consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024, and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 30, 2025, May 8, 2025 and June 10, 2025, by and among the Company, Perception and BGHL (as amended and restated, the “BCA”) (See Note 4).

Following the Business Combination, BGL’s Class A ordinary shares and Warrants are traded on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “BGL” and “BGLWW”, respectively.

The Company has one wholly owned subsidiary; Blue Gold (Cayman) Limited (“BGCL”) .  BGCL has two wholly owned subsidiaries; BGHL, an England and Wales private limited liability company, formed on November 9, 2023 to develop, finance, license, and operate gold mines and Blue Goldmine FZCO (“BGFZCO”) incorporated in the United Arab Emirates on November 26, 2025 to undertake gold trading activities.  BGHL has two wholly owned subsidiaries; Blue Gold Digital Limited (“BGD”), an Ireland company incorporated on December 12, 2025 to develop financial technology products and Blue Gold Bogoso Prestea Ltd. (“BGBPL”), a company incorporated in Ghana on January 26, 2024 to acquire the Bogoso Prestea mine.  BGD has two wholly owned subsidiaries; BlueGold One LLC (“BGO”) and Standard Gold Statutory Trust Company (“SGST”) formed in the State of Wyoming, United States of America on November 12, 2025 and December 9, 2025, respectively, to undertake the development and launch of the Company’s digital business.

2. LIQUIDITY AND GOING CONCERN

Since inception, the Company’s primary sources of liquidity have been cash flows from advances provided by affiliated entities, share issuances and convertible notes issuances. For the year ended December 31, 2025, the Company reported an operating loss of approximately $16.4 million and negative cash flows from operations of approximately $10.6 million. As of December 31, 2025, the Company had an aggregate cash balance of approximately $0.7 million and a net working capital deficit of approximately $12.3 million.

On August 19, 2024, the Company has entered into a Gold Advance Payment Purchase Agreement (“GAPPA”) with Gerald Metals SARL (“Gerald”) whereby, subject to satisfying several conditions precedent, Gerald will make advance payments of up to an aggregate of $25,000,000 to fund Bogoso Prestea restart costs. In September 2024, BGBPL signed a Mining Equipment Supply Framework Agreement with Attachy Construction Limited (“Attachy”), whereby Attachy has agreed to procure certain goods and equipment necessary for the restart of the Bogoso Prestea Mine, up to a total value of $8.0 million. BGBPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly installments. On November 7, 2024, BGHL received a $345,000 advance from Attachy. On each of October 2, 2024, October 28, 2024 and November 13, 2024, BGHL’s subsidiary, BGBPL, received advances in the aggregate amount of $303,000 from Attachy. These advances are non-interest bearing and do not require collateral. The advances are due on demand and, to date, Attachy has not demanded repayment of the advances. On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement  pursuant to which the Company may sell up to $75,000,000 of newly issued Class A ordinary shares (the “VWAP Purchase Shares”) to an investor at the Company’s option, subject to certain conditions.  On November 4, 2025, the Company entered into a Loan Agreement (as amended on November 17, 2025 and December 16, 2025) with City First Capital Pty (“City First”) that provides in the aggregate a loan amount of AUD$100 million, subject to the satisfaction of certain conditions precedent, to be used for the restart the Bogoso and Prestea mine. The GAPPA and City First Loan Agreement are both available specifically for the restart of the Bogoso Prestea mine; however, both are subject to satisfying several conditions precedent, including satisfactory due diligence and resolution of the lease dispute with the Government of Ghana. Subsequent to December 31, 2025, the Company entered a $2,000,000 drawdown loan facility with Kaela Ritchie on January 10, 2026, a second $2,000,000 drawdown loan facility with Kaela Ritchie on March 26, 2026, on February 23, 2026, a Securities Purchase Agreement with Hudson Dunes for gross proceeds of $10,000,000 through a private placement of 2,500,000 Class A ordinary shares; as of the date of filing, the private placement has not closed and a third $4,000,000 drawdown loan facility with Kaela Ritchie on May 5, 2026.

The funding of Blue Gold Limited’s capital requirements will depend on many factors, including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts including growth into new business areas of gold trading and digital gold, the timing and extent of spending on the arbitration proceedings pursuant to the lease dispute with the Government of Ghana, the timing and extent of spending on shareholder litigation proceedings, the timing and extent of spending to support the restart of the Bogoso Prestea Mine, including whether the Bogoso Prestea Mine will restart at all, and further exploration activities.  To finance these opportunities and activities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through debt finance, trade finance, offtake finance and/or issuances of additional equity raises such as is available under the Ordinary Share Purchase Agreement. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the Company’s liquidity condition raises substantial doubt about the Company’s ability to continue as a going concern through twelve months from the date these financial statements are available to be issued and the current plans do not alleviate the substantial doubt. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). References to GAAP issued by the FASB in these accompanying notes to the consolidated financial statements are to the FASB Accounting Standards Codification (“ASC”).

The accompanying consolidated financial statements are stated in United States Dollars unless otherwise stated.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of BGL and its wholly owned subsidiaries. Control over subsidiaries is derived without exception from holding the majority of voting rights in the companies concerned. All significant intercompany balances and transactions have been eliminated in consolidation.

Foreign Currency Translation and Transactions

BGL’s reporting currency is the U.S. dollar. The functional currency of each entity in the group is the currency of the primary economic environment in which it operates, other than for BGBPL, whose functional currency is deemed to be the U.S. Dollar. Transactions in foreign currencies are initially recorded in source currency and converted into the functional currency at the rates of exchange prevailing on the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are remeasured into functional currency at the rates of exchange prevailing at the balance sheet date. Non-monetary assets and liabilities are remeasured to the functional currency at exchange rates that prevailed on the date of inception of the transaction.

BGL translates the financial statements from the local (functional) currency into US Dollars using the year or reporting period end or average exchange rates in accordance with the requirements of Accounting Standards Codification subtopic 830-10, Foreign Currency Matters (“ASC 830-10”). Assets and liabilities are translated at exchange rates as of the balance sheet dates. Expenses are translated at average rates in effect for the years presented. Translation gains and losses resulting from re-measurement from functional to reporting currency are recorded in accumulated other comprehensive income or loss as a component of shareholders’ deficit.

Gains and losses resulting from transactions denominated in a currency other than the functional currency of the entity are included in general and administrative expenses in the consolidated statements of operations and other comprehensive loss using the average exchange rates in effect during the period.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosures of assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Estimates are adjusted to reflect actual experience when necessary. Significant estimates made by management include, but are not limited to, the legal title to the Bogoso Prestea leases, valuation of convertible loan payables, valuation of warrants, valuation of mineral rights, valuation of royalty liabilities, contingent consideration, reserve volumes and future net revenues associated with mine resources and the asset retirement obligations.

Mineral Rights and Life of Mine Model: The carrying value of the Company’s mineral rights is determined in part by reference to the Bogoso Prestea Life of Mine (“LoM”) model, which is prepared to a Scoping Study level. The LoM is preliminary in nature and there is a high degree of uncertainty over the assumptions made. The LoM is solely based on Measured and Indicated Resources which are considered too speculative geologically to have economic considerations applied to them that would allow them to be categorized as mineral reserves, and there is no certainty that the LoM will be realized. The LoM incorporates estimates of total recoverable gold resources, future gold production rates, long-term gold prices, tonnes of ore processed and an appropriate risk-adjusted discount rate. These estimates are inherently uncertain and subject to revision as additional technical and geological information becomes available. Amortization of mineral rights is computed using the unit-of-production method and commences when gold production begins.

Legal Title to Bogoso Prestea Mining Leases: The recoverability and carrying value of several significant balance sheet items are contingent upon the successful resolution of the ongoing dispute with the Government of Ghana over the Bogoso and Prestea mining leases (Note 19). Specifically, the carrying values of mineral rights, the royalty liability, the contingent consideration liability and the asset retirement obligation are each determined using estimation approaches — described in the sub-sections below — that assume the continued validity of those leases and the eventual restart of mining operations. Should the arbitration proceedings be resolved unfavorably and the leases relinquished, the carrying values of all of these items would be reduced to nil. Management’s estimates and assumptions underlying these valuations are therefore subject to a material level of uncertainty until the dispute is resolved, and actual outcomes could differ materially from the amounts recorded in these consolidated financial statements.

Impairment of Long-Lived Assets and Mineral Rights: The Company evaluates the carrying values of property, plant and equipment and mineral rights for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability is initially assessed by comparing the carrying value of the asset or asset group against estimated undiscounted future cash flows. Where an impairment is indicated, the fair value of the asset is estimated using a discounted future cash flow analysis over the asset’s remaining useful life, incorporating assumptions for future production volumes, commodity prices, operating and capital expenditures and a risk-adjusted discount rate.

Royalty Liabilities: The fair value of the royalty liabilities assumed in connection with the Purchase Agreement is estimated using an income approach. Key assumptions include long-term gold prices, the level of gold production over the life of mine, total tonnes of ore processed, and a risk-adjusted discount rate. These inputs are classified as Level 3 in the fair value hierarchy given their unobservable nature, and changes in underlying assumptions — particularly gold price and production volumes — could result in material revisions to the recorded carrying value.

Contingent Consideration Liability: The estimated fair value of the contingent consideration payable under the Golden Star Resources royalty agreement is determined using the Black-Scholes Merton option-pricing model. Key inputs include expected gold price volatility, a risk-free rate, the expected timing of sulphide mining commencement, expected remaining life, and the applicable cost of debt. As these inputs incorporate significant unobservable assumptions, the contingent consideration is classified as a Level 3 fair value measurement.

Asset Retirement Obligation: The fair value of the asset retirement obligation is estimated using a present value technique, discounting projected future cash outflows required to settle reclamation, remediation and mine closure liabilities. Significant assumptions include the expected remaining mine life from production restart, a credit-adjusted risk-free discount rate, an inflation rate, and a market risk premium. New ARO layers are recognized when the estimated scope of remediation activities changes, with each additional layer discounted at the prevailing credit-adjusted risk-free rate at the time of recognition. The liability is accreted each period to its future value, with accretion expense recognized in the consolidated statements of operations. Given the preliminary nature of the underlying mine plan, actual costs could differ materially from current estimates.

Warrant Liabilities — Public Warrants: The 11,500,000 Public Warrants assumed in the Business Combination are classified as liabilities under ASC 815-40 and are measured at fair value on a recurring basis using the period-end publicly quoted closing price of the Warrants on Nasdaq. This represents a Level 1 observable input requiring no significant estimation. Changes in the fair value of the warrant liability are recognized in the consolidated statements of operations each reporting period.

Warrant Liabilities — SPA Warrants (Equity-Classified): The 215,299 SPA Warrants issued pursuant to the August Note Securities Purchase Agreement met the criteria for equity classification and were recorded at their relative fair value at the date of issuance. Fair value was estimated using a Monte Carlo simulation model incorporating significant unobservable inputs, including expected equity volatility, and, a risk-free interest rate. These inputs are not observable in the market and accordingly the measurement represents a Level 3 fair value measurement at initial recognition.

Convertible Notes Payable — Senior Convertible Notes: The Senior Convertible Notes are classified as financial liabilities under ASC 480-10 and are carried at fair value on a recurring basis. Fair value is determined using a hybrid historical/simulation model. Significant unobservable inputs include the Company’s equity volatility, a risk-adjusted discount rate, the risk-free rate of return, and the remaining term to maturity. As these inputs are not directly observable in the market, the Senior Convertible Notes are classified as Level 3 fair value measurements. Any difference between the transaction price and the fair value determined at issuance is recognized immediately as a day-one loss in the consolidated statements of operations.

Equity-Linked Share Issuance Liability: The equity-linked share issuance liability arising under the Ordinary Share Purchase Agreement with Tumim Stone Capital LLC is measured at fair value on a recurring basis using a Monte Carlo simulation, with the underlying share price modeled on geometric Brownian motion in a risk-neutral framework. The simulation models the expected ordinary share price over the remaining term of the agreement at the reporting date and estimates the value of the remaining draw capacity based on management’s expectation of the frequency and size of future VWAP purchases. Significant unobservable inputs include the Company’s selected equity volatility, the starting share price, and management’s estimate of the expected remaining raise amount. As these inputs are not directly observable in the market, the equity-linked share issuance liability is classified as a Level 3 fair value measurement.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. BGL’s CODM is the chief executive officer, who has ultimate responsibility for the operating performance of BGL and the allocation of resources. The CODM reviews the assets, operating results, and financial metrics for BGL as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment. The CODM assesses performance for the single reportable segment and decides how to allocate resources based on operating expenses that also is reported on the consolidated statements of operations. The measure of segment assets is reported on the consolidated balance sheets as total assets. When evaluating BGL’s performance and making key decisions regarding resource allocation, the CODM reviews several key metrics included in operating expenses and cash.

Operating expenses, inclusive of general and administrative costs and plant costs, are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to fund operations. The CODM also reviews operating expenses to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and the budget. The categories of operating expenses, as reported on the consolidated statements of operations, are the significant segment expenses provided to the CODM on a regular basis.

Concentration of Risk

BGL’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash. BGL places its cash with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. BGL’s management plans to assess the financial strength and credit worthiness of any party to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Cash and cash equivalents

Cash is comprised of cash in the bank which is subject to an insignificant risk of changes in value. BGL considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. At December 31, 2025, and 2024, cash amounted to $679,442 and $170,557, respectively. There were no cash equivalents at December 31, 2025, and 2024.

Property, Plant and Equipment

The value of property, plant and equipment (“PP&E”), including land, buildings and processing equipment, that were acquired as part of the Asset Acquisition (See Note 6) are recorded at a relative fair value assessed at the time of the acquisition less depreciation. Any additional PP&E acquired, and any expenditures that extend the life of such assets, are recorded at historical cost, including direct acquisition costs, less depreciation and impairment losses. Historical cost includes expenditures that are directly attributable to the acquisition of the items. Capital work-in-progress is recorded at cost less impairment losses but is not depreciated until it is in use and transferred into other PP&E classifications.

Subsequent costs are included in the asset’s carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to BGL and the cost of the item can be measured reliably. All other repairs and maintenance costs are charged to profit or loss during the financial period in which they are incurred.

Depreciation

Depreciation for vehicles and other assets is computed using the straight-line method at rates calculated to depreciate the cost of the assets, less their anticipated residual values, if any, over their estimated useful lives as follows:

Vehicles	5 years
Computer and accessories	2 years

An item of property, plant and equipment is derecognized upon disposal or when no future economic benefits are expected to arise from the continued use of the asset. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

BGL evaluates the carrying value of property, plant and equipment and finite-lived intangible assets whenever a change in circumstances indicates that the net carrying value may not be recoverable from the entity-specific undiscounted future cash flows expected to result from our use of and eventual disposition of a long-lived asset or asset group. Events or circumstances that could trigger an impairment review of a long-lived asset or asset group include, but are not limited to: (i) a significant decrease in the market price of the asset, (ii) a significant adverse change in the extent or manner that the asset is used or in its physical condition, (iii) a significant adverse change in legal factors or in the business climate that could affect the value of the asset, (iv) an accumulation of costs significantly in excess of original expectation for the acquisition or construction of the asset, (v) a current period operating or cash flow loss combined with a history of operating or cash flow losses or a forecast of continuing losses associated with the use of the asset and (vi) a more-likely-than-not expectation that the asset will be sold or disposed of significantly before the end of its previously estimated useful life. If an impairment exists, the net carrying values are reduced to fair values. BGL estimates the fair values of these long-lived assets by performing a discounted future cash flow analysis for the remaining useful life of the asset, or the remaining useful life of the primary asset in the case of an asset group. An individual asset within an asset group is not impaired below its estimated fair value. There were no impairments recorded as of December 31, 2025, and 2024.

Mineral Rights Impairment and Amortization

Amortization of mineral rights (“Mine Properties”), buildings, leasehold land and plant and machinery (collectively the “mineral assets”) is provided for using the unit-of-production method with separate calculations made for each mineral resource.

The calculation of the units-of-production rate of amortization could be impacted to the extent that actual production in the future differs from current forecasted production resulting in possible revision to the estimate of total resources to be produced.

The carrying values of the mineral rights are assessed for impairment by management on an annual basis (while under development) or when indicators of impairment exist. BGL compares the carrying value of the mine assets to its estimates of undiscounted future cash flows from the underlying resources. Should management determine that these carrying values cannot be recovered, the carrying value is compared to an estimate of fair value and the unrecoverable amounts are written off against earnings and cannot be subsequently reversed. As of December 31, 2025, as the lease termination and ensuing dispute (as described more fully in Note 19) represented a triggering event, in accordance with ASC 360, BGL compared the undiscounted cash flows of the long-lived asset group to their carrying amounts which determined there was no impairment required.

Mineral Exploration Rights and Costs, Exploration, Evaluation and Development Expenditures

Exploration costs, which include maintenance, development and exploration of mineral claims, are expensed as incurred. When it is determined that a mineral deposit can be economically developed as a result of establishing proven and probable reserves and all regulatory operating permits have been secured, the costs incurred after such determination will be capitalized until the commencement of production and amortized over their useful lives. To date, BGL has not established commercial feasibility and received the necessary regulatory operating permits for any of its exploration prospects; therefore, all exploration costs are expensed.

Internally Developed Software

The Company capitalizes costs associated with internally-developed software in accordance with ASC 350-40, Intangibles—Goodwill and Other—Internal-Use Software. Software development costs are accounted for based on the stage of development as follows:

Preliminary Project Stage – Costs incurred during the preliminary project stage, including conceptual formulation, evaluation of alternatives, and determination of existence of needed technology, are expensed as incurred.

●	Application Development Stage – Costs incurred during the application development stage, including design of the software configuration and interfaces, coding, installation, and testing, are capitalized.

●	Post-Implementation Stage – Costs incurred during the post-implementation stage, including training and application maintenance, are expensed as incurred.

Capitalized software development costs are amortized on a straight-line basis over the estimated useful life of the software, which is generally three to five years, beginning when the software is ready for its intended use. Software development costs that have been capitalized but are not yet placed in service are not amortized.

The Company evaluates intangible assets including internally developed software costs for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized based on the fair value of the asset.

Asset Retirement Obligation

BGL follows FASB ASC which established a uniform methodology for accounting for estimated reclamation and abandonment costs. FASB ASC 410 requires the fair value of a liability for an asset retirement obligation to be recognized in the period in which the legal obligation associated with the retirement of the long-lived asset is incurred or when acquired. When the liability is initially recorded, the offset is capitalized by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its future value each period and charged to accretion expense, and the initial capitalized cost is amortized over the useful life of the related asset. To settle the liability, the obligation is paid, and to the extent there is a difference between the liability and the amount of cash paid, a gain or loss upon settlement is recorded.

Convertible Notes Payable

BGL and its subsidiary entered into convertible notes some of which contain fixed rate conversion features, whereby the outstanding principal and accrued interest may be converted by the holder into ordinary shares at a fixed rate at the time of conversion. This results in a fair value of the convertible note being equal to a fixed monetary amount. BGL records the convertible note liability at its fixed monetary amount on the issuance date and interest expense charged over the outstanding period of the note.

For convertible debt instruments that are not considered liabilities under ASC 480 or ASC 815, the Company applies FASB ASC 470, Debt (“ASC 470”), for the accounting of such instruments, including any premiums or discounts. Debt issuance costs consist primarily of original issue discount (OID) and legal fees. These costs are netted off with the related loan and are being amortized to interest expense over the term of the related debt facilities using effective interest method.

The Company may elect the fair value option for certain financial instruments that meet the required criteria under ASC 825, Financial Instruments. Issuance fees incurred on instruments for which the fair value option was elected are not deferred and are recognized as an expense when incurred in the consolidated statement of operations. The portion of the change in fair value attributable to instrument-specific credit risk, if any, is recognized in other comprehensive income, with the remainder recognized in earnings.

Business Combination and Asset Acquisition

BGL applies a screen test to evaluate if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets to determine whether a transaction should be accounted for as an asset acquisition or business combination.

When an acquisition does not meet the definition of a business combination because either: (i) substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset, or group of similar identified assets, or (ii) the acquired entity does not have an input and a substantive process that together significantly contribute to the ability to create outputs, BGL accounts for the acquisition as an asset acquisition. In an asset acquisition, goodwill is not recognized, but rather, any excess purchase consideration over the fair value of the net assets acquired is allocated on a relative fair value basis to the identifiable net assets as of the acquisition date and any direct acquisition-related transaction costs are capitalized as part of the purchase consideration.

When an acquisition is accounted for as a business combination, BGL recognizes and measures the assets acquired and liabilities assumed based on their estimated fair values at the acquisition date, while transaction and integration costs related to business combinations are expensed as incurred. Any excess of the purchase consideration in excess of the aggregate fair value of the net tangible and intangible assets acquired, if any, is recorded as goodwill. For material acquisitions, BGL engages independent appraisers to assist with the determination of the fair value of assets acquired, liabilities assumed, noncontrolling interest, if any, and goodwill, based on recognized business valuation methodologies. An income, market or cost valuation method may be utilized to estimate the fair value of the assets acquired, liabilities assumed, and noncontrolling interest, if any, in a business combination. The income valuation method represents the present value of future cash flows over the life of the asset using discrete financial forecasts, long-term growth rates, appropriate discount rates, and expected future capital requirements. The market valuation method uses prices paid for a similar asset by other purchasers in the market, normalized for any differences between the assets. The cost valuation method is based on the replacement cost of a comparable asset at the time of the acquisition adjusted for depreciation and economic and functional obsolescence of the asset. The fair value of property, plant and mine development is estimated to include the fair value of asset retirement costs of related long-lived tangible assets. During the measurement period, not to exceed one year from the date of acquisition, BGL may record adjustments to the assets acquired and liabilities assumed, with a corresponding offset to goodwill if new information is obtained related to facts and circumstances that existed as of the acquisition date. After the measurement period, any subsequent adjustments are reflected in the period the adjustment arises.

Fair Value Measurement

As defined in ASC 820, Fair Value Measurements and Disclosures, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date (exit price). BGL utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. ASC 820 establishes a fair value hierarchy that participants used to measure fair value. The hierarchy gives us the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement). This fair value measurement framework applies at both initial and subsequent measurement. Financial assets and liabilities recorded in the accompanying consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:

Level 1: Quoted prices are available in an active market for identical assets or liabilities as of the reporting data. Active markets are those in which transactions for the assets or liability occur in sufficient frequency and volume to provide information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2: Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reported date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Subsequently all these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supposed by observable level at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, option and collar.

Level 3: Pricing inputs includes significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The fair value of cash, prepaid expenses and other current assets, accounts payables, advances to related parties, accrued expenses and other current liabilities, and accounts payable-related parties, net approximates their carrying values due to their relatively short maturities.

Income Taxes

BGL accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. BGL has no material uncertain tax positions for any of the reporting periods presented.

As of December 31, 2025 and 2024, a valuation allowance has been recorded for the full value of its net deferred tax asset due to the uncertainty as to the future recoverability until such time that taxable income is reasonably assured.

Warrants

The Company reviews the terms of warrants to purchase its Class A ordinary shares to determine whether warrants should be classified as liabilities or within stockholders’ deficit in its consolidated balance sheets. In order for a warrant to be classified in stockholders’ deficit, the warrant must be (i) indexed to the Company’s equity and (ii) meet the conditions for equity classification.

If a warrant does not meet the conditions for stockholders’ deficit classification, it is carried on the consolidated balance sheets as a warrant liability measured at fair value, with subsequent changes in the fair value of the warrant recorded in other non-operating losses (gains) in the consolidated statements of operations and other comprehensive loss. If a warrant meets both conditions for equity classification, the warrant is initially recorded, at its relative fair value on the date of issuance, in stockholders’ deficit in the consolidated balance sheets, and the amount initially recorded is not subsequently remeasured at fair value.

Net Loss Per Share

Basic net loss per share is computed by dividing the net loss by the weighted average shares outstanding at the end of the period. Diluted net loss per share is computed by giving effect to all potential Class A ordinary shares to the extent dilutive. For the years ended December 31, 2025 and 2024 and for the period from November 9, 2023 (inception) to December 31, 2023, the Company’s diluted weighted-average shares outstanding is equal to basic weighted-average shares, due to the Company’s net loss position. Hence, no Class A ordinary shares equivalents were included in the computation of diluted net loss per share since such inclusion would have been antidilutive. At December 31, 2025 and 2024, potentially dilutive securities include the public warrants and convertible notes payable.

Recent Accounting Pronouncements

Not Yet Adopted

In November 2024, the FASB issued ASU 2024-04, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Improvements to the Accounting for Financial Instruments with Embedded Features. This ASU simplifies the accounting for convertible debt instruments and other contracts in an entity’s own equity by removing certain separation models and amending the guidance for equity classification. The ASU is effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU requires public business entities to disclose specific categories in the rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. The ASU also requires all entities to disclose income taxes paid disaggregated by jurisdiction. The ASU is effective for fiscal years beginning after December 15, 2025, with early adoption permitted. The Company is currently evaluating the impact of this standard, which will require enhanced disclosures related to the Company’s income tax rate reconciliation and payments by jurisdiction. The adoption of this ASU will not impact the Company’s consolidated financial position or results of operations but will require additional disclosures in the notes to the consolidated financial statements.

In September 2025, the FASB issued ASU 2025-06, Intangibles-Goodwill and Other-Internal-Use Software (Subtopic 350-40), Targeted improvements to the Accounting for Internal-Use Software, to modernize the accounting for software costs that are accounted for under Subtopic 350-40. ASU 2025-06 removes all references to prescriptive and sequential software development stages throughout Subtopic 350-40. Therefore, an entity is required to start capitalizing software costs when both of the following occur: 1) Management has authorized and committed to funding the software project and 2) It is probable that the project will be completed and the software will be used to perform the function intended. The amendments in ASU 2025-06 are effective for annual reporting periods beginning after December 15, 2027, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of an annual reporting period. The amendments in ASU 2025-06 permits entities to use either 1) a prospective transition approach, 2) a modified transition approach, or 3) a retrospective transition approach. The Company is currently assessing the impact that ASU 2025-06 will have on its financial statements and expects to adopt the amendments in this update using the prospective transition approach. The Company expects that its capitalization of internal-use software costs will not change significantly under the amendments in ASU 2025-06.

4. RECAPITALIZATION

On June 25, 2025 (the “Closing Date”), Blue Gold Limited consummated the previously announced business combination pursuant to the Second Amended and Restated Business Combination Agreement, dated as of June 12, 2024, and further amended on November 7, 2024, January 8, 2025, March 28, 2025, April 30, 2025, May 8, 2025 and June 10, 2025, by and among the Company, Perception, and BGHL (as amended and restated, the “BCA”).

The following transactions occurred pursuant to the terms of the BCA (collectively, the “Business Combination”):

●	Blue Gold Limited formed Blue Merger Sub, an exempted company incorporated under the laws of the Cayman Islands (“Blue Merger Sub”), for the purpose of effectuating the business combination;

●	Perception merged with and into Blue Gold Limited, with Blue Gold Limited being the surviving entity (the “Perception Reorganization”);

●	Blue Cayman 1, an exempted company incorporated under the laws of the Cayman Islands (“BC1”), acquired the entirety of the BGHL Shares;

●	BC1 transferred the entire undertaking of BC1, including the entire share capital of BGHL to Blue Cayman 2, an exempted company incorporated under the laws of the Cayman Islands (“BC2”). The name of Blue Cayman 2 was changed to Blue Gold (Cayman) Limited;

●	Blue Merger Sub merged with and into BC2, with BC2 being the surviving entity and becoming a wholly owned subsidiary of Blue Gold Limited;

●	In connection with the Perception Reorganization, each (a) issued and outstanding Class A ordinary share, par value $0.0001 per share, of Perception (“Perception Class A Ordinary Shares”) was converted on a one-for-one basis into one newly issued Class A ordinary share, par value $0.0001, of Blue Gold Limited (the “Class A Ordinary Shares”) and (b) outstanding and unexercised whole warrant of Perception was converted into one warrant of Blue Gold Limited (each, a “Warrant”) that entitles the holder thereof to purchase one Ordinary Share in lieu of one Perception Class A Ordinary Share and otherwise upon substantially the same terms and conditions; and

●	Blue Perception Capital LLP, a private limited partnership, delivered, on behalf of itself and the other shareholders of BC2 (collectively, the “Blue Shareholders”), all of the original certificates for BC2 common stock (the “BC2 Common Stock”) to Continental Stock Exchange, as exchange agent, and Blue Gold Limited issued and caused Continental Stock Exchange to deliver to the Blue Shareholders an aggregate of 11,450,000 Class A ordinary shares.

Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of a capital transaction in which BGHL issued stock for the net assets of PC4. The net assets of PC4 will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of BGHL.

Transaction Proceeds

Upon closing of the Business Combination, the Company received gross proceeds of $306,895 as a result of the Business Combination, offset by total transaction costs of $293,631. The following table reconciles the elements of the Business Combination to the consolidated statement of cash flows and the consolidated statement of changes in stockholders’ deficit for the year ended December 31, 2025:

Cash - trust and cash, net of redemptions	$306,895
Less: transaction costs, paid	(293,631)
Net proceeds from the Business Combination	13,264

Less: accounts payable, accrued liabilities and other current liabilities combined	(3,013,837)
Less: Convertible notes payable combined	(770,000)
Less: Warrants liabilities combined	(230,000)
Reverse recapitalization, net	$(4,000,573)

The number of Class A ordinary shares issued immediately following the consummation of the Business Combination were:

PC4 Class A common stock, outstanding prior to the Business Combination	9,057,927
Less: Redemption of PC4 Class A common stock	(307,742)
Class A common stock of PC4	8,750,185
PC4 Class B common stock, outstanding prior to the Business Combination	1
Business Combination Class A ordinary shares	8,750,186
Issuance of shares related to preference shares conversion	12,185,000
Issuance of shares related to working capital agreements	432,891
BC2 Shares	11,450,000
Class A ordinary shares immediately after the Business Combination	32,818,077

The number of BC2 shares was determined as follows:

		BC2’s shares after
	BC2 Shares	conversion ratio
Class A ordinary shares issued to existing BC2 Shareholders	127,361,990	11,450,000
	127,361,990	11,450,000

Public warrants

The 11,500,000 Public Warrants issued at the time of PC4s initial public offering remained outstanding and became warrants for the Company.

Redemption

Prior to the closing of the Business Combination, certain PC4 public shareholders exercised their right to redeem certain of their outstanding shares for cash, resulting in the redemption of 307,742 shares of PC4 Class A common stock for an aggregate payment of $3.66 million.

5. INVESTMENT IN EQUITY SECURITY

Preferred Stock Purchase

In April 2025, BGHL entered into a Preferred Stock Purchase Agreement to purchase 110,000 preference shares of Perception Capital Corp. IV from BCMP Services Limited (“BCMP”), an entity jointly owned by the CEO of BGHL and a significant shareholder of BGHL, for a total consideration of $126,385, which was BCMP’s cost basis. In April 2025, BGHL issued options over 17,500 of these preference shares to employees at an exercise price $1.15 per preference share with an option term of five years. The Preference Shares were convertible on a 1-to-20 basis into Class A ordinary shares for an effective price of approximately $0.06 per Class A Ordinary Share. At the close of the Business Combination, the preference shares were converted into 2,200,000 Class A ordinary shares of which options are granted over 350,000 Class A ordinary shares.

On December 12, 2025, the Company entered into a Securities Purchase Agreement with BCMP, pursuant to which the Company resold 1,850,000 Class A ordinary shares to BCMP for a total proceeds of $106,278, being the original purchase price of the shares. At December 31, 2025, BGHL owns 350,000 of the shares originally purchased under the Preferred Stock Purchase Agreement.

BGHL concluded that its investment in shares are not in substance Class A ordinary shares and accounted for the investment at cost and subsequently eliminated in consolidation. The options for the shares are recorded at fair value and for the year ended December 31, 2025, $50,750 was expensed in the consolidated statements of operations with the corresponding compensation liability included in accrued expenses and other current liabilities on the consolidated balance sheets.

6. ASSET ACQUISITION

On January 27, 2024, BGBPL and FGR Bogoso Prestea Limited (“FGRBPL”) entered into the Purchase Agreement for BGBPL to acquire certain mining assets, primarily mining leases, of the Bogoso Prestea Mine, subject to certain closing conditions including approval by the Ministry of Lands and Natural Resources of the Republic of Ghana. The Purchase Agreement provided for the transfer of mining assets from FGRBPL (the previous leaseholder) to BGBPL, including four mining leases (Bogoso I, Bogoso II, Prestea Surface and Prestea Underground), a government indemnity in favor of the previous leaseholder in respect of certain environmental damage and liabilities, fixed assets including immovable structures, buildings and facilities. Consideration for the transfer of the mining assets is the assumption of the previous leaseholder’s royalty agreement obligation with Golden Star Resources and stream agreement with Royal Gold.

The Purchase Agreement became effective as of May 1, 2024. The closing conditions have been met, with a number of subsequent closing deliverables still to be concluded (including the Royal Gold Agreement novation, the Golden Star Resources Agreement novation, and the Corporate Social Responsibility Agreement novation). The registration of the legal transfer was completed on May 15, 2024. In accordance with the laws of Ghana, BGBPL will ultimately be 90% owned by BGHL and 10% owned by the Government of the Republic of Ghana. As of the date of these consolidated financial statements, the shares have not been transferred to the Government of the Republic of Ghana.

BGL evaluated this acquisition under ASC 805, Business Combinations. ASC 805 requires that an acquirer determine whether it has acquired a business. If the criteria of ASC 805 are met, a transaction would be accounted for as a business combination and the purchase price is allocated to the respective net assets and liabilities assumed based on their fair values and a determination is made whether any goodwill results from the transaction. This mine has been shut in with limited activities necessary to maintain the surface as required by regulation. In evaluating the criteria outlined by this standard, BGL concluded that the acquired set of assets did not meet the US GAAP definition of a business. BGL did not acquire an assembled workforce nor a substantive process. BGL has contracted through a transition services agreement (the “TSA”), FGRBPL to continue various mine maintenance processes. In order to commence operations, BGL will need to hire additional skilled workers to execute its exploration and development plan. Therefore, BGL accounted for the purchase as an asset acquisition rather than a business combination, and allocated the total consideration transferred on the date of the acquisition to the assets and liabilities acquired on a relative fair value basis.

Also on January 27, 2024, BGBPL entered into the Bond SPV Royalty with FGRBPL and Bond SPV. The Bond SPV Royalty provides for Blue Gold Bogoso Prestea Ltd to pay a royalty in refined gold to Bond SPV (as priority payee) and the previous leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap. This agreement represents a volumetric production payment and in accordance with ASC 932, is accounted for as a retention of the mineral right by the pervious leaseholder and therefore not part of the asset acquisition described above.

The following table summarizes the acquisition date fair values of the assets acquired and the liabilities assumed:

Assets acquired (1)
Property, plant and equipment(2)	$2,600,000
Intangible assets: mineral rights(3)	30,100,000
Total assets acquired	32,700,000

Liabilities assumed (1)
GSR royalty liability(4)	2,700,000
GSR contingent consideration liabilities(5)	17,100,000
Asset retirement obligations(6)	12,900,000
Total Liabilities assumed	$32,700,000

(1)	The liabilities assumed and assets acquired include a mandatory 10% non- controlling interest to be held by the Government of Ghana based on Ghanaian laws.

(2)	Property, plant and equipment includes land, building and processing equipment excluding mobile assets. Property, plant and equipment are measured at fair value at the acquisition date. The fair value was determined by the evaluation and combination of the open market approach, comparative method and the present replacement value approach. The fair value was then adjusted based on relative fair value as compared to the other assets acquired.

(3)	Mineral rights are measured at fair value at the acquisition date and determined by the net present value of expected future cashflows. Key assumptions in the income valuation method include long-term gold prices (average gold price of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt), operating and capital expenditures and a 17.0% discount rate. The fair value was then adjusted based on relative fair value to match the consideration paid being the liabilities assumed.

(4)	The liability is recorded at fair value at the closing date determined by the net present value of estimated future obligations using the same expected future cash flows associated with mineral rights using an appropriate credit adjusted discount rate of 10%.

(5)	The fair value of the liability was determined using the Black Scholes Merton Model at the closing date. Key assumptions in this model included remaining life (3.6 — 6.0 years); risk free rate (4.3%-4.4%); and cost of debt (17.6% – 18.3%).

(6)	Asset retirement obligation represents the fair value at the closing date associated with the estimate of cost to return the mines to their original condition upon disposal. The estimate was determined using the present value technique based on forecasted remediation costs at end of life of mine (incorporating an appropriate inflation rate), and development and application of an appropriate credit adjusted discount rate, 12.5%.

7. MINERAL RIGHTS

As of December 31, 2025 and 2024, BGL has mineral rights in Ghana to mine the Bogoso and Prestea properties acquired under the Purchase Agreement. These mineral rights were acquired through staking and purchase, lease or option agreements and are subject to varying royalty interests, some of which are indexed to the sale price of gold. At Acquisition Date (See Note 6) the carrying value of $30.1 million of mineral rights represents the relative fair value on the acquisition date allocated to the acquired mineral rights pursuant to the Purchase Agreement. During the years ended December 31, 2025 mineral rights was increased by $1,986,000 because of additional layers related to the Asset Retirement Obligation. As of December 31, 2025 and 2024, the carrying values of the mineral rights were $32.1 and $30.1 million, respectively. Amortization is computed using the unit of production method and there was no amortization for the years ended December 31, 2025 and 2024, due to the lack of gold production.

BGBPL and BGHL are in dispute with the Government of Ghana over the Bogoso and Prestea leases, and due to the uncertainty surrounding the outcome of the lease dispute (Note 19), and the possibility that the mining leases may not be returned to BGBPL, there is a possibility that BGL will not be able to undertake its business plan to restart the Bogoso Prestea mine. If BGL is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights, royalty obligation, contingent consideration liability and asset retirement obligation values reflected in BGL’s consolidated balance sheet to zero.

8. PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	December 31,	December 31,
	2025	2024
Vehicles	$354,267	$354,267
Building and leasehold land	1,792,352	1,792,352
Plant and machinery	807,648	807,648
Computer and accessories	3,916	1,010
Total Property, plant and equipment	2,958,183	2,955,277
Less: accumulated depreciation	(96,597)	(41,768)
Property, plant and equipment, net	$2,861,586	$2,913,509

During the years ended December 31, 2025, and 2024, there was depreciation of $54,799 and $41,768, respectively. For the period from November 9, 2023 (inception) to December 31, 2023, there was no depreciation expense.

9. INTANGIBLE ASSETS

During the year ended December 31, 2025, the Company capitalized $93,889 of costs related to internally-developed software. At December 31, 2025, the software build was not completed and the Company will continue to capitalize costs pursuant to ASC 350 - “Intangibles—Goodwill and Other”, until completion.

10. ADVANCES PAYABLE

On November 7, 2024, BGHL received a $345,000 advance from an unaffiliated vendor (“Attachy”). The advance is interest free and without security. The advance is due on demand. At December 31, 2025, Attachy has not demanded repayment of the advance.

On each of October 2, 2024, October 28, 2024, and November 30, 2024, BGHL’s subsidiary, BGBPL, received an aggregate amount of $303,000 in advances from Attachy. The advances are interest free and without security. The advances are due on demand. At December 31, 2025, Attachy has not demanded repayment of the advances.

11. CONVERTIBLE NOTES PAYABLES

The June 2024 Notes

On June 16, 2024, BGHL executed $2,500,000 of convertible secured interest-bearing loan notes, as amended and restated by an amendment and restatement deed, dated June 26, 2024, with a redemption date of December 14, 2024 (the “Notes”), to fund working capital needs. BGHL recorded the Note liability at its fixed monetary amount on the issuance date and recognised interest expense over the outstanding period of the Notes. In July 2024, $350,000 of the Notes were redeemed and subsequently reissued. On January 10, 2025, the Notes were amended and restated to extend the redemption date from December 14, 2024 to June 14, 2025; increase the fixed interest rate from 15% to 30% of the principal amount of the Notes repaid or redeemed and decrease the conversion rate to $0.40 per share. Under the amended terms, no interest was payable on any Notes that were converted. On June 20, 2025, the noteholders converted their Notes into shares, accepting 6,182,122 shares issued by BC2 (as converted to 555,781 shares of the Company), with a corresponding intercompany loan being put in place owing by BGHL to BC2 (see Note 16). Under the amended terms, no interest accrued was payable on any Notes that were converted. On June 20, 2025, the noteholders converted their Notes into shares, accepting 6,182,122 shares issued by BC2 (as converted to 555,781 shares of the Company), and a corresponding intercompany loan was established from BGHL to BC2 (see Note 16).

In connection with the conversion and amendment of the Notes, the Company’s obligation to pay previously accrued interest was extinguished. As a result, previously recognized accrued interest of $766,585, which had been recorded as interest expense in prior reporting periods, was reversed in the period of conversion. The reversal has been presented as a reduction of interest expense in the consolidated statement of operations, reflecting the cancellation of the underlying obligation rather than the generation of income.

At December 31, 2025, and 2024, the balance of the Notes was $0 and $2,472,848, respectively.

The June and July 2025 Notes

During the year ended December 31, 2025, BGHL undertook a fundraising in the form of convertible notes (the “June Notes”), The June Notes had a maturity date of October 31, 2025 and a redemption premium of 20%. The June Notes automatically converted into Class A ordinary shares thirty (30) days after the Listing of Blue Gold Limited. The conversion price was the lower of (i) the Volume Weighted Average Price (VWAP) over the 30-day period following the Listing less the Applicable Discount and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The Applicable Discount is a 40% discount for investments made prior to the Listing and a 20% discount for investments made following the Listing.

In July 2025, the Company entered into several additional convertible note purchase agreements raising an aggregate amount of approximately $0.4 million (the “July Notes”). Both the June Notes and July Notes were scheduled to mature on October 31, 2025 but, pursuant to their respective terms, automatically converted into the Company’s Class A ordinary shares 30 days following the listing of such shares on Nasdaq. The July Notes had a conversion price of the lower of (i) $30, (ii) the volume weighted average price (VWAP) over the 30-day period following listing of the Company on the Nasdaq less the Applicable Discount and (iii) the closing price on the day prior to the conversion less the Applicable Discount. “Applicable Discount” means, (i) in the case of the June notes, a forty percent (40%) discount or (ii) in the case of the July notes, a twenty percent (20%) discount. The conversion price for the June Notes and July Notes was $17.69 (less the Applicable Discount). An aggregate of $2,614,318 was raised from the June and July Notes.

The June and July 2025 Notes are classified and accounted for as a financial liability which was measured at fair value on a recurring basis under ASC 480-10.

The financial liabilities are valued using a using a hybrid historical/simulation approach. The estimated fair value of the financial liabilities component is determined using Level 3 inputs.

The key inputs of the models used to value the June and July Notes were:

	July 12, 2025	June 12, 2025
	(issuance)	(issuance)
Stock Price	$21.43	$10.0
Volatility	45%	45%
Discount Rate	40%	40%
Risk free rate of return	4.32%	4.20%
Term to maturity (years)	0.4	0.12

The change in the fair value of the June and July Notes measured using Level 3 inputs is summarized as follow:

June and July 2025 Notes
Convertible Notes balance at December 31, 2024	-
Proceeds from issuance	$2,614,318
Change in fair value	1,568,489
Conversion of notes	(4,182,807)
Convertible Notes balance at December 31, 2025	$-

In July 2025, the June and July Notes converted into 237,104 Class A ordinary shares of the Company. At December 31, 2025, the balance of the June Notes and the July Notes is $0.

The PC4 Convertible Note

Prior to the close of the Business Combination, PC4 incurred and owed certain legal fees related to the Business Combination transactions. Upon the close of the Business Combination on June 25, 2025, PC4 entered into a convertible note agreement (the “PC4 Convertible Note”) with the legal firm with respect to the balance owed of $770,000. This obligation was assumed by the Company at the close of the Business Combination. The PC4 Convertible Note including unpaid interest could be converted into shares of BGL per the conversion price defined in the agreement and expired on December 15, 2025. The PC4 Convertible Note carried an interest rate of 12% per annum and 18% on any overdue unpaid principal. The Note was repayable at a rate of $100,000 plus interest per month starting July 31, 2025. For the year ended December 31, 2025, total interest expense of $35,452 was paid on the PC4 Convertible Note and included in interest expense on the consolidated statements of operations and other comprehensive loss. The balance of $770,000 was repaid during the year ended December 31, 2025. At December 31, 2025, $0 was due and payable under the note.

Senior Convertible Notes

On August 29, 2025, the Company entered into a Securities Purchase Agreement (the “August Note SPA”) with 3i, LP (“3i”) authorizing a new series of senior convertible notes, in the aggregate principal amount of up to $5,434,783 (the “Senior Convertible Notes”) and warrants to purchase up to an aggregate of 215,299 Class A ordinary shares (the “August SPA Warrants”). On September 3, 2025, the Company sold a Senior Convertible Note in the principal amount of $3,804,348 (the First Note”) and 150,709 warrants at an original issue discount of 8% (the “First Warrant”), for an aggregate purchase price of $3,500,000. The Senior Convertible Notes bear interest at the rate of 7% per annum, except upon an event of default, in which such interest rate will be 12%.

At any time after issuance, the Senior Convertible Notes are convertible into Class A ordinary shares, subject to customary terms and conditions. The Senior Convertible Notes are convertible into Class A ordinary shares at a conversion price of $13.51 per share, subject to certain adjustments, and the warrants are exercisable at an exercise price of $16.88 per share until September 3, 2030. On November 12, 2025, the Company issued to 3i (i) an additional Senior Convertible Notes in the principal amount of $1,630,435 at an 8% discount (the “Second Note,” and (ii) 64,590 additional warrants (the “Second Warrant”), all for an aggregate purchase price of $1,500,000.

Also on August 29, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with 3i providing for the registration of the Class A ordinary shares issuable upon conversion of the Senior Convertible Notes and exercise of the Initial Warrants. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the SEC within 30 calendar days after the date of the Registration Rights Agreement to register the resale of the Class A ordinary shares underlying the Senior Convertible Notes the SPA Warrants and cause such registration statement to be effective within 60 calendar days after the date of the Registration Rights Agreement, if the registration statement is subject to review by the SEC, and if the Company has been notified by the SEC that the registration statement will not be reviewed by the SEC, within 15 trading days after such notification. If not all the Class A ordinary shares underlying the Senior Convertible Notes the SPA Warrants are registered pursuant to the August Note SPA, the Company will be required to file another registration statement to register the resale of any such Class A ordinary shares underlying the Senior Convertible Notes the SPAWarrants.

Pursuant to the August Note SPA, 3i may receive up to an aggregate of 1,000,000 shares (the “Pre-Delivery Shares”) at any time upon notice to the Company. If the Company is required to deliver Class A ordinary shares to 3i, whether upon conversion of the senior convertible notes or otherwise, any Pre-Delivery Shares held by 3i or its designee at such time shall apply, on a share for share basis, as available, against each Class A ordinary share required to then be delivered. In the event that 3i or its designees holds any Pre-Delivery Shares as of the date that all senior convertible notes issued pursuant to the August Note SPA are no longer outstanding (whether following the conversion or redemption, as applicable, of such senior convertible notes), 3i is obligated to promptly return any such Pre-Delivery Shares to the Company for cancellation.

On December 1, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with 3i pursuant to which the Company and 3i agreed that, in lieu of the payment in cash of the first blended installment amount of $1,017,663 (the “First Installment”) due on December 3, 2025, 3i will have the right to convert the entire First Installment, or any portion thereof, at its option, at a conversion price equal to 93% of the lowest volume weighted average price (“VWAP”) for the five (5) Trading Day period prior to the date of the Holder’s applicable conversion notice.

The Class A ordinary shares issuable by the Company at 3i’s option shall be issued from the Pre-Delivery Shares registered under such prospectus and the registration statement to which it relates and shall become Delivery Shares (as defined in the senior convertible note with 3i) pursuant to the terms of the senior convertible note.

The Senior Convertible Notes are a legal debt obligation with a variable-share conversion feature that ensures a fixed monetary return to the holder, thus qualifying as a liability under ASC 480-10. The Note remains a liability after issuance and the instrument is remeasured after initial recognition, with changes in fair value recognized in earnings each reporting period until settlement, modification, or extinguishment, consistent with the liability-classified model.

At December 31, 2025, the fair value of the Senior Convertible Notes was $3,468,563. The principal balance of the Senior Convertible Notes was $4,577,763 and unamortized debt issuance cost was $434,783. During the year ended December 31, 2025, the Company converted a balance of $917,016 (inclusive of $857,020 principal and $59,996 interest) to 321,189 Class A ordinary shares pursuant to the Letter Agreement. Total interest of $116,736 related to the Senior Convertible Notes was accrued and included in interest expenses on the consolidated statement of operations. At December 31, 2025, total unpaid interest of $56,740 is included in accrued expenses and other current liabilities on the consolidated balance sheets.

The key assumptions used to value the convertible notes as of December 31, 2025 and issuance dates:

	December 31,	November , 2025	September 3, 2025
	2025	(issuance)	(issuance)
Stock Price	$1.92	$5.92	$9.66
Equity Volatility	70%	60%	65%
Discount Rate	20%	20%	20%
Risk free rate of return	3.48 - 3.52%	3.73%	3.62%
Term to maturity (years)	0.68 - 0.87	1.0	1.0

The following table presents changes of the convertible notes with significant unobservable inputs (Level 3) for the year ended December 31, 2025:

Convertible Notes
Convertible Notes balance at December 31, 2024	-
Proceeds from issuance	$5,000,000
Fair value of Warrants	(799,888)
Repayment of notes	(857,020)
Change in fair value	125,471
Convertible Notes balance at December 31, 2025	$3,468,563

The following table summarizes the Convertible Notes Payables at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
The June 2024 Notes	$-	$2,472,848
Senior Convertible Notes	3,468,563	-
	$3,468,563	$2,472,848

12. ROYALTY AGREEMENT AND CONTINGENT CONSIDERATION

Bond SPV Royalty Agreement

On January 27, 2024, in conjunction with the Purchase Agreement (see Note 6), BGBPL entered into the Bond SPV Royalty with FGRBPL and Bond SPV which closed in May 2024. The Bond SPV Royalty provides for BGBPL to pay a royalty in refined gold to Bond SPV (as priority payee) and the previous leaseholder (as secondary payee, once Bond SPV debt service obligations are met) at a rate of the lesser of (i) 2,000 ounces per month, or 30% of gross production per month for the first 36 months following the start of commercial production, and (ii) 3,250 ounces per month, or 30% of gross production per month after 36 months until Bond SPV Royalty payments total the 250,000 ounce cap. This agreement represents a volumetric production payment and in accordance with ASC 932, is accounted for as a retention of the mineral right by the previous leaseholder and therefore not part of the asset acquisition described above. Gold ounces available to be sold will be reduced by the amounts provided to Bond SPV.

In accordance with ASC 932 the Bond SPV Royalty is accounted for as FGRBPL’s retention of a mineral right as it represents a volumetric production payment and is not reflected as a BGL liability.

GSR Royalty Agreement

The consideration for the transfer of mining assets under the Purchase Agreement also includes the assumption of Future Global Resources Limited’s royalty agreement with Golden Star Resources, a royalty and a contingent payment. On September 30, 2021, FGR entered into Royalty and Contingent Payment Agreement with Golden Star Resources Limited (“GSR Royalty”). The GSR Royalty provides for the payments of two types of royalties to Golden Star Resources Limited. First, a royalty of 1.0% of sale of product of net smelter returns of 100,000 to 300,000 cumulative ounces of gold, and a royalty of 2.0% of sale of product of net smelter returns of over 300,000 cumulative ounces of gold after October 1, 2020. The net smelter return royalty terminates when the aggregate payments exceed $35,000,000. To date there has been no payment triggered or made towards the net smelter return royalty. The second is a contingent payment, defined as the payment of $20,000,000 (if the price of gold is <$1,400/oz), $30,000,000 (if the price of gold is $1,400–$1,700/oz), or $40,000,000 (if the price of gold is >$1,700/oz) upon the start of sulphide mining (refractory), such payment to be made in stages during the construction and operation of the sulphide project. To date, there has been no payment triggered or made towards the sulphide mining contingent payment.

On the closing date, the GSR Royalty liability under this agreement was measured at fair value using an income approach. The contingent payment also resulted in a liability that was measured using the Black Scholes Merton model (See Note 15).

13. ASSET RETIREMENT OBLIGATIONS

BGL accounts for its asset retirement obligations in accordance with ASC 410, Asset Retirement and Environmental Obligations. Remediation, reclamation and mine closure costs are based principally on legal and regulatory requirements. Management estimates costs associated with reclamation of mining properties as well as remediation costs for inactive properties. BGL uses assumptions about future costs, capital costs and reclamation costs. Such assumptions are based on BGL’s current mining plan and the best available information for making such estimates. At the closing date of acquiring the mine, the asset retirement obligation was measured at fair value. The estimate was determined using the present value technique based on forecasted remediation costs at end of life of mine (incorporating an appropriate forward rate), and development and application of appropriate discount rate.

ASC 410, Asset Retirement and Environmental Obligations requires that legal obligations associated with the retirement of long-lived assets be recognized at fair value when incurred and capitalized as part of the related long-lived asset. Over time, the liability is accreted to its future value each period, and the capitalized asset is depreciated over the useful life of the long-lived asset.

In the absence of quoted market prices, BGL estimates the fair value of our asset retirement obligations at inception using present value techniques, in which estimates of future cash flows associated with retirement activities are discounted using a credit-adjusted risk-free rate. BGL’s estimated liability could change significantly if actual costs vary from assumptions or if governmental regulations change significantly.

BGL’s cash flow estimate for the asset retirement obligation is based upon key assumptions for each layer as follows: Layer 1 (recognized May 15, 2024) — remaining term 18.3 years, discount rate 12.5%, inflation rate 4.65%, market risk premium 5.5%; Layer 2 (recognized December 31, 2024) — remaining term 18.7 years, discount rate 11.0%, inflation rate 4.91%, market risk premium 5.0%; Layer 3 (recognized December 31, 2025) — remaining term 18.7 years, discount rate 13.0%, inflation rate 4.86%, market risk premium 5.0%.

BGL’s asset retirement obligation was established in May 2024, subsequent to the Purchase Agreement, and initially recorded at fair value. For the years ended December 31, 2025, and 2024, BGL’s accretion expense totaled $1,910,000 and $1,037,000, respectively. During the years ended December 31, 2025, and 2024, the company recognized an additional layer of ARO totaling $1,986,000 and 0 respectively. The asset retirement obligations totaled $17,833,000 and $13,937,000 at December 31, 2025, and 2024, respectively.

Changes to the asset retirement obligations are as follows:

	December 31,	December 31,
	2025	2024
Asset Retirement obligations, beginning of year	$13,937,000	$-
Liability assumed	-	12,900,000
Additional layer	1,986,000	-
Accretion expense	1,910,000	1,037,000
Asset Retirement obligations, end of year	$17,833,000	$13,937,000

14. WARRANT LIABILITIES

At the close of the Business Combination (See Note 1), the 11,500,000 Public Warrants (the “Warrants) issued at the time of PC4s initial public offering remained outstanding and became warrants for the Company.

The Warrants are accounted for in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the warrants are classified as a liability at its fair value, with the change in the fair value recognized in the Company’s consolidated statements of operations and other comprehensive loss. The Warrants are recorded at fair value based on the period-end publicly stated close price, which is a Level 1 input

Each warrant entitles the registered holder to purchase one ordinary share at an exercise price of $11.50 per share. The Public Warrants became exercisable 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Class A ordinary shares issuable upon exercise of the warrants and a current Prospectus relating to such shares of Class A ordinary shares. Notwithstanding the foregoing, if a registration statement covering the shares of Class A ordinary shares issuable upon exercise of the Warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. A registration statement covering the Class A ordinary shares issuable upon exercise of the warrants was declared effective by the SEC on September 18, 2025. The Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $18.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, and

●	if, and only if, the last reported sale price (the “closing price”) of the Company’s Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of warrants when the price per Class A ordinary shares equals or exceeds $10.00

Once the warrants become exercisable, the Company may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth under “Description of Securities - Warrants - Public Shareholders’ Warrants” based on the redemption date and the “fair market value” of the Company Class A ordinary shares except as otherwise described in “Description of Securities - Warrants - Public Shareholders’ Warrants”; in the Public Offering Prospectus; and

●	if, and only if, the closing price of the Company’s Class A ordinary shares equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “Description of Securities - Warrants - Public Shareholders’ Warrants - Anti-dilution Adjustments” in the Public Offering Prospectus) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the warrant holders.

The “fair market value” of the Company’s Class A ordinary shares for the above purpose shall mean the volume weighted average price of the Company’s Class A ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. The Company will provide the warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. In no event will the warrant be exercisable in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Any redemption of the warrants for Class A ordinary shares will apply to Warrants.

No fractional Class A ordinary shares will be issued upon redemption. If, upon redemption, a holder would be entitled to receive a fractional interest in a share, the Company will round down to the nearest whole number of Class A ordinary shares to be issued to the holder.

If the Company calls the Warrants for redemption, Company management will have the option to require all holders that wish to exercise the Warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A ordinary shares at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants.

At December 31, 2025 and 2024, the fair value of the warrants liabilities were $4,843,800 and $0.

Changes in the fair value of warrant liabilities are as follows:

December 31,
2025
Balance at beginning of year	$-
Liability assumed in business combination	230,000
Change in fair value	4,613,800
Balance at end of year	$4,843,800

15. FAIR VALUE MEASUREMENT

Recurring Fair Value Measurements

Warrant Liabilities — Public Warrants (Level 1)

The 11,500,000 Public Warrants assumed at the close of the Business Combination are classified as liabilities under ASC 815-40 and are measured at fair value on a recurring basis at each reporting date. Fair value is determined using the period-end publicly quoted closing price of the Warrants on Nasdaq, representing a Level 1 observable input requiring no significant estimation or adjustment. Changes in fair value are recognized in the consolidated statements of operations each reporting period. For further detail on the terms and classification of the Public Warrants, refer to Note 14.

Convertible Notes Payable — Senior Convertible Notes (Level 3)

The Senior Convertible Notes issued pursuant to the August Note Securities Purchase Agreement with 3i, LP are classified as financial liabilities under ASC 480-10 and are carried at fair value on a recurring basis. Fair value is determined using a hybrid historical/simulation model incorporating significant unobservable inputs, and accordingly the Senior Convertible Notes are classified as Level 3 fair value measurements. Changes in fair value are recognized in the consolidated statements of operations each reporting period. The key inputs and assumptions for the Senior Convertible Notes, including valuations as of the issuance dates and as of December 31, 2025, are presented in Note 11.

Equity-Linked Share Issuance Liability (Level 3)

The equity-linked share issuance liability arises from the freestanding financial instruments created under the Ordinary Share Purchase Agreement dated August 29, 2025 with Tumim Stone Capital LLC. The liability is measured at fair value on a recurring basis at each reporting date, with changes in fair value recognized in the consolidated statements of operations. Fair value is estimated using a Monte Carlo simulation, with the underlying share price modelled on geometric Brownian motion in a risk-neutral framework.

The simulation models the Company’s ordinary share price over the remaining term of the agreement and, at each simulated raise date, estimates the resulting VWAP Purchase Price. The value of the liability is calculated as the sum of the present values of (i) the VWAP Purchase Shares multiplied by the simulated share price on the expected VWAP Settlement Date and (ii) the VWAP Purchase Price multiplied by the VWAP Purchase Shares, discounted to the valuation date at the risk-free rate. Management’s estimate of the expected raise amount over the remaining term of the facility is a key input, reflecting the anticipated frequency and size of draws subject to the contractual trading volume limitations.

The following table presents changes in the equity-linked share issuance liability measured using Level 3 inputs for the year ended December 31, 2025:

Equity-Linked Share Issuance Liability
Balance at December 31, 2024	$—
Liability recognized at issuance (August 29, 2025)	$576,000
Change in fair value	$(150,000)
Balance at December 31, 2025	$426,000

For further detail on the contractual terms of the Ordinary Share Purchase Agreement giving rise to this liability, refer to Note 19.

The significant Level 3 assumptions used in the calculation of estimated discounted cash flow models vary depending on their application and may include projections of estimated quantities of gold resources and reserves, expectations for timing and amount of future development, operating and asset retirement costs, projections of future rates of production, expected recovery rates, and risk-adjusted discount rates. See Note 6 for additional information regarding the mine acquisition.

Mineral Rights (Level 3)

The fair value of mineral rights acquired through the Purchase Agreement was determined at the acquisition date using an income approach. Key assumptions include long-term gold prices (average of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt), operating and capital expenditures, and a discount rate of 17.0%. The fair value was then adjusted on a relative fair value basis to match the total consideration paid, being the liabilities assumed. This is a Level 3 measurement. For further detail on the carrying value and subsequent movements in mineral rights, refer to Note 7

Property, Plant and Equipment (Level 3)

The fair value of property, plant and equipment acquired through the Purchase Agreement was determined at the acquisition date using a combination of the open market approach, the comparative method, and the present replacement value approach, adjusted on a relative fair value basis. This is a Level 3 measurement. For further detail on property, plant and equipment, refer to Note 8.

Royalty Liabilities (Level 3)

The estimated fair value of the royalty liabilities assumed in connection with the Purchase Agreement was determined at the acquisition date using an income approach. Key inputs include long-term gold prices (average gold price of $2,006/oz), level of gold production over the life of mine (3,885.4 koz), tonnes of ore processed (76.7 Mt), and a credit-adjusted discount rate of 10.0%. This is a Level 3 measurement. For further detail on the royalty agreement and related liabilities, refer to Note 12.

Contingent Consideration Liability (Level 3)

The estimated fair value of the contingent consideration liability assumed in connection with the Purchase Agreement was determined at the acquisition date using the Black-Scholes Merton option-pricing model. Key assumptions were as follows:

May 15,
2024
(acquisition date)
Dividend yield	0.0%
Volatility	13.8%
Risk Free Rate	4.3 – 4.4%
Expected life	3.6 – 6 years
Cost of debt	17.6 – 18.3%

This is a Level 3 measurement. For further detail on the contingent consideration liability, refer to Note 12.

Asset Retirement Obligation (Level 3)

BGL estimates the fair value of asset retirement obligations based on the projected discounted future cash outflows required to settle abandonment and restoration liabilities. Such an estimate requires assumptions and judgments regarding the existence of liabilities, the amount and timing of cash outflows required to settle the liability, what constitutes adequate restoration, inflation factors, credit adjusted discount rates, and consideration of changes in legal, regulatory, environmental and political environments. Asset retirement obligation fair value measurements in the current period were Level 3 fair value measurements. The estimated fair value of the asset retirement obligation was determined using an income approach. Layer 1 (recognized May 15, 2024) — remaining term 18.3 years, discount rate 12.5%, inflation rate 4.65%, market risk premium 5.5%; Layer 2 (recognized December 31, 2024) — remaining term 18.7 years, discount rate 11.0%, inflation rate 4.91%, market risk premium 5.0%; Layer 3 (recognized December 31, 2025) — remaining term 18.7 years, discount rate 13.0%, inflation rate 4.86%, market risk premium 5.0%. As further described in Note 13, BGL recognized the fair value of a liability for an asset retirement obligation at the close date of the Purchase Agreement. Future changes to underlying assumptions may result in revisions of the asset retirement obligation resulting in an adjustment to the asset retirement asset that is amortized prospectively using the unit of production method. The accretion expense for the years ended December 31, 2025 and 2024 was $1,910,000 and $1,037,000, respectively.

Warrants (Level 3)

As disclosed in note 11, the company issued a total of 215,299 warrants pursuant to the August Note SPA. The warrants met the criteria for equity classification under ASC 815-40 and were recorded at their relative fair value in additional paid-in capital at the dates of issuance (September 3, 2025 and November 12, 2025). The aggregate fair value of $799,888 is not subject to remeasurement and was estimated using a Monte Carlo simulation, which incorporates significant unobservable inputs, including expected volatility (60%-65%), risk-free interest rate (3.6% - 3.7%) and expected term (5 years). As these inputs are not observable in the market, the fair value measurement of the warrants represent a Level 3 measurement.

16. RELATED PARTY TRANSACTIONS

Related party balances with BIHL, FGRBPL and FGR

The Company has various related party transactions with FGRBPL, its parent, BIHL and BIHL’s consolidated subsidiaries. These transactions primarily relate to mine maintenance services provided by FGRBPL to BGBPL in connection with the TSA. In order to fund these transactions, at times, money is advanced to a BIHL consolidated entity, thereby creating a due from/due to balance. BIHL through its subsidiaries carry out the business activities of the mine and the amounts advanced are used to fund these activities. The break-out of this net balance due as of December 31, 2025 and 2024 by BIHL consolidated entity is as follows:

	As of	As of
	December 31,	December 31,
Legal entity name	2025	2024
	(due to)/due from	(due to)/due from
FGR-BPL	$(4,095,827)	$(3,887,334)
Future Global Resources Limited (“FGR”)	2,164,636	1,762,907
Blue International Holdings Limited (“BIHL”)	2,437,041	23,314
	$505,850	$(2,101,113)

On December 31, 2025, BIHL owed the Company and its consolidated subsidiaries net amount of $505,850 which is included in advance to related parties on the 2025 consolidated balance sheet. On December 31, 2024, the Company owed a net amount of $2,101,113 to BIHL and its consolidated subsidiaries and included in accounts payable – related parties on the 2024 consolidated balance sheet. The balance is due on demand. Interest is calculated on a monthly basis based on SOFR plus 1% on funds advanced as well as funds received. For the years ended December 31, 2025 and 2024, a net amount of related party interest income of $332,222 and $0 was recorded in the consolidated statements of operations and remains accrued at December 31, 2025 and 2024, respectively and is included in advance to related parties in the consolidated balance sheet.

Other Related party balances

Prior to the close of the Business Combination, the sponsor of PC4 and another affiliated company advanced the company funds to pay certain working capital costs. On June 25, 2025, BGL assumed $315,904 of these balances. The sponsor of PC4 further advanced $239,243 from the close of the Business Combination to December 31, 2025. At December 31, 2025, the Company owed the sponsor and affiliated company $555,147 which is included in accounts payable- related party on the accompanying 2025 consolidated balance sheet.

At December 31, 2025 and 2024, BCMP owed BGHL $24,098 and $0 being the balance owing pursuant to the December 2025 Securities Purchase Agreement net of the balance outstanding on June 25, 2025 from the consideration payable pursuant to the March 2025 Preferred Stock Purchase Agreement, which is included in advance to related parties on the accompanying consolidated balance sheets.

17. STOCKHOLDERS’ DEFICIT

Preferred shares — BGL is authorized to issue 100,000,000 preferred shares with a par value of $0.0001 per share. At December 31, 2025 and 2024, there were no preferred shares issued and outstanding, respectively.

Class A ordinary shares — BGL is authorized to issue 400,000,000 Class A ordinary shares with a par value of $0.0001 per share. At December 31, 2025 and 2024, there were 34,677,492 and 9,776,421 shares of Class A ordinary shares issued and outstanding, respectively.

Share Issuances

As outlined in Note 19, during the year ended December 31, 2025, the Company issued 466,631 Class A ordinary shares pursuant to the Ordinary Share SPA.

During the year ended December 31, 2025 and 2024 and prior to the consummation of the Business Combination, BGHL issued 723,594 and 772,305 ordinary shares, as converted, to various investors, respectively.

Prior to the close of the Business Combination, FGR purchased 4,384,852 shares of BC2 for an amount of $2,480,727. The 4,384,852 ordinary shares of BC2 is equivalent to 394,204 Class A ordinary shares of the Company after the close of the Business Combination. The balance of $2,480,727 is unpaid at December 31, 2025 and included within equity as subscription receivable.

On September 9, 2025, the Company issued to Tumim 69,419 Commitment Shares as discussed in Note 19.

As stated in Note 19, on December 1, 2025, 250,000 shares Class A ordinary shares were issued pursuant to the City First Loan Agreement.

Conversion of Notes for Shares

As outlined in Note 11, on June 20, 2025, the June 2024 Notes were converted to 555,781 Class A ordinary shares of the Company.

As outlined in Note 11, in July 2025, the June and July 2025 Notes were converted to 237,104 Class A ordinary shares of the Company.

As stated in Note 11, the Company converted Senior Convertible Notes balance of $917,016 to 321,189 Class A Ordinary Shares of the Company.

Conversion of preference shares

On September 6, 2024, Perception entered into the Preferred Stock Purchase Agreement pursuant to which it agreed to sell in a private placement an aggregate of 609,250 shares of Preference Shares. The Preference Shares automatically converted to 12,185,000 Class A ordinary shares at the close of the Business Combination.

Warrants

Perception Capital Corp. IV Warrants

At the close of the Business Combination (See Note 4), the 11,500,000 Public Warrants issued at the time of PC4s initial public offering remained outstanding and became warrants for the Company.

The Warrants are accounted for in accordance with the guidance contained in ASC 815-40. Such guidance provides that because the warrants do not meet the criteria for equity treatment thereunder, each warrant must be recorded as a liability. Accordingly, the warrants are classified as a liability at its fair value, with the change in the fair value recognized in the Company’s consolidated statements of operations and other comprehensive loss (See Note 14).

3i Warrants

The Company issued 215,299 warrants in connection to the Senior Convertible Notes Agreement in Note 11. The warrants are equity treated and had an issuance date fair value of $799,888 which is included in additional paid-in capital.

Stock Based Compensation

Pursuant to a Letter of Appointment, on May 6, 2025, the Company and a member of the Board, agreed to settle $50,716 in outstanding fees owed to the director by the Company for prior consulting services by the issuance of 5,072 of the Company’s Class A ordinary shares. On December 12, 2025, in connection with the settlement, the Company and the director entered into a Securities Agreement for the issuance of 5,072 Class A ordinary shares as payment in full. The shares were issued on December 19, 2025.

On September 1, 2025, the Company entered into a consultancy services agreement with an unaffiliated vendor, Sameer Salgar, pursuant to which the Company agreed to pay Mr. Salgar 10,000 Class A ordinary shares as compensation for services performed. On December 12, 2025, in connection with the Salgar Consultancy Services Agreement, the Company and Mr. Salgar entered into a Securities Agreement for the issuance of 10,000 Class A ordinary shares as payment in full. The issuance of these shares is subject to ASC 718. Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date. Stock-based compensation of $32,301 was recognized in general and administrative expenses on the 2025 consolidated statement of operations and other comprehensive loss.

On November 4, 2025, the Company entered into a Consultancy Services Agreement with Think Katalyst LLC pursuant to which the Company agreed to pay Think Katalyst 500,000 Class A ordinary shares as compensation for services performed. On December 12, 2025, in connection with the Think Katalyst Consultancy Services Agreement, the Company and Think Katalyst entered into a Securities Agreement for the issuance of 500,000 Class A ordinary shares as full payment. The issuance of these shares is subject to ASC 718. Under ASC 718, compensation associated with equity-classified awards is measured at fair value upon the grant date, determined by the stock price at that date. Stock-based compensation of $1,076,667 was recognized in general and administrative expenses on the consolidated statements of operations and other comprehensive loss and unearned compensation of $538,033 related to the 2026 service period recognized in additional paid in capital.

18. GENERAL AND ADMINISTRATIVE EXPENSES

The following table shows the major categories of general and administrative expenses for the years end December 31, 2025 and 2024 and for the period from November 9, 2023 (inception) to December 31,2023.

	For the year ended December 31,		For the period from November 9, 2023 (inception) to
	2025	2024	2023
Audit and accounting*	$319,342	$-	$5,000
Consulting fees	3,018,692	542,070	6,738
Director fees	482,333	-	-
Filing and listing fees	630,936	-	-
Insurance	1,053,620	4,822	-
Legal fees	2,828,970	7,500	299,726
Travel and subsistence	194,689	157,933	22,317
Other expenses	370,094	131,709	-
Other professional services	197,763	70,447	-
Payroll	926,203	900,935	-
Rent and lease	131,161	52,100	-
Stock based compensation	1,162,531	-	-
Value added tax	612,247	244,237	-
	$11,928,581	$2,111,753	$333,781

*	Accounting and audit costs totaling $225,113 were expensed as incurred and classified as merger and acquisition expenses in 2024.

19. COMMITMENTS AND CONTINGENCIES

Termination of Mining Leases

On September 20, 2024, FGR-BPL, the previous leaseholder of the Bogoso Prestea Mine, received a notice of termination of mining leases (the “Commission Notice”) from the Minerals Commission of Ghana (the “Minerals Commission”) alleging violations of the related leases. After the Commission Notice, the Minerals Commission formed an Interim Management Committee (“IMC”), and the IMC assumed managerial control of the mine site. On November 12, 2024, contrary to Section 27(5) of the Minerals and Mining Act, the Minister for Lands and Natural Resources purportedly granted the mine to Heath Goldfields. BGHL and the Previous Leaseholder, pursuant to the Minerals and Mining Act 2006 (Act 703) (the “Mining Act”), actively dispute the contents and legality of the Commission Notice and the appointment of an IMC and the grant of the mine to Heath Goldfields.

On October 14, 2024, BGL delivered notice to the Republic of Ghana requesting settlement of BGL’s dispute pursuant to the Agreement between the Government of the United Kingdom of Great Britain and Northern Ireland and the Government of the Republic of Ghana for the Promotion and Protection of Investments, signed in Accra on March 22, 1989 and entered into force on October 25, 1991 (“UK-Ghana BIT”). On April 2, 2025, BGHL served a notice of arbitration on the Republic of Ghana to commence international arbitration proceedings against the Republic of Ghana pursuant to Article 10 of the UK-Ghana BIT. On June 6, 2025, the Republic of Ghana submitted its response to the notice of arbitration in which it contested jurisdiction and disputed the validity and merits of BGL’s claims and agreed to have a three-person tribunal hear the dispute and for it to be administered by an arbitral institution (the Permanent Court of Arbitration in The Hague). On December 8, 2025 a three-person tribunal was constituted. On February 19, 2026, the arbitral tribunal and parties to the arbitration attended an inaugural procedural conference, which focused on establishing the procedural framework of the arbitration.

Pending the resolution of the dispute, BGHL has been advised by Kimathi & Partners, Corporate Attorneys (“Kimathi & Partners”), its legal counsel in Ghana, that pursuant to Section 27(5) of the Mining Act, the mineral right, its term and area held in the Bogoso Prestea Mine at the time of the Commission Notice, shall continue without diminution until thirty days after the resolution of the dispute.

On December 18, 2024, the Company filed an application for judicial review with The High Court of Justice (Commercial Division) (the “High Court”) requesting that the court grant an order returning the managerial control of the Bogoso Prestea Mine to BGBPL and FGRBPL.

On December 18, 2024, the Company also filed an Injunction Application pending the court’s determination of the application for judicial review. Under the Injunction Application, the Company sought to prohibit the respondents, which include the IMC and the Ghanaian Minister of Lands and Natural Resources, from (1) taking possession or control of the Bogoso Prestea Mine, (2) requesting parliamentary approval of any mining lease over the Bogoso Prestea Mine, and (3) taking any steps related to approving the transfer of the Bogoso Prestea Mine.

On December 23, 2024, the Economic and Organised Crimes Office (“EOCO”) commenced an investigation into alleged fraud connected with the attempted acquisition of the Bogoso Prestea Mine by Heath Goldfields Limited. In accordance with its powers set forth in Section 33 of the Economic and Organised Crime Act, 2010 (Act 804) and their pending investigation, EOCO froze the attempted acquisition by Heath Goldfields Limited of the Bogoso Prestea Mine pending the completion of their investigation.

On January 27, 2025, the Company filed an Application For Contempt of Court with the High Court alleging that the IMC’s continued control, possession, and management of the Bogoso Prestea Mine and engagement with Heath Goldfields Limited for the purposes of handing over the Bogoso Prestea Mine to Heath Goldfields Limited was in violation of the judicial review application and injunction application that were served upon them, thus contemptuous.

On February 10, 2025, the EOCO dismissed its preliminary investigation into the transactions between Heath Goldfields and the Minerals Commission following allegations of falsification of official documents due to insufficient evidence.

On March 20, 2025, the High Court dismissed Heath Goldfields Limited’s application to strike the Company’s judicial review application as without merit. The High Court also dismissed the Company’s judicial review application to quash the decision of the Minister of Lands and Natural Resources and stated that the Company and FGR did not properly invoke the jurisdiction of the court.

On July 5, 2025, the Ministry of Lands and Natural Resources issued a stop work notice to Heath Goldfields on the Bogoso-Prestea Mine giving them 120 days to remedy all breaches and carry out essential services.

On November 18, 2025, the Supreme Court of Ghana dismissed an application for an order for certiorari filed by FGRBPL and BGBPL. The ruling was not on the merits of Blue Gold’s claim but rather responding to a procedural question about whether the High Court had properly denied itself jurisdiction to consider the first application for judicial review before it.

On December 30, 2025, Heath Goldfields released a public statement claiming that the Minerals Commission and Environmental Protection Authority have issued operating permits for the Bogoso Prestea Mine to them.

On January 12, 2026, the High Court upheld a preliminary legal objection filed by the Attorney-General against the injunction application pending the determination of the Human Rights Application. The High Court was of the view that an order for injunction was not necessary and accordingly struck out the injunction application.

On February 23, 2026, the Company announced that it has withdrawn its suits pending before the Courts of Ghana to concentrate its legal efforts and resources on the ongoing international arbitration proceedings.

In the event the arbitration outcome or any of these actions is favorable to the existing mining leases, successful mine development, infrastructure construction, and mineral production is dependent on obtaining all necessary consents, approvals, licenses, and funding for a successful design, construction, and operation of efficient mining, processing, and transportation facilities. No assurance can be given that we will be able to resolve the lease dispute or obtain all necessary consents, approvals licenses, and funding in a timely manner, or at all. If the outcome of the arbitration is unfavorable, it will adversely affect the value of BGL’s business. Delays or difficulties in obtaining a favorable arbitration outcome or in obtaining relevant approvals, may interfere with future mining operations or plans of BGL, which will materially impact our business and financial position in the future.

Due to the uncertainty surrounding the outcome of the lease dispute with the Government of Ghana, and the possibility that the mining leases may not be returned to BGBPL, there is a material uncertainty that BGL will be able to undertake its business plan to restart the Bogoso Prestea mine. If the Company is not successful with its arbitration proceedings with the Republic of Ghana, the leases may be relinquished which will reduce the mineral rights value reflected in BGL’s balance sheet to zero.

Royal Gold Stream Agreement

An obligation for the transfer of mining assets under the Purchase Agreement is the assumption by BGBPL of the previous leaseholder’s stream agreement with RGLD Gold AG (“Royal Gold”). Royal Gold has the right to purchase 5.5% of payable gold produced from the Bogoso Prestea Mine. The cash purchase price for gold is 30% of the spot price of gold per ounce delivered.

Gold Advance Payment Purchase Agreements

In August 2024, BGL signed a Gold Advance Payment Purchase Agreement (“GAPPA”) with Gerald Metals SARL (“Gerald”), whereby, subject to satisfying several conditions precedent, Gerald will make advance payments of up to an aggregate of $25,000,000 to fund restart costs. All advance payment amounts, plus interest accruing and compounding daily at 7% plus three-month SOFR per annum, are required to be prepaid 24 months after the date of the first advance payment disbursement. Until such time as all such amounts are paid in full, Gerald is granted a first ranking perfected security interest over all of BGBPL’s assets, including real property, machinery, and equipment, its mining license, each with regard to the Bogoso Prestea mine, and certain other assets. In consideration of the advance payment, BGBPL will sell 100% of the total material produced at the Bogoso and Prestea site to Gerald for a period of 60 months after the offtake commencement date at a discount as defined in the agreement. The total amount of material sold will be no less than 760,000 oz of gold, delivered pursuant to a prescribed delivery schedule, and such 60 month period can be extended until such amount is delivered. Pursuant to the GAPPA, Gerald was also granted a right of first refusal to participate in the development funding of certain future projects. In addition, the GAPPA includes an undertaking that Blue Gold Limited will become a party to the GAPPA. The GAPPA gives Gerald the option to convert the advance payment, or part thereof, into shares and warrants of Blue Gold Limited. Under Tranche A, $15.0 million of advance payment could be converted to Blue Gold Limited shares up to 10 business days after Listing. The conversion price into BGL shares will be calculated on the basis of a conversion into BGL shares at $0.43 cents and then applying the BCA conversion into BGL shares achieved by BGL at the time of the Listing. Each share is paired with a warrant as part of Tranche A, giving the right to purchase shares at the listing price (cash exercise) for a period of 24 months following the date of issue of the warrants. Under Tranche B, $10.0 million of advance payment can be converted to Blue Gold Limited shares for a period of 24 months after the first disbursement of the advance payment. Under Tranche B, Gerald can elect to convert on the earlier of (i) the Listing; or (ii) during the first calendar month of commercial production. If the conversion under Tranche B takes place prior to Listing, the conversion price shall be 100 cents per share in BGL, if the conversion is after Listing, the conversion price shall be the initial listing price. Each share is paired with a warrant as part of Tranche B giving the right to purchase shares at the listing price (cash exercise) for a period of (i) 24 months following the date of issue of the warrants if they elect to exercise Tranche B prior to the Listing, or on the IPO date, or within 12 months following the date of last disbursement of the Advance Payment, or (ii) 12 months if Gerald elects to convert after the 12 Month following the date of last disbursement of the Advance Payment. Furthermore, the GAPPA gives Gerald the right, for the duration of the agreement, to two Board seats on BGL and BGBPL.

Mining Equipment Supply Framework Agreement

In September 2024, BG-BPL signed a Mining Equipment Supply Framework Agreement with Attachy, whereby Attachy will procure certain goods and equipment necessary for the restart of the Bogoso Prestea mine, up to a total value of $8.0 million. BG-BPL must repay to Attachy the equipment purchase price plus a mark-up of 30% of such price. Repayment of the purchase price and mark-up amount will commence three months after an equipment purchase and will be repaid over seven equal monthly installments. There were no purchases under this agreement during the years ended December 31, 2025 and 2024.

Purchase Agreement for the Mampon Gold and Copper Mining Lease in Ghana

On September 17, 2025, the Company entered into a conditional Agreement for the Purchase of the Mampon Gold and Copper Mining Lease (“Mampon”) in Ghana (the “Mampon Purchase Agreement”) with FGR Bogoso Prestea Limited (“FGRBPL”) to acquire up to a 90% interest in the company that will own Mampon (the “License-Holding Company”) located in Ghana’s Ashanti Gold Belt. The closing conditions include requirements to comply with Ghana regulation, including the transfer of a 10% ownership interest in the License-Holding Company to the Government of Ghana. FGRBPL will receive two payment tranches.

First Tranche: Subject to closing conditions, including the approval of the licensing assignment by all relevant parties, including the government of Ghana, being met, the Company will pay $15 million to FGRBPL for a 50% stake in a Special Purpose Vehicle to be established which will own the License-Holding Company (“SPV”). The consideration will be paid by issuing 750,000 Class A ordinary shares of the Company, to FGRBPL. Following the expiry of ninety (90) consecutive trading days immediately after the First Tranche Completion, the number of First Tranche Consideration Shares shall be adjusted as follows:

●	if the VWAP Price over that period is less than $20.00 but not less than $10.00, the Company will issue additional Class A Ordinary Shares to the FGRBPL as is necessary to ensure that the aggregate value of the First Tranche Consideration Shares (calculated by reference to the VWAP Price) equals $15 million;

●	if the VWAP Price is equal to or greater than $20.00, no additional Class A ordinary shares shall be issued and the First Tranche Consideration Shares shall be the 750,000 Class A ordinary shares; and

●	if the VWAP Price is less than $10.00, the maximum number of First Tranche Consideration Shares to be issued shall be 1,500,000 Class A ordinary shares.

Second Tranche: Structured as an option exercisable by the Company between 12 and 18 months following the date of the Purchase Agreement, whereby independently verified resource upgrades in accordance with the standards of Regulation S-K 1300 of the Securities Act of 1933, as amended, above the base resource will be paid for by the Company by issuing shares in accordance with the following value:

●	Up to $55 per ounce of gold (capped at 6 million ounces);

●	Up to $50 per ton of copper (capped at 4 million tons); and

if the option is exercised, FGR BPL will transfer the remaining 50% stake in the SPV to the Company.

Loan Facility

On November 4, 2025, the Company entered into a Loan Agreement with City First Capital Pty Ltd (“City First”) that provides for a loan facility in the aggregate principal amount of AUD$100 million, available in full, subject to the satisfaction of certain conditions precedent, including but not limited to, evidence to the Lender’s satisfaction of the resolution of the dispute over the Bogoso and Prestea mining lease between the Company and the Government of Ghana. The loan will be used exclusively to restart the Bogoso and Prestea mine, including any associated working capital costs.

The loan matures on November 3, 2029. The loan is subject to a 24% per annum interest rate, or AUD$6,000,000, to be paid quarterly. We may elect to repay the loan in whole or in part prior to maturity, subject to a termination fee equal to 6 months interest payable, to be paid on the quarterly interest payment date. On November 17, 2025, the loan agreement was amended to (1) amend the cancellation provision of the loan agreement to state that either party may cancel the loan agreement prior to drawdown with no further financial obligation to the other party, other than the Establishment Fee, if the Conditions Precedent have not been met by December 16, 2025, and (2) to amend the definition of the Establishment Fee to be 250,000 Class A ordinary shares of the Company due upon signing of the Amendment but settled no later than December 1, 2025.

On December 16, 2025, the loan agreement was further amended to (1) amend the cancellation provision of the loan agreement to state that either party may cancel the loan agreement prior to drawdown with no further financial obligation to the other party, other than the Establishment Fee, if the Conditions Precedent have not been met by December 31, 2025, and, to insert that a registration statement incorporating the Establishment Shares will be filed no later than December 31, 2025.

The loan agreement contains customary affirmative and restrictive covenants and representations and warranties. We are bound by certain affirmative covenants setting forth actions that are required during the term of the loan agreement, including, without limitation, (i) the use of the loan for the Authorized Purpose, (ii) maintenance of all required consents, authorizations and similar approvals to carry on our business, (iii) notification of City First of any event of default under the loan agreement, (iv) delivery of information concerning any litigation, arbitration or similar disputes and (v) compliance with the terms of the loan agreement. Additionally, we are bound by certain restrictive covenants setting forth actions that are not permitted to be taken during the term of the loan agreement, including, without limitation, (i) commencement of any insolvency, liquidation, bankruptcy or similar actions, without the consent of City First and (ii) refrainment from any actions that prejudice any part of the loan agreement or any related agreement. Upon the occurrence of an event of default, the Lender may, among other things, accelerate the Company’s obligations under the loan agreement (including all obligations for principal, interest and additional interest payable in the event of default, as described in the loan agreement, and any applicable prepayment premiums).

On December 1, 2025, 250,000 shares Class A ordinary shares were issued under this agreement with a fair value of $1,037,500 and recorded in additional paid in capital. At December 31, 2025, there were no drawdowns under this agreement.

Ordinary Share Purchase Agreement and Registration Rights Agreement

On August 29, 2025, the Company entered into an Ordinary Share Purchase Agreement with Tumim Stone Capital LLC (the “Ordinary Share SPA”), pursuant to which the Company may sell up to an aggregate $75 million of newly issued Class A ordinary shares (the “VWAP Purchase Shares”) to an investor at the Company’s option, subject to certain conditions, at a price per share equal to (i) 0.97 multiplied by the lowest daily VWAP of the Class A ordinary shares during the applicable VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA), provided that the parties to the Ordinary Share SPA may mutually agree to a different price if a Form F-3 is being used to register the VWAP Purchase Shares. In consideration for entering into the Ordinary Share SPA, on September 3, 2025, the Company issued to the investor 69,419 Class A ordinary shares (the “Commitment Shares”).

Also on August 29, 2025, the Company entered into a Registration Rights Agreement with the investor requiring the Company to register for resale the VWAP Purchase Shares and the Commitment Shares. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the SEC within 30 calendar days after the date of the Registration Rights Agreement to register the resale of the VWAP Purchase Shares and the Commitment Shares and cause such registration statement to be effective within 60 calendar days after the date of the Registration Rights Agreement, if the registration statement is subject to review by the SEC, and if the Company has been notified by the SEC that the registration statement will not be reviewed by the SEC, within 15 trading days after such notification.

On November 24, 2025, the parties amended the Ordinary Share SPA to provide that at the Company’s option, the Company may sell the VWAP Purchase Shares either (i) at a price per share equal to (x) 0.95, multiplied by (y) the lower of (A) the Closing Sale Price on the applicable Trading Day and (B) the VWAP on the applicable Trading Day during a one- (1-) day VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA) or (ii) at a price per share equal to (x) 0.97, multiplied by (y) the lowest VWAP of the Class A ordinary shares during a three- (3-) day VWAP Purchase Valuation Period.

Additionally, the VWAP Purchase Maximum Amount (as defined in the Ordinary Share SPA) was amended to mean (a) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of one (1) Trading Day, such number of Class A ordinary shares equal to the lower of: (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.20; and (ii) the quotient obtained by dividing (A) $2,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date, and (b) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of three (3) Trading Days, such number of Class A ordinary shares equal to the lower of (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (ii) the quotient obtained by dividing (A) $3,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided however, that the investor may waive this limit if Form F-3 is being used to register the Registrable Securities (as defined in the Registration Rights Agreement). All capitalized terms not defined in this paragraph shall have the meanings ascribed to them in the Ordinary Share SPA, as amended.

The Ordinary Share SPA gives rise to freestanding equity-linked financial instruments, including (i) the Class A Ordinary Shares to be issued pursuant to VWAP Purchase Notices, (ii) the commitment fee obligation and (iii) the VWAP Purchase mechanism. Each component represents a share-issuance obligation that is evaluated as an equity-linked contract. The instruments are not within the scope of ASC 480 because they are not mandatorily redeemable, do not embody an obligation to repurchase the Company’s equity shares.

The Company issued the 69,419 Commitment Shares on September 3, 2025 with a fair value of $669,893 on issuance date recorded in additional paid in capital. For the year ended December 31, 2025, the Company issued 466,631 Class A ordinary shares pursuant to the Ordinary Share SPA. At December 31, 2025, the fair value of liability is recorded in equity-linked share issuance liability on the accompanying 2025 balance sheet.

Shareholder Actions

On July 28, 2025, RCF VII Sponsors LLC, the former sponsor of Perception Capital Corp. IV, and S&R Capital Ltd. (together, “Plaintiffs”) filed an originating summons against the Company in the Grand Court of the Cayman Islands (the “Court”). Plaintiffs seek a declaration that the Class A ordinary shares received in exchange for Perception shares are unrestricted shares, as such term is defined in the Company’s Memorandum and Articles of Association (the “Pending Action”). The Company believes this claim has no merit and intends to vigorously defend against it. This claim poses a reasonable possibility of loss to the Company, but the Company is unable to reasonably estimate an amount or range of reasonably possible loss at this time.

On August 29, 2025, the Company filed a Form 6-K to provide its notice and proxy statement related to the extraordinary general meeting of shareholders (the “EGM”) that was scheduled to be held on September 8, 2025. Subsequently, the Plaintiffs filed an application for an interim injunction with the Court (the “Injunction Proceeding”) to prevent the Company from holding such EGM. The Injunction Proceeding was brought before the Court ex parte by the Plaintiffs.

On September 5, 2025, the Court issued an interim injunction in favor of the Plaintiffs. On September 10, 2025, the Company filed a Form 6-K disclosing that the directors of the Company have determined to postpone the EGM indefinitely. Following a hearing on September 22 and 23, 2025, the Court ordered the conversion of the originating summons proceedings to a writ action and gave directions for the exchange of full pleadings and further evidence, leading to a trial of preliminary issues which was heard on November 20, 2025 and November 21, 2025. In addition, at this hearing, the Court also heard arguments from the parties in relation to whether to continue, discharge or vary the injunction. At the end of the hearing, the Court reserved judgment and the Company is currently awaiting the Court’s judgment.

Gold Sale and Purchase Agreement

On December 1, 2025, Blue Goldmine FZCO, a wholly-owned subsidiary of Blue Gold Limited, organized and existing under the laws of United Arab Emirates (the “Buyer”), entered into a Sale and Purchase Agreement (the “Agreement”) with Hudson Dunes FZCO, a company incorporated and existing under the laws of the United Arab Emirates (“Hudson Dunes”), which establishes a framework under which Hudson Dunes shall make available to the Buyer, on a call-off basis, up to one million (1,000,000) troy ounces of gold over the duration of the Agreement. The purchase price will be determined as a product of the net weight multiplied by the purity and LBMA Fix (as defined within the Agreement). The payment to Hudson Dunes is due within two business days in the form of cleared funds or USDC (or any other mutually acceptable digital currency).

The Agreement also provides that Hudson Dunes shall make available to the Buyer a $100 million secured funding facility to finance purchases under this agreement. Gold financed under the facility will be subject to a first-ranking lien over the gold in favor of Hudson Dunes. Hudson Dunes will receive 50% of the profit margin generated from onward sale or tokenization of such financed gold as repayment for the amount borrowed under the secured funding facility.

Entry into Trading Facility Agreement

On December 1, 2025, Blue Goldmine FZCO entered into a $15,000,000 gold trading facility agreement (the “Facility”) with Hudson Dunes and BGL, to finance the purchase and sale of gold on a transactional and revolving basis. Pursuant to the Facility, the Borrower may utilize the funds to finance specific gold trades that meet agreed eligibility criteria. The Facility bears interest at a rate per annum equal to the Lender’s cost of finance for the Facility (expected to be approximately SOFR plus 4%). The positive margins generated from gold trades will be shared between the Borrower and Hudson Dunes on a 2:1 basis, whereby two parts will be allocated to the Borrower and one part will be allocated to Hudson Dunes.

The obligations under the Facility are secured by a corporate guarantee provided by BGL to repay amounts owed by the Borrower under the Facility in excess of the Cash Collateral Contribution. The Borrower will provide to Hudson Dunes a cash collateral of $5 million (the “Cash Collateral Contribution”). The Facility contains customary conditions precedent, covenants, including reporting requirements pertaining to gold trades.

The Facility will be available from the date that the Cash Collateral Contribution is paid to Hudson Dunes and until the earlier of (i) December 31, 2026 and (ii) termination in accordance with the terms of the Facility. On January 12, 2026, the Facility was amended to include Blue Gold Holdings Limited as an additional Borrower alongside Blue Goldmine FZCO, and to amend the Cash Collateral Contribution to be ‘up to’ $5,000,000, and, the Facility to be three (3) times the Cash Collateral Contribution up to a maximum of $15,000,000.

20. INCOME TAXES

Domestic and foreign components of income before provision for income taxes for each of the years ended December 31, 2025 and 2024 and for the period from November 9, 2023 (inception) to December 31, 2023, were as follows:

	2025	2024	2023

Domestic	$(12,109,139)	$-	$-
Foreign	(9,800,775)	(11,637,637)	(334,678)
	(21,909,914)	(11,637,637)	(334,678)

The Company elected to prospectively adopt the guidance in ASU No. 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. The following table reconciles the Cayman Island. Federal statutory income tax rate of 0% to the Company’s effective income tax rate for the year ended December 31, 2025 in accordance with the guidance in ASU No. 2023-09:

	For the year ended December 31, 2025
	Amount	Percent
Foreign tax Effects
UK
Changes in valuation allowance	$289,401	(1.32)%
Nontaxable or nondeductible items
Legal Fees	260,868	(1.19)%
Other	(550,269)	2.51%

Ghana
Changes in valuation allowance	2,795,504	(12.76)%
Other	(2,795,504)	12.76%
Effects of Cross-border tax laws	-	-%
Changes in valuation allowances	-	-%
Nontaxable or Nondeductible items	-	-%
Changes in Unrecognized Tax Benefits	-	-%
Other Adjustments	-	-%
Effective Tax Rate	$-	-%

	For the year ended December 31, 2024
	Amount	Percent
Provision for income taxes at statutory rate	$-	0.0%
Miscellaneous permanent items	154,871	(1.3)%
Transaction expenses	420,598	(3.6)%
Change in valuation allowance	3,204,495	(27.5)%
Foreign rate differential	(3,779,963)	32.5%
Income tax (expenses) benefit	$-	0.0%

	For the period from November 9, 2023 (inception) to December 31, 2023
	Amount	Percent
Provision for income taxes at statutory rate	$-	0.0%
Transaction expenses	27,718	(5.0)%
Change in valuation allowance	81,052	(27.5)%
Foreign rate differential	(108,770)	32.5%
Income tax (expenses) benefit	$-	0.0%

The Tax effects of the temporary differences and carryforwards that give rise to the deferred tax assets and liabilities consist of the following components:

	2025	2024
Deferred tax assets:
Depreciation	$33,072	$14,619
ARO Accretion	1,031,450	362,950
Net operating losses – non-current	5,224,878	2,826,926
Total deferred tax assets	6,289,400	3,204,495

Valuation allowance	(6,289,400)	(3,204,495)
Net deferred tax liabilities	$-	$-

Income taxes paid (net of refunds received) consisted of the following (in thousands):

Tax Payments (net of refunds received)	2025	2024	2023
Federal	$-	$-	$-
Foreign	-	-	-
State	-	-	-
Total	$-	$-	$-

At December 31, 2025 and 2024, the Company had no available Domestic (NOL) carry forwards. For Foreign purposes, such NOL carry forwards were $15.6 million and $8.5 million respectively. The net operating losses begin expiring in 2031.

The valuation allowance relates to deferred tax assets for certain items that will be deductible for income tax purposes under very limited circumstances and for which the Company believes it is not more likely than not that it will realize the associated tax benefit. However, in the event that the Company determines that it would be able to realize more or less than the recorded amount of net deferred tax assets, an adjustment to the deferred tax asset valuation allowance would be recorded in the period such a determination is made. In assessing the realizability of deferred tax assets, management considers whether it is more-likely-than-not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income, and tax planning strategies in making this assessment. Based upon the levels of historical taxable income, projections of future taxable income and the reversal of deferred tax liabilities over the periods in which the deferred tax assets are deductible, management believes it is more-likely-than-not that the Company will not realize the benefits of its net deferred tax assets. Accordingly, the Company has $6.3 million of valuation allowance on its Deferred Tax Assets as of December 31, 2025. For the year ended December 31, 2025 and 2024, the change in the valuation allowance was $3,084,905 and $3,204,495, respectively.

The Company recognizes interest and penalties relating to uncertain tax positions in income tax expense. No amounts were recorded in 2025 and 2024 and 2023.

The Company files income tax returns as prescribed by tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal, state and local jurisdictions where applicable based on the statute of limitations that apply in each jurisdiction. The Company has no open income tax audits with any taxing authority as of December 31, 2025. The Company is still subject to income tax examinations by Domestic and Foreign tax authorities for the years 2024 and 2025.

21. SUBSEQUENT EVENTS

Subsequent events have been evaluated through April 28, 2026, which represents the date the consolidated financial statements were available to be issued and those that are material to the consolidated financial statements are included below.

Entry into the Ritchie Facility Agreement

On January 10, 2026, the Company entered into a Facility Agreement with Kaela Ritchie that provides for a drawdown loan facility of up to $2,000,000. The facility is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. At maturity, the Company shall repay the balance and interest, provided that, the Company may repay the balance at any time prior to maturity without premium or penalty. The facility matures on January 9, 2027.

On March 26, 2026, the Company entered into a second facility agreement with Kaela Ritchie that provides for a drawdown loan facility of up to $2,000,000. The second facility is available for drawdown by the Company for a period of six months with a maximum aggregate drawdown per week of $500,000. Interest will accrue at 10% per year on the drawn amounts. At maturity, the Company shall repay the balance and interest, provided, that, the Company may repay the balance at any time prior to maturity without premium or penalty. The second facility matures on March 26, 2027.

Amendment to Trading Facility Agreement

On January 12, 2026, the Company entered into an amendment to the Facility Agreement with Hudson Dunes whereby BGHL is included as a Borrower alongside Blue Goldmine FZCO, and, the Facility amount was amended to be three (3) times the Cash Collateral Contribution up to a maximum aggregate amount of US$15,000,000 made available by the Lender to the Borrower pursuant to Clause 2.

Amendment to August Note SPA

On January 23, 2026, the Company entered into an Omnibus Amendment to Securities Purchase Agreement and Senior Convertible Notes with 3i (the “Omnibus Amendment”) to amend (i) the August Note SPA; (ii) the Senior Convertible Note issued to 3i, dated September 3, 2025, in the original principal amount of $3,804,348 (the “First Note”); (iii) the subsequent Senior Convertible Note issued to 3i, dated November 12, 2025, in the original principal amount of $1,630,435 (the “Second Note,” and, together with the First Note, the “Existing Notes”); (iv) a warrant to purchase 150,709 Class A ordinary shares of the Company, dated as of September 3, 2025, issued to 3i (the “First Warrant”); and (v) a warrant to purchase 64,590 Class A ordinary shares of the Company, dated as of November 12, 2025, issued to 3i in connection with the Senior Convertible Notes (See Note 11).

Pursuant to the Omnibus Amendment, beginning January 23, 2026, subject to an existing event of default 3i agrees that neither it nor an affiliate will sell or otherwise dispose of certain shares on any Trading Day (as defined in the August Note SPA) in an amount that exceeds the greater of (i) ten percent (10%) of the aggregate daily trading volume of the Company’s Class A ordinary shares reported on its principal market and (ii) $10,000 per trading day through February 15, 2026 and $40,000 per trading day thereafter.

The Omnibus Amendment amends the conversion price mechanics in the First and Second Notes such that the conversion price is fixed at $3.00 through February 15, 2026, and thereafter equals the lower of (i) 93% of the lowest VWAP during the three (3) trading days immediately preceding a Conversion Notice (subject to a $0.50 floor price) and (ii) $10.00, in each case as adjusted for customary equity events. The Omnibus Amendment additionally amends the events of default to clarify that a failure to pay principal, make-whole amounts, interest, late charges or other amounts (other than installment amounts) when due constitutes an event of default if not cured within ten (10) Trading Days, applicable solely to unpaid interest and late charges. Further, the Omnibus Amendment provides 3i with a five (5) trading day election period following receipt of a company optional redemption notice to convert all or any portion of the Conversion Amount, with any conversion amount reducing the applicable redemption amount. In addition, the Omnibus Amendment modifies the installment payment provisions to require cash payment of installment amounts (the “Installment Amounts”) only on installment dates on or prior to January 1, 2026 (unless converted). After January 1, 2026, no Installment Amount shall become payable or owed by the Company, other than the maturity date.

Finally, the Omnibus Amendment amends the exercise price in the First and Second Warrants to $0.01.

Concurrently with the Omnibus Amendment, on January 23, 2026, the Company issued to 3i (i) a senior convertible note in the principal amount of $1,630,435 (the “January Note”) and (ii) a warrant to purchase 64,590 Class A ordinary shares of the Company (the “January Warrant”).

The January Note matures on January 23, 2027. The January Note is convertible into Class A ordinary shares of the Company pursuant to the same conversion mechanics of the Existing Notes. The January Note is in the same form as the First and Second Notes and contains the same terms and conditions, including certain negative covenants. The January Note also contains standard and customary events of default.

The January Warrant is exercisable for up to an aggregate of 64,590 Class A ordinary shares at a price of $0.01 per share (the “January Warrant Exercise Price”). The January Warrant may be exercised during the period commencing January 23, 2026 and ending January 23, 2031. The January Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, issuances of additional Class A ordinary shares and the like.

Pursuant to the terms of the January Note and the January Warrant, the Company shall not effect a conversion of any portion of the January Note or an exercise of the January Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, 3i would beneficially own in excess of 4.99% (or, at the option of 3i, 9.99%) of the Class A ordinary shares of the Company outstanding immediately after giving effect to such conversion.

Entry into Securities Purchase Agreement

On February 23, 2026, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Hudson Dunes pursuant to which the Company agreed to issue and sell in a private placement offering (the “Private Placement”) an aggregate of 2,500,000 Class A ordinary shares of the Company, par value $0.0001 per share (the “Shares”), at a price per share of $4.00, for gross proceeds of $10,000,000. The proceeds will be used for working capital, general corporate purposes and to repay certain debt obligations. As of the date of filing, the private placement has not closed.

Amendment of Employment Agreement and Grant of Class A Ordinary Shares

On April 2, 2026, our Board approved, and the Company entered into, an amended employment agreement with our chief executive officer, Andrew Cavaghan (the “Amended Employment Agreement”). In connection with the Amended Employment Agreement, the Compensation Committee of the Board approved grants to Mr. Cavaghan of an aggregate of 2,447,500 Class A ordinary shares (the “April 2026 Grant”) under the Company’s 2025 Equity Incentive Plan (the “Plan”), in lieu of previously approved cash and stock-based compensation. The April 2026 Grant consists of (i) 2,290,000 restricted Class A ordinary shares, which are subject to time-based and/or performance-based vesting, and (ii) 157,500 unrestricted Class A ordinary shares, in consideration for Mr. Cavaghan’s service to the Company. Mr. Cavaghan has entered into a Restricted Stock Grant Agreement and an Unrestricted Stock Grant Agreement with the Company, evidencing the terms and conditions of each such grant, which are subject to all of the terms and conditions of the Plan. In addition, pursuant to the Amended Employment Agreement, Mr. Cavaghan’s cash compensation was reduced to US$1 per annum. Effectiveness of the terms and conditions of the Amended Employment Agreement was retroactive to January 1, 2026.

Secondary offering of up to 10,164,302 Class A ordinary shares offered by the Selling Shareholder

Prospectus

Prospectus dated May 20, 2026

PART II

Information Not Required in Prospectus

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public interest, such as providing indemnification against willful default, fraud or the consequences or dishonesty. Our Memorandum and Articles of Association provide that every director or officer of the Company shall be indemnified against any liability incurred by that director or officer as a result of any act or failure to act in carrying out their functions other than such liability (if any) that the director or officer may incur by their own actual fraud, willful default or willful neglect.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company during the past three years, which were not registered under the Securities Act. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act and/or Regulation S under the Securities Act. No underwriters were involved in these issuances of convertible notes.

On June 25, 2025, Blue Gold Limited entered into a Convertible Promissory Note with Loeb in the principal amount of $805,000, maturing on December 15, 2025 for the settlement of legal fees owed by Perception. The note is convertible, at Loeb’s option, into Class A ordinary shares of Blue Gold Limited at a price equal to 80% of the average daily volume-weighted average price of the Class A ordinary shares over the 30 trading days prior to conversion. Also on June 25, 2025, in connection with the note, Blue Gold Limited and Loeb entered into a Registration Rights Agreement, granting Loeb the right to require Blue Gold Limited to register the resale of the Class A ordinary shares issuable upon conversion of the note.

In June 2025, the Company entered into those several convertible note purchase agreements raising an aggregate amount of approximately $2.2 million (as described elsewhere in the Prospectus, the “June Notes”). In July 2025, the Company entered into several additional convertible note purchase agreements raising an aggregate amount of approximately $0.4 million (as described elsewhere in the Prospectus, the “July Notes”). Both the June Notes and July Notes were scheduled to mature on October 31, 2025 but, pursuant to their respective terms, automatically converted into the Company’s Class A ordinary shares 30 days following the listing of such shares on Nasdaq. The June Notes had a conversion price of the lower of (i) the volume weighted average price (VWAP) over the 30-day period following the listing of the Company on the Nasdaq less the Applicable Discount (defined below) and (ii) the closing price on the day prior to the conversion less the Applicable Discount. The July Notes had a conversion price of the lower of (i) $30, (ii) the volume weighted average price (VWAP) over the 30-day period following listing of the Company on the Nasdaq less the Applicable Discount and (iii) the closing price on the day prior to the conversion less the Applicable Discount.

Securities Purchase Agreement and Registration Rights Agreement

On August 29, 2025, the Company entered into a Securities Purchase Agreement (the “August Note SPA”) with 3i, LP (“3i”) authorizing a new series of senior convertible notes in the principal amount of up to $5,434,783 (the “Senior Convertible Notes”) and warrants to purchase up to an aggregate of 215,299 Class A ordinary shares. On September 3, 2025, the Company sold a Senior Convertible Note in the principal amount of $3,804,348 at an original issue discount of 8% (the “September Senior Convertible Note”) and 150,709 warrants (the “September Warrant”), for an aggregate purchase price of $3,500,000. On November 12, 2025, the Company issued to 3i an additional Senior Convertible Note in the principal amount of $1,630,435, at an 8% discount (the “November Senior Convertible Note” and, together with the September Senior Convertible Note, the “Initial Senior Convertible Notes”), and 64,590 additional warrants (the “November Warrant” and, together with the September Warrant, the “Initial Warrants”), for an aggregate purchase price of $1,500,000. The Senior Convertible Notes bear interest at a rate of 7% per annum, increasing to 12% upon an event of default (as defined in the Senior Convertible Notes). The Senior Convertible Notes are convertible into Class A ordinary shares at a conversion price of $13.51 per share, subject to certain adjustments.

On December 1, 2025, the Company entered into a letter agreement (the “Letter Agreement”) with 3i pursuant to which the Company and 3i agreed that, in lieu of the payment in cash of the first installment amount of $1,017,663 (the “First Installment”) due on December 3, 2025, 3i will have the right to convert the entire First Installment, or any portion thereof, at its option, into Class A ordinary shares at a conversion price equal to 93% of the lowest volume weighted average price (“VWAP”) for the five (5) Trading Day (as defined in the Initial Senior Convertible Note) period prior to the date of 3i’s applicable conversion notice.

The Senior Convertible Notes are classified as liabilities under ASC 480-10 and measured at fair value on a recurring basis, with changes in fair value recognized in earnings each reporting period. At December 31, 2025, the fair value of the Senior Convertible Notes was $3,468,563, with a principal balance of $4,577,763 and unamortized debt issuance costs of $434,783. During the year ended December 31, 2025, the Company converted a balance of $917,016 of Senior Convertible Notes (inclusive of $857,020 principal and $59,996 of interest) into 321,189 Class A ordinary shares. Also on August 29, 2025, the Company entered into a Registration Rights Agreement with 3i providing for the registration of the Class A ordinary shares issuable upon conversion of the Senior Convertible Notes and exercise of the related warrants.

On January 23, 2026, the Company entered into an Omnibus Amendment to Securities Purchase Agreement and Senior Convertible Notes with 3i (the “Omnibus Amendment”) to amend each of the August Note SPA, Initial Senior Convertible Notes and the Initial Warrants.

Pursuant to the Omnibus Amendment, beginning January 23, 2026, subject to an existing event of default, 3i agreed that neither it nor any of its affiliates will sell or otherwise dispose of certain shares on any Trading Day in an amount that exceeds the greater of (i) ten percent (10%) of the aggregate daily trading volume of the Company’s Class A ordinary shares reported on its principal market and (ii) $10,000 per Trading Day through February 15, 2026 and $40,000 per Trading Day thereafter.

The Omnibus Amendment amended the conversion price mechanics of the Initial Senior Convertible Notes such that the conversion price was fixed at $3.00 through February 15, 2026, and currently equals the lower of (i) 93% of the lowest VWAP during the three (3) Trading Days immediately preceding a Conversion Notice (subject to a $0.50 floor price) and (ii) $10.00, in each case as adjusted for customary equity events. The Omnibus Amendment additionally amended the events of default to clarify that a failure to pay principal, make-whole amounts, interest, late charges or other amounts (other than installment amounts) when due constitutes an event of default if not cured within ten (10) Trading Days, applicable solely to unpaid interest and late charges. Further, the Omnibus Amendment provides 3i with a five (5) Trading Day election period following receipt of a Company optional redemption notice to convert all or any portion of the conversion amount, with any conversion amount reducing the applicable redemption amount. In addition, the Omnibus Amendment modifies the installment payment provisions to require cash payment of installment amounts (the “Installment Amounts”) only on installment dates on or prior to January 1, 2026 (unless converted). After January 1, 2026, no Installment Amounts shall become payable or owed by the Company, other than the maturity date.

Finally, the Omnibus Amendment amends the exercise price of the Existing Warrants to $0.01.

Concurrently with the Omnibus Amendment, on January 23, 2026, the Company issued to 3i (i) a senior convertible note in the principal amount of $1,630,435 (the “January Note”) and (ii) a warrant to purchase 64,590 Class A ordinary shares (the “January Warrant” or “January Warrants” as applicable).

The January Note matures on January 23, 2027 and is convertible into Class A ordinary shares pursuant to the same conversion mechanics of the Initial Senior Convertible Notes. The January Note contains the same terms and conditions as the Initial Senior Convertible Notes, including certain negative covenants, as well as standard and customary events of default.

The January Warrant is exercisable for up to an aggregate of 64,590 Class A ordinary shares at a price of $0.01 per share (the “January Warrant Exercise Price”). The January Warrant may be exercised during the period that commenced on January 23, 2026 and ends on January 23, 2031. The January Warrant Exercise Price is subject to customary adjustments for stock dividends, stock splits, and issuances of additional Class A ordinary shares.

Pursuant to the terms of the January Note and the January Warrant, the Company shall not effect a conversion of any portion of the January Note or an exercise of the January Warrant, to the extent that after giving effect to such conversion or exercise, as applicable, 3i would beneficially own in excess of 4.99% (or, at the option of 3i, 9.99%) of the Class A ordinary shares of the Company outstanding immediately after giving effect to such conversion.

On May 5, 2026, the Company delivered a notice of dilutive issuance to 3i, pertaining to certain outstanding senior convertible notes issued pursuant to the August Note SPA, notifying 3i that, in connection with the Company’s entry into a Facility Agreement (the “New Facility Agreement”), dated May 5, 2026, by and between the Company and Kaela Ritchie (the “Lender”), the conversion price of the senior convertible notes held by 3i will be reduced pursuant to the anti-dilution provisions set forth in Section 7(c) of the senior convertible notes such that the conversion price applicable to the senior convertible notes will be reduced to mean the lower of (A) 93% of the lowest volume weighted average price (VWAP) of the Company’s Class A ordinary shares during the three (3) trading days immediately preceding the date the conversion notice is delivered, but in no event lower than $0.50, and (B) $1.00, in each case as adjusted for stock splits, stock dividends, combinations, recapitalizations and similar events.

Ordinary Share Purchase Agreement and Registration Rights Agreement

On August 29, 2025, the Company entered into an Ordinary Share SPA with Tumim Stone Capital LLC., pursuant to which the Company may sell the VWAP Purchase Shares for up to an aggregate of $75 million to an investor at the Company’s option, subject to certain conditions, at a price per share equal to (i) 0.97 multiplied by the lowest daily volume-weighted average price (VWAP) of the Class A ordinary shares during the applicable VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA), provided that the parties to the Ordinary Share SPA may mutually agree to a different price if a Form F-3 is being used to register the VWAP Purchase Shares. In consideration for entering into the Ordinary Share SPA, on September 3, 2025, the Company issued to the investor 69,419 Commitment Shares.

Also on August 29, 2025, the Company entered into a Registration Rights Agreement with the investor requiring the Company to register for resale the VWAP Purchase Shares and the Commitment Shares. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the SEC within 30 calendar days after the date of the Registration Rights Agreement to register the resale of the VWAP Purchase Shares and the Commitment Shares and cause such registration statement to be effective within 60 calendar days after the date of the Registration Rights Agreement, if the registration statement is subject to review by the SEC, and if the Company has been notified by the SEC that c

On November 24, 2025, the parties amended the Ordinary Share SPA to provide that at the Company’s option, the Company may sell the VWAP Purchase Shares either (i) at a price per share equal to (x) 0.95, multiplied by (y) the lower of (A) the Closing Sale Price (as defined in the Ordinary Share SPA) on the applicable Trading Day (as defined in the Ordinary Share SPA)and (B) the VWAP on the applicable Trading Day during a one- (1-) day VWAP Purchase Valuation Period (as defined in the Ordinary Share SPA) or (ii) at a price per share equal to (x) 0.97, multiplied by (y) the lowest VWAP of the Class A ordinary shares during a three- (3-) day VWAP Purchase Valuation Period.

Additionally, the VWAP Purchase Maximum Amount (as defined in the Ordinary Share SPA) was amended to mean (a) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of one (1) Trading Day, such number of Class A ordinary shares equal to the lower of: (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.20; and (ii) the quotient obtained by dividing (A) $2,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date, and (b) with respect to a VWAP Purchase made pursuant to Section 3.1 where the VWAP Purchase Valuation Period consists of three (3) Trading Days, such number of Class A ordinary shares equal to the lower of (i) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Class A ordinary shares on the Trading Market (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (ii) the quotient obtained by dividing (A) $3,000,000, by (B) the VWAP on the VWAP Purchase Exercise Date (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided however, that the investor may waive this limit if Form F-3 is being used to register the Registrable Securities (as defined in the Registration Rights Agreement). All capitalized terms not defined in this paragraph shall have the meanings ascribed to them in the Ordinary Share SPA, as amended.

Purchase Agreement for the Mampon Gold and Copper Mining Lease in Ghana

On September 17, 2025, the Company entered into the Purchase Agreement with FGR-BPL to acquire up to a 90% interest in the Mampon Gold and Copper Mining Lease located in Ghana’s Ashanti Gold Belt. The closing conditions include requirements to comply with Ghana regulation, including the transfer of a 10% ownership interest in the Licensing Company (as defined in the Purchase Agreement).

All defined terms not defined in this section, “Information Not Required in this Prospectus—Purchase Agreement for the Mampon Gold and Copper Mining Lease in Ghana” shall have the meaning given to them in the Purchase Agreement.

FGR-BPL will receive two payment tranches:

First Tranche: Subject to closing conditions, including the approval of the licensing assignment by all relevant parties, including the government of Ghana, being met, the Company will pay $15 million to FGR-BPL for a 50% stake in the Licensing Company. The consideration will be paid by issuing 750,000 Class A ordinary shares to FGR-BPL. Following the expiry of ninety (90) consecutive trading days immediately after the First Tranche Completion, the number of First Tranche Consideration Shares shall be adjusted as follows:

●	if the VWAP Price over that period is less than $20.00 but not less than $10.00, Blue Gold will issue additional Class A ordinary shares to FGR-BPL as is necessary to ensure that the aggregate value of the First Tranche Consideration Shares (calculated by reference to the volume-weighted average price) equals $15 million;

●	if the VWAP Price is equal to or greater than $20.00, no additional Class A ordinary shares shall be issued and the First Tranche Consideration Shares shall be the 750,000 Class A ordinary shares; and

●	if the VWAP Price is less than $10.00, the maximum number of First Tranche Consideration Shares to be issued shall be 1,500,000 Class A ordinary shares.

Second Tranche: Structured as an option exercisable by the Company between 12 and 18 months following the date of the Purchase Agreement, independently verified resource upgrades in accordance with the standards of Regulation S-K 1300 of the Securities Act of 1933, as amended, above an initial threshold of 300,000 oz of gold will be paid for by the Company by issuing shares in accordance with the following value:

●	Up to $55 per ounce of gold (capped at 6 million ounces);

●	Up to $50 per ton of copper (capped at 4 million tons); and

●	if the option is exercised, FGR-BPL will transfer the remaining 50% stake of Licensing Company to the Company.

Entry into Exchange Agreements

On May 5, 2026, Company entered into two exchange agreements (each, an “Exchange Agreement,” and, together, the “Exchange Agreements”) with the Lender, pursuant to which the Company exchanged certain outstanding indebtedness owed to the Lender under two facility agreements for newly issued Class A ordinary shares of the Company.

Pursuant to the first Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement, dated January 10, 2026, in the aggregate amount of $2,042,132 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 2,042,132 Class A ordinary shares.

Pursuant to the second Exchange Agreement, dated May 5, 2026, the Company exchanged the entirety of its outstanding indebtedness under that certain Facility Agreement dated March 26, 2026, in the aggregate amount of $778,617 (reflecting all principal, plus all accrued and unpaid interest through the date of the Exchange Agreement), for 778,617 Class A ordinary shares.

Each exchange was effected in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act, with no commission or other remuneration paid in connection therewith. Pursuant to each Exchange Agreement, the Company has agreed to file, within sixty (60) days following May 5, 2026, a registration statement on Form F-1 (or another appropriate form) to register for resale the Class A ordinary shares issued in the exchanges, and to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable.

Item 8. Exhibits and Financial Statement Schedules

(a)	Exhibits

The following documents are filed as part of this Prospectus:

EXHIBIT INDEX

Exhibit Number	Description
2.1	Second Amended and Restated Business Combination Agreement, dated June 12, 2024, by and among Perception, the Company and BGHL (incorporated herein by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

2.2	Amendment Number 1 to Second Amended and Restated Business Combination Agreement, dated November 7, 2024, by and among Perception and BGHL (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

2.3	Amendment Number 2 to Second Amended and Restated Business Combination Agreement, dated January 8, 2025, by and among Perception and BGHL (incorporated herein by reference to Exhibit 2.3 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

2.4	Amendment Number 3 to Second Amended and Restated Business Combination Agreement, dated March 28, 2025, by and among Perception and BGHL(incorporated herein by reference to Exhibit 4.4 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

2.5	Amendment Number 4 to Second Amended and Restated Business Combination Agreement, dated April 30, 2025, by and among Perception and BGHL (incorporated herein by reference to Exhibit 4.5 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

2.6	Amendment Number 5 to Second Amended and Restated Business Combination Agreement, dated May 8, 2025, by and among Perception and BGHL(incorporated herein by reference to Exhibit 4.6 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

2.7	Amendment Number 6 to Second Amended and Restated Business Combination Agreement, dated June 10, 2025, by and among Perception and BGHL (incorporated herein by reference to Exhibit 4.7 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

2.8	Joinder Agreement, dated June 10, 2025, by and among Blue Merger Sub, BGHL, the Company and Perception (incorporated herein by reference to Exhibit 2.8 to the Company’s Periodic Report on Form 6-K, filed on June 25, 2025 (File No. 001-42717)).

2.9	Joinder Agreement, dated June 10, 2025, by and among Blue Cayman 2, BGHL, the Company and Perception (incorporated herein by reference to Exhibit 2.9 to the Company’s Periodic Report on Form 6-K, filed on June 25, 2025 (File No. 001-42717)).

3.1	Amended and Restated Memorandum and Articles of Association of Blue Gold Limited, dated March 30, 2026 (incorporated herein by reference to Exhibit 1.1 to the Company’s Report on Form 20-F, filed on April 28, 2026 (File No. 001-42717)).

4.1	Form of Senior Convertible Note (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form F-1, filed on September 13, 2025 (File No. 333-288744)).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the Company’s Registration Statement on Form F-1, filed on September 13, 2025 (File No. 333-288744)).

4.3	Convertible Promissory Note, dated as of June 25, 2025, by and among the Company and Loeb & Loeb LLP (incorporated by reference to Exhibit 4.17 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

4.4	Warrant issued by the Company to 3i, LP, dated January 23, 2026 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 6-K, filed on January 23, 2026).

4.5	Senior Convertible Note issued by the Company to 3i, LP, dated January 23, 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 6-K, filed on January 23, 2026).

4.6	Description of the rights of each class of securities registered under Section 12 of the Exchange Act (incorporated by reference to Exhibit 2.6 to the Company’s Report on Form 20-F, filed on April 28, 2026 (File No. 001-42717)).

5.1	Opinion of Mourant Ozannes (Cayman) LLP, Cayman Islands legal counsel (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

8.1	Opinion of Mourant Ozannes (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

10.1	Purchase and Assumption Agreement, dated January 27, 2024, by and among FGR Bogoso Prestea LTD, Blue Gold Bogoso Prestea LTD and Bogoso Streaming PLC (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.2	Royalty Agreement, dated January 27, 2024, by and among FGR Bogoso Prestea LTD, Blue Gold Bogoso Prestea LTD and Bogoso Streaming PLC (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.3	Amendment Agreement, dated March 28, 2024, by and among FGR Bogoso Prestea LTD, Blue Gold Bogoso Prestea LTD and Bogoso Streaming PLC (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.4	Gold Advance Payment Purchase Agreement, dated August 19, 2024, by and among Gerald Metals Sarl, Blue Gold Bogoso Prestea Ltd., BGHL, the Company and Blue International Holdings Limited (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.5	Second Amended and Restated Business Combination Agreement, dated June 12, 2024, by and among Perception, the Company and BGHL (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.6	Amendment Number 1 to Second Amended and Restated Business Combination Agreement, dated November 7, 2024, by and among Perception and BGHL (incorporated herein by reference to Exhibit 2.2 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.7	Amendment Number 2 to Second Amended and Restated Business Combination Agreement, dated January 8, 2025, by and among Perception and BGHL (incorporated by reference to Exhibit 2.3 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

10.8	Amendment Number 3 to Second Amended and Restated Business Combination Agreement, dated March 28, 2025, by and among Perception and BGHL (incorporated by reference to Exhibit 4.4 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.9	Amendment Number 4 to Second Amended and Restated Business Combination Agreement, dated April 30, 2025, by and among Perception and BGHL (incorporated by reference to Exhibit 4.5 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.10	Amendment Number 5 to Second Amended and Restated Business Combination Agreement, dated May 8, 2025, by and among Perception and BGHL (incorporated by reference to Exhibit 4.6 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.11	Amendment Number 6 to Second Amended and Restated Business Combination Agreement, dated June 10, 2025, by and among Perception and BGHL (incorporated by reference to Exhibit 4.7 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.12	Joinder Agreement, dated June 10, 2025, by and among Blue Merger Sub, BGHL, the Company and Perception (incorporated by reference to Exhibit 2.8 to the Company’s Periodic Report on Form 6-K, filed on June 25, 2025 (File No. 001-42717)).

10.13	Joinder Agreement, dated June 10, 2025, by and among Blue Cayman 2, BGHL, the Company and Perception (incorporated by reference to Exhibit 2.9 to the Company’s Periodic Report on Form 6-K, filed on June 25, 2025 (File No. 001-42717)).

10.14	Subscription Agreement, dated March 17, 2025, by and among Perception, the Company and Cibreo Partners LLC (incorporated by reference to Exhibit 4.19 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.15	Preferred Stock Purchase Agreement by and between the Company and BCMP Services Limited, dated April 9, 2025 (incorporated by reference to Exhibit 10.31 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.16	Letter of Appointment by and between the Company and Phil Newall, dated May 6, 2025 (incorporated by reference to Exhibit 10.34 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.17	Waiver Agreement, dated June 10, 2025, by and among BGHL and Perception (incorporated by reference to Exhibit 4.20 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.18	Assignment, Assumption and Amendment Agreement, dated June 25, 2025, by and among Perception, the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.16 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.19	Registration Rights Agreement, dated June 18, 2025, by and among BGHL, the Company, Perception, Perception Capital Partners IV LLC and the holders thereto (incorporated by reference to Exhibit 4.10 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.20	Registration Rights Agreement, dated as of June 25, 2025, by and among the Company and Loeb & Loeb LLP (incorporated by reference to Exhibit 4.18 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.21	Employment Agreement, dated June 24, 2025, by and among Andrew Cavaghan and the Company (incorporated by reference to Exhibit 4.21 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.22	Employment Agreement, dated June 25, 2025, by and among Lorenz Werndle and the Company (incorporated by reference to Exhibit 4.22 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.23	Form of Director Agreement (incorporated by reference to Exhibit 4.23 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.24	Form of Indemnification Agreement between the Company and its directors and executive officers (incorporated by reference to Exhibit 4.24 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.25	Form of Convertible Note Purchase Agreement, by and among BGHL and investors (incorporated by reference to Exhibit 4.25 to the Company’s Shell Company Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

10.26	Securities Purchase Agreement, by and among the Company and the buyer listed thereto, dated August 29, 2025 (incorporated by reference to Exhibit 10.17 to the Company’s Registration Statement on Form F-1/A, filed on September 15, 2025 (File No. 333-288744)).

10.27	Registration Rights Agreement, by and among the Company and the buyer listed thereto, dated August 29, 2025 (incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form F-1/A, filed on September 15, 2025 (File No. 333-288744)).

10.28	Ordinary Share Purchase Agreement, by and among the Company and investor, dated August 29, 2025 (incorporated by reference to Exhibit 10.19 to the Company’s Registration Statement on Form F-1/A, filed on September 15, 2025 (File No. 333-288744)).

10.29	Registration Rights Agreement, by and among the Company and Investor, dated August 29, 2025 (incorporated by reference to Exhibit 10.20 to the Company’s Registration Statement on Form F-1/A, filed on September 15, 2025 (File No. 333-288744)).

10.30	Amendment to Ordinary Share Purchase Agreement, by and among the Company and investor, dated November 24, 2025 (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form F-1/A, filed on February 5, 2026 (File No. 333-292509)).

10.31	Letter Agreement by and between the Company and 3i, LP, dated December 1, 2025 (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form F-1/A, filed on February 5, 2026 (File No. 333-292509)).

10.32	Omnibus Amendment by and between the Company and 3i, LP, dated January 23, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on January 23, 2026).

10.33	Agreement for the Sale and Purchase of the Mampon Gold Mine in Ghana, dated September 17, 2025, by and among the Company and FGR Bogoso Prestea Limited (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 6-K, filed on September 18, 2025 (File No. 001-42717)).

10.34	Loan Agreement, dated November 4, 2024, by and among the Company and City First Capital Pty Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on November 5, 2025 (File No. 001-42717)).

10.35	Amendment to Loan Agreement, effective November 17, 2025, by and between City First Capital Pty Ltd and Blue Gold Limited (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on November 18, 2025 (File No. 001-42717)).

10.36	Amendment to Loan Agreement, dated December 16, 2025, by and between City First Capital Pty Ltd and Blue Gold Limited (incorporated by reference to Exhibit 10.37 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.37	Securities Agreement by and between the Company and City First Capital LLC, dated November 27, 2025 (incorporated by reference to Exhibit 10.26 of the Company’s Registration Statement on Form F-1/A, filed on February 5, 2026 (File No. 333-292509)).

10.38	Gold Sale and Purchase Agreement by and between the Blue Goldmine FZCO and the Seller, dated December 1, 2025 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on December 3, 2025 (File No.001-42717)).

10.39	Trading Facility Agreement by and between Blue Goldmine FZCO, Blue Gold Limited and the Lender, dated December 1, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K, filed on December 3, 2025 (File No.001-42717)).

10.40	Securities Agreement by and between the Company and Phil Newall, dated December 12, 2025 (incorporated by reference to Exhibit 10.27 of the Company’s Registration Statement on Form F-1/A, filed on February 5, 2026 (File No. 333-292509)).

10.41	Securities Agreement by and between the Company and BCMP Services Limited, dated December 12, 2025 (incorporated by reference to Exhibit 10.28 of the Company’s Registration Statement on Form F-1/A. filed on February 5. 2026 (File No. 333-292509)).

10.42	Securities Agreement by and between the Company and Sameer Salgar, dated December 12, 2025 (incorporated by reference to Exhibit 10.29 of the Company’s Registration Statement on Form F-1/A filed on February 5. 2026 (File No. 333-292509)).

10.43	Securities Agreement by and between the Company and Think Katalyst LLC, dated December 12, 2025 (incorporated by reference to Exhibit 10.30 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.44	Consultancy Services Agreement by and between the Company and Sameer Salgar, dated September 1, 2025 (incorporated by reference to Exhibit 10.32 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.45	Consultancy Services Agreement by and between the Company and Think Katalyst LLC, dated November 4, 2025 (incorporated by reference to Exhibit 10.33 of the Company’s Registration Statement on Form F-1/A filed on February 5, 2026 (File No. 333-292509)).

10.46	Facility Agreement by and between the Company and Kaela Ritchie, dated January 10, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on January 14, 2026 (File No. 001-42717)).

10.47	Securities Purchase Agreement by and between the Company and Purchaser, dated February 23, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on February 26, 2026 (File No. 001-42717)).

10.48	Facility Agreement by and between the Company and Kaela Ritchie, dated March 26, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on March 31, 2026 (File No. 001-42717)).

10.49	Facility Agreement by and between the Company and Kaela Ritchie, dated May 5, 2026 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 6-K, filed on May 6, 2026 (File No. 001-42717).

10.50	Exchange Agreement by and between the Company and Kaela Ritchie, dated May 5, 2026 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 6-K, filed on May 6, 2026 (File No. 001-42717).

10.51	Exchange Agreement by and between the Company and Kaela Ritchie, dated May 5, 2026 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 6-K, filed on May 6, 2026 (File No. 001-42717).

21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 8.1 to the Company’s Report on Form 20-F, filed on July 1, 2025 (File No. 001-42717)).

23.1	Consent of Lao Professionals, independent registered public accounting firm of Blue Gold Limited (incorporated by reference to Exhibit 23.1 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

23.2	Consent of PKF Littlejohn LLP, independent registered public accounting firm of Blue Gold Limited and BGHL (incorporated by reference to Exhibit 23.2 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

23.3	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 5.1).

23.4	Consent of Kimathi & Partners, Corporate Attorneys (incorporated by reference to Exhibit 23.4 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

23.5	Consent of SLR Consulting Ltd. (formerly Wardell Armonstrong International) in connection with Technical Report Summary (incorporated by reference to Exhibit 23.5 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

23.6	Consent of Dr. John Arthur in connection with Technical Report Summary (incorporated by reference to Exhibit 23.6 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

23.7	Consent of Pannell Kerr Forster of Texas P.C., independent registered public accounting firm of Blue Gold Limited and BGHL (incorporated by reference to Exhibit 23.7 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

24.1	Power of Attorney (included in the signature page to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

96.1	Technical Report Summary (incorporated herein by reference to Exhibit 96.1 to the Company’s Registration Statement on Form F-4/A, filed on February 3, 2025 (File No. 333-280195)).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form F-1, filed on May 6, 2026 (File No. 333-295618)).

*	Filed herewith.

(b)	Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Prospectus:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that Blue Gold Limited includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands on this 20th day of May, 2026.

BLUE GOLD LIMITED

By:	/s/ Andrew Cavaghan
	Name:	Andrew Cavaghan
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons for Blue Gold Limited in the capacities indicated, on the dates indicated.

Signature	Title	Date

/s/ Andrew Cavaghan	Chief Executive Officer and Director (principal executive officer)	May 20, 2026
Andrew Cavaghan

*	Chief Financial Officer (principal financial officer)	May 20, 2026
Lorenz Werndle

*	Non-Executive Chairman and Non-Executive Director	May 20, 2026
Daniel Owiredu

*	Non-Executive Director	May 20, 2026
David Edward

*	Non-Executive Director	May 20, 2026
Phil Newall

*	Non-Executive Director	May 20, 2026
Candice Beaumont

*	Non-Executive Director	May 20, 2026
Tao Tan

* By:	/s/ Andrew Cavaghan
Andrew Cavaghan
Attorney-in-Fact

Authorized Representative in the United States

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Blue Gold Limited, has signed this Registration Statement in the United States, on May 20, 2026.

BLUE GOLD LIMITED

By:	/s/ Tao Tan
	Name:	Tao Tan
	Title:	Authorized Representative in the United States